EXHIBIT 4(d)

AGENCY AGREEMENT

relating to

B OF A ISSUANCE B.V.

U.S. $6,000,000,000

Structured Securities Program

among

B OF A ISSUANCE B.V.

as Issuer

and

BANK OF AMERICA CORPORATION

as Guarantor

and

THE BANK OF NEW YORK

as Principal Agent

and

THE BANK OF NEW YORK (LUXEMBOURG) S.A.

as Paying Agent and Luxembourg Listing Agent

DATED AS OF JANUARY 16, 2007

INDEX

Clause		Page
1.	Definitions and Interpretation	1
2.	Appointments of Principal Agent, Paying Agents, Luxembourg Listing Agent, Delivery Agent and Calculation Agent	5
3.	Issue of Temporary Global Notes, Temporary Global Certificates and Permanent Global Warrants	6
4.	Determination of Exchange Date, Issue of Permanent Global Notes, Permanent Global Certificates or Definitive Securities and Determination of Restricted Period	7
5.	Issue of Definitive Securities	9
6.	Terms of Issue	10
7.	Payments and Deliveries	10
8.	Determinations and Notifications in Respect of Securities	13
9.	Notice of Any Withholding or Deduction	14
10.	Optional Early Redemption, Put Notices, Certificate Settlement Notices, Asset Transfer Notices and Exercise Notices	14
11.	Receipt and Publication of Notices; Receipt of Certificates	17
12.	Cancellation of Securities, Receipts, Coupons and Talons	17
13.	Issue of Replacement Securities, Receipts, Coupons and Talons	18
14.	Copies of Documents Available for Inspection	19
15.	Meetings of Holders	19
16.	Repayment by the Agent	19
17.	Conditions of Appointment	20
18.	Communication Between the Parties	20
19.	Changes in Agent and Paying Agents	21
20.	Merger and Consolidation	22
21.	Notification of Changes to Paying Agents	22
22.	Change of Specified Office	23
23.	Notices	23
24.	Taxes and Stamp Duties	24
25.	Commissions, Fees and Expenses	24
26.	Indemnity	24
27.	Reporting	25
28.	Governing Law	25
29.	Amendments	26
30.	Descriptive Headings	26
31.	Counterparts	26

Schedule 1	—	Form of Temporary Global Note
Schedule 2	—	Form of Permanent Global Note
Schedule 3	—	Form of Definitive Note
Schedule 4	—	Form of Temporary Global Certificate
Schedule 5	—	Form of Permanent Global Certificate
Schedule 6	—	Form of Definitive Certificate
Schedule 7	—	Form of Permanent Global Warrant
Schedule 8	—	Form of Definitive Warrant
Schedule 9	—	Form of Coupon
Schedule 10	—	Form of Receipt
Schedule 11	—	Form of Talon
Schedule 12-1	—	Terms and Conditions of the Notes
Schedule 12-2	—	Terms and Conditions of the Instruments
Schedule 12-3	—	Product Annexes
Schedule 13	—	Form of Certificate to be Presented by Euroclear or Clearstream, Luxembourg

i

Schedule 14	—	Form of Certificate of Beneficial Owner
Schedule 15	—	Provision for Meetings of Holders
Schedule 16	—	Form of Put Notice
Schedule 17	—	Form of Asset Transfer Notice
Schedule 18	—	Form of Exercise Notice
Schedule 19	—	Form of Certificate Settlement Notice
Schedule 20	—	Form of Calculation Agency Agreement
Schedule 21	—	Form of Delivery Agency Agreement

ii

THIS AGENCY AGREEMENT (this “Agreement”) dated as of January 16, 2007 is made by and among:

(i)	B of A Issuance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Issuer”);

(ii)	Bank of America Corporation, a Delaware corporation (the “Guarantor,” and together with the Issuer, the “Offerors”);

(iii)	The Bank of New York, a national banking association organized under the laws of the United States (the “Agent” and the “Principal Agent”); and

(iv)	The Bank of New York (Luxembourg) S.A., a société anonyme organized under the laws of Luxembourg (the “Paying Agent” and the “Luxembourg Listing Agent”).

WHEREAS, the Issuer proposes to issue Notes, Certificates and Warrants (the “Securities”), in an amount up to U.S. $6,000,000,000 (or its equivalent in other currencies) outstanding at any one time (calculated in accordance with the provisions of Clause 8(7) hereto), as provided in a Program Agreement of even date (as amended and supplemented from time to time, the “Program Agreement”) by and among the Issuer, the Guarantor and Banc of America Securities Limited (the “Arranger”) and as described in a Base Prospectus (as defined in the Program Agreement);

WHEREAS, the Securities will be guaranteed by the Guarantor as provided in the senior guarantee agreement and the subordinated guarantee agreement (the “Guarantees”) in favor of holders of the Securities executed by the Guarantor of even date;

WHEREAS, the Securities will be issued in the denominations and amounts specified in the applicable Final Terms (as defined in the Program Agreement); and

WHEREAS, unless otherwise determined by the Issuer and specified in the applicable Final Terms, beneficial interests in each Tranche of Notes and Certificates initially will be represented by a Temporary Global Security, exchangeable, as provided in such Temporary Global Security, for beneficial interests in a Permanent Global Security, beneficial interests in each Tranche of Warrants initially will be represented by a Permanent Global Security, and beneficial interests in a Global Security may be exchangeable for Definitive Securities, in each case, as further described herein and in accordance with the terms of the Global Securities.

NOW, THEREFORE, it is agreed as follows:

1.	Definitions and Interpretation

(1) Terms and expressions defined in the Program Agreement or the Securities or used in the applicable Conditions shall have the same meanings in this Agreement, except where the context requires otherwise.

(2) Without prejudice to the foregoing in this Agreement:

“Affiliate” means, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the person;

“Calculation Agency Agreement” means the Calculation Agency Agreement, of even date herewith, among the Issuer, the Guarantor and one or more agents named as such therein, as Calculation Agent (the “Calculation Agent”), substantially in the form set out in Schedule 20 hereto;

“Certificate” means any certificate issued or to be issued by the Issuer pursuant to this Agreement and includes the Global Certificates, as well as any applicable Registered Certificates, Definitive Certificates and Coupons;

“CGN” and “Classic Global Note” mean a Temporary Global Note in the form set out in Schedule 1 hereto or a Permanent Global Note in the form set out in Schedule 2 hereto, in either case where the applicable Final Terms specify the Notes as being in CGN form;

“Coupons” means the interest coupons substantially in the form set out in Schedule 9 hereto (or in such other form as may be agreed between the Issuer, the Guarantor, the Agent and the relevant Dealer) which are or will be attached to an interest-bearing Definitive Security, if issued, on issue;

“Definitive Certificate” means a Certificate in definitive form substantially in the form set out in Schedule 6 hereto (or in such other form as may be agreed between the Issuer, the Guarantor, the Agent and the relevant Dealer) issued or to be issued under certain circumstances pursuant hereto;

“Definitive Note” means a Note in definitive form substantially in the form set out in Schedule 3 hereto (or in such other form as may be agreed between the Issuer, the Guarantor, the Agent and the relevant Dealer) issued or to be issued under certain circumstances pursuant hereto;

“Definitive Security” means a Definitive Certificate, Definitive Note or Definitive Warrant;

“Definitive Warrant” means a Warrant in definitive form substantially in the form set out in Schedule 8 hereto (or in such other form as may be agreed between the Issuer, the Guarantor, the Agent and the relevant Dealer) issued or to be issued under certain circumstances pursuant hereto;

“Delivery Agency Agreement” means the Delivery Agency Agreement, of even date herewith, among the Issuer, the Guarantor and one or more agents named as such therein, as Delivery Agent (the “Delivery Agent”), substantially in the form set out in Schedule 21 hereto;

“Eurosystem-eligible NGN” means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

“Global Certificate” means a Temporary Global Certificate or a Permanent Global Certificate;

“Global Note” means a Temporary Global Note or a Permanent Global Note;

“Global Security” means a Temporary Global Security or a Permanent Global Security;

“Instruments” means, collectively, the Certificates and the Warrants;

“NGN” and “New Global Note” mean a Temporary Global Note in the form set out in Schedule 1 hereto or a Permanent Global Note in the form set out in Schedule 2 hereto, in either case where the applicable Final Terms specify the Notes as being in NGN form;

“Note” means any note issued or to be issued by the Issuer pursuant to this Agreement and includes the Global Notes, as well as any applicable Registered Notes, Definitive Notes and Coupons;

“outstanding” means, in relation to the Securities, all the Securities issued other than (a) those which have been redeemed in accordance with the applicable Conditions, (b) those in respect of which the redemption date in accordance with the Conditions has occurred and the redemption consideration (including any interest accrued on such Securities (if the Securities are Notes or Certificates) to the date for such redemption and any interest or other amounts payable or deliverable under the Conditions after such date) have been duly paid to the Principal Agent as provided in this Agreement or delivered pursuant to the Delivery Agency Agreement and remain available for payment or delivery against presentation and surrender of Securities and/or Receipts and/or Coupons, as the case may be, (c) those which have become void under General Note Condition 8 or General Instrument Condition 15, (d) those which have been purchased and canceled as provided in General Note Condition 6 or General Instrument Condition 11 (or as otherwise provided in the applicable Global Security), (e) those mutilated or defaced Securities which have been surrendered in exchange for replacement Securities pursuant to General Note Condition 10 or General Instrument Condition 16, (f) (for purposes only of determining how many Securities are outstanding and without prejudice to their status for any other purpose) those Securities alleged to have been lost, stolen or destroyed and in respect of which replacement Securities have been issued pursuant to General Note Condition 10 and General Instrument Condition 16, (g) any Temporary Global Security to the extent that it shall have been exchanged for a Permanent Global Security, in each case pursuant to their respective provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Holders and (ii) the determination of how many Securities are outstanding for the purposes of Schedule 15, those Securities which are beneficially held by, or are held on behalf of, the Issuer or any of its Affiliates shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agents” means the Principal Agent and the Paying Agent referred to above and such other paying Agent or Agents as may be appointed from time to time hereunder;

“Permanent Global Certificate” means a permanent global certificate substantially in the form set out in Schedule 5 hereto (or in such other form as may be agreed between the Issuer, the Guarantor, the Agent and the relevant Dealer) issued or to be issued (if indicated in the applicable Final Terms or Securities Note) by the Issuer pursuant to this Agreement in exchange for the Temporary Global Certificate issued in respect of Certificates of the same Series;

“Permanent Global Note” means a permanent global note substantially in the form set out in Schedule 2 hereto (or in such other form as may be agreed between the Issuer, the Guarantor, the Agent and the relevant Dealer) issued or to be issued (if indicated in the applicable Final Terms or Securities Note) by the Issuer pursuant to this Agreement in exchange for the Temporary Global Note issued in respect of Notes of the same Series;

“Permanent Global Security” means a Permanent Global Note, Permanent Global Certificate or Permanent Global Warrant;

“Permanent Global Warrant” means a permanent global warrant substantially in the form set out in Schedule 7 hereto (or in such other form as may be agreed between the Issuer, the Guarantor, the Agent and the relevant Dealer) issued or to be issued (if indicated in the applicable Final Terms or Securities Note) by the Issuer pursuant to this Agreement;

“Registered Certificate” means a Certificate in registered form and as to which the Issuer and the Guarantor will appoint a transfer agent, paying agent and registrar, all as more fully described in the applicable Final Terms or Securities Note;

“Registered Note” means a Note in registered form and as to which the Issuer and the Guarantor will appoint a transfer agent, paying agent and registrar, all as more fully described in the applicable Final Terms or Securities Note;

“Registered Security” means a Registered Note, Registered Certificate or Registered Warrant;

“Registered Warrant” means a Warrant in registered form and as to which the Issuer and the Guarantor will appoint a transfer agent, paying agent and registrar, all as more fully described in the applicable Final Terms or Securities Note;

“Restricted Period” shall be determined as set forth in Clause 4(2), unless otherwise indicated;

“Temporary Global Certificate” means a temporary global certificate substantially in the form set out in Schedule 4 hereto (or in such other form as may be agreed between the Issuer, the Guarantor, the Agent and the relevant Dealer) initially representing Certificates issued or to be issued pursuant to this Agreement and issued in respect of the Certificates of the same Tranche;

“Temporary Global Note” means a temporary global note substantially in the form set out in Schedule 1 hereto (or in such other form as may be agreed between the Issuer, the Guarantor, the Agent and the relevant Dealer) initially representing Notes issued or to be issued pursuant to this Agreement and issued in respect of Notes of the same Tranche;

“Temporary Global Security” means a Temporary Global Note or a Temporary Global Certificate;

“U.S. person” shall, unless otherwise indicated, have the meaning set forth in Regulation S under the U.S. Securities Act of 1933, as amended; and

“Warrant” means any warrant issued or to be issued by the Issuer pursuant to this Agreement and includes the Global Warrants, as well as any applicable Registered Warrants and Definitive Warrants.

(3) The term “Securities” as used in this Agreement shall include the Temporary Global Security and the Permanent Global Security, Definitive Security, Registered Security and Coupons, as applicable. The term “Global Security” as used in this Agreement shall include both the Temporary Global Security and the Permanent Global Security, as applicable, each of which is a “Global Security.” The term “Holders” shall have the same meaning in this Agreement as given in the General Note Conditions or the General Instrument Conditions, as applicable.

(4) For purposes of this Agreement, the Securities of each Series shall form a separate series of Securities and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Securities of each Series and in such provisions the expressions “Securities,” “Holders,” “Receipts,” “Receiptholders,” “Coupons,” “Couponholders,” “Talons” and “Talonholders” shall be construed accordingly.

(5) All references in this Agreement to principal, interest or to any moneys payable or amounts deliverable by the Issuer in respect of the Securities under this Agreement shall have the meaning set out in General Note Condition 5 or General Instrument Condition 12, as applicable.

(6) All references in this Agreement to the “relevant currency” shall be construed as references to the currency in which the relevant Securities and/or Coupons are denominated (or payable in the case of Certificates and Warrants payable in cash and Dual Currency Notes).

(7) In this Agreement, Clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement. All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted or to any statutory instrument, order or regulation made thereunder or under such re-enactment.

(8) All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Program Agreement, the Securities, the Guarantees, the Delivery Agency Agreement, the Calculation Agency Agreement and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied or supplemented from time to time.

(9) Any references herein to Euroclear or Clearstream, Luxembourg shall be deemed to include, whenever the context permits, a reference to any additional or alternative clearance system approved by the Issuer, the Guarantor and the Agent. References to the “records” of Euroclear and Clearstream, Luxembourg shall be to the records that each of such entities holds for its customers, which reflect the amount of such customer’s interest in the Securities.

2.	Appointments of Principal Agent, Paying Agents, Luxembourg Listing Agent, Delivery Agent and Calculation Agent

(1) The Offerors hereby appoint The Bank of New York as principal agent, and The Bank of New York hereby acknowledges its acceptance of such appointment as principal agent of the Issuer, upon the terms and subject to the conditions set out below, for the purposes of:

(a) completing, authenticating and delivering Global Securities and (if required) authenticating and delivering Definitive Securities;

(b) giving effectuation instructions in respect of each Global Note which is an Eurosystem-eligible NGN;

(c) exchanging Temporary Global Notes for Permanent Global Notes or Definitive Notes, as the case may be, and exchanging Temporary Global Certificates for Permanent Global Certificates or Definitive Certificates, as the case may be, any such exchange to be made in accordance with the terms of such Temporary Global Note or Temporary Global Certificate and, in respect of such exchange, (i) making all notations on Global Notes which are CGNs or Global Certificates, as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are NGNs;

(d) under certain circumstances, exchanging Permanent Global Securities for Definitive Securities in accordance with the terms of such Permanent Global Securities and, in respect of such exchange, (i) making all notations on Permanent Global Securities which are CGNs or Instruments, as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Permanent Global Notes which are NGNs;

(e) paying sums due on Global Securities and Definitive Securities, Receipts and Coupons and instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are NGNs (as provided in this Agreement);

(f) determining the end of the Restricted Period applicable to each Tranche;

(g) arranging on behalf of the Offerors for notices to be communicated to the Holders;

(h) preparing and sending any required periodic reports to the Ministry of Finance of Japan (the “MoF”), or any other appropriate regulatory authority and, subject to confirmation from the Issuer and/or the Guarantor for the need for such further reporting, ensuring that all necessary action is taken to comply with any reporting requirements of any competent authority of any relevant currency as may be in force from time to time with respect to the Securities to be issued under the Program;

(i) subject to the Procedures Memorandum, submitting to the appropriate stock exchange such number of copies of each Final Terms which relate to Securities which are to be listed on that stock exchange as it may reasonably require;

(j) receiving notice from Euroclear or Clearstream, Luxembourg relating to the certifications of non-United States beneficial ownership of the Securities; and

(k) performing all other obligations and duties imposed upon it by the applicable Conditions, this Agreement or as may be agreed between the Offerors and the Agent in connection with a particular Series or Tranche of Securities.

(2) The Offerors, in their discretion, may appoint (or remove) one or more agents outside the United States and its possessions (each, a “Paying Agent”) for the payment (subject to applicable laws and regulations) of the principal of, any interest, other amounts payable and Additional Amounts, if any (as defined in General Note Condition 6 and General Instrument Condition 13, as applicable), on the Notes and Certificates. The Offerors hereby appoint The Bank of New York (Luxembourg) S.A., at its office in Luxembourg at Aerogolf Center, 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg, as Paying Agent in Luxembourg. The Bank of New York (Luxembourg) S.A. is also hereby appointed as Luxembourg Listing Agent for purposes of the Securities. Upon its written acceptance of such appointment or execution of a copy of this Agreement, each Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority, acceptable to it, to act on behalf of the Offerors as the Offerors hereafter may grant to or confer upon it in writing. As used herein, “paying agencies” shall mean paying agencies maintained by a Paying Agent on behalf of the Offerors as provided elsewhere herein.

(3) The Offerors will appoint one or more agents to make certain calculations with respect to the Securities (the “Calculation Agent”) pursuant to the Conditions, substantially in the form of the Calculation Agency Agreement.

(4) The Offerors will appoint one or more agents to deliver relevant Physical Delivery Amount(s) with respect to Physical Delivery Securities (the “Delivery Agent”) pursuant to the Conditions, substantially in the form of the Delivery Agency Agreement.

(5) In relation to each issue of Eurosystem-eligible NGNs, the Issuer hereby authorizes and instructs the Agent to elect, as directed by the Issuer, Euroclear or Clearstream, Luxembourg as common safekeeper. From time to time, the Offerors and the Agent may agree to vary this election. Each Offeror acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue and agrees that no liability shall attach to the Agent in respect of any such election made by it.

(6) The obligations of the Paying Agents under this Agreement shall be several and not joint.

3.	Issue of Temporary Global Notes, Temporary Global Certificates and Permanent Global Warrants

(1) Subject to sub-clause (2), following receipt of a notification from the Issuer in respect of an issue of Securities (such notification being by receipt of a confirmation (a “Confirmation”), substantially in the applicable form set out in the Procedures Memorandum), the Agent will take the steps required of the Agent in the Procedures Memorandum. For this purpose the Agent is hereby authorized on behalf of the Issuer:

(a) to prepare a Temporary Global Security in accordance with such Confirmation by attaching a copy of the applicable Final Terms to a copy of the relevant master Temporary Global Security;

(b) to prepare a Permanent Global Warrant in accordance with such Confirmation by attaching a copy of the applicable Final Terms to a copy of the relevant master Permanent Global Warrant;

(c) to authenticate (or cause to be authenticated) such Temporary Global Security or Permanent Global Warrant;

(d) to deliver the Temporary Global Security or Permanent Global Warrant, as applicable, to the specified common depositary (in the case of a Temporary Global Note which is a CGN, a Global Certificate or a Global Warrant) or specified common safekeeper (if the Temporary Global Note is a NGN) for Euroclear and Clearstream, Luxembourg and (i) in the case of an issue of a Temporary Global Note which is a CGN, a Global Certificate or a Global Warrant, to instruct Euroclear or Clearstream, Luxembourg, as the case may be, unless otherwise agreed in writing between the Agent and the Issuer, (A) in the case of an issue of Securities on a non-syndicated basis, to credit the applicable Securities represented by such Global Security, to the Agent’s distribution account, and (B) in the case of an issue of Securities on a syndicated basis, to hold such Securities pursuant to the Issuer’s order, and (ii) in the case of a Temporary Global Note which is a Eurosystem-eligible NGN, to instruct the common safekeeper to effectuate the same;

(e) to ensure that the Securities of each Tranche are assigned a common code (“Common Code”) and International Security Identification Number (“ISIN”) by Euroclear and Clearstream, Luxembourg which in the case of Notes or Certificates, are different from the Common Code and ISIN assigned to any other Tranche of the same Series until 40 calendar days after the completion of the distribution of the Notes or Certificates, as applicable, of such Tranche as notified by the Agent to the relevant Dealer; and

(f) if the Temporary Global Note is a NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Notes.

(2) The Agent shall only be required to perform its obligations under sub-clause (1) if it holds:

(a) master Temporary Global Securities or master Permanent Global Warrants, as the case may be, duly executed by a person or persons authorized to execute the same on behalf of the Issuer, which may be used by the Agent for the purpose of preparing Temporary Global Securities in accordance with Clause 3(1)(a) or Permanent Global Warrants in accordance with Clause 3(1)(b); and

(b) master Permanent Global Notes or master Permanent Global Certificates, duly executed by a person or persons authorized to execute the same on behalf of the Issuer, which may be used by the Agent for the purpose of preparing Permanent Global Notes and Permanent Global Certificates in accordance with Clause 4 below.

(3) The Agent will provide Euroclear and/or Clearstream, Luxembourg with the notifications, instructions or other information to be given by the Agent to Euroclear and/or Clearstream, Luxembourg in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg.

4.	Determination of Exchange Date, Issue of Permanent Global Notes, Permanent Global Certificates or Definitive Securities and Determination of Restricted Period

(1)(a) The Agent shall determine the Exchange Date for each Temporary Global Note or Temporary Global Certificate, as applicable, or portion thereof, in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche, the Agent shall notify such determination to the Issuer, the relevant Dealer, Euroclear and Clearstream, Luxembourg.

(b) The Agent shall deliver, upon notice from Euroclear or Clearstream, Luxembourg, a Permanent Global Note, Permanent Global Certificate, Definitive Notes or Definitive Certificates, as the case may be, in accordance with the terms of the Temporary Global Note or Temporary Global Certificate, as applicable, in each case against certification of non-U.S. beneficial ownership as required by U.S. Treasury Regulations unless such certification has already been given. Upon any such exchange of a portion of a Temporary Global Note or Temporary Global Certificate for an interest in a Permanent Global Note or Permanent Global Certificate, as the case may be, the Agent is hereby authorized on behalf of the Issuer:

(i) for the first Tranche of any Series of Notes or Certificates, to prepare and complete a Permanent Global Note or Permanent Global Certificate, as applicable, in accordance with the terms of the Temporary Global Notes or Temporary Global

Certificates applicable to such Tranche by attaching a copy of the applicable Final Terms to a copy of the relevant master Permanent Global Note or Permanent Global Certificate, as applicable;

(ii) for the first Tranche of any Series of Notes, where the Permanent Global Note is a CGN, or Certificates, to authenticate such Permanent Global Note or Permanent Global Certificate, as applicable;

(iii) for the first Tranche of any Series of Notes, where the Permanent Global Note is a CGN, or Certificates, to deliver such Permanent Global Note or Permanent Global Certificate, as applicable, to the common depositary which is holding the Temporary Global Note or Temporary Global Certificate applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg either in exchange for such Temporary Global Note or Temporary Global Certificate, as applicable, or, in the case of a partial exchange, on entering details of such partial exchange of the Temporary Global Note or Temporary Global Certificate in the relevant spaces in Schedule 2 of both the Temporary Global Note and the Permanent Global Note or the Temporary Global Certificate and the Permanent Global Certificate, as applicable, and in either case against receipt from the common depositary of confirmation that such common depositary is holding the Permanent Global Note or Permanent Global Certificate, as applicable, in safe custody for the account of Euroclear and/or Clearstream, Luxembourg;

(iv) for the first Tranche of any Series of Notes where the Permanent Global Note is a NGN, to deliver such Permanent Global Note to the common safekeeper which is holding the Temporary Global Note representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to effectuate (in the case of a Permanent Global Note which is a Eurosystem-eligible NGN) and to hold on behalf of the Issuer pending its exchange for the Temporary Global Note;

(v) in the case of a subsequent Tranche of any Series of Notes, where the Permanent Global Note is a CGN, or Certificates, to attach a copy of the applicable Final Terms to the Permanent Global Note or Permanent Global Certificate applicable to the relevant Series and to enter details of any exchange in whole or part as stated above; and

(vi) in the case of a subsequent Tranche of any Series of Notes where the Permanent Global Note is a NGN, to deliver the applicable Final Terms to the specified common safekeeper for attachment to the Permanent Global Note applicable to the relevant Series.

(2)(a) For a Tranche in respect of which there is only one Dealer, the Agent will determine the end of the Restricted Period in respect of such Tranche as being the fortieth calendar day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes or Certificates of that Tranche was completed.

(b) For a Tranche in respect of which there is more than one Dealer but is not issued on a syndicated basis, the Agent will determine the end of the Restricted Period in respect of such Tranche as being the fortieth calendar day following the latest of the dates certified by all the relevant Dealers to the Agent as being the respective dates as of which distribution of the Notes or Certificates of that Tranche purchased by each such Dealer was completed.

(c) For a Tranche issued on a syndicated basis, the Agent will determine the end of the Restricted Period in respect of such Tranche as being the fortieth calendar day following the date certified by the Lead Manager to the Agent as being the date as of which distribution of the Notes or Certificates of that Tranche was completed.

(d) Forthwith upon determining the end of the Restricted Period in respect of any Tranche, the Agent shall notify such determination to the Issuer, the Guarantor and the relevant Dealer or the Lead Manager in the case of a syndicated issue.

(3) Upon any exchange of all or a part of an interest in a Temporary Global Note or a Temporary Global Certificate for an interest in a Permanent Global Note or a Permanent Global Certificate, as applicable, or upon any exchange of all or a part of an interest in a Global Security for Definitive Securities, the Agent shall (i) procure that the relevant Global Security shall, if it is a CGN or an Instrument, be endorsed by or on behalf of the Agent to reflect the reduction of its nominal amount by the aggregate nominal amount so exchanged and, where applicable, the Permanent Global Security shall be endorsed by or on behalf of the Agent to reflect the increases in its nominal amount as a result of any exchange for an interest in the Temporary Global Note or Temporary Global Certificate, as applicable, or (ii) in the case of any Global Note which is a NGN, instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange. Until exchanged in full, the Holder of an interest in any Global Security shall in all respects be entitled to the same benefits under this Agreement as the Holder of Definitive Securities (and if applicable, Receipts and Talons) authenticated and delivered under this Agreement, subject as set out in the Conditions. The Agent is authorized on behalf of the Issuer and instructed (a) in the case of any Global Note which is a CGN or in the case of a Certificate, to endorse or to arrange for the endorsement of the relevant Global Security to reflect the reduction in the nominal amount represented by it by the amount so exchanged and, if appropriate, to endorse the Permanent Global Security to reflect any increase in the nominal amount represented by it and, in either case, to sign in the relevant space on the relevant Global Security recording the exchange and reduction or increase, (b) in the case of any Global Note which is a NGN, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange and (c) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Security.

(4) Where the Agent delivers any authenticated Global Note to a common safekeeper for effectuation using electronic means, it is authorized and instructed to destroy the Global Note retained by it following its receipt of confirmation from the common safekeeper that the relevant Global Note has been effectuated.

(5) Any exchange of all or a part of an interest in a Temporary Global Note or Temporary Global Security for an interest in a Permanent Global Note or Permanent Global Security, as applicable, or any exchange of all or a part of an interest in a Global Security for Definitive Securities shall be made only outside the United States and its possessions.

5.	Issue of Definitive Securities

(1) Interests in a Global Security will be exchangeable for Definitive Securities with Coupons, if any, attached: (i) as to Permanent Global Notes or Permanent Global Certificates in bearer form, on not less than 60 calendar days’ written notice from Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any Holder of an interest in the applicable Global Security), (ii) in the case of Global Notes, if an Event of Default (as defined in the Conditions) occurs and is continuing, (iii) if the Issuer is notified that either Euroclear or Clearstream, Luxembourg has been closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory or otherwise) after the original issuance of the Securities or has announced an intention permanently to cease business or has in fact done so and no alternative clearance system approved by the Holders is available, or (iv) if the Issuer, after notice to the Agent, determines to issue the applicable Securities in Definitive form. Upon the occurrence of these events, the Agent shall deliver the relevant Definitive Securities in accordance with the terms of the relevant Global Security. For this purpose, the Agent is hereby authorized on behalf of the Issuer:

(a) to authenticate such Definitive Securities in accordance with the provisions of this Agreement; and

(b) to deliver such Definitive Securities to or to the order of Euroclear, Clearstream, Luxembourg and/or the requesting Holder(s), as applicable, in exchange for such Global Security.

The Agent shall notify the Issuer forthwith upon receipt of a written request for issue of Definitive Securities in accordance with the provisions of a Global Security and this Agreement (and the aggregate amount of such Temporary Global Note, Temporary Global Certificate or Permanent Global Security, as the case may be, to be exchanged in connection therewith).

(2) The Issuer undertakes to deliver to the Agent sufficient numbers of executed Definitive Securities with, if applicable, Receipts, Coupons and Talons attached to enable the Agent to comply with its obligations under this Clause 5.

6.	Terms of Issue

(1) The Agent shall cause all Temporary Global Securities, Permanent Global Securities and Definitive Securities that are delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Securities are issued only in accordance with the provisions of this Agreement and the relevant Global Security and Conditions.

(2) Subject to the procedures set out in the Procedures Memorandum, for the purposes of Clause 3(1), the Agent is entitled to treat a telephone, telex, e-mail or facsimile communication from a person purporting to be (and who the Agent believes in good faith to be) the authorized representative of the Issuer named in the lists referred to in, or notified pursuant to, Clause 17(7) as sufficient instructions and authority of the Issuer for the Agent to act in accordance with Clause 3(1).

(3) If a person who has signed on behalf of the Issuer any Security not yet issued but held by the Agent in accordance with Clause 3(1) ceases to be authorized as described in Clause 17(7), the Agent (unless the Issuer gives notice to the Agent that Securities signed by that person do not constitute valid and binding obligations of the Issuer or otherwise until replacements have been provided to the Agent) shall continue to have authority to issue any such Securities, and the Issuer hereby warrants to the Agent that such Securities shall be, unless notified as aforesaid, valid and binding obligations of the Issuer. Promptly upon such person ceasing to be authorized, the Issuer shall provide the Agent with replacement Securities. Upon receipt of such replacement Securities, the Agent shall cancel and destroy the Securities held by it which are signed by such person and shall provide to the Issuer a confirmation of destruction in respect thereof specifying the Securities so canceled and destroyed.

(4) If the Agent pays an amount (the “Advance”) to the Issuer on the basis that a payment (the “Payment”) has been, or will be, received from a Dealer and if the Payment is not received by the Agent on the date the Agent pays the Issuer, the Agent shall notify the Issuer by tested telex or facsimile that the Payment has not been received and the Issuer shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance).

(5) Except in the case of issues where the Agent does not act as receiving bank for the Issuer in respect of the purchase price of the Securities being issued, if on the relevant Issue Date, a Dealer does not pay the full purchase price due from it in respect of any Security (the “Defaulted Security”) and, as a result, the Defaulted Security remains in the Agent’s distribution account with Euroclear and/or Clearstream, Luxembourg after such Issue Date, the Agent will continue to hold the Defaulted Security pursuant to the order of the Issuer. The Agent shall notify the Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Security and, subsequently, shall notify the Issuer forthwith upon receipt from the Dealer of the full purchase price in respect of such Defaulted Security and pay to the Issuer the amount so received.

7.	Payments and Deliveries

(1) Subject to sub-clause (12) below, the Agent shall advise the Issuer as soon as shall be practicable preceding the date on which any payment is to be made to the Agent pursuant to this sub-clause (1) of the payment amount, value date and payment instructions and the Issuer will before 10:00 a.m. London time on each date on which any payment in respect of any Securities issued by it becomes due, transfer to an account specified by the Agent such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the Issuer may agree.

(2) The Issuer will ensure that no later than 4:00 p.m. (London time) on the second Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Agent pursuant to sub-clause (1), the Agent shall receive from the paying bank of the Issuer an irrevocable confirmation in the form of an authenticated SWIFT message that such payment shall be made. For the purposes of this Clause 7, “Business Day” means a day which is both:

(a) a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and Charlotte, North Carolina and any additional business center(s) specified in the applicable Final Terms (“Additional Business Center(s)”); and

(b) either (1) for any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial center (the “Principal Financial Center”) of the country of the relevant Specified Currency (if other than London) or (2) for any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET System”) or any successor thereto is operating. Unless otherwise provided in the applicable Final Terms, the Principal Financial Center of any country for the purpose of this Clause 7 shall be as provided in the ISDA Definitions, except that the Principal Financial Center of Australia shall be Melbourne and Sydney, the Principal Financial Center of Canada shall be Toronto and the Principal Financial Center of New Zealand shall be Wellington.

(3) The Agent shall ensure that payments of both principal, interest or any other amount in respect of any Temporary Global Note or Temporary Global Certificate will be made only to the extent that certification of non-U.S. beneficial ownership as required by U.S. securities laws and U.S. Treasury regulations has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms thereof.

(4) Subject to the receipt by the Agent of payment as provided in sub-clause (1) above, the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Securities on behalf of the Issuer in the manner provided in the Conditions. If any payment provided for in sub-clause (l) is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Securities as aforesaid following receipt by it of such payment.

(5) If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to sub-clause (1) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Securities, neither the Agent nor any Paying Agent shall be obliged to pay any such claims until the Agent has received the full amount of all such payments. Should the Agent or any Paying Agent elect not to make payment of amounts falling due in respect of the Securities as aforesaid, it shall advise the Issuer of any such decision as soon as practicable by telephone with confirmation by facsimile.

(6) Without prejudice to sub-clauses (4) and (5), if the Agent pays any amounts to the Holders, Receiptholders or Couponholders or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Securities in accordance with sub-clause (1) (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the Issuer will, in addition to paying amounts due under sub-clause (l), pay to the Agent on demand interest (at a rate which represents the Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall.

(7) The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Securities properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the

Paying Agent through which payment in respect of the Securities can be made prior to the day on which such Agent has to give payment instructions in respect of the due date of a payment in respect of the Securities, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Securities.

(8) If the Agent pays out on or after the due date therefor, or becomes liable to pay out, funds on the assumption that a corresponding payment by the Issuer has been or will be made and such payment has in fact not been made by the Issuer, then the Issuer shall on demand reimburse the Agent for the relevant amount, and pay interest to the Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Agent of funding the amount paid out, as certified by the Agent and expressed as a rate per annum. For the avoidance of doubt, the provisions of the General Note Conditions as to subordination shall not apply to the Issuer’s obligations under this sub-clause (8).

(9) While any Securities are represented by a Global Security or Global Securities, all payments or deliveries due in respect of such Securities shall be made to, or to the order of, the Holder of the Global Security or Global Securities, subject to, and in accordance with, the provisions of the Global Security or Global Securities. In the case of a Global Note which is a CGN, a Global Certificate or a Global Warrant, the Paying Agent to which any Global Security was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Global Security to be annotated so as to evidence the amounts and dates of such payments of principal, interest or other amounts, as applicable. In the case of any Global Note which is a NGN, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payment.

(10) All payments in respect of any Security (including payments by the Guarantor pursuant to the Guarantees) shall be made outside the United States and its possessions and shall not be made by transfer to an account at a bank, or delivered to an address, located inside the United States or its possessions, by any office or agency of the Issuer, the Guarantor, the Principal Agent, or any Paying Agent. Terms used in the preceding clause shall have the meanings given to them by the U.S. Internal Revenue Code of 1986, as amended, and regulations thereunder. No payments shall be made to a U.S. person.

(11) If the amount of principal, interest or other amounts then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), (i) the Paying Agent to which a Security is presented for the purpose of making such payment shall, unless the Security is a NGN, make a record of such shortfall on the Security and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made or (ii) in the case of any Global Note which is a NGN, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such shortfall in payment.

(12) If any payments or deliveries due on any Physical Delivery Notes, as defined in the General Note Conditions, or Physical Delivery Instruments, as defined in the General Instrument Conditions, including pursuant to Clause 10 above, are required to be paid by delivery of any asset other than cash, then neither the Agent nor any Paying Agent shall be responsible hereunder for the delivery of such non-cash consideration. Instead, the delivery of such non-cash consideration shall be effected or procured by the Delivery Agent in the manner provided by the Delivery Agency Agreement upon receipt of an Asset Transfer Notice, an Exercise Notice or a Certificate Settlement Notice, as applicable, from the relevant Holder in the manner contemplated by the General Note Conditions or the General Instrument Conditions, as applicable. No Physical Delivery Amount shall be delivered in the United States or its possessions, transferred to an account at a bank or delivered to an address located inside the United States or its possessions, or to, or for the account or benefit of a U.S. person. For purposes of taking any action required to be taken by the Agent hereunder, including, but not limited to, any notations required to be made on the Securities, the Agent may rely upon any notification delivered to it by the Delivery Agent pursuant to the Delivery Agency Agreement as to the amounts delivered by the Delivery Agent thereunder (or any shortfall, as the case may be) on any Interest Payment Date, Maturity Date, Settlement Date, or any other relevant payment date.

8.	Determinations and Notifications in Respect of Securities

(1) The Agent or the Calculation Agent, as the case may be, shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions, provided that certain calculations with respect to the Securities, and associated publication or notification, shall be made by the Calculation Agent in accordance with the Conditions.

(2) The Agent or the Calculation Agent, as the case may be, shall not be responsible to either Offeror or to any third party (except in the event of gross negligence, default or bad faith of the Agent or the Calculation Agent) as a result of the Agent or the Calculation Agent having acted in good faith on any quotation given by any reference bank which subsequently may be found to be incorrect.

(3) The Agent or the Calculation Agent, as the case may be, promptly shall notify (and confirm in writing to) the Offerors, the Agent or the other Paying Agents (as the case may be) and (in respect of a Series of Notes or Certificates listed on a stock exchange) the relevant stock exchange of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof (and in any event no later than the Business Day as defined in Clause 7(2) immediately preceding the date on which payment is to be made to the Agent pursuant to Clause 7(l)) and of any subsequent amendment thereto pursuant to the Conditions.

(4) The Agent or the Calculation Agent, as the case may be, shall use its best efforts to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(5) If the Agent or the Calculation Agent, as the case may be, does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this Clause 8, it forthwith shall notify the Offerors and the Paying Agents of such fact.

(6) Determinations with regard to Securities (including, without limitation, Index Linked Securities, Share Linked Securities, Inflation Linked Securities, Commodity Linked Securities, FX Linked Securities, Hybrid Securities, Securities linked to other Underlying Assets or Dual Currency Notes) shall be made by the Calculation Agent specified in the applicable Final Terms in the manner specified in the applicable Final Terms. Unless otherwise agreed between the Offerors and the relevant Dealer, such determinations shall be made on the basis of the Calculation Agency Agreement.

(7) For the purposes of monitoring the aggregate principal amount of Securities issued under the Program, the Agent shall determine the U.S. Dollar equivalent of the principal amount of each issue of Securities denominated in another currency, each issue of Partly Paid Notes, Index Linked Securities, Share Linked Securities, Inflation Linked Securities, Commodity Linked Securities, FX Linked Securities, Hybrid Securities, Securities linked to other Underlying Assets and Dual Currency Notes, as follows:

(a) the U.S. Dollar equivalent of Securities denominated in a currency other than U.S. Dollars shall be determined as of the Agreement Date for such Securities on the basis of the spot rate for the sale of the U.S. Dollar against the purchase of the relevant currency quoted by a foreign exchange dealer selected by the Issuer on the relevant day of calculation;

(b) the U.S. Dollar equivalent of Index Linked Securities, Share Linked Securities, Inflation Linked Securities, Commodity Linked Securities, FX Linked Securities, Hybrid Securities, Dual Currency Notes and Securities linked to other Underlying Assets (in each case, other than Warrants), shall be calculated as specified above by reference to the original nominal amount of such Securities;

(c) the U.S. Dollar equivalent of Partly Paid Notes shall be determined as specified above by reference to the original principal amount of such Notes regardless of the amount paid on the Notes; and

(d) the U.S. Dollar equivalent of Zero Coupon Notes, Dual Currency Notes and other Securities not otherwise described in subclauses (a) – (c) above that are issued at a discount or premium, as well as Warrants, shall be calculated as specified above by reference to the net proceeds received by the Issuer for the relevant issue.

9.	Notice of Any Withholding or Deduction

If the Issuer, in respect of any payment under the Securities, or the Guarantor, in respect of any payment under the Guarantees, is compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges, the Issuer or the Guarantor, as applicable, shall give written notice thereof to the Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with such requirement.

10.	Optional Early Redemption, Put Notices, Certificate Settlement Notices, Asset Transfer Notices and Exercise Notices

(1) If so permitted by the applicable Final Terms, and subject always to the provisions set forth in the Conditions and the applicable Final Terms, if the Issuer decides to redeem any outstanding Securities (in whole or in part) for the time being outstanding prior to their Maturity Date, Expiration Date or Settlement Date, as applicable, or (if applicable) the Interest Payment Date falling in the redemption month (as the case may be) in accordance with the Conditions, the Issuer shall give written notice of such decision to the Agent not less than seven London Business Days before the date on which the Issuer will give notice of such redemption to the Holders in accordance with the Conditions in order to enable the Agent to undertake its obligations herein and in the Conditions.

(2) If only some of the Securities of like tenor and of the same Series are to be redeemed on such date, the Agent shall make the required drawing in accordance with the Conditions but shall give the Issuer reasonable notice of the time and place proposed for such drawing. Where partial redemptions are to be effected when there are Definitive Securities outstanding, the Principal Agent will select by lot the Securities to be redeemed from the outstanding Securities in compliance with all applicable laws and stock exchange requirements and deemed by the Agent to be appropriate and fair. Where partial redemptions are to be effected when there are no Definitive Securities outstanding, the rights of Holders will be governed by the standard provisions of Euroclear and Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion). Notice of any partial redemption and, when there are Definitive Securities outstanding, of the serial numbers of the Securities so drawn, will be given by the Agent to the Holders in accordance with the terms of the Securities and this Agreement.

(3) On behalf of and at the expense of the Issuer, the Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Securities previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the record date, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Securities to be redeemed. Such notice will be published in accordance with the Conditions. The Agent also will notify the other Paying Agents of any date fixed for redemption of any Securities.

(4) Immediately prior to the date on which any notice of redemption is to be given to the Holders, the Issuer shall deliver to the Agent a certificate stating that the Issuer is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that all conditions precedent to such redemption have occurred or been satisfied and shall comply with all notice requirements provided for in the Conditions.

(5) Each Paying Agent will keep a stock of Put Notices (as defined in the General Note Conditions) for Definitive Notes held outside of a clearing system in the form set out in Schedule 16, which shall be delivered in accordance with General Note Condition 6(d), and will make such notices available on demand to Holders of such Notes for which the Conditions provide for redemption at the option of Holders of Notes. Each Paying Agent shall promptly transfer a copy of any valid Put Notice that it receives to the Issuer, the Guarantor and the Principal Agent. Upon receipt of any Note deposited in the exercise of such option in accordance with the Conditions, the Paying Agent with which such Note is deposited shall hold such Note (together with any Coupons, if any, relating to it and deposited with it) on behalf of the depositing Holder of Notes (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below and Clause 7(12) above, it shall present such Note (and any such Coupons, if any) to itself, the Issuer and the Guarantor for payment of the amount due thereon together with any interest and any other amounts due on such date in accordance with the Conditions and shall pay such amounts in accordance with General Note Condition 5, and if applicable, the directions of such Holder contained in the Put Notice. If, prior to such due date for its redemption, such Note becomes immediately due and payable or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post such Note (together with any such Coupons, if any) by uninsured post to, and at the risk of, the relevant Holder of such Note unless such Holder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes at such address outside the United States and its possessions as may have been given by such Holder in the Put Notice. At the end of each period for the exercise of such option, each Paying Agent shall promptly notify the Agent of the principal amount of the Notes in respect of which such option has been exercised with it, together with their serial numbers, and the Agent shall promptly notify such details to the Issuer.

(6) Each Paying Agent will keep a stock of Asset Transfer Notices (as defined in the General Note Conditions) for Physical Delivery Notes held outside of a clearing system in the form set out in Schedule 17, which shall be delivered in accordance with General Note Condition 5(f)(A)(1), and will make such notices available on demand to Holders of such Notes. Each Paying Agent shall promptly transfer a copy of any valid Asset Transfer Notice that it receives to the Issuer, the Guarantor and the Principal Agent. Upon receipt of any Note deposited in connection with the delivery of any Physical Delivery Amount as to a Physical Delivery Note, the Paying Agent with which such Note is deposited shall hold such Note (together with any Coupons, if any, relating to it and deposited with it) on behalf of the depositing Holder of such Note (but shall not, except as provided below, release it) until the due date for delivery of the applicable Physical Delivery Amount of the relevant Note, when, subject as provided below and Clause 7(12) above, it shall present such Note (and any such Coupons, if any), together with the serial numbers of the applicable Notes, to itself, the Issuer, the Guarantor and the Delivery Agent for delivery of the Physical Delivery Amount due thereon in accordance with the Conditions. If, prior to such due date for delivery, such Note becomes immediately due and payable or if upon due presentation, delivery or payment of the Physical Delivery Amount or any moneys is improperly withheld or refused, the Paying Agent concerned shall post such Note (together with any such Coupons, if any) by uninsured post to, and at the risk of, the relevant Holder of such Note unless such Holder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes at such address outside the United States and its possessions as may have been given by such Holder in the Asset Transfer Notice.

(7) Each Paying Agent will keep a stock of Certificate Settlement Notices (as defined in the General Instrument Conditions) for Definitive Certificates held outside of a clearing system in the form set out in Schedule 19, which shall be delivered in accordance with General Instrument Condition 8, and will make such notices available on demand to Holders of such Certificates. Each Paying Agent shall promptly transfer a copy of any valid Certificate Settlement Notice that it receives to the Issuer, the Guarantor and the Principal Agent. Upon receipt of any Certificate deposited for settlement in accordance with the Conditions, the Paying Agent with which such Certificate is deposited shall hold such Certificate (together with any Coupons, if any, relating to it and deposited with it) on behalf of the depositing Holder of such Certificates (but shall not, except as provided below, release it) until the settlement date of the relevant Certificate, when, subject as provided below and Clause 7(12) above, it shall present such Certificate (and any such Coupons, if any) to itself, the Issuer, the Guarantor and the Delivery Agent (if applicable) for payment of the amount due or deliverable thereon together with any interest and any other amounts due or deliverable on such date in accordance with the Conditions and shall pay or deliver such amounts in accordance with General Instrument Condition 8(b), and if applicable, the directions of the Holder of the Certificates contained in the Certificate Settlement Notice. If, prior to such settlement date, such Certificate becomes immediately due and payable or if upon due presentation, payment of any amounts due or deliverable or any money is improperly withheld or refused, the Paying Agent concerned shall post such Certificate (together with any such Coupons, if any) by uninsured post to, and at the risk of, the relevant Holder of such Certificate unless such Holder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Certificates at such address outside the United States and its possessions as may have been given by such Holder in the Certificate Settlement Notice. At the end of each Certificate Settlement Notice Period (as defined in General Instrument Condition 8(a)), each Paying Agent shall promptly notify the Agent of the number of Certificates that have been redeemed, together with their serial numbers, and the Agent shall promptly notify such details to the Issuer.

(8) Each Paying Agent will keep a stock of Exercise Notices (as defined in the General Instrument Conditions) for Definitive Warrants held outside of a clearing system in the form set out in Schedule 18, which shall be delivered in accordance with General Instrument Condition 6(a), and will make such notices available on demand to Holders of such Warrants. Each Paying Agent shall promptly transfer a copy of any valid Exercise Notice that it receives to the Issuer, the Guarantor and the Principal Agent. Upon receipt of any Warrant deposited in the exercise of such Warrant in accordance with the Conditions, the Paying Agent with which such Warrant is deposited shall hold such Warrant on behalf of the depositing Holder of such Warrant (but shall not, except as provided below, release it) until the due date for delivery of the amounts payable or deliverable on the relevant Warrant consequent upon its exercise, when, subject as provided below and Clause 7(12) above, it shall present such Warrant, to itself, the Issuer, the Guarantor and the Delivery Agent (if applicable) for delivery of the amount payable or deliverable thereon in accordance with the Conditions and shall pay or deliver such amounts in accordance with General Instrument Condition 6(c), and if applicable, the directions of the Holder of the Warrants contained in the Exercise Notice. If upon due presentation, payment of any amounts due or deliverable or any money is improperly withheld or refused, the Paying Agent concerned shall post such Warrant by uninsured post to, and at the risk of, the relevant Holder of the Warrant unless such Holder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Warrants at such address outside the United States and its possessions as may have been given by such Holder in the Exercise Notice. At the end of the Exercise Period (as defined in General Instrument Condition 5) for any Warrants, each Paying Agent shall promptly notify the Agent of the number of Warrants that have been exercised, together with their serial numbers (if any), and the Agent shall promptly notify such details to the Issuer.

(9) The Principal Agent shall as promptly as practicable (and in any event not later than 3:00 p.m. (local time) on the following Business Day on which a duly completed Asset Transfer Notice, Certificate Settlement Notice or Exercise Notice, as the case may be, is delivered to it), and in accordance with General Note Condition 5(f)(A)(2) in the case of Notes or General Instrument Condition 9(b) in the case of Instruments, notify the Issuer, the Guarantor, the Calculation Agent and (if applicable) the Delivery Agent of details of the Securities in respect of which an Asset Transfer Notice, Certificate Settlement Notice or Exercise Notice, as the case may be, has been delivered by any Holder of Notes, Certificates or Warrants (such notification to be in such forms and in such manner as the Issuer, the Guarantor, the relevant Dealer, the Calculation Agent and (if applicable) the Delivery Agent may reasonably request from time to time).

(10) The Principal Agent shall keep a full and complete record of all Securities and of their exercise, redemption and cancellation in accordance with this Clause 10 and make such records available at all reasonable times to the Issuer and the Guarantor.

(11) The Principal Agent shall, as soon as practicable after the date on which all the Securities represented by any Global Security have been exercised or redeemed or have expired or have become null and void and upon delivery by or on behalf of the common depositary (in the case of a Global Note issued in CGN form or an Instrument) or the common safekeeper (in the case of a Global Note issued in NGN form) of the relevant Global Security to the Principal Agent, cancel the relevant Global Security or cause it to be cancelled and thereafter, unless otherwise instructed by the Issuer, destroy the relevant Global Security and certify such destruction to the Issuer.

(12) The Principal Agent shall make such arrangements (including the notification of the relevant clearing system) as are necessary to collect, on behalf of the Issuer, any taxes or duties as specified in the Conditions incurred by the Issuer in connection with the exercise or redemption of the Securities, provided that the Issuer gives notice to the Principal Agent of the relevant taxes or duties which will be incurred by the Issuer on an exercise or redemption of Securities.

11.	Receipt and Publication of Notices; Receipt of Certificates

(1) Upon the receipt by the Agent of a written demand or notice from any Holder in accordance with the Conditions, the Agent shall forward a copy thereof to the Offerors.

(2) On behalf of and at the request and expense of the Issuer, the Agent shall cause to be published all notices required to be given by the Issuer to the Holders in accordance with the Conditions.

12.	Cancellation of Securities, Receipts, Coupons and Talons

(1) All Securities which are redeemed, all Warrants which are exercised, all Receipts or Coupons which are paid and all Talons which are exchanged shall be delivered outside the United States and its possessions to the Agent, and shall be canceled by the Agent. In addition, each Offeror shall notify the Agent in writing of all Securities which are purchased by or on behalf of such Offeror or any of its subsidiaries and all such Securities surrendered to the Agent for cancellation, together (in the case of Securities in Definitive form) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, shall be canceled by the Agent.

(2) Each Offeror shall have the right to request in writing that the Agent provide, without limitation, the following information:

(a) the aggregate principal amount of Notes and the number of Certificates which have been redeemed and the aggregate amount paid or delivered in respect thereof;

(b) the number of Warrants which have been exercised and the payments or deliveries made upon such exercise;

(c) the number of Securities canceled together (in the case of Definitive Securities, if any) with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith;

(d) the aggregate amount paid in respect of interest on the Notes and Certificates;

(e) the total number by maturity date of Receipts, Coupons and Talons so canceled; and

(f) in the case of Definitive Securities, if any, the serial numbers of such Securities, which shall be given to the Issuer by the Agent as soon as reasonably practicable and in any event within three months after the date of such repayment or, as the case may be, payment or exchange.

(3) The Agent shall destroy all canceled Securities, Receipts, Coupons and Talons.

(4) The Agent shall keep a full and complete record of all Securities, Receipts, Coupons and Talons (other than serial numbers of Coupons, except those which have been replaced pursuant to General Note Condition 10 and General Instrument Condition 16) and of all replacement Securities, Receipts, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Securities, Receipts, Coupons or Talons. The Agent shall at all reasonable times make such record available to the Issuer and any persons authorized by it for inspection and for the taking of copies thereof or extracts therefrom.

(5) All records and certificates made or given pursuant to this Clause 12 and Clause 13 shall make a distinction between Securities, Receipts, Coupons and Talons of each Series.

(6) The Agent is authorized by the Issuer and instructed to (a) in the case of any Global Note which is a CGN, Global Certificate or Global Warrant, to endorse or to arrange for the endorsement of the relevant Global Security to reflect the reduction in the nominal amount or number of Certificates or Warrants represented by it by the amount so redeemed, exercised or purchased and cancelled and (b) in the case of any Global Note which is a NGN, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be.

(7) The Issuer shall have the right, at its option, to compel any beneficial owner of any Securities to void the transfer of such Securities to any person that is a U.S. person or to redeem any Securities held any person that is a U.S. person, as provided in General Note Condition 1 or General Instrument Condition 1.

13.	Issue of Replacement Securities, Receipts, Coupons and Talons

(1) The Issuer will cause a sufficient quantity of additional forms of Securities, Receipts, Coupons and Talons to be available, upon request to the Agent in Luxembourg (in such capacity, the “Replacement Agent”) at its specified office for the purpose of issuing replacement Securities, Receipts, Coupons and Talons as provided below.

(2) The Replacement Agent will, subject to, and in accordance with, the Conditions and the following provisions of this Clause 13, authenticate (or in the case of a Global Note that is a Eurosystem-eligible NGN, instruct the common safekeeper to effectuate the same) and cause to be delivered any replacement Securities, Receipts, Coupons and Talons which the Issuer may determine to issue in place of Securities, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

(3) In the case of a mutilated or defaced Security, the Replacement Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer may reasonably require) any replacement Security will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Security which is presented for replacement.

(4) The Replacement Agent shall not issue any replacement Security, Receipt, Coupon or Talon unless and until the applicant therefor shall have:

(a) paid such reasonable costs and expenses as may be incurred in connection therewith, including any tax or other governmental charge that may be imposed in relation thereto;

(b) furnished it with such evidence and indemnity as the Agent may reasonably require; and

(c) in the case of any mutilated or defaced Security, Receipt, Coupon or Talon, surrendered it to the Replacement Agent.

(5) The Replacement Agent shall cancel any mutilated or defaced Securities, Receipts, Coupons and Talons in respect of which replacement Securities, Receipts, Coupons and Talons have been issued pursuant to this Clause 13 and shall furnish the Issuer with a certificate stating the serial numbers of the Securities, Receipts, Coupons and Talons so cancelled and, unless otherwise instructed by the Issuer in writing, shall destroy such cancelled Securities, Receipts, Coupons and Talons and furnish the Issuer with a destruction certificate stating the serial number of the Securities (in the case of Definitive Securities) and the number by maturity date or settlement date of Receipts, Coupons and Talons so destroyed.

(6) The Replacement Agent, on issuing any replacement Security, Receipt, Coupon or Talon, forthwith shall inform the Issuer, the Agent and the other Paying Agents of the serial number of such replacement Security, Receipt, Coupon or Talon issued and (if known) of the serial number of the Security, Receipt, Coupon or Talon in place of which such replacement Security, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this Clause 13, the Replacement Agent also shall notify the Agent and the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

(7) The Agent shall keep a full and complete record of all replacement Securities, Receipts, Coupons and Talons issued and shall make such record available at all reasonable times to the Issuer and any persons authorized by it for inspection and for the taking of copies thereof or extracts therefrom.

(8) Whenever any Security, Receipt, Coupon or Talon for which a replacement Security, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the Paying Agents for payment, the Agent or, as the case may be, the relevant Paying Agent shall immediately send notice thereof to the Issuer and the other Paying Agents and shall not make payment in respect thereto, until instructed by the Issuer.

14.	Copies of Documents Available for Inspection

The Agent and the Paying Agents shall hold available for inspection copies of:

(1) the organizational documents of the Offerors;

(2) the latest available audited financial statements of (a) the Guarantor and its consolidated subsidiaries, beginning with such financial statements for the fiscal year ended December 31, 2005; and (b) the Issuer, beginning with such financial statements for the period from its inception through December 31, 2007;

(3) the Program Agreement, this Agreement, the Delivery Agency Agreement, the Calculation Agency Agreement and the Guarantees;

(4) the Base Prospectus; and

(5) any future prospectuses, information memoranda and supplements (except that the Final Terms relating to any unlisted Security will only be available for inspection by a Holder of such Security and such Holder must produce evidence satisfactory to the Paying Agent as to ownership) to the Base Prospectus and any other documents incorporated therein by reference and in the case of a syndicated issue of listed Securities, the syndication agreement (or equivalent document).

For this purpose, the Offerors shall furnish the Agent and the Paying Agents with sufficient copies of each of such documents.

15.	Meetings of Holders

(1) The provisions of Schedule 15 hereto shall apply to meetings of the Holders and shall have effect in the same manner as if set out in this Agreement.

(2) Without prejudice to sub-clause (l), each of the Agent and the Paying Agents on the request of any Holder shall issue voting certificates and block voting instructions in accordance with Schedule 15 and shall forthwith give notice to the Issuer and the Guarantor in writing of any revocation or amendment of a block voting instruction. Each of the Agent and the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, will deposit at such place as the Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

16.	Repayment by the Agent

Upon the Issuer being discharged from its obligation to make payments or other deliveries in respect of any Securities pursuant to the relevant Conditions, and provided that there is no outstanding, bona fide and proper claim in respect of any such payments, the Agent shall forthwith on written demand pay to the Issuer sums equivalent to any amounts paid to it by the Issuer for the purposes of such payments.

17.	Conditions of Appointment

(1) The Agent shall be entitled to deal with money paid to it by the Offerors for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a) that it shall not exercise any right of set-off, lien or similar claim in respect thereof; and

(b) as provided in sub-clause (2) below; and

(c) that it shall not be liable to account to the Offerors for any interest thereon.

(2) In acting hereunder and in connection with the Securities, the Agent and the Paying Agents shall act solely as agents of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or Holders, Receiptholders, Couponholders or Talonholders.

(3) The Agent and the Paying Agents hereby undertake to the Offerors to perform such obligations and duties, and shall be obliged to perform such duties and only such duties as are herein, in the Conditions and in the Procedures Memorandum specifically set forth and no implied duties or obligations shall be read into this Agreement or the Securities against the Agent and the Paying Agents, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

(4) The Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(5) Each of the Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from an Offeror or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the relevant Offeror.

(6) Any of the Agent and the Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in any Securities, Receipts, Coupons or Talons with the same rights that it or he would have if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder, and may engage or be interested in any financial or other transactions with the Offerors and may act on, or as depositary, safekeeper, trustee or agent for, any committee or body of Holders or Couponholders or in connection with any other obligations of the Offerors as freely as if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder.

(7) Each Offeror shall provide the Agent with a certified copy of the list of persons authorized to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent immediately in writing if any of such persons ceases to be so authorized or if any additional person becomes so authorized together, in the case of an additional authorized person, with evidence satisfactory to the Agent that such person has been so authorized, provided, however, that the Agent shall not incur any liability for any losses, claims or damages resulting from the relevant Offeror’s failure to provide such notification to the Agent.

18.	Communication Between the Parties

A copy of all communications relating to the subject matter of this Agreement between any Offeror and the Holders, Receiptholders or Couponholders and any of the Paying Agents shall be sent to the Agent by the relevant Paying Agent.

19.	Changes in Agent and Paying Agents

(1) The Offerors agree that, for so long as any Security is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Securities have been made available to the Agent or to the Delivery Agent, as applicable, or have been returned to the relevant Offeror as provided herein:

(a) so long as any Securities are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;

(b) there will at all times be a Paying Agent with a specified office in a city in Europe;

(c) there will at all times be an Agent; and

(d) the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to Directive 2004/48/EC (as used in General Note Condition 11(d) or General Instrument Condition 17(d), as applicable), or any law supplementing or complying with such Directive.

In addition, the Issuer shall immediately appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of General Note Condition 5(b) and General Instrument Condition 12(b). Any variation, termination, appointment or change only shall take effect (other than in the case of insolvency (as provided in sub-clause (5)), when it shall be of immediate effect) after not less than 30 nor more than 45 calendar days’ prior notice thereof shall have been given to the Holders in accordance with the Conditions.

(2) The Agent may (subject as provided in sub-clause (4)) at any time resign as Agent by giving at least 45 calendar days’ written notice to the Offerors of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall never be less than three months after the receipt of such notice by the Offerors unless the Offerors agree to accept less notice.

(3) The Agent may (subject as provided in sub-clause (4)) be removed at any time on at least 45 calendar days’ notice by the filing with it of an instrument in writing signed on behalf of each Offeror, specifying such removal and the date when it shall become effective.

(4) Any resignation under sub-clause (2) or removal under sub-clause (3) shall only take effect upon the appointment by the Offerors as hereinafter provided, of a successor Agent and (other than in cases of insolvency of the Agent) on the expiration of the notice to be given under Clause 21. The Offerors agree with the Agent that if, by the day falling ten calendar days before the expiration of any notice under sub-clause (2), the Offerors have not appointed a successor Agent, then the Agent shall be entitled, on behalf of the Offerors, to appoint as a successor Agent in its place a reputable financial institution of good standing as it may reasonably determine to be capable of performing the duties of the Agent hereunder.

(5) In case at any time the Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent, which shall be a reputable financial institution of good standing, may be appointed by the Offerors by an instrument in writing filed with the successor Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in the case of insolvency of the Agent) upon expiration of the notice to be given under Clause 21, the Agent so superseded shall cease to be the Agent hereunder.

(6) Subject to sub-clause (l):

(a) the Offerors may, after prior consultation (other than in the case of insolvency of any Paying Agent) with the Agent, terminate the appointment of any of the Paying Agents at any time; or

(b) the Offerors may in respect of the Program, or in respect of any Series of Securities, if so required by the relevant Stock Exchange or regulatory body, appoint one or more additional Paying Agents by giving to the Agent, and to the relevant Paying Agent, at least 10 calendar days’ notice in writing to that effect.

(7) Subject to sub-clause (l), all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving the Offerors and the Agent at least 45 calendar days’ written notice to that effect.

(8) Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent:

(a) shall, in the case of the Agent, forthwith transfer all moneys held by it hereunder and the records referred to in Clause 12(4) to the successor Agent hereunder; and

(b) shall be entitled to the payment by the Issuer of its commissions, fees and expenses for the services theretofore rendered hereunder in accordance with the terms of Clause 25.

(9) Upon its appointment becoming effective, a successor Agent and any new Paying Agent, without further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder.

20.	Merger and Consolidation

Any entity into which the Agent or any Paying Agent may be merged or converted, or any entity with which the Agent or any of the Paying Agents may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Agent or any of the Paying Agents shall be a party, or any entity to which the Agent or any of the Paying Agents shall sell or otherwise transfer all or substantially all the assets or the corporate trust business of the Agent or any Paying Agent shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Offerors, and after the said effective date all references in this Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation or transfer forthwith shall be given to the Offerors by the relevant Agent or Paying Agent.

21.	Notification of Changes to Paying Agents

Following receipt of notice of resignation from the Agent or any Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, other Paying Agents or on giving notice to terminate the appointment of any Agent or, as the case may be, Paying Agent, the Agent (on behalf of and at the expense of the Issuer) shall give or cause to be given not more than 60 calendar days’ nor less than 30 calendar days’ notice thereof to the Holders in accordance with the Conditions.

22.	Change of Specified Office

If the Agent or any Paying Agent determines to change its specified office, it shall give to the Offerors and (if applicable) the Agent written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 calendar days thereafter. The Agent (on behalf and at the expense of the Issuer) shall within 15 calendar days of receipt of such notice (unless the appointment of the Agent or the relevant Paying Agent, as the case may be, is to terminate pursuant to Clause 19 on or prior to the date of such change) give or cause to be given not more than 45 calendar days’ nor less than 30 calendar days’ notice thereof to the Holders in accordance with the Conditions.

23.	Notices

All notices hereunder shall be deemed to have been given when deposited in the mail as first class mail, registered or certified, return receipt requested, or postage prepaid, addressed to any party hereto as follows:

Address

The Issuer:	B of A Issuance B.V. Herengracht 469 1017 BS Amsterdam The Netherlands Attn: Armstrong Okobia Facsimile: 31 20 4214 970

The Guarantor:

Bank of America Corporation

Bank of America Corporate Center

NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255-0065

U.S.A.

Attn: Corporate Treasury – Securities Administration

Facsimile: (704) 386-0270

with a copy to:

Bank of America Corporation Legal Department 101 South Tryon Street NC1-002-29-01 Charlotte, North Carolina 28255 U.S.A. Attn: General Counsel Facsimile: (704) 386-1670

The Agent:	The Bank of New York One Canada Square London E14 5AL United Kingdom Attn: Corporate Trust Administration Facsimile: 44 20 7964 6399

The Bank of New York (Luxembourg) S.A. Aerogolf Center 1A, Hoehenhof L-1736 Senningerberg Luxembourg Attn: Corporate Trust Administration Facsimile: 352 46 26 85 804

or at any other address of which any of the foregoing shall have notified the others in writing.

(1) if delivered in person to the relevant address specified in the signature pages hereof and if so delivered, shall be deemed to have been delivered at the time of receipt; or

(2) if sent by facsimile or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgment of receipt is received (in the case of facsimile).

Where a communication is received after business hours it shall be deemed to be received and become effective on the next Business Day. Every communication shall be irrevocable save in respect of any manifest error therein.

24.	Taxes and Stamp Duties

The Issuer agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

25.	Commissions, Fees and Expenses

(1) The Issuer, failing whom the Guarantor, undertakes to pay in respect of the services of the Agent and the Paying Agents under this Agreement such fees and expenses as may be agreed between them from time to time, the initial such fees being set out in a letter of even date herewith from the Agent to, and countersigned by, the Issuer.

(2) The Issuer, failing whom the Guarantor, will promptly pay on demand all reasonable out-of-pocket expenses (including legal, advertising, facsimile, telex and postage expenses) properly incurred by the Agent and the Paying Agents in connection with their services hereunder, including, without limitation, the expenses contemplated in Clause 24.

26.	Indemnity

(1) The Issuer undertakes to indemnify and hold harmless each of the Agent and the Paying Agents against all losses, liabilities, costs (including, without limitation, legal fees and expenses), expenses, claims, actions or demands which the Agent or any Paying Agent, as the case may be, may reasonably incur or which may be made against the Agent or any Paying Agent, as a result of or in connection with the appointment or the exercise of or performance of the powers, discretions, authorities and duties of the Agent or any Paying Agent under this Agreement, except such as may result from its own gross negligence, bad faith or failure to comply with its obligations hereunder or that of its officers, employees or agents.

(2) Each of the Agent and the Paying Agents shall severally indemnify and hold harmless the Offerors against any loss, liability, costs (including, without limitation, legal fees and expenses), expense, claim, action or demand which it may reasonably incur or which may be made against it as a result of such Agent’s or

Paying Agent’s own negligence, bad faith or material failure to comply with its obligations under this Agreement or that of its officers, employees or agents.

(3) The Agent shall not in any event be liable for special, indirect, punitive or consequential damages of any kind whatsoever (including loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if the Agent had been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.

(4) If, under any applicable law and whether pursuant to a judgment being made or registered or in the liquidation, insolvency or analogous process of any party hereto or for any other reason, any payment under or in connection with this Agreement is made or fails to be satisfied in a currency (the “Other Currency”) other than that in which the relevant payment is expressed to be due (the “Required Currency”) under this Agreement, then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the payee to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the payee falls short of the amount due under the terms of this Agreement, the payor shall, as a separate and independent obligation, indemnify and hold harmless the payee against the amount of such shortfall. For the purpose of this Clause 26, “rate of exchange” means the rate at which the payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

(5) The provisions of this Clause 26 shall survive the termination or expiration of this Agreement and the resignation or removal of the Agent and the Paying Agents.

27.	Reporting

(1) The Agent shall upon receipt of a written request therefor from an Offeror and after the payment of any further remuneration agreed between an Offeror and the Agent (on behalf of such Offeror and on the basis of the information and documentation the Agent had in its possession) use all reasonable efforts to submit such reports or information as may be required from time to time by any applicable law, regulation or guideline promulgated by (i) any relevant United States governmental regulatory authority in respect of the issue and purchase of Securities or (ii) any other relevant governmental regulatory authority in respect of the issue and purchase of Securities denominated in the applicable currency of such governmental regulatory authority.

(2) The Agent will notify the MoF or other regulatory body of such details relating to Securities payable in Yen or other applicable currency and provide such other information about the Program to the MoF or other regulatory body as may be required.

28.	Governing Law

(1) This Agreement, the Securities, and any Receipts, Coupons or Talons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

(2) The Offerors and the Agent each hereby irrevocably submit to the non-exclusive jurisdiction of any United States federal court sitting in New York City, the Borough of Manhattan over any suit, action or proceeding arising out of or related to this Agreement, the Guarantees, any Security, Receipt, Coupon or Talon, as the case may be (together, the “Proceedings”). The Offerors and the Agent each irrevocably waive, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of the Proceedings brought in such a court and any claim that the Proceedings have been brought in an inconvenient forum. The Offerors and the Agent each agree that final judgment in the Proceedings brought in such a court shall be conclusive and binding upon the Offerors or the Agent, as the case may be, and may be enforced in any court of the jurisdiction to which the relevant Offeror or the Agent is subject by a suit upon such judgment, provided that the service of process is effected upon such Offeror and the Agent in the manner specified in subsection (3) below or as otherwise permitted by law.

(3) As long as any of the Securities, Receipts, Coupons or Talons remains outstanding, each Offeror shall at all times either maintain an office or have an authorized agent in New York City upon whom process may be served in the Proceedings. Service of process upon either Offeror at its offices or upon such agent with written notice of such service mailed or delivered to such Offeror shall, to the fullest extent permitted by law, be deemed in every respect effective service of process upon such Offeror in the Proceedings. Each Offeror hereby appoints CT Corporation System located at 111 Eighth Avenue, New York, New York 10011, U.S.A., as its agent for such purposes, and covenants and agrees that service of process in the Proceedings may be made upon it at its office or at the specified offices of such agent (or such other addresses or at the offices of any other authorized agents which such Offeror may designate by written notice to the Agent) and prior to any termination of such agencies for any reason, it will so appoint a successor thereto as agent hereunder.

29.	Amendments

Without the consent of the Holders, Receiptholders or Couponholders, the Agent and the Offerors may agree to modifications of or amendments to this Agreement, the Securities, the Guarantees, the Receipts or the Coupons solely as set forth in General Note Condition 14 or General Instrument Condition 19.

Any such modification or amendment shall be binding on the Holders, the Receiptholders and the Couponholders and any such modification or amendment shall be notified to the Holders, the Receiptholders or the Couponholders in accordance with General Note Condition 13 and General Instrument Condition 18 as soon as practicable thereafter.

30.	Descriptive Headings

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

31.	Counterparts

This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument. Any party may enter into this Agreement by signing such a counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate names by their respective officers thereunder duly authorized as of the date and year first above written.

B OF A ISSUANCE B.V. as Issuer

By	/s/ M.M.L. Görtzen
Name:	M.M.L. Görtzen
Title:	Managing Director A

By	/s/ Karen A. Gosnell
Name:	Karen A. Gosnell
Title:	Managing Director B

BANK OF AMERICA CORPORATION as Guarantor

By	/s/ James T. Houghton
Name:	James T. Houghton
Title:	Senior Vice President

THE BANK OF NEW YORK as Agent and Principal Agent

By	/s/ Paul Bashford
Name:	Paul Bashford
Title:	Assistant Vice President

THE BANK OF NEW YORK (LUXEMBOURG) S.A. as Paying Agent and Luxembourg Listing Agent

By	/s/ Paul Bashford
Name:	Paul Bashford
Title:	Assistant Vice President

Schedule 1 to

Agency Agreement

FORM OF TEMPORARY GLOBAL NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION IN THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. THIS NOTE MAY NOT BE LEGALLY OR BENEFICIALLY OWNED AT ANY TIME BY ANY U.S. PERSON.

THIS NOTE MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

THIS NOTE IS A TEMPORARY GLOBAL NOTE IN BEARER FORM, WITHOUT COUPONS, EXCHANGEABLE FOR A BEARER NOTE IN PERMANENT GLOBAL FORM. THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE AGENCY AGREEMENT (AS DEFINED HEREIN).

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]1

[1]	[This language is applicable only to Temporary Global Notes representing Notes with maturities of 183 days or less from the date of original issue.]

1-1

B OF A ISSUANCE B.V.

NOTES

TEMPORARY GLOBAL NOTE

COMMON CODE:	ISIN:

This Global Note is a Temporary Global Note in bearer form without interest coupons in respect of a duly authorized Series of Notes (the “Notes”) of B of A Issuance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Issuer”) described, and having the provisions specified, in the applicable Final Terms (the “Final Terms”), which provisions are incorporated herein. References herein to the General Note Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 12-1, including any applicable Product Annex as set out in Schedule 12-3, to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms and which are incorporated herein by reference, but in the event of any conflict between the provisions of that Schedule and the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the General Note Conditions and/or the Final Terms shall bear the same meaning when used herein.

This Global Note is issued subject to, and with the benefit of, the General Note Conditions and an Agency Agreement (the “Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of January 16, 2007 and made among B of A Issuance B.V., as Issuer, Bank of America Corporation (the “Guarantor”), The Bank of New York (the “Agent”), The Bank of New York (Luxembourg) S.A. and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the General Note Conditions, promises to pay to the bearer hereof on each Installment Date the amount payable on such Installment Date in respect of the Notes represented by this Global Note (if the Notes represented by this Global Note are Installment Notes) and on the Maturity Date, on the Interest Payment Date or on the Delivery Date, as the case may be, or on such earlier date as any of the Notes represented by this Global Note may become due and payable in accordance with the General Note Conditions, the amount payable or deliverable, as the case may be, on redemption of such Notes then represented by this Global Note becoming so due and payable, and to pay interest (if any) or to deliver any Physical Delivery Amount (if any) on the Notes from time to time represented by this Global Note calculated and payable as provided in the General Note Conditions together with other sums payable under the General Note Conditions, upon presentation and following the delivery of an Asset Transfer Notice (in the case of Physical Delivery Notes) as provided in the Agency Agreement, and, at maturity, surrender of this Global Note to or to the order of the Agent, or any of the other paying agents located outside the United States and its possessions (except as provided in the General Note Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided herein.

Payment hereunder is guaranteed by the Guarantor, as set forth in the Senior Guarantee Agreement or the Subordinated Guarantee Agreement, as applicable, each executed by the Guarantor on January 16, 2007.

If the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and, together with Euroclear, the “Relevant Clearing Systems”). The records of the Relevant Clearing Systems (which expression in this Global Note means the records that each Relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a Relevant Clearing System (which statement shall be made available to the bearer upon request) stating the

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nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the Relevant Clearing System at that time.

If the applicable Final Terms indicates that this Global Note is intended to be a Classic Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently recorded by or on behalf of the Issuer, in the relevant column in Part II, III or IV of Schedule 1 or in Schedule 2.

On any redemption, payment of an Installment Amount, delivery or purchase and cancellation of any of the Notes represented by this Global Note, the Issuer shall procure that:

(a) if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment, delivery or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the Relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the Relevant Clearing Systems and represented by this Global Note shall be reduced by the principal amount of the Notes so redeemed or purchased and cancelled or by the amount of such installment so paid; or

(b) if the applicable Final Terms indicates that this Global Note is intended to be a Classic Global Note, details of such redemption, payment, delivery or purchase and cancellation (as the case may be) shall be entered in the relevant column in Part II, III or IV of Schedule 1 or in Schedule 2 hereto recording any such redemption, payment, delivery or purchase and cancellation (as the case may be) and shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an Installment Amount, delivery or purchase and cancellation, the principal amount of such Notes represented by this Global Note shall be reduced by the principal amount of the Notes so redeemed or purchased and cancelled or the amount of such Installment Amount.

Prior to the Exchange Date (as defined below), all payments (if any) on this Global Note will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream, Luxembourg or Euroclear, a certificate, substantially in the form set out in Schedule 13 to the Agency Agreement, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate in or substantially in the form of the certificate as set out in Schedule 14 to the Agency Agreement. Payments or deliveries due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to in sub-paragraphs (a) and (b) above shall not affect such discharge. After the Exchange Date, the bearer of this Global Note will not be entitled to receive any payment of interest hereon.

On or after the Exchange Date (as defined below) this Global Note may be exchanged in whole or in part (free of charge) for, as specified in the Final Terms, either (a) if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, interests recorded in the records of the Relevant Clearing Systems in a Permanent Global Note or, if the applicable Final Terms indicates that this Global Note is intended to be a Classic Global Note, a Permanent Global Note, which, in either case, is in or substantially in the form set out in Schedule 2 to the Agency Agreement (together with the Final Terms attached to it), in each case upon notice being given by a Relevant Clearing System acting on the instructions of any Holder of an interest in this Global Note or, (b) under certain limited circumstances, security printed Definitive Notes and (if applicable) Coupons, Receipts and/or Talons in the form set out in Schedules 3, 9, 10 and 11, respectively, to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons and the Final Terms have been incorporated on such Definitive Notes) and subject to such notice period as is specified in the Final Terms. The “Exchange Date” for this Global Note will normally be the 40th day after the later of the date on which the Issuer receives the proceeds of the sale of the Global Note and the closing date for the Global Note. However, if the Issuer, a Dealer or any distributor, as defined in Treasury Regulation Sec. 1.163-5(c)(2)(i)(D)(4), holds a Note represented by this Global Note as part of an unsold allotment or subscription for more than 40 days after the later of the date on which the Issuer receives the proceeds of the sale of the Global

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Note and the closing date for the Global Note, the Exchange Date with respect to such Note will be the day after the date on which the Issuer, Dealer or distributor sells such Note.

This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London. The Issuer shall procure that Definitive Notes and interests in the Permanent Global Note shall be so issued and delivered and (in the case of the Permanent Global Note where the applicable Final Terms indicates that this Global Note is intended to be a New Global Note) recorded in the records of the Relevant Clearing System in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate, substantially in the form set out in Schedule 13 to the Agency Agreement, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of the certificate set out in Schedule 14 to the Agency Agreement, unless such certificate has already been given in accordance with the above provisions. The aggregate principal amount of interests in a Permanent Global Note issued upon an exchange of this Global Note subject to the terms hereof, will be equal to the aggregate principal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Global Note).

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of only part of this Global Note, the Issuer shall procure that:

(a) if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered pro rata in the records of the Relevant Clearing Systems; or

(b) if the applicable Final Terms indicates that this Global Note is intended to be a Classic Global Note, details of such exchange shall be entered in the relevant space in Schedule 2 hereto recording such exchange and shall be signed by or on behalf of the Issuer and the principal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the principal amount so exchanged.

If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Global Note, further Notes represented by this Global Note are to be exchanged for interests in a Permanent Global Note, such exchange may be effected, subject as provided herein, without the issue of a new Permanent Global Note, (i) if the applicable Final Terms indicate that this Global Note is intended to be a New Global Note, recording the details of such increase in the records of the Relevant Clearing Systems, or (ii) if the applicable Final Terms indicate that this Global Note is not intended to be a New Global Note, by the Issuer or its agent endorsing Schedule 2 of the Permanent Global Note previously issued to reflect an increase in the aggregate principal amount of such Permanent Global Note by an amount equal to the aggregate principal amount of the Permanent Global Note which would otherwise have been issued on such exchange.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Receipts and/or Talons in the form set out in Schedules 3, 9, 10 and 11, respectively, to the Agency Agreement.

Notwithstanding any provision to the contrary contained in this Temporary Global Note, the Issuer irrevocably agrees, for the benefit of such Holders and their successors and assigns, that each Holder or its successors or assigns may file without the consent and to the exclusion of the bearer hereof, any claim, take any action or institute any proceeding to enforce, directly against the Issuer, the obligation of the Issuer hereunder to pay any amount due or to become due in respect of each Note represented by this Temporary Global Note which is credited to such Holder’s securities account with Euroclear or Clearstream, Luxembourg without the production of this Temporary Global Note; provided that the bearer hereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such Note.

Until exchanged in full for the Permanent Global Note, this Temporary Global Note in all respects shall be entitled to the same benefits under, and subject to the same terms and conditions of, the Agency Agreement as the

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Permanent Global Note authenticated and delivered thereunder, except that neither the Holder hereof nor the beneficial owners of this Temporary Global Note shall be entitled to receive payment of interest hereon.

This Temporary Global Note shall be governed by, and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Temporary Global Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Agent acting in accordance with the Agency Agreement. If the applicable Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, this Global Note shall not become valid or obligatory for any purpose until it is duly effectuated by the entity appointed as common safekeeper by the Relevant Clearing Systems.

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IN WITNESS WHEREOF the Issuer has caused this Temporary Global Note to be duly signed on its behalf.

B OF A ISSUANCE B.V.

By:
Managing Director A

By:
Managing Director B

[CERTIFICATE OF AUTHENTICATION OF THE AGENT]

This Temporary Global Note is authenticated by or on behalf of the Agent.

THE BANK OF NEW YORK As Agent

By:
Authorized Signatory
For the purposes of authentication only.

[CERTIFICATE OF EFFECTUATION]

This Temporary Global Note is effectuated by or on behalf of the common safekeeper.

[Insert the name of the common safekeeper]
As common safekeeper

By:
Authorized Signatory
For the purposes of effectuation only.

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Schedule 1 to the

Temporary Global Note1

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable[2]	Amount of Interest Paid[2]	Confirmation of payment by or on behalf of the Issuer
[3]First

[1]	Schedule 1 should only be completed where the applicable Final Terms indicates that this Global Note is intended to be a Classic Global Note
[2]	Including Physical Delivery Amount(s), if applicable.
[3]	Continue numbering until the appropriate number of installment payment dates for the particular Tranche of Notes is reached.

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PART II

INSTALLMENT PAYMENTS

Installment Date	Date of Payment	Total of Installment Amounts Payable[1]	Amount of Installment Amounts Paid[1]	Remaining principal amount of this Global Note following such payment[2]	Confirmation of payment by or on behalf of the Issuer
[3]First

[1]	Including Physical Delivery Amount(s), if applicable.
[2]	See most recent entry in Part II, III or IV of Schedule 1 or in Schedule 2 in order to determine this amount.
[3]	Continue numbering until the appropriate number of installment payment dates for the particular Tranche of Notes is reached.

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PART III

REDEMPTIONS

Date of Redemption	Total principal amount of this Global Note to be redeemed[1]	Principal amount Redeemed[1]	Remaining principal amount of this Global Note following such redemption[2]	Confirmation of redemption by or on behalf of the Issuer

[1]	Including Physical Delivery Amount(s), if applicable.
[2]	See most recent entry in Part II, III, IV of Schedule 1 or in Schedule 2 in order to determine this amount.

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PART IV

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Part of principal amount of this Global Note purchased and canceled	Remaining principal amount of this Global Note following such purchase and cancellation[1]	Confirmation of purchase and cancellation by or on behalf of the Issuer

[1]	See most recent entry in Part II, III, IV of Schedule 1 or in Schedule 2 in order to determine this amount.

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Schedule 2 to the

Temporary Global Note1

SCHEDULE OF EXCHANGES

FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or Notes represented by a Permanent Global Note have been made:

Date of exchange	Principal amount of this Global Note exchanged for Definitive Notes or Notes represented by a Permanent Global Note	Remaining principal amount of this Global Note following such exchange[2]	Notation made by or on behalf of the Issuer

[1]	Schedule 2 should only be completed where the applicable Final Terms indicates that this Global Note is intended to be a Classic Global Note.
[2]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

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Schedule 2 to

Agency Agreement

FORM OF PERMANENT GLOBAL NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION IN THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. THIS NOTE MAY NOT BE LEGALLY OR BENEFICIALLY OWNED AT ANY TIME BY ANY U.S. PERSON.

THIS NOTE MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS BEARER NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]1

[1]	[This language is applicable only to Permanent Global Notes representing Notes with maturities of 183 days or less from the date of original issue.]

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B OF A ISSUANCE B.V.

NOTES

PERMANENT GLOBAL NOTE

COMMON CODE:	ISIN:

This Global Note is a Permanent Global Note in bearer form without interest coupons in respect of a duly authorized Series of Notes (the “Notes”) of B of A Issuance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Issuer”) described, and having the provisions specified, in the applicable Final Terms (the “Final Terms”), which provisions are incorporated herein. References herein to the General Note Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 12-1, including any applicable Product Annex as set out in Schedule 12-3, to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms and which are incorporated herein by reference, but in the event of any conflict between the provisions of that Schedule and the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the General Note Conditions and/or the Final Terms shall bear the same meaning when used herein.

This Global Note is issued subject to, and with the benefit of, the General Note Conditions and an Agency Agreement (the “Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of January 16, 2007 and made among B of A Issuance B.V., as Issuer, Bank of America Corporation (the “Guarantor”), The Bank of New York (the “Agent”), The Bank of New York (Luxembourg) S.A., and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the General Note Conditions, promises to pay to the bearer hereof on each Installment Date the amount payable on such Installment Date in respect of the Notes represented by this Global Note (if the Notes represented by this Global Note are Installment Notes) and on the Maturity Date, on the Interest Payment Date or on the Delivery Date, as the case may be, or on such earlier date as any of the Notes represented by this Global Note may become due and payable in accordance with the General Note Conditions, the amount payable or deliverable, as the case may be, on redemption of such Notes then represented by this Global Note becoming so due and payable, and to pay interest (if any) or to deliver any Physical Delivery Amount (if any) on the Notes from time to time represented by this Global Note calculated and payable as provided in the General Note Conditions together with other sums payable under the General Note Conditions, upon presentation and following the delivery of an Asset Transfer Notice (in the case of Physical Delivery Notes) as provided in the Agency Agreement, and, at maturity, surrender of this Global Note to or to the order of the Agent, or any of the other paying agents located outside the United States and its possessions (except as provided in the General Note Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided herein.

Payment hereunder is guaranteed by the Guarantor, as set forth in the Senior Guarantee Agreement or the Subordinated Guarantee Agreement, as applicable, each executed by the Guarantor on January 16, 2007.

If the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and, together with Euroclear, the “Relevant Clearing Systems”). The records of the Relevant Clearing Systems (which expression in this Global Note means the records that each Relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued

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by a Relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the Relevant Clearing System at that time.

If the applicable Final Terms indicates that this Global Note is intended to be a Classic Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently envisaged by or on behalf of the Issuer, in the relevant column in Part II, III or IV of Schedule 1 or in Schedule 2.

On any redemption, payment of an Installment Amount, delivery or purchase and cancellation of, any of the Notes represented by this Global Note, the Issuer shall procure that:

(a) if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment, delivery or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the Relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the Relevant Clearing Systems and represented by this Global Note shall be reduced by the principal amount of the Notes so redeemed or purchased and cancelled or by the amount of such installment so paid; or

(b) if the applicable Final Terms indicates that this Global Note is intended to be a Classic Global Note, details of such redemption, payment, delivery or purchase and cancellation (as the case may be) shall be entered in the relevant column in Part II, III or IV of Schedule 1 or in Schedule 2 hereto recording any such redemption, payment, delivery or purchase and cancellation (as the case may be) and shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an Installment Amount, delivery or purchase and cancellation, the principal amount of such Notes represented by this Global Note shall be reduced by the principal amount of the Notes so redeemed or purchased and cancelled or the amount of such Installment Amount.

The Notes represented by this Global Note were represented originally by one or more Temporary Global Notes (each Tranche of Notes comprised in the Series of Notes to which this Global Note relates having been represented originally by one Temporary Global Note). Unless any such Temporary Global Note was exchanged in whole on the issue hereof, an interest in such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for an interest in this Global Note. The Issuer shall procure that:

(a) if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the Relevant Clearing Systems; or

(b) if the applicable Final Terms indicates that this Global Note is intended to be a Classic Global Note, details of such exchange shall be entered in Schedule 2 hereto to reflect the increase in the aggregate principal amount of this Global Note due to each such exchange, whereupon the principal amount hereof shall be increased for all purposes by the amount so exchanged and endorsed.

In certain circumstances further notes may be issued which are intended on issue to be consolidated and form a single Series with the Notes. In such circumstances the Issuer shall procure that:

(a) if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, details of such further notes may be entered in the records of the Relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note may be increased by the amount of such further notes so issued; or

(b) if the applicable Final Terms indicates that this Global Note is intended to be a Classic Global Note, details of such further notes shall be entered in the relevant column in Part II, III or IV of Schedule 1 or in Schedule 2 hereto recording such exchange and shall be signed by or on

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behalf of the Issuer, whereupon the nominal amount of the Notes represented by this Global Note shall be increased by the nominal amount of any such Temporary Global Note so exchanged.

This Global Note may be exchanged for security-printed Definitive Notes, under the circumstances and in accordance with the terms provided for in the General Note Conditions, and (if applicable) Coupons, Receipts and/or Talons in the form set out in Schedules 3, 9, 10 and 11, respectively, to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talon and the Final Terms have been incorporated on such Definitive Notes). Subject as aforesaid and to at least 60 calendar days’ written notice expiring after the Exchange Date (as defined in the Temporary Global Note referred to above) being given to the Agent by Euroclear and/or Clearstream, Luxembourg, acting on the instructions of any Holder of an interest in the Global Note, this exchange will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above. The aggregate principal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate principal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Global Note entered in the records of the Relevant Clearing Systems (if the applicable Final Terms indicate that this Global Note is intended to be a New Global Note)) or most recently entered in the relevant column in Part II, III or IV of Schedule 1 or in Schedule 2 hereto (if the applicable Final Terms indicate that this Global Note is not intended to be a New Global Note).

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof in all respects shall be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Receipts and/or Talons in the form set out in Schedules 3, 9, 10 and 11, respectively, to the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons and the Final Terms have been incorporated on such Definitive Notes).

Notwithstanding any provision to the contrary contained in this Permanent Global Note, the Holder of this Permanent Global Note shall be the only person entitled to receive payments in respect to the Notes represented by this Permanent Global Note and the Issuer will be discharged by payment to, or to the order of, the Holder of this Permanent Global Note in respect of each amount so paid. Any failure to make the entries referred to in above shall not affect such discharge. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular principal amount of Notes represented by this Permanent Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the Holder of this Permanent Global Note. No person other than the Holder of this Permanent Global Note shall have any claim against the Issuer in respect of any payments or deliveries due on this Permanent Global Note.

This Permanent Global Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Permanent Global Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Agent acting in accordance with the Agency Agreement. If the applicable Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, this Global Note shall not become valid or obligatory for any purpose until it is duly effectuated by the entity appointed as common safekeeper by the Relevant Clearing Systems.

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IN WITNESS WHEREOF the Issuer has caused this Permanent Global Note to be duly signed on its behalf.

B OF A ISSUANCE B.V.

By:
Managing Director A

By:
Managing Director B

[CERTIFICATE OF AUTHENTICATION OF THE AGENT]

This Permanent Global Note is authenticated by or on behalf of the Agent.

THE BANK OF NEW YORK as Agent

By:
Authorized Signatory
For the purposes of authentication only.

[CERTIFICATE OF EFFECTUATION]

This Permanent Global Note is effectuated by or on behalf of the common safekeeper.

[Insert the name of the common safekeeper]
As common safekeeper

By:
Authorized Signatory
For the purposes of effectuation only.

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Schedule 1 to the

Permanent Global Note1

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable[2]	Amount of Interest Paid[2]	Confirmation of payment by or on behalf of the Issuer
[3]First

[1]	Schedule 1 should only be completed where the applicable Final Terms indicates that this Global Note is intended to be a Classical Global Note
[2]	Including Physical Delivery Amount(s), if applicable
[3]	Continue numbering until the appropriate number of installment payment dates for the particular Tranche of Notes is reached.

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PART II

INSTALLMENT PAYMENTS

Installment Date	Date of Payment	Total of Installment Amounts Payable[1]	Amount of Installment Amounts Paid[1]	Remaining principal amount of this Global Note following such payments[2]	Confirmation of payment by or on behalf of the Issuer
[3]First

[1]	Including Physical Delivery Amount(s), if applicable.
[2]	See most recent entry in Part II, III or IV of Schedule 1 or in Schedule 2 in order to determine this amount.
[3]	Continue numbering until the appropriate number of installment payment dates for the particular Tranche of Notes is reached.

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PART III

REDEMPTIONS

Date of Redemption	Total principal amount of this Global Note to be redeemed[1]	Principal amount redeemed[1]	Remaining principal amount of this Global Note following such redemption[2]	Confirmation of redemption by or on behalf of the Issuer

[1]	Including Physical Delivery Amount(s), if applicable.
[2]	See most recent entry in Part II, III, IV of Schedule 1 or in Schedule 2 in order to determine this amount.

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PART IV

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Part of principal amount of this Global Note purchased and canceled	Remaining principal amount of this Global Note following such purchase and cancellation[1]	Confirmation of purchase and cancellation by or on behalf of the Issuer

[1]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

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Schedule 2 to the

Permanent Global Note1

SCHEDULE OF EXCHANGES

The following exchanges relating to this Global Note have been made:

Date of exchange	Increase in principal amount of this Global Note due to exchanges of a Temporary Global Note for this Global Note[2]	Decrease in principal amount of this Global Note due to exchanges of this Global Note for Definitive Notes	Notation made by or on behalf of the Issuer

[1]	Schedule 2 should only be completed where the applicable Final Terms indicates that this Global note is intended to be a Classic Global Note.
[2]	If this Global Note has a maturity of less than one year from the Issue Date, the amount must be at least GBP £100,000 (or its equivalent in any other currency or currencies).

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Schedule 3 to

Agency Agreement

FORM OF DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION IN THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. THIS NOTE MAY NOT BE LEGALLY OR BENEFICIALLY OWNED AT ANY TIME BY ANY U.S. PERSON.

THIS NOTE MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS NOTE IS A DEFINITIVE NOTE WITH INTEREST COUPONS. THE RIGHTS ATTACHING TO THIS DEFINITIVE NOTE ARE AS SPECIFIED IN THE AGENCY AGREEMENT (AS DEFINED HEREIN).

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]1

[Legend on definitive bearer Notes:

[Unless between individuals not acting in the conduct of a profession or business, each transaction regarding this Note which involves the physical delivery thereof within, from or into the Netherlands must be effected (as required by the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) through the mediation of the Issuer or a member

[1]	[This language is applicable only to Notes with maturities of 183 days or less from the date of original issue.]

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of Euronext Amsterdam N.V. and, unless this Note qualifies as commercial paper or as a certificate of deposit and the transaction is between the professional parties, must be recorded in a transaction note which includes the name and address of each party to the transaction, the nature of the transaction and the details and serial number of this Note.]2

[2]

Include on zero coupon or discounted bearer Notes and other bearer Notes on which interest does not become due and payable during their term but only at maturity (savings certificates, as defined in the Dutch Savings Certificates Act) and which are (a) not listed on Euronext Amsterdam and (b) physically issued in the Netherlands or physically issued outside the Netherlands but distributed in the Netherlands immediately thereafter.]

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B OF A ISSUANCE B.V.

[Specified Currency and Principal Amount of Tranche]

NOTES DUE [year of Maturity

Date/Redemption Month]

Series No. [    ]

Tranche No. [    ]

NOTE

COMMON CODE:	ISIN:

This Note is one of a duly authorized issue of Notes (the “Notes”) of B of A Issuance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Issuer”) denominated in the Specified Currency maturing on the Maturity Date or, as the case may be, on the Interest Payment Date. References herein to the General Note Conditions shall be to the Terms and Conditions of the Notes, including any applicable Product Annex, as endorsed herein as modified and supplemented by the information set out in the Final Terms and which are incorporated herein by reference, but in the event of any conflict between the provisions of the General Note Conditions and the information set out in the Final Terms, the Final Terms will prevail.

This Note is issued subject to, and with the benefit of, the General Note Conditions and an Agency Agreement (the “Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of January 16, 2007 and made among B of A Issuance B.V., as Issuer, Bank of America Corporation (the “Guarantor”), The Bank of New York (the “Agent”), The Bank of New York (Luxembourg) S.A., and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the General Note Conditions, promises to pay to the bearer hereof on each Installment Date the amount payable on such Installment Date in respect of the Notes represented by this Definitive Note (if the Notes represented by this Definitive Note are Installment Notes) and on the Maturity Date, on the Interest Payment Date or on the Delivery Date, as the case may be, or on such earlier date as any of the Notes represented by this Definitive Note may become due and payable in accordance with the General Note Conditions, the amount payable or deliverable, as the case may be, on redemption of such Notes then represented by this Definitive Note becoming so due and payable, and to pay interest (if any) or to deliver any Physical Delivery Amount (if any) on the Notes from time to time represented by this Definitive Note calculated and payable as provided in the General Note Conditions together with other sums payable under the General Note Conditions.

Payment hereunder is guaranteed by the Guarantor, as set forth in the Senior Guarantee Agreement or the Subordinated Guarantee Agreement, as applicable, each executed by the Guarantor on January 16, 2007.

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This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Agent acting in accordance with the Agency Agreement.

IN WITNESS WHEREOF the Issuer has caused this Note to be duly signed on its behalf.

B OF A ISSUANCE B.V.

By:
Managing Director A

By:
Managing Director B

CERTIFICATE OF AUTHENTICATION OF THE AGENT

This Note is authenticated by or on behalf of the Agent.

THE BANK OF NEW YORK as Agent

By:
Authorized Signatory
For the purposes of authentication only.

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(REVERSE OF NOTE)

The General Note Conditions and Product Annexes, attached to or endorsed upon this Note, are set forth in Schedule 12-1 of the Agency Agreement dated as of January 16, 2007 by and among B of A Issuance B.V., as Issuer, Bank of America Corporation, as Guarantor, The Bank of New York (the “Agent”), The Bank of New York (Luxembourg) S.A. and the other agents named therein.

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Schedule 4 to

Agency Agreement

FORM OF TEMPORARY GLOBAL CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION IN THIS CERTIFICATE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. THIS CERTIFICATE MAY NOT BE LEGALLY OR BENEFICIALLY OWNED AT ANY TIME BY ANY U.S. PERSON.

THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

THIS CERTIFICATE IS A TEMPORARY GLOBAL CERTIFICATE IN BEARER FORM, WITHOUT COUPONS, EXCHANGEABLE FOR A BEARER CERTIFICATE IN PERMANENT GLOBAL FORM. THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL CERTIFICATE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL CERTIFICATE, ARE AS SPECIFIED IN THE AGENCY AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]1

[1]	[This language is applicable only to Temporary Global Certificates representing Certificates with maturities of 183 days or less from the date of original issue.]

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B OF A ISSUANCE B.V.

CERTIFICATES

TEMPORARY GLOBAL CERTIFICATE

COMMON CODE:	ISIN:

This Global Certificate is a Temporary Global Certificate in bearer form without interest coupons in respect of a duly authorized Series of Certificates (the “Certificates”) of B of A Issuance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Issuer”) described, and having the provisions specified, in the applicable Final Terms (the “Final Terms”), which provisions are incorporated herein. References herein to the General Instrument Conditions shall be to the Terms and Conditions of the Instruments as set out in Schedule 12-2, including any applicable Product Annex as set out in Schedule 12-3, to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms and which are incorporated herein by reference, but in the event of any conflict between the provisions of that Schedule and the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the General Instrument Conditions and/or the Final Terms shall bear the same meaning when used herein.

This Global Certificate is issued subject to, and with the benefit of, the General Instrument Conditions and an Agency Agreement (the “Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of January 16, 2007 and made among B of A Issuance B.V., as Issuer, Bank of America Corporation (the “Guarantor”), The Bank of New York (the “Agent”), The Bank of New York (Luxembourg) S.A. and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the General Instrument Conditions, promises to pay to the bearer hereof on the Settlement Date, on any Interest Payment Date, as the case may be, or on such earlier date as any of the Certificates represented by this Global Certificate may become due and payable in accordance with the General Instrument Conditions, the amount payable or deliverable, as the case may be, on redemption of such Certificates then represented by this Global Certificate becoming so due and payable, and to pay interest (if any) or to deliver any Physical Delivery Amount (if any) on the Certificates from time to time represented by this Global Certificate calculated and payable as provided in the General Instrument Conditions together with other sums payable under the General Instrument Conditions, upon presentation and following the delivery of a certificate settlement notice as provided in the Agency Agreement, and, at final settlement, surrender of this Global Certificate to or to the order of the Agent, or any of the other paying agents located outside the United States and its possessions (except as provided in the General Instrument Conditions) from time to time appointed by the Issuer in respect of the Certificates, but in each case subject to the requirements as to certification provided herein.

Payment hereunder is guaranteed by the Guarantor, as set forth in the Senior Guarantee Agreement executed by the Guarantor on January 16, 2007.

The Notional Amount of the Certificates represented by this Global Certificate shall be the amount stated in the applicable Final Terms or, if lower, the Notional Amount most recently recorded by or on behalf of the Issuer, in the relevant column in Part II or III of Schedule 1 or in Schedule 2 hereto.

On any settlement or purchase and cancellation of any of the Certificates represented by this Global Certificate, the Issuer shall procure that details of such settlement, payment, delivery or purchase and cancellation (as the case may be) shall be entered in the relevant column in Part II or III of Schedule 1 or in Schedule 2 hereto recording any such settlement, payment, delivery or purchase and cancellation (as the case may be) and shall be

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signed by or on behalf of the Issuer. Upon any such settlement or purchase and cancellation, the number of such Certificates represented by this Global Certificate shall be reduced by the number of Certificates so redeemed or purchased and cancelled.

Prior to the Exchange Date (as defined below), all payments (if any) on this Global Certificate will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (“Euroclear”), a certificate, substantially in the form set out in Schedule 13 to the Agency Agreement, to the effect that it has received from or in respect of a person entitled to a particular Notional Amount of the Certificates (as shown by its records) a certificate in or substantially in the form of the certificate as set out in Schedule 14 to the Agency Agreement. Payments or deliveries due in respect of Certificates for the time being represented by this Global Certificate shall be made to the bearer of this Global Certificate and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to in sub-paragraphs (a) and (b) above shall not affect such discharge. After the Exchange Date, the bearer of this Global Certificate will not be entitled to receive any payment of interest hereon.

On or after the Exchange Date (as defined below) this Global Certificate may be exchanged in whole or in part (free of charge) for, as specified in the Final Terms, either (a) a Permanent Global Certificate in or substantially in the form set out in Schedule 5 to the Agency Agreement (together with the Final Terms attached to it), in each case upon notice being given by a Relevant Clearing System acting on the instructions of any Holder of an interest in this Global Certificate or, (b) under certain limited circumstances, security printed Definitive Certificates and, (if applicable) Coupons in the form set out in Schedules 6 or 9, respectively, to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Certificates and (if applicable) Coupons and the Final Terms have been incorporated on such Definitive Certificates) and subject to such notice period as is specified in the Final Terms. The “Exchange Date” for this Global Certificate will normally be the 40th day after the later of the date on which the Issuer receives the proceeds of the sale of the Global Certificate and the closing date for the Global Certificate. However, if the Issuer, a Dealer or any distributor, as defined in Treasury Regulation Sec. 1.163-5(c)(2)(i)(D)(4), holds a Certificate represented by this Global Certificate as part of an unsold allotment or subscription for more than 40 days after the later of the date on which the Issuer receives the proceeds of the sale of the Global Certificate and the closing date for the Global Certificate, the Exchange Date with respect to such Certificate will be the day after the date on which the Issuer, Dealer or distributor sells such Certificate.

This Global Certificate may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London. The Issuer shall procure that Definitive Certificates and interests in the Permanent Global Certificate shall be so issued and delivered in exchange for only that portion of this Global Certificate in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate, substantially in the form set out in Schedule 13 to the Agency Agreement, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular Notional Amount of the Certificates (as shown by its records) a certificate from such person in or substantially in the form of the certificate set out in Schedule 14 to the Agency Agreement, unless such certificate has already been given in accordance with the above provisions. The aggregate Notional Amount of interests in a Permanent Global Certificate issued upon an exchange of this Global Certificate subject to the terms hereof, will be equal to the aggregate Notional Amount of this Global Certificate submitted by the bearer hereof for exchange (to the extent that such Notional Amount does not exceed the aggregate Notional Amount of this Global Certificate).

On an exchange of the whole of this Global Certificate, this Global Certificate shall be surrendered to the Agent. On an exchange of only part of this Global Certificate, the Issuer shall procure that details of such exchange shall be entered in the relevant space in Schedule 2 hereto recording such exchange and shall be signed by or on behalf of the Issuer and the Notional Amount of this Global Certificate and the Certificates represented by this Global Certificate shall be reduced by the Notional Amount so exchanged.

If, following the issue of a Permanent Global Certificate in exchange for some of the Certificates represented by this Global Certificate, further Certificates represented by this Global Certificate are to be exchanged for interests in a Permanent Global Certificate, such exchange may be effected, subject as provided herein, without the issue of a new Permanent Global Certificate by the Issuer or its agent endorsing Schedule 2 of the Permanent Global Certificate previously issued to reflect an increase in the aggregate Notional Amount of such Permanent

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Global Certificate by an amount equal to the aggregate Notional Amount of the Permanent Global Certificate which would otherwise have been issued on such exchange.

Until the exchange of the whole of this Global Certificate as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Certificates and (if applicable) Coupons in the form set out in Schedules 6 or 9, respectively, to the Agency Agreement.

Notwithstanding any provision to the contrary contained in this Temporary Global Certificate, the Issuer irrevocably agrees, for the benefit of such Holders and their successors and assigns, that each Holder or its successors or assigns may file without the consent and to the exclusion of the bearer hereof, any claim, take any action or institute any proceeding to enforce, directly against the Issuer, the obligation of the Issuer hereunder to pay any amount due or to become due in respect of each Certificate represented by this Temporary Global Certificate which is credited to such Holder’s securities account with Euroclear or Clearstream, Luxembourg without the production of this Temporary Global Certificate; provided that the bearer hereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such Certificate.

Until exchanged in full for the Permanent Global Certificate, this Temporary Global Certificate in all respects shall be entitled to the same benefits under, and subject to the same terms and conditions of, the Agency Agreement as the Permanent Global Certificate authenticated and delivered thereunder, except that neither the Holder hereof nor the beneficial owners of this Temporary Global Certificate shall be entitled to receive payment of interest hereon.

This Temporary Global Certificate shall be governed by, and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Temporary Global Certificate shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Agent acting in accordance with the Agency Agreement.

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IN WITNESS WHEREOF the Issuer has caused this Temporary Global Certificate to be duly signed on its behalf.

B OF A ISSUANCE B.V.

By:
Managing Director A

By:
Managing Director B

[CERTIFICATE OF AUTHENTICATION OF THE AGENT]

This Temporary Global Certificate is authenticated by or on behalf of the Agent.

THE BANK OF NEW YORK As Agent

By:
Authorized Signatory
For the purposes of authentication only.

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Schedule 1 to the

Temporary Global Certificate

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable[1]	Amount of Interest Paid[1]	Confirmation of payment by or on behalf of the Issuer

[2]First

[1]	Including Physical Delivery Amount(s), if applicable.
[2]	Continue numbering until the appropriate number of interest payment dates for the particular Tranche of Certificates is reached.

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PART II

REDEMPTIONS

Date of Redemption	Total number of Certificates represented by this Global Certificate to be redeemed[1]	Remaining number of Certificates represented by this Global Certificate following such redemption[2]	Confirmation of redemption by or on behalf of the Issuer

[1]	Including Physical Delivery Amount(s), if applicable.
[2]	See most recent entry in Part II or III of Schedule 1 or in Schedule 2 in order to determine this amount.

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PART III

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Number of Certificates represented by this Global Certificate purchased and canceled	Remaining number of Certificates represented by this Global Certificate following such purchase and cancellation[1]	Confirmation of purchase and cancellation by or on behalf of the Issuer

[1]	See most recent entry in Part II or III of Schedule 1 or in Schedule 2 in order to determine this amount.

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Schedule 2 to the

Temporary Global Certificate

SCHEDULE OF EXCHANGES

FOR DEFINITIVE CERTIFICATES OR PERMANENT GLOBAL CERTIFICATE

The following exchanges of a part of this Global Certificate for Definitive Certificates or Certificates represented by a Permanent Global Certificate have been made:

Date of exchange	Number of Certificates represented by this Global Certificate exchanged for Definitive Certificates or Certificates represented by a Permanent Global Certificate	Remaining number of Certificates represented by this Global Certificate following such exchange[1]	Notation made by or on behalf of the Issuer

[1]	See most recent entry in Part II or III of Schedule 1 or in Schedule 2 in order to determine this amount.

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Schedule 5 to

Agency Agreement

FORM OF PERMANENT GLOBAL CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION IN THIS CERTIFICATE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. THIS CERTIFICATE MAY NOT BE LEGALLY OR BENEFICIALLY OWNED AT ANY TIME BY ANY U.S. PERSON.

THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

THIS CERTIFICATE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS BEARER CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]1

[1]	[This language is applicable only to Permanent Global Certificates representing Certificates with maturities of 183 days or less from the date of original issue.]

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B OF A ISSUANCE B.V.

CERTIFICATES

PERMANENT GLOBAL CERTIFICATE

COMMON CODE:	ISIN:

This Global Certificate is a Permanent Global Certificate in bearer form without interest coupons in respect of a duly authorized Series of Certificates (the “Certificates”) of B of A Issuance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Issuer”) described, and having the provisions specified, in the applicable Final Terms (the “Final Terms”), which provisions are incorporated herein. References herein to the General Instrument Conditions shall be to the Terms and Conditions of the Instruments as set out in Schedule 12-2, including any applicable Product Annex as set out in Schedule 12-3, to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms and which are incorporated herein by reference, but in the event of any conflict between the provisions of that Schedule and the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the General Instrument Conditions and/or the Final Terms shall bear the same meaning when used herein.

This Global Certificate is issued subject to, and with the benefit of, the General Instrument Conditions and an Agency Agreement (the “Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of January 16, 2007 and made among B of A Issuance B.V., as Issuer, Bank of America Corporation (the “Guarantor”), The Bank of New York (the “Agent”), The Bank of New York (Luxembourg) S.A., and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the General Instrument Conditions, promises to pay to the bearer hereof on the Settlement Date, on any Interest Payment Date or on the Delivery Date, as the case may be, or on such earlier date as any of the Certificates represented by this Global Certificate may become due and payable in accordance with the General Instrument Conditions, the amount payable or deliverable, as the case may be, on redemption of such Certificates then represented by this Global Certificate becoming so due and payable, and to pay interest (if any) or to deliver any Physical Delivery Amount (if any) on the Certificates from time to time represented by this Global Certificate calculated and payable as provided in the General Instrument Conditions together with other sums payable under the General Instrument Conditions, upon presentation and following the delivery of a certificate settlement notice as provided in the Agency Agreement, and, at final settlement, surrender of this Global Certificate to or to the order of the Agent, or any of the other paying agents located outside the United States and its possessions (except as provided in the General Instrument Conditions) from time to time appointed by the Issuer in respect of the Certificates, but in each case subject to the requirements as to certification provided herein.

Payment hereunder is guaranteed by the Guarantor, as set forth in the Senior Guarantee Agreement executed by the Guarantor on January 16, 2007.

The Notional Amount of the Certificates represented by this Global Certificate shall be the amount stated in the applicable Final Terms or, if lower, the Notional Amount most recently envisaged by or on behalf of the Issuer, in the relevant column in Part II or III of Schedule 1 or in Schedule 2.

On any settlement or purchase and cancellation of, any of the Certificates represented by this Global Certificate, the Issuer shall procure that details of such settlement, payment, delivery or purchase and cancellation (as the case may be) shall be entered in the relevant column in Part II or III of Schedule 1 or in Schedule 2 hereto recording any such settlement, payment, delivery or purchase and cancellation (as the case may be) and shall be

5-2

signed by or on behalf of the Issuer. Upon any such settlement or purchase and cancellation, the number of such Certificates represented by this Global Certificate shall be reduced by the number of Certificates so redeemed or purchased and cancelled.

The Certificates represented by this Global Certificate were represented originally by one or more Temporary Global Certificates (each Tranche of Certificates comprised in the Series of Certificates to which this Global Certificate relates having been represented originally by one Temporary Global Certificate). Unless any such Temporary Global Certificate was exchanged in whole on the issue hereof, an interest in such Temporary Global Certificate may be further exchanged, on the terms and conditions set out therein, for an interest in this Global Certificate. The Issuer shall procure that details of such exchange shall be entered in Schedule 2 hereto to reflect the increase in the aggregate Notional Amount of this Global Certificate due to each such exchange, whereupon the Notional Amount hereof shall be increased for all purposes by the Notional Amount so exchanged and endorsed.

In certain circumstances further certificates may be issued which are intended on issue to be consolidated and form a single Series with the Certificates. In such circumstances the Issuer shall procure that details of such further certificates shall be entered in the relevant column in Part II or III of Schedule 1 or in Schedule 2 hereto recording such exchange and shall be signed by or on behalf of the Issuer, whereupon the Notional Amount of the Certificates represented by this Global Certificate shall be increased by the Notional Amount of any such Temporary Global Certificate so exchanged.

This Global Certificate may be exchanged for security-printed Definitive Certificates, under the circumstances and in accordance with the General Instrument Conditions, and (if applicable) Coupons in the form set out in Schedules 6 or 9, respectively, to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Certificates and (if applicable) Coupons and the Final Terms have been incorporated on such Definitive Certificates). Subject as aforesaid and to at least 60 calendar days’ written notice expiring after the Exchange Date (as defined in the Temporary Global Certificate referred to above) being given to the Agent by Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), acting on the instructions of any Holder of an interest in the Global Certificate, this exchange will be made upon presentation of this Global Certificate by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above. The aggregate Notional Amount of Definitive Certificates issued upon an exchange of this Global Certificate will be equal to the aggregate Notional Amount of this Global Certificate submitted by the bearer hereof for exchange (to the extent that such amount does not exceed the aggregate Notional Amount of this Global Certificate most recently entered in the relevant column in Part II or III of Schedule 1 or in Schedule 2 hereto).

On an exchange of the whole of this Global Certificate, this Global Certificate shall be surrendered to the Agent.

Until the exchange of the whole of this Global Certificate as aforesaid, the bearer hereof in all respects shall be entitled to the same benefits as if he were the bearer of Definitive Certificates and (if applicable) Coupons in the form set out in Schedules 6 or 9, respectively, to the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Certificates and (if applicable) Coupons and the Final Terms have been incorporated on such Definitive Certificates).

Notwithstanding any provision to the contrary contained in this Permanent Global Certificate, the Holder of this Permanent Global Certificate shall be the only person entitled to receive payments in respect to the Certificates represented by this Permanent Global Certificate and the Issuer will be discharged by payment to, or to the order of, the Holder of this Permanent Global Certificate in respect of each amount so paid. Any failure to make the entries referred to in above shall not affect such discharge. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular amount of Certificates represented by this Permanent Global Certificate must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the Holder of this Permanent Global Certificate. No person other than the Holder of this Permanent Global Certificate shall have any claim against the Issuer in respect of any payments or deliveries due on this Permanent Global Certificate.

5-3

This Permanent Global Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Permanent Global Certificate shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Agent acting in accordance with the Agency Agreement.

5-4

IN WITNESS WHEREOF the Issuer has caused this Permanent Global Certificate to be duly signed on its behalf.

B OF A ISSUANCE B.V.

By:
Managing Director A

By:
Managing Director B

[CERTIFICATE OF AUTHENTICATION OF THE AGENT]

This Permanent Global Certificate is authenticated by or on behalf of the Agent.

THE BANK OF NEW YORK as Agent

By:
Authorized Signatory
For the purposes of authentication only.

5-5

Schedule 1 to the

Permanent Global Certificate

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable[1]	Amount of Interest Paid[1]	Confirmation of payment by or on behalf of the Issuer
[2]First

[1]	Including Physical Delivery Amount(s), if applicable.
[2]	Continue numbering until the appropriate number of interest payment dates for the particular Tranche of Certificates is reached.

5-6

PART II

REDEMPTIONS

Date of Redemption	Total number of Certificates represented by this Global Certificate to be redeemed[1]	Remaining number of Certificates represented by this Global Certificate following such redemption[2]	Confirmation of redemption by or on behalf of the Issuer

[1]	Including Physical Delivery Amount(s), if applicable.
[2]	See most recent entry in Part II or III of Schedule 1 or in Schedule 2 in order to determine this amount.

5-7

PART III

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Number of Certificates represented by this Global Certificate purchased and canceled	Remaining number of Certificates represented by this Global Certificate following such purchase and cancellation[1]	Confirmation of purchase and cancellation by or on behalf of the Issuer

[1]	See most recent entry in Part II or III of Schedule 1 or in Schedule 2 in order to determine this amount.

5-8

Schedule 2 to the

Permanent Global Certificate

SCHEDULE OF EXCHANGES

The following exchanges relating to this Global Certificate have been made:

Date of exchange	Increase in the number of Certificates represented by this Global Certificate due to exchanges of a Temporary Global Certificate for this Global Certificate[1]	Decrease in the number of Certificates represented by this Global Certificate due to exchanges of this Global Certificate for Definitive Certificates	Notation made by or on behalf of the Issuer

[1]	If this Global Certificate has a maturity of less than one year from the Issue Date, the amount must be at least GBP £100,000 (or its equivalent in any other currency or currencies).

5-9

Schedule 6 to

Agency Agreement

FORM OF DEFINITIVE CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION IN THIS CERTIFICATE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. THIS CERTIFICATE MAY NOT BE LEGALLY OR BENEFICIALLY OWNED AT ANY TIME BY ANY U.S. PERSON.

THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS CERTIFICATE IS A DEFINITIVE CERTIFICATE WITH INTEREST COUPONS. THE RIGHTS ATTACHING TO THIS DEFINITIVE CERTIFICATE ARE AS SPECIFIED IN THE AGENCY AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]1

[Legend on definitive bearer Certificates:

[Unless between individuals not acting in the conduct of a profession or business, each transaction regarding this Certificate which involves the physical delivery thereof within, from or into the Netherlands must be effected (as

[1]	[This language is applicable only to Certificates with maturities of 183 days or less from the date of original issue.]

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required by the Dutch Savings Certificates Act (Wet inzake spaarbewijzen)) through the mediation of the Issuer, the Guarantor or a member of Euronext Amsterdam N.V. and, unless this Certificate qualifies as commercial paper or as a certificate of deposit and the transaction is between the professional parties, must be recorded in a transaction note which includes the name and address of each party to the transaction, the nature of the transaction and the details and serial number of this Certificate.]2

[2]

Include on discounted bearer Certificates and other bearer Certificates on which interest does not become due and payable during their term but only at maturity (savings certificates, as defined in the Dutch Savings Certificates Act) and which are (a) not listed on Euronext Amsterdam and (b) physically issued in the Netherlands or physically issued outside the Netherlands but distributed in the Netherlands immediately thereafter.

6-2

B OF A ISSUANCE B.V.

[Notional Amount of Tranche]

CERTIFICATES DUE [year of Settlement

Date/Settlement Month]

Series No. [    ]

Tranche No. [    ]

CERTIFICATE

COMMON CODE:	ISIN:

This Certificate is one of a duly authorized issue of Certificates (the “Certificate”) of B of A Issuance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Issuer”) payable on the Redemption Date or, as the case may be, on the Interest Payment Date. References herein to the General Instrument Conditions shall be to the Terms and Conditions of the Instruments, including any applicable Product Annex, endorsed herein as modified and supplemented by the information set out in the Final Terms and which are incorporated herein by reference, but in the event of any conflict between the provisions of the General Instrument Conditions and the information set out in the Final Terms, the Final Terms will prevail.

This Certificate is issued subject to, and with the benefit of, the General Instrument Conditions and an Agency Agreement (the “Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of January 16, 2007 and made among B of A Issuance B.V., as Issuer, Bank of America Corporation (the “Guarantor”), The Bank of New York (the “Agent”), The Bank of New York (Luxembourg) S.A., and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the General Instrument Conditions, promises to pay to the bearer hereof on the Settlement Date, on any Interest Payment Date or on the Delivery Date, as the case may be, or on such earlier date as any of the Certificates represented by this Definitive Certificate may become due and payable in accordance with the General Instrument Conditions, the amount payable or deliverable, as the case may be, on redemption of such Certificates then represented by this Definitive Certificate becoming so due and payable, and to pay interest (if any) or to deliver any Physical Delivery Amount (if any) on the Certificates from time to time represented by this Definitive Certificate calculated and payable as provided in the General Instrument Conditions together with other sums payable under the General Instrument Conditions.

Payment hereunder is guaranteed by the Guarantor, as set forth in the Senior Guarantee Agreement executed by the Guarantor on January 16, 2007.

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This Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Certificate shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Agent acting in accordance with the Agency Agreement.

IN WITNESS WHEREOF the Issuer has caused this Certificate to be duly signed on its behalf.

B OF A ISSUANCE B.V.

By:
Managing Director A

By:
Managing Director B

CERTIFICATE OF AUTHENTICATION OF THE AGENT

This Certificate is authenticated by or on behalf of the Agent.

THE BANK OF NEW YORK as Agent

By:
Authorized Signatory
For the purposes of authentication only.

6-4

(REVERSE OF CERTIFICATE)

The General Instrument Conditions and Product Annexes, attached to or endorsed upon this Certificate, are set forth in Schedule 12-2 of the Agency Agreement dated as of January 16, 2007 by and among B of A Issuance B.V., as Issuer, Bank of America Corporation, as Guarantor, The Bank of New York (the “Agent”), The Bank of New York (Luxembourg) S.A. and the other agents named therein.

6-5

Schedule 7 to

Agency Agreement

FORM OF PERMANENT GLOBAL WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY INTEREST OR PARTICIPATION IN THIS WARRANT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. THIS WARRANT MAY NOT BE LEGALLY OR BENEFICIALLY OWNED AT ANY TIME BY ANY U.S. PERSON.

THIS WARRANT IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

B OF A ISSUANCE B.V.

WARRANTS

PERMANENT GLOBAL WARRANT

COMMON CODE:	ISIN:

This Global Warrant is a Permanent Global Warrant in bearer form in respect of a duly authorized Series of Warrants (the “Warrants”) of B of A Issuance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Issuer”) described, and having the provisions specified, in the applicable Final Terms (the “Final Terms”), which provisions are incorporated herein. References herein to the General Instrument Conditions shall be to the Terms and Conditions of the Instruments as set out in Schedule 12-2 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms and which are incorporated herein by reference, but in the event of any conflict between the provisions of that Schedule and the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the General Instrument Conditions and/or the Final Terms shall bear the same meaning when used herein.

This Global Warrant is issued subject to, and with the benefit of, the General Instrument Conditions and an Agency Agreement (the “Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of January 16, 2007 and made among B of A Issuance B.V., as Issuer, Bank of America Corporation (the “Guarantor”), The Bank of New York (the “Agent”), The Bank of New York (Luxembourg) S.A., and the other agents named therein.

For value received, the Issuer, subject to the exercise of this Global Warrant pursuant to an Exercise Notice as set out in Schedule 18 to the Agency Agreement and in accordance with the General Instrument Conditions, promises to pay to the bearer hereof on the Settlement Date, the amount payable or deliverable, as the case may be, on the exercise of such Warrants then represented by this Global Warrant, and to pay such amount or to deliver any Physical Delivery Amount (if any) on the Warrants from time to time represented by this Global Warrant calculated and payable as provided in the General Instrument Conditions together with any other sums payable under the

7-1

General Instrument Conditions, upon presentation or following the delivery of an exercise notice as provided in the Agency Agreement.

Payment hereunder is guaranteed by the Guarantor, as set forth in the Senior Guarantee Agreement executed by the Guarantor on January 16, 2007.

The number of the Warrants represented by this Global Warrant shall be the number stated in the applicable Final Terms or, if lower, the number most recently envisaged by or on behalf of the Issuer, in the relevant column in Part I or II of Schedule 1 or in Schedule 2.

On any exercise or purchase and cancellation of, any of the Warrants represented by this Global Warrant, the Issuer shall procure that details of such exercise, payment or purchase and cancellation (as the case may be) shall be entered in the relevant column in Part I or II of Schedule 1 or in Schedule 2 hereto recording any such exercise, payment or purchase and cancellation (as the case may be) and shall be signed by or on behalf of the Issuer. Upon any such exercise or purchase and cancellation, the number of such Warrants represented by this Global Warrant shall be reduced by the number of the Warrants so exercised or purchased and cancelled.

This Global Warrant may be exchanged in whole, but not in part (free of charge), for security-printed Definitive Warrants, in the circumstances provided for in the General Instrument Conditions. Subject as aforesaid, this exchange will be made upon presentation of this Global Warrant by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above. The aggregate number of Definitive Warrants issued upon an exchange of this Global Warrant will be equal to the aggregate number of Warrants represented by this Global Warrant submitted by the bearer hereof for exchange (to the extent that such number does not exceed the aggregate number of Warrants represented by this Global Warrant most recently entered in the relevant column in Part I or II of Schedule 1 or in Schedule 2 hereto), provided that, subject as aforesaid, the first notice given to the Agent by Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) shall give rise to the issue of Definitive Warrants in exchange for the total number of the Warrants represented by this Global Warrant.

On an exchange of the whole of this Global Warrant, this Global Warrant shall be surrendered to the Agent.

Until the exchange of the whole of this Global Warrant as aforesaid, the bearer hereof in all respects shall be entitled to the same benefits as if he were the bearer of a Definitive Warrant.

Notwithstanding any provision to the contrary contained in this Permanent Global Warrant, the Holder of this Permanent Global Warrant shall be the only person entitled to receive payments in respect to the Warrants represented by this Permanent Global Warrant and the Issuer will be discharged by payment to, or to the order of, the Holder of this Permanent Global Warrant in respect of each amount so paid. Any failure to make the entries referred to in above shall not affect such discharge. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular number of Warrants represented by this Permanent Global Warrant must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the Holder of this Permanent Global Warrant. No person other than the Holder of this Permanent Global Warrant shall have any claim against the Issuer in respect of any payments or deliveries due on this Permanent Global Warrant.

This Permanent Global Warrant shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Permanent Global Warrant shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Agent acting in accordance with the Agency Agreement.

7-2

IN WITNESS WHEREOF the Issuer has caused this Permanent Global Warrant to be duly signed on its behalf.

B OF A ISSUANCE B.V.

By:
Managing Director A

By:
Managing Director B

[CERTIFICATE OF AUTHENTICATION OF THE AGENT]

This Permanent Global Warrant is authenticated by or on behalf of the Agent.

THE BANK OF NEW YORK as Agent

By:
Authorized Signatory
For the purposes of authentication only.

7-3

Schedule 1 to the

Permanent Global Warrant

PART I

EXERCISES

Date of Exercise	Total number of Warrants represented by this Global Warrant to be exercised[1]	Remaining number of Warrants represented by this Global Warrant following such exercise[2]	Confirmation of exercise by or on behalf of the Issuer

[1]	Including Physical Delivery Amount(s), if applicable.
[2]	See most recent entry in Part I or II of Schedule 1 or in Schedule 2 in order to determine this amount.

7-4

PART II

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Number of Warrants represented by this Global Warrant purchased and canceled	Remaining number of Warrants represented by this Global Warrant following such purchase and cancellation[1]	Confirmation of purchase and cancellation by or on behalf of the Issuer

[1]	See most recent entry in Part I or II of Schedule 1 or in Schedule 2 in order to determine this amount.

7-5

Schedule 2 to the

Permanent Global Warrant

SCHEDULE OF EXCHANGES

The following exchanges of a part of this Global Warrant for Definitive Warrants have been made:

Date of exchange	Notation made by or on behalf of the Issuer

7-6

Schedule 8 to

Agency Agreement

FORM OF DEFINITIVE WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY INTEREST OR PARTICIPATION IN THIS WARRANT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. THIS WARRANT MAY NOT BE LEGALLY OR BENEFICIALLY OWNED AT ANY TIME BY ANY U.S. PERSON.

THE RIGHTS ATTACHING TO THIS DEFINITIVE WARRANT ARE AS SPECIFIED IN THE AGENCY AGREEMENT (AS DEFINED HEREIN).

THIS WARRANT IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

B OF A ISSUANCE B.V.

WARRANTS

[Expiration Date]

Series No. [    ]

Tranche No. [    ]

WARRANTS

COMMON CODE:	ISIN:

This Warrant is one of a duly authorized issue of Warrants (the “Warrant”) of B of A Issuance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Issuer”). References herein to the General Instrument Conditions shall be to the Terms and Conditions of the Instruments endorsed herein as modified and supplemented by the information set out in the Final Terms and which are incorporated herein by reference, but in the event of any conflict between the provisions of the General Instrument Conditions and the information set out in the Final Terms, the Final Terms will prevail.

This Warrant is issued subject to, and with the benefit of, the General Instrument Conditions and an Agency Agreement (the “Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of January 16, 2007 and made among B of A Issuance B.V., as Issuer, Bank of America Corporation (the “Guarantor”), The Bank of New York (the “Agent”), The Bank of New York (Luxembourg) S.A., and the other agents named therein.

For value received, the Issuer, subject to the exercise of this Definitive Warrant pursuant to an Exercise Notice as set out in Schedule 18 to the Agency Agreement and in accordance with the General Instrument Conditions, promises to pay to the bearer hereof on the Settlement Date, the amount payable or deliverable, as the case may be, on exercise of such Warrants then represented by this Definitive Warrant, and to pay such amount or to deliver any Physical Delivery Amount (if any) on the Warrants from time to time represented by this Definitive

8-1

Warrant calculated and payable as provided in the General Instrument Conditions together with any other sums payable under the General Instrument Conditions.

Payment hereunder is guaranteed by the Guarantor, as set forth in the Senior Guarantee Agreement executed by the Guarantor on January 16, 2007.

The number of the Warrants represented by this Definitive Warrant shall be the number stated in the applicable Final Terms or, if lower, the number most recently envisaged by or on behalf of the Issuer, in the relevant column in Schedule 1 hereto.

On any exercise of any of the Warrants represented by this Definitive Warrant, the Issuer shall procure that details of such exercise shall be entered in the relevant column in Schedule 1 hereto recording any such exercise and shall be signed by or on behalf of the Issuer. Upon any such exercise the number of such Warrants represented by this Definitive Warrant shall be reduced by the number of the Warrants so exercised.

8-2

This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Warrant shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Agent acting in accordance with the Agency Agreement.

IN WITNESS WHEREOF the Issuer has caused this Warrant to be duly signed on its behalf.

B OF A ISSUANCE B.V.

By:
Managing Director A

By:
Managing Director B

CERTIFICATE OF AUTHENTICATION OF THE AGENT

This Warrant is authenticated by or on behalf of the Agent.

THE BANK OF NEW YORK as Agent

By:
Authorized Signatory
For the purposes of authentication only.

8-3

(REVERSE OF WARRANT)

The General Instrument Conditions, attached to or endorsed upon this Warrant, are set forth in Schedule 12-2 of the Agency Agreement dated as of January 16, 2007 by and among B of A Issuance B.V., as Issuer, Bank of America Corporation, as Guarantor, The Bank of New York (the “Agent”), The Bank of New York (Luxembourg) S.A. and the other agents named therein.

8-4

Schedule 1 to the

Definitive Warrant

EXERCISES

Date of Exercise	Total number of Warrants represented by this Definitive Warrant to be exercised[1]	Remaining number of Warrants represented by this Definitive Warrant following such exercise[2]	Confirmation of exercise by or on behalf of the Issuer

[1]	Including Physical Delivery Amount(s), if applicable.
[2]	See most recent entry in Part I or II of Schedule 1 or in Schedule 2 in order to determine this amount.

8-5

Schedule 9 to

Agency Agreement

FORM OF COUPON

THIS COUPON HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS COUPON NOR ANY INTEREST OR PARTICIPATION IN THIS COUPON MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. THIS COUPON MAY NOT BE LEGALLY OR BENEFICIALLY OWNED AT ANY TIME BY ANY U.S. PERSON.

THIS COUPON MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS COUPON IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS COUPON SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

B OF A ISSUANCE B.V.

[Specified Currency and [Principal] [Notional] Amount of Tranche]

[NOTES/CERTIFICATES] DUE [Year of Maturity]

Series No. [    ]

COMMON CODE:	ISIN:

Part A

[For Fixed Rate [Notes/Certificates]]:

Coupon No.
This Coupon is payable to bearer, separately negotiable and subject to the General [Note/Instrument] Conditions of the said [Notes/Certificates].	Coupon for
[ ]
due on
[ ], 20[ ]]

9-1

Part B

[For Floating Rate [Notes/Certificates], Index Linked Interest [Notes/Certificates], Share Linked Interest [Notes/Certificates], Inflation Linked Interest [Notes/Certificates], Commodity Linked Interest [Notes/Certificates], FX Linked Interest [Notes/Certificates] and Hybrid Interest [Notes/Certificates]:-

Coupon No.
Coupon for the amount due in accordance with the General [Note/Instrument] Conditions on the said [Notes/Certificates] on the Interest Payment Date falling in [20[ ]]	Coupon due
in [ ], [20[ ]]

This Coupon is payable to bearer, separately negotiable and subject to such General [Note/Instrument] Conditions, under which it may become void before its due date.]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]1

B OF A ISSUANCE B.V.

By:
Managing Director A

By:
Managing Director B

[1]	[Appears only on Coupons relating to Notes and Certificates with maturities of 183 days or less from the date of original issue.]

9-2

(Reverse of Coupon)

AGENT

The Bank of New York

One Canada Square

London

E14 5AL

United Kingdom

PAYING AGENT

The Bank of New York (Luxembourg) S.A.

Aerogolf Center

1A, Hoehenhof

L-1736 Senningerberg

Luxembourg

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Holders.

9-3

Schedule 10 to

Agency Agreement

FORM OF RECEIPT

THIS RECEIPT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS RECEIPT NOR ANY INTEREST OR PARTICIPATION IN THIS RECEIPT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. THIS RECEIPT MAY NOT BE LEGALLY OR BENEFICIALLY OWNED AT ANY TIME BY ANY U.S. PERSON.

THIS RECEIPT MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS RECEIPT IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS RECEIPT SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]1

1	[Appears only on Receipts relating to Notes with maturities of 183 days or less from the date or original issue.]

10-1

B OF A ISSUANCE B.V.

[Specified Currency and Principal Amount of Tranche]

NOTES DUE [Year of Maturity]

Series No. [    ]

COMMON CODE:	ISIN:

Receipt for the sum of [            ] being the installment of principal payable in accordance with the Terms and Conditions of the Notes endorsed on the Note to which this Receipt appertains (the “General Note Conditions”) on [            ].

This Receipt is issued subject to and in accordance with the General Note Conditions which shall be binding upon the Holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of the Agent or any of the Paying Agents set out on the reverse of the [Note/Certificate] to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Holders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

B OF A ISSUANCE B.V.

By:
Managing Director A

By:
Managing Director B

10-2

Schedule 11 to

Agency Agreement

FORM OF TALON

THIS TALON HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS TALON NOR ANY INTEREST OR PARTICIPATION IN THIS TALON MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. THIS TALON MAY NOT BE LEGALLY OR BENEFICIALLY OWNED AT ANY TIME BY ANY U.S. PERSON.

THIS TALON MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS TALON IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TALON SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]1

[1]	[Appears only on Talons relating to Notes with maturities of 183 days or less from the date of original issue.]

11-1

(On the front)

[Specified Currency and Principal Amount of Tranche]

NOTES DUE [Year of Maturity]

Series No. [    ]

COMMON CODE:	ISIN:

11-2

On and after [            ] further Coupons [and a further Talon] appertaining to the Note to which this Talon appertains will be issued at the specified office of the Agent or any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Holders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions of the Notes endorsed on the Notes to which this Talon appertains.

B OF A ISSUANCE B.V.

By:
Managing Director A

By:
Managing Director B

11-3

(Reverse of Receipt and Talon)

AGENT

The Bank of New York

One Canada Square

London

E14 5AL

United Kingdom

PAYING AGENT

The Bank of New York (Luxembourg) S.A.

Aerogolf Center

1A, Hoehenhof

L-1736 Senningerberg

Luxembourg

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Holders.

11-4

Schedule 12-1 to

Agency Agreement

TERMS AND CONDITIONS OF THE NOTES

The following are the terms and conditions (the “General Note Conditions”) of the Notes which will include the additional terms and conditions contained in Annex 1 in the case of Index Linked Notes (the “Index Linked Conditions”), the additional terms and conditions contained in Annex 2 in the case of Share Linked Notes (the “Share Linked Conditions”), the additional terms and conditions contained in Annex 3 in the case of Inflation Linked Notes (the “Inflation Linked Conditions”), the additional terms and conditions contained in Annex 4 in the case of Commodity Linked Notes (the “Commodity Linked Conditions”), and the additional terms and conditions contained in Annex 5 in the case of FX Linked Notes (the “FX Linked Conditions”), or any other Annex (each, an “Annex”, and together the “Annexes”) which may be added from time to time in the case of any Notes linked to any other Underlying Asset(s) (the General Note Conditions as supplemented or amended by the Index Linked Conditions, Share Linked Conditions, Inflation Linked Conditions, Commodity Linked Conditions, and/or FX Linked Conditions are together referred to as the “Terms and Conditions” or the “Conditions”). The Terms and Conditions are incorporated by reference into each Global Note and will be attached to or endorsed upon each Definitive Note, if any are issued. The applicable Final Terms in relation to any Tranche of Notes may specify other terms and conditions, which shall to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Tranche of Notes. The applicable Final Terms will be endorsed on, incorporated by reference into, or attached to, each Global Note and Definitive Note. Reference should be made to “Form of the Securities” above for a description of the content of Final Terms, which includes the definition of certain terms used in the following Terms and Conditions. The applicable Final Terms in relation to any Tranche of Notes contain additional terms and conditions which will complete the Notes and are deemed to be incorporated by reference into such Notes.

This Note is one of a series of Notes issued by B of A Issuance B.V. (the “Issuer”), pursuant to the Agency Agreement dated as of January 16, 2007 (the “Agency Agreement”), by and among the Issuer, Bank of America Corporation (the “Guarantor”), The Bank of New York, as principal agent (the “Agent” and “Principal Agent”, which term shall include any successor agent, and the other paying agents named therein (together with the Principal Agent, the “Paying Agents” (which term shall include any additional or successor paying agents)). References herein to the “Notes” shall be references to Notes of this Series and shall mean (1) in relation to any Notes represented by a Global Note, units of the lowest denomination of such Notes (the “Specified Denomination”) payable in one or more currencies (each, a “Specified Currency”), (2) Definitive Notes, if any, issued in exchange for a Global Note, and (3) any Global Note. The Notes, the Receipts, and the Coupons have the benefit of the Agency Agreement. Each Note will be the obligation of the Issuer and, in the case of Senior Notes, will have the benefit of a senior guarantee granted by the Guarantor pursuant to a senior guarantee agreement dated as of January 16, 2007 (the “Senior Guarantee Agreement”) or, in the case of Subordinated Notes, will have the benefit of a subordinated guarantee granted by the Guarantor pursuant to a subordinated guarantee agreement dated as of January 16, 2007 (the “Subordinated Guarantee Agreement”, and, together with the Senior Guarantee Agreement, the “Guarantee Agreements”).

Unless otherwise agreed by the Issuer and the relevant dealers (each, a “Dealer” and together, the “Dealers”), and specified in the applicable Final Terms, each tranche of Notes (“Tranche of Notes”) initially will be represented by a temporary global note in bearer form (the “Temporary Global Note”) without interest coupons, substantially in the form of Schedule 1 to the Agency Agreement. The Temporary Global Note will be exchangeable, as provided in the Agency Agreement, for beneficial interests in a permanent global note in bearer form (the “Permanent Global Note”), substantially in the form of Schedule 2 to the Agency Agreement. The Temporary Global Note and the Permanent Global Note are together referred to as the “Global Notes” and each of them is a “Global Note”. Interests in a Global Note may be exchanged for definitive notes (“Definitive Notes”) with interest coupons attached (the “Coupons”) substantially in the form of Schedule 3 to the Agency Agreement, and, if indicated in the applicable Final Terms, talons for further Coupons (“Talons”) substantially in the form of Schedule 3 to the Agency Agreement attached on issue as described below. Any reference herein to Coupons or coupons, unless the context otherwise requires, shall be deemed to include a reference to Talons or talons. Definitive Notes repayable in installments have receipts (“Receipts”) for the payment of the installments of principal (other than the final installment) attached on issue. Any reference herein to “Holders” shall mean the holders of the Notes,

12-1-1

and, in relation to any Notes represented by a Global Note, shall be construed as provided below. Any reference herein to “Receiptholders” shall mean the holders of the Receipts and any reference herein to “Couponholders” shall mean the holders of the Coupons, and, unless the context otherwise requires, shall include the holders of the Talons.

Except as otherwise provided in the applicable Final Terms, interests in a Global Note will be exchangeable for Definitive Notes in bearer form (1) as to Permanent Global Notes in bearer form, on not less than 60 calendar days’ written notice from Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (acting on the instructions of any holder of an interest in the Global Note), (2) if an Event of Default occurs and is continuing, (3) if the Issuer is notified that either Euroclear or Clearstream, Luxembourg has been closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory, or otherwise) after the original issuance of the Notes or has announced an intention permanently to cease business or has in fact done so and no alternative clearance system approved by the Holders is available, or (4) if the Issuer, after notice to the Agent, determines to issue the Notes in definitive form. Each such exchange shall occur in whole, but not in part, for Definitive Notes in the applicable Specified Denomination, representing the full principal amount of the applicable Global Note. Any exchange of all or part of an interest in a Global Note for Definitive Notes shall be made outside the United States and its possessions.

Any exchange pursuant to the preceding paragraph shall be free of charge to the Holders. However, for so long as a Permanent Global Note is held on behalf of a clearing system and the rules of that clearing system permit, in the case of a request for an exchange of an interest in a Permanent Global Note for Definitive Notes pursuant to clause (1) in the preceding paragraph, prior to effecting any such exchange, the Issuer shall have the right to collect from the requesting Holder(s) a reasonable payment towards the reimbursement of the out-of-pocket expenses incurred by the Issuer in connection therewith. No clearing system shall have any responsibility for the collection of such expenses. Instead, in order to effect an exchange, each Holder requesting such exchange shall send a copy of such request or instructions to the Issuer, together with the relevant contact details of the person or entity responsible for the payment of such expenses.

Subject to applicable laws and regulations, the Issuer may agree to issue Notes in registered form (“Registered Notes”). With respect to any Tranche of Registered Notes, the Issuer will appoint, under a transfer, paying agency, and registry agreement, a transfer agent, paying agent, and registrar, all as more fully described in the applicable Final Terms.

The Final Terms for the Notes are attached hereto or endorsed hereon and supplement these Terms and Conditions and may specify other terms and conditions which, to the extent so specified or to the extent inconsistent with these Terms and Conditions, shall replace or modify these Terms and Conditions for purposes of the Notes. References herein to the “applicable Final Terms” are to the relevant Final Terms attached hereto or endorsed hereon.

As used herein, “Series” means a Tranche of Notes, together with any further Tranche or Tranches of Notes, which are (1) expressly to be consolidated and form a single series and (2) identical in all respects (including as to listing) except for the date on which such Notes will be issued (the “Issue Date”), for interest-bearing Notes, the date from which such Notes bear interest (if different from the Issue Date) (the “Interest Commencement Date”), and the price (expressed as a percentage of the principal amount of the Notes) at which such Notes will be issued (the “Issue Price”). The expressions “Notes of the relevant Series” and “holders of Notes of the relevant Series” and related expressions shall be construed accordingly. As used herein, “Tranche” means Notes (whether in global or definitive form or both) which are identical in all respects (including as to listing).

Copies of the Program Agreement, dated as of January 16, 2007 among the Issuer, the Guarantor, and the Dealers named or to be appointed thereunder (the “Program Agreement”), the Agency Agreement, the Guarantee Agreements, the Delivery Agency Agreement, and the Final Terms applicable to the Notes are available for inspection, and copies may be obtained, without charge, at the specified offices of each of the Paying Agents, except that the applicable Final Terms relating to an unlisted Note only will be available for inspection by a Holder upon proof satisfactory to the relevant Paying Agent as to ownership of the Note. The Holders, the Receiptholders, and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Agency Agreement, the relevant Guarantee Agreement, and the applicable Final Terms, which are binding on them.

12-1-2

The applicable Final Terms will specify whether settlement shall be by way of cash payment (“Cash Settlement”) or by physical delivery (“Physical Settlement”). Notes to which Cash Settlement applies are “Cash Settled Notes” and Notes to which Physical Settlement applies are “Physical Delivery Notes”. Any reference in these Conditions to Physical Delivery Notes shall mean Notes in respect of which a number of underlying shares, bonds, securities, commodities, or such other assets as may be specified in the applicable Final Terms (the “Relevant Asset(s)”) plus/minus any amount due to/from the Holder in respect of each Note (the “Physical Delivery Amount”) is deliverable and/or payable by reference to one or more Relevant Assets as the Issuer, the Guarantor, and the relevant Dealer(s) may agree and as set out in the applicable Final Terms. In respect of Physical Delivery Notes, the Issuer and the Guarantor have entered into a delivery agency agreement dated as of January 16, 2007 (the “Delivery Agency Agreement”) with Banc of America Securities Limited as delivery agent (the “Delivery Agent”, which term shall include any additional or successor delivery agent as specified in the applicable Final Terms). The calculation agent in respect of the Notes (the “Calculation Agent”) will be specified in the applicable Final Terms.

If Averaging is specified as applicable in the applicable Final Terms, the applicable Final Terms will state the relevant Averaging Dates and, if an Averaging Date is a Disrupted Day, whether Omission, Postponement, or Modified Postponement (each as defined in the relevant Annex) applies.

References in these Conditions, unless the context otherwise requires, to Cash Settled Notes shall be deemed to include references to Physical Delivery Notes which include the Issuer’s option (as set out in the applicable Final Terms) to elect cash settlement upon redemption of such Notes pursuant to General Note Condition 5(f)(B) and where settlement upon redemption is to be by way of cash payment. References in these Conditions, unless the context otherwise requires, to Physical Delivery Notes shall be deemed to include references to Cash Settled Notes which include the Issuer’s option (as set out in the applicable Final Terms) to elect physical delivery of the Relevant Asset(s) in settlement upon redemption of such Notes pursuant to General Note Condition 5(f)(B) and where settlement upon redemption is to be by way of physical delivery.

Notes may, if specified in the applicable Final Terms, allow Holders upon redemption of such Notes to elect for settlement by way of cash payment or by way of physical delivery or by such other method of settlement as is specified in the applicable Final Terms. Those Notes where the Holder has elected for cash payment will be Cash Settled Notes and those Notes where the Holder has elected for physical delivery will be Physical Delivery Notes. The rights of a Holder as described in this paragraph may be subject to the Issuer’s right to vary settlement upon redemption of Notes as indicated in the applicable Final Terms and will be subject to the Issuer’s right to substitute assets or pay the Alternative Cash Redemption Amount in lieu of physical delivery in accordance with these Conditions.

Words and expressions defined in the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated.

1.	Form, Denomination and Title

Unless otherwise agreed by the Issuer and the relevant Dealers and specified in the applicable Final Terms, the Notes are in bearer form. Definitive Notes, if any, are serially numbered, in the Specified Currency and the Specified Denominations as indicated in the applicable Final Terms.

This Note is a Note bearing interest on a fixed rate basis (a “Fixed Rate Note”), a Note bearing interest on a floating rate basis (a “Floating Rate Note”), a Note issued at a discount on a non-interest bearing basis and to which the Zero Coupon Note provisions are expressed to be applicable (a “Zero Coupon Note”), a Note issued on the basis of interest linked to an underlying reference asset or basket of assets (each an “Underlying Asset”) such as an index or a basket of indices (an “Index Linked Interest Note”), a share or a basket of shares (a “Share Linked Interest Note”), a consumer price index or a basket of consumer price indices (an “Inflation Linked Interest Note”), a commodity or basket of commodities (a “Commodity Linked Interest Note”), a foreign exchange rate or basket of foreign exchange rates (an “FX Linked Interest Note”), a Note upon which payment of principal or interest may be in more than one currency (a “Dual Currency Note”), or a combination of any of the

12-1-3

foregoing (a “Hybrid Interest Note”), depending upon the Interest/Payment Basis specified in the applicable Final Terms. It is also a Note issued on a partly paid basis (a “Partly Paid Note”), a Note upon which payments are based on an amortization table (the “Amortization Table”) (an “Amortizing Note”), a Note which is redeemable in installments (an “Installment Note”), and a Note upon which payment of principal or any other amounts payable is determined by reference, either directly or indirectly, to the price or performance of one index or a basket of indices (an “Index Linked Redemption Note”, together with Index Linked Interest Notes, “Index Linked Notes”), a share or a basket of shares (a “Share Linked Redemption Note”, together with Share Linked Interest Notes, “Share Linked Notes”), a consumer price index or a basket of consumer price indices (an “Inflation Linked Redemption Note”, together with Inflation Linked Interest Notes, “Inflation Linked Notes”), a commodity or basket of commodities (a “Commodity Linked Redemption Note”, together with Commodity Linked Interest Notes, “Commodity Linked Notes”), a foreign exchange rate or basket of foreign exchange rates (an “FX Linked Redemption Note”, together with FX Linked Interest Notes, “FX Linked Notes”), or to such other Underlying Asset(s), to a combination of any of the foregoing (a “Hybrid Redemption Note”, together with Hybrid Interest Notes, “Hybrid Notes”) in each case as specified in the applicable Final Terms. The appropriate provisions of these Terms and Conditions will apply accordingly.

This Note is either a Senior Note or a Subordinated Note, as specified in the applicable Final Terms.

Definitive Notes will be issued with Coupons attached, unless they are Zero Coupon Notes or other Notes which do not bear interest, in which case references to interest (other than interest due after the Maturity Date), Coupons, and Couponholders in these Terms and Conditions are not applicable.

Subject as set forth below, title to the Notes, Receipts, and Coupons will pass by delivery. The Issuer, the Guarantor, and any Paying Agent may (except as otherwise required by law) deem and treat the bearer of any Note, Receipt, or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next paragraph.

So long as any of the Notes are represented by a Global Note held on behalf of Euroclear and Clearstream, Luxembourg, each person who is shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes standing on the account of any person shall be conclusive and binding for all purposes, except in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Principal Agent, and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes, except with respect to the payment of principal, premium, if any, interest, or any other amounts payable on, or deliveries in respect of, the Notes, the bearer of the relevant Global Note shall be treated by the Issuer, the Guarantor, the Principal Agent, and any Paying Agent as the holder of such Notes in accordance with and subject to the terms of the relevant Global Note (the expressions “Holder” and “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be.

Except for transfers to subsidiaries of the Guarantor that comply with applicable Treasury Regulations, the Notes may not be legally or beneficially owned by any U.S. person (as defined in Regulation S under the Securities Act) at any time nor offered, sold, pledged, assigned, delivered or otherwise transferred at any time, directly or indirectly, in the United States of America or its possessions or to any U.S. person. The Issuer has the right, at its option, under the Agency Agreement and these General Note Conditions, to compel any beneficial owner of the Notes to void the transfer of the Notes to such beneficial owner or to redeem any Notes held by such beneficial owner. In the event of such a redemption, the redemption price will be determined as set out in General Note Condition 6(e)(i), (ii), or (iii), as applicable.

The Issuer may void the transfer of the Notes to such beneficial owner by compelling a sale by such beneficial owner, by the Issuer selling such Notes on behalf of such beneficial owner to another purchaser acceptable to the Issuer or by any other means permitted under applicable law. The holding of the Notes or Coupons by any U.S. person shall not affect the right of a subsequent Holder of such Notes or Coupons (provided such Holder is not a U.S. person) to be treated as absolute owner thereof in accordance with these General Note Conditions.

12-1-4

The Issuer will issue Notes in such denominations as may be agreed upon between the Issuer and the relevant Dealer and as indicated in the applicable Final Terms. However, the minimum denomination permitted for each Note will be such denomination as may be allowed or required by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Specified Currency.

2.	Status of the Senior Notes and the Subordinated Notes

The Notes may be issued in one or more Series as unsecured debt securities, which may be either senior notes (“Senior Notes”) or subordinated notes (“Subordinated Notes”). The Notes are not deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”).

Under the Program, there is no limitation on the Issuer’s ability to issue additional Senior Indebtedness or Subordinated Notes.

(a)	Status of Senior Notes

The Senior Notes will be unsecured and unsubordinated obligations of the Issuer and will rank equally with all other unsubordinated and unsecured indebtedness of the Issuer. The Subordinated Notes are unsecured and subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer.

“Senior Indebtedness” in respect of each Obligor, is defined as any indebtedness for money borrowed (including all indebtedness of the relevant Obligor for borrowed and purchased money of such Obligor, all obligations arising from off-balance sheet guarantees by the relevant Obligor and direct credit substitutes and obligations of the relevant Obligor associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that is outstanding on the date of execution of the Agency Agreement, or is thereafter created, incurred, or assumed, for which such Obligor is at the time of determination responsible or liable as obligor, guarantor, or otherwise for payment, and all deferrals, renewals, extensions, and refundings of any such indebtedness or obligations, other than the Subordinated Notes and the obligations of the Guarantor in respect of the Subordinated Notes, or any other indebtedness as to which the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such indebtedness is subordinate in right of payment to any other indebtedness of such Obligor.

For the purposes of the definition of “Senior Indebtedness”, “Obligor” means the Issuer or the Guarantor, as the case may be.

(b)	Status of Subordinated Notes

The indebtedness evidenced by the Subordinated Notes and any Coupons and Receipts appertaining thereto, subject to the extent set forth herein, shall be subordinated in right of payment to the prior payment in full of all the Issuer’s Senior Indebtedness. Senior Indebtedness shall continue to be Senior Indebtedness and shall be entitled to the benefits of such subordination irrespective of any amendment, modification, or waiver of any term of the Senior Indebtedness. There is no right of acceleration in the case of a default in the payment of interest on the Subordinated Notes or in the performance of any other obligation of the Issuer under the Subordinated Notes.

The Issuer shall not make any payment on account of principal of, premium, if any, interest, or any other amounts payable on, or deliveries in respect of, its Subordinated Notes or purchase any of its Subordinated Notes, either directly or indirectly, if (1) any default or Event of Default with respect to any of its Senior Indebtedness shall have occurred and be continuing and (2) it shall have received written notice thereof from the holders of at least 10.00 per cent. in principal amount of any kind or category of any of its Senior Indebtedness (or the representative or representatives of such holders).

Until all of the Issuer’s Senior Indebtedness is paid in full, the holders of the Subordinated Notes will be subrogated (equally and ratably with the holders of all of the Issuer’s indebtedness which, by its express terms, ranks equally with its Subordinated Notes, and is entitled to like rights of subrogation) to the rights of the holders of the Issuer’s Senior Indebtedness to receive payments or distributions of its assets.

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If the Issuer repays any of its Subordinated Notes before the required date or in connection with a distribution of its assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, premium, if any, interest, or any other amounts payable or deliveries due will be paid or delivered to the holders of the Issuer’s Senior Indebtedness before any holders of its Subordinated Notes are paid. In addition, if such amounts were previously paid to the Holders of the Subordinated Notes, the holders of its Senior Indebtedness shall have first rights to such amounts previously paid.

No modification or amendment of the subordination provisions of Subordinated Notes and any related coupons in a manner adverse to the holders of Senior Indebtedness may be made without the consent of the holders of all of the Issuer’s outstanding Senior Indebtedness.

3.	Senior Guarantee and Subordinated Guarantee

(a)	The payment of the principal and interest and all other moneys payable and all deliveries due by the Issuer under these Conditions is irrevocably and unconditionally guaranteed by the Guarantor pursuant to the relevant Guarantee Agreement.

(b)(i)	In respect of the Senior Notes, the obligations of the Guarantor under the Senior Guarantee Agreement will be unsubordinated and unsecured obligations of the Guarantor and, except as may be provided by applicable legislation or judicial order, will rank equally with all other unsecured and unsubordinated obligations of the Guarantor.

(ii)	In respect of the Subordinated Notes, until all of the Guarantor’s Senior Indebtedness is paid in full, the Holders of the Subordinated Notes will be subrogated (equally and ratably with the holders of all of the Guarantor’s indebtedness which, by its express terms, ranks equally with its obligations in respect of the Subordinated Notes under the Subordinated Guarantee Agreement, and is entitled to like rights of subrogation) to the rights of the holders of the Guarantor’s Senior Indebtedness to receive payments or distributions of its assets.

The Guarantor has the right in its sole and unfettered discretion pursuant to the relevant Guarantee Agreement to discharge any obligation to deliver the Physical Settlement Amount by payment of the Disruption Cash Settlement Amount instead of delivery of the Physical Settlement Amount.

4.	Interest

(a)	Interest on Fixed Rate Notes

Unless otherwise specified in the applicable Final Terms, each Fixed Rate Note bears interest on its outstanding nominal amount (or if it is a Partly Paid Note, on the amount paid-up) at the rate or rates per annum specified in the applicable Final Terms from (and including) the Interest Commencement Date to (but excluding) the Maturity Date. Interest will be payable in arrear on the date or dates in each year specified in the applicable Final Terms (each, a “Fixed Interest Payment Date”) and on the Maturity Date if it does not fall on a Fixed Interest Payment Date. The first interest payment will be made on the first Fixed Interest Payment Date following the Interest Commencement Date.

If any Fixed Interest Payment Date is not a Payment Business Day (as defined in General Note Condition 6(c)), then payment on a Fixed Rate Note shall be paid as provided in General Note Condition 6(c).

If a “Fixed Coupon Amount” is specified in the applicable Final Terms, the amount of interest payable on each Fixed Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will be the Fixed Coupon Amount irrespective of any calculation based on the Rates of Interest (as defined in General Note Condition 4(f)) and any applicable Fixed Day Count Fraction (if any) and if the amount of interest payable on any Fixed Interest Payment Date is specified as an amount other than the Fixed Coupon Amount, such amount will be a “Broken Amount” specified in the applicable Final Terms.

As used in these Conditions, “Fixed Interest Period” means the period from, and including, the most recent

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Fixed Interest Payment Date (or, if none, the Interest Commencement Date) to, but excluding, the next (or first) Fixed Interest Payment Date.

Unless otherwise specified in the applicable Final Terms, if interest is required to be calculated for a period other than a Fixed Interest Period, that interest shall be calculated by applying the Rate of Interest specified in the applicable Final Terms to each Specified Denomination, multiplying that sum by the applicable Fixed Day Count Fraction and rounding the resulting figure in accordance with General Note Condition 5(g).

“Fixed Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this General Note Condition 4(a):

(i)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(A)	for Notes where the Accrual Period is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of determination dates (“Determination Dates”), as specified in the applicable Final Terms, that would occur in one calendar year assuming interest were payable in respect of the whole of that year; or

(B)	for Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates, as specified in the applicable Final Terms, that would occur in one calendar year assuming interest were payable in respect of the whole of that year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year assuming interest were payable in respect of the whole of that year; and

(ii)	if “30/360” is specified in the applicable Final Terms, the number of days in the relevant period from (and including) the most recent Fixed Interest Payment Date (or, if none, the Issue Date or, if different from the Issue Date, the Interest Commencement Date) to (but excluding) the relevant Interest Payment Date (such number of days being calculated on the basis of a year of 360 days with twelve 30-day months) divided by 360.

“Accrual Period” means the number of days in the relevant period from (and including) the most recent Fixed Interest Payment Date (or, if none, the Issue Date or, if different from the Issue Date, the Interest Commencement Date) to (but excluding) the relevant Interest Payment Date.

“Determination Period” means the period from (and including) a Determination Date (as specified in the applicable Final Terms) to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Fixed Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

“Sub-unit” means, for euro, one cent, and, for any currency other than euro, the lowest amount of that currency that is available as legal tender in the country of that currency.

(b) Interest on Floating Rate Notes, Index Linked Interest Notes, Share Linked Interest Notes, Inflation Linked Interest Notes, Commodity Linked Interest Notes, FX Linked Interest Notes, Hybrid Interest Notes, and Notes with Interest Linked to Other Underlying Asset(s)

(i)	Interest Payment Dates

Each Floating Rate Note, Index Linked Interest Note, Share Linked Interest Note, Inflation Linked Interest Note,

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Commodity Linked Interest Note, FX Linked Interest Note, Hybrid Interest Note, and any Note with interest linked to other Underlying Asset(s) bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, on the amount paid-up) from (and including) the Interest Commencement Date specified in the applicable Final Terms. Interest will be payable in arrear on either:

(A)	the Interest Payment Dates (each, an “Interest Payment Date”) in each year specified in the applicable Final Terms; or

(B)	if no Interest Payment Dates are specified in the applicable Final Terms, each date (each, an “Interest Payment Date”) which falls the number of months or other period specified in the applicable Final Terms after the preceding Interest Payment Date, or in the case of the first Interest Payment Date, after the Interest Commencement Date.

Interest will be payable in respect of each “Interest Period” (which expression shall mean, in these Terms and Conditions, the period from (and including), an Interest Payment Date (or the Interest Commencement Date), to (but excluding) the next, or first Interest Payment Date, as the case may be.

If any Interest Payment Date (or other date) falls on a day which is not a Business Day, it will be adjusted in accordance with the business day convention specified in the applicable Final Terms. If the business day convention specified is:

(1)	the “Floating Rate Convention”, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day. If postponement would cause such date to fall in the next calendar month, then (A) such date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date (or other date) shall be the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the applicable Final Terms after the preceding applicable Interest Payment Date (or other date) occurred; or

(2)	the “Following Business Day Convention”, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day; or

(3)	the “Modified Following Business Day Convention”, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day, unless that date would fall in the next calendar month, in which event such Interest Payment Date (or other such date) shall be brought forward to the immediately preceding Business Day; or

(4)	the “Preceding Business Day Convention”, such Interest Payment Date (or other date) shall be brought forward to the immediately preceding Business Day.

“Business Day” means a day which is both:

(i)	a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and Charlotte, North Carolina and any additional business centers specified in the applicable Final Terms (each, an “Additional Business Center”); and

(ii)	either (1) for any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial center (the “Principal Financial Center”) of the country of the relevant Specified Currency (if other than London) or (2) for any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET System”) or any successor thereto is operating. Unless otherwise provided in the applicable Final Terms, the Principal Financial Center of any country for the purpose of these Terms and Conditions shall be as provided in the ISDA Definitions, except that the Principal Financial Center of Australia shall be Melbourne and Sydney, the Principal Financial Center of Canada shall be Toronto, and the Principal Financial Center of New Zealand shall be Wellington.

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The term “ISDA Definitions” means the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) and as amended, updated, or replaced as at the Issue Date of the first Tranche of the Notes of the relevant Series.

(ii)	Rate of Interest on Floating Rate Notes

The Rate of Interest payable on Floating Rate Notes will be set forth in the applicable Final Terms.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the margin (the “Margin”), if any. For purposes of this sub-paragraph (A), the “ISDA Rate” for an Interest Period means a rate determined by the Principal Agent or such other person specified in the applicable Final Terms that is equal to the Floating Rate under an interest rate swap transaction if the Principal Agent or such other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(1)	the Floating Rate Option is as specified in the applicable Final Terms;

(2)	the relevant Interest Commencement Date is the Effective Date;

(3)	the Designated Maturity is a period specified in the applicable Final Terms;

(4)	the relevant Reset Date is either (i) the first day of that Interest Period, if the applicable Floating Rate Option is based on the London interbank offered rate (“LIBOR”) or the Euro-Zone interbank offered rate (“Euribor”) for a currency, or (ii) in any other case, as specified in the applicable Final Terms; and

(5)	all other terms are as specified in the applicable Final Terms.

For purposes of this sub-paragraph (A), “Euro-Zone” shall have the meaning set forth below and “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Effective Date”, “Designated Maturity”, and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be, subject as provided below, either:

(1)	the offered quotation (if there is only one quotation on the relevant screen page (the “Relevant Screen Page”)), whatever its designation; or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations;

(expressed as a percentage rate per annum) for the rate (the “Reference Rate”) by reference to the Rate of Interest which appears or appear, as the case may be, on the Relevant Screen Page on which the Reference Rate is for the time being displayed on the Reuter Monitor Money Rates Service or the appropriate display on Moneyline Telerate, Inc. (or such service as is specified in the applicable Final Terms) at 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the dates on which the Rate of Interest is to be determined (each, an “Interest Determination Date”) plus or minus (as indicated in the applicable Final Terms) the Margin, if any, all as determined by the Calculation Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, only one of such quotations) and the lowest (or, if there is more than one such lowest quotation, only one of such

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quotations) shall be disregarded by the Calculation Agent for purposes of determining the arithmetic mean of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than two such offered quotations appear, in each case at the time specified in the preceding paragraph, the Calculation Agent, at its sole discretion, shall request the principal London office of each of the Reference Banks to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for deposits in the Specified Currency for the relevant Interest Period to leading banks in the London interbank market in the case of LIBOR or leading banks in the Euro-Zone interbank market in the case of Euribor, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin, if any, all as determined by the Calculation Agent.

If on any Interest Determination Date only one or none of the Reference Banks provides the Calculation Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Calculation Agent determines to be the arithmetic mean (rounded as provided above) of the rates, as communicated to (and at the request of) the Calculation Agent by any two or more of the Reference Banks, at which such banks were offered, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, deposits in the Specified Currency for the relevant Interest Period by leading banks in the London interbank market in the case of LIBOR, or leading banks in the Euro-Zone interbank market in the case of Euribor, plus or minus (as appropriate) the Margin, if any. If fewer than two of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest shall be the offered quotation for deposits in the Specified Currency for the relevant Interest Period, or the arithmetic mean (rounded as provided above) of the offered quotations for deposits in the Specified Currency for the relevant Interest Period, at which, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, any one or more banks informs the Calculation Agent it is quoting to leading banks in the London interbank market in the case of LIBOR or leading banks in the Euro-Zone interbank market in the case of Euribor, plus or minus (as appropriate) the Margin, if any, provided that if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

“Reference Banks” means, in the case of (1) above, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and in the case of (2) above, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared.

“EC Treaty” means, the Treaty establishing the European Community, as amended by the Treaty on European Union, as amended by the Treaty of Amsterdam.

“Euro-Zone” means the region comprised of member states of the European Union that have adopted the euro as the single currency in accordance with the EC Treaty.

If the Reference Rate from time to time for Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or Euribor, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

(iii) Rate of Interest and/or Interest Amount for Index Linked Interest Notes, Share Linked Interest Notes, Inflation Linked Interest Notes, Commodity Linked Interest Notes, FX Linked Interest Notes, Hybrid Interest Notes, and Notes with Interest Linked to Other Underlying Asset(s)

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The Rate of Interest in respect of Index Linked Interest Notes, Share Linked Interest Notes, Inflation Linked Interest Notes, Commodity Linked Interest Notes, FX Linked Interest Notes, Hybrid Interest Notes, or Notes with interest linked to other Underlying Asset(s) for each Interest Period and/or the Interest Amount payable on each Interest Payment Date shall be determined by the Calculation Agent in the manner set out in the applicable Final Terms.

(iv)	Determination of Rate of Interest and Calculation of Interest Amounts

The Calculation Agent, at or as soon as practicable after each time at which the Rate of Interest is to be determined, will determine the Rate of Interest (subject to any specified Minimum Interest Rate or Maximum Interest Rate) and calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest for such Interest Period to the minimum Specified Denomination, multiplying such sum by the applicable Floating Day Count Fraction and rounding the resulting figure in accordance with General Note Condition 5(g). The Calculation Agent’s determination of the Rate of Interest and calculation of each Interest Amount shall be conclusive and binding on all parties in the absence of manifest error.

“Floating Day Count Fraction” shall have the meaning ascribed to “Day Count Fraction” in the ISDA Definitions or as agreed upon between the Issuer and Dealers in the applicable Final Terms; provided, however, if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the Floating Day Count Fraction shall be the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366.

(v)	Notification of Rate of Interest and Interest Amount

The Calculation Agent will notify the Issuer, the Guarantor, the Paying Agents, and any stock exchange on which the Floating Rate Notes, are listed of the Rate of Interest and each Interest Amount for each Interest Period, the relevant Interest Payment Date, and any other item or amount determined or calculated by it in accordance with the applicable Final Terms as soon as reasonably practicable after the relevant determination or calculation. The Calculation Agent also shall publish such notice in accordance with General Note Condition 14 as soon as possible after any determination, but in no event later than the fourth London Business Day thereafter. In connection with any Floating Rate Notes listed on the Luxembourg Stock Exchange, the Calculation Agent will notify the exchange of the Rate of Interest, the Interest Period, and each Interest Amount no later than the first day of the commencement of each new Interest Period. Both the Interest Amount and Interest Payment Dates subsequently may be amended (or appropriate alternative arrangements made by way of adjustment) in the event of an extension or shortening of the Interest Period in accordance with the provisions hereof. Each stock exchange on which the Floating Rate Notes are listed will be notified promptly of any amendment in accordance with General Note Condition 13. For purposes of this sub-paragraph (v), the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London.

(vi)	Certificates to Be Final

All certificates, communications, opinions, determinations, calculations, quotations, and decisions given, expressed, made, or obtained for the purposes of the provisions of this paragraph (b), by the Calculation Agent shall (in the absence of willful default, bad faith, or manifest error) be binding on the Issuer, the Guarantor, the other Paying Agents, and all Holders, Receiptholders, and Couponholders and (in the absence of the aforesaid) the Calculation Agent shall not be liable to the Issuer, the Guarantor, the Holders, the Receiptholders, or the Couponholders in connection with the exercise by it of its powers, duties, and discretions pursuant to such provisions.

(c)	Zero Coupon Notes

If a Zero Coupon Note becomes due and repayable prior to the Maturity Date and is not paid when due, the amount due and repayable shall be the Amortized Face Amount (as defined in General Note Condition 7(e)) of such Note as determined in accordance with General Note Condition 6(e)(iii). From the Maturity Date, any overdue principal of such Note shall bear interest at a rate per annum equal to the accrual yield, if any, in respect of such

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Notes (the “Accrual Yield”) (expressed as a percentage per annum) set forth in the applicable Final Terms.

(d)	Partly Paid Notes

For Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes and Partly Paid Notes which do not bear interest), interest will accrue on the paid-up principal amount of such Notes and otherwise as specified in the applicable Final Terms.

(e)	Accrual of Interest

Each Note (or in the case of the redemption of only part of a Note, only that part of such Note) will cease to bear interest, if any, from the date for its redemption unless, upon due presentation, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue, before or after judgment, until the earlier of:

(i)	the date on which all amounts due in respect of such Note have been paid; or

(ii)	five calendar days after the date on which the Principal Agent has received the full amount of the monies payable and notice to that effect has been given in accordance with General Note Condition 14 or individually.

(f)	Rate of Interest

As used in these Conditions, “Rate of Interest” means the rate, or each rate, of interest in respect of each interest bearing Note determined in accordance with the applicable provisions of this General Note Condition 4 or as specified in the applicable Final Terms.

(g)	Limitations on Interest

The applicable Final Terms may specify a minimum rate at which the Notes bear interest (a “Minimum Interest Rate”). If the Rate of Interest determined in accordance with the provisions of this General Note Condition 5 is less than the specified Minimum Interest Rate, the Rate of Interest shall be such Minimum Interest Rate. Subject to the provisions of the next paragraph, the applicable Final Terms may specify a Maximum Interest Rate. If the Rate of Interest determined in accordance with the provisions of this General Note Condition 4 is greater than the maximum rate at which the Notes bear interest (the “Maximum Interest Rate”), the Rate of Interest shall be such Maximum Interest Rate.

In addition to any Maximum Interest Rate which may be applicable to any Note pursuant to the above provision, the interest rate on such Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25.00 per cent. per annum on a simple interest basis, with certain exceptions. The limit may not apply to Notes in which $2,500,000 or more has been invested.

(h)	Record Date

For any Registered Notes, unless otherwise specified in the applicable Final Terms, the record date for any required payment of interest shall be the close of business (London time) on the fifteenth calendar day prior to the applicable Interest Payment Date.

5.	Payments and Physical Delivery

For the purposes of this General Note Condition 5, references to payment or repayment (as the case may be) of principal and/or interest and other similar expressions shall, where the context so requires, be deemed also to refer to delivery of any Physical Delivery Amount(s).

(a)	Method of Payment

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Subject as provided below:

(i)	payments in a Specified Currency (other than euro) will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or by a check in such Specified Currency drawn on, a bank in the Principal Financial Center of the country of such Specified Currency; provided, however, that a check may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States or any of its possessions by any office or agency of the Issuer, the Guarantor, the Principal Agent, or any Paying Agent; and

(ii)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee; provided, however, that a credit or transfer may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in the United States or any of its possessions by any office or agency of the Issuer, the Guarantor, the Principal Agent, or any Paying Agent.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment.

(b)	Presentation of Notes, Receipts, and Coupons

Except as provided below, payments of principal, if any, in respect of Definitive Notes will be made as provided in paragraph (a) above only against surrender of such Definitive Notes, and payments of interest in respect of Definitive Notes will be made only against surrender of Coupons, in each case at the specified office of any Paying Agent outside the United States and its possessions. Payments under paragraph (a) above made by check, at the option of the bearer of such Note or Coupon, shall be mailed or delivered to an address outside the United States and its possessions furnished by such bearer. Subject to any applicable laws and regulations, any payments made by transfer will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States and its possessions.

Payments of installments of principal, if any, in respect of Definitive Notes, other than the final installment (subject as provided below), will be made as provided for in paragraph (a) above against presentation and surrender of the relevant Receipt. Each Receipt must be presented for payment of the relevant installment together with the Definitive Note to which it appertains. Receipts presented without the Definitive Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any Definitive Note becomes due and repayable, unmatured Receipts, if any, relating thereto (whether or not attached), shall become void and no payment shall be made in respect thereof. Payment of the final installment will be made as provided in paragraph (a) above against surrender of the relevant Definitive Notes.

Fixed Rate Notes in definitive form (other than Dual Currency Notes) should be presented for payment together with all related unmatured Coupons (which expression shall for this purpose include Coupons to be issued upon exchange of matured Talons). Failure to present the above will result in the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) being deducted from the sum due for payment. Each amount of principal so deducted will be paid as described above against surrender of the relative missing Coupon at any time before the expiration of five years after the Relevant Date (as defined in General Note Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under General Note Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due. Upon any Note other than a Floating Rate Note becoming due and payable prior to its Maturity Date, all relevant unmatured Talons, if any, will become void and no further Coupons will be issued in respect of that Note.

Upon the date on which any Floating Rate Note in definitive form becomes due and payable, any related unmatured Coupons (whether or not attached), shall become void and no payment or, as the case may be, exchange for further Coupons, shall be made in respect of those Notes.

If the due date for redemption of any Definitive Note is not a Fixed Interest Payment Date or an Interest Payment Date, interest, if any, accrued in respect of such Note, from (and including) the preceding Fixed Interest Payment

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Date or Interest Payment Date or, as the case may be, the Interest Commencement Date, shall be payable only against surrender of the relevant Definitive Note.

Except as provided below, payments of principal, premium, if any, interest, or any other amounts payable on, or deliveries in respect of, Notes represented by a Global Note, will be made as specified above for Definitive Notes and otherwise as specified in the relevant Global Note outside the United States and its possessions against presentation or surrender, as the case may be, of such Global Note (if the Global Note is issued in classic global note (“CGN” form), and payments on any Note will be made at the specified office of any Paying Agent outside the United States and its possessions. The Paying Agent will record on each Global Note each payment made against presentation or surrender of such Global Note, distinguishing between any payment of principal, premium, if any, interest, or any other amounts payable, and such record shall be prima facie evidence that the payment has been made.

The holder of a Global Note shall be the only person entitled to receive payments on, or deliveries in respect of, Notes represented by such Global Note and the Issuer will be discharged by payment or delivery to, or to the order of, the holder of such Global Note for each amount so paid or delivered. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg, as the beneficial holder of a particular nominal amount of Notes represented by such Global Note, must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment or delivery so made by the Issuer to, or to the order of, the holder of such Global Note. No person other than the holder of such Global Note shall have any claim against the Issuer in respect of any payments due, or deliveries in respect of, that Global Note.

Notwithstanding the foregoing, U.S. Dollar payments of principal and interest in respect of the Notes will be made at the specified office of a Paying Agent in the United States or its possessions if:

(i)	the Issuer has appointed Paying Agents with specified offices outside the United States and its possessions with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of principal, interest, or any other amounts payable on the Notes in the manner provided above when due in U.S. Dollars at such specified offices;

(ii)	payment of the full amount of such principal, premium, if any, interest, or any other amounts payable, at all such specified offices outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. Dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantor, adverse tax consequences for the Issuer or the Guarantor.

(c)	Payment Business Day

If the due date for payment of any amount in respect of any Note, Receipt, or Coupon is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment of the amount due until the next following Payment Business Day. The holder shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Final Terms, “Payment Business Day” means any day (other than a Saturday or Sunday) which is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchanges and foreign currency deposits) in the relevant place of presentation (and in the case of payment in euro in the place where the euro account specified by the payee is located) or any additional financial center (“Additional Financial Center”) specified in the applicable Final Terms; and

(ii)	a Business Day (as defined in General Note Condition 4(b)(i)).

This General Note Condition 5(c) is applicable, if at all, to Floating Rate Notes only after the applicable business day convention, as specified in General Note Condition 4(b)(i) has been used to determine the relevant Interest

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Payment Date.

(d)	Interpretation of Principal

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any Additional Amounts (as defined in General Note Condition 6(b)) which may be payable with respect to principal under General Note Condition 6(b);

(ii)	the Final Redemption Amount of the Notes;

(iii)	any Physical Delivery Amount, Disruption Cash Redemption Amount, Failure to Deliver Redemption Amount, or Alternative Cash Redemption Amount in respect of the Notes;

(iv)	the redemption amount (the “Early Redemption Amount”) of the Notes payable on redemption for special taxation reasons or following an Event of Default and the method, if any, of calculating the same if required to be specified by, or if different from that set out in, General Note Condition 6(e);

(v)	the redemption amount payable on the occurrence of a Settlement Disruption Event or Failure to Deliver due to Illiquidity;

(vi)	each redemption amount (the “Optional Redemption Amount”), if any, of the Notes;

(vii)	for Installment Notes, the amount (expressed as a percentage of the principal amount of each Note) of such installment (each, an “Installment Amount”);

(viii)	for Amortizing Notes, the amount of unpaid principal;

(ix)	for Zero Coupon Notes, the Amortized Face Amount; and

(x)	any premium and any other amounts which may be payable by the Issuer under or for the Notes.

Any reference in these Terms and Conditions to interest on the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable in connection with interest under General Note Condition 6(b).

(e)	Imposition of Exchange Controls

If the Issuer or the Guarantor, after consulting with the Agent, reasonably determines that a payment on the Notes, Receipts, or Coupons cannot be made in the Specified Currency due to restrictions imposed by the government of such currency or any agency or instrumentality thereof or any monetary authority in such country (other than as contemplated in the preceding paragraph (a)), such payment will be made outside the United States in U.S. dollars by a check drawn on or by credit or transfer to an account maintained by the holder with a bank located outside the United States. The Agent, on receipt of the Issuer’s written instruction and at the expense of the Issuer, shall give prompt notice to the holders of the Notes if such determination is made. The amount of U.S. Dollars to be paid in connection with any payment shall be the amount of U.S. Dollars that could be purchased by the Agent with the amount of the relevant currency payable on the date the payment is due, at the rate for sale in financial transactions of U.S. Dollars (for delivery in the Principal Financial Center of the Specified Currency two Business Days later) quoted by that bank at 10:00 a.m. local time in the Principal Financial Center of the relevant currency, on the second Business Day prior to the date the payment is due.

(f)	Physical Delivery Notes

(A)	Physical Delivery

(1)	Asset Transfer Notices

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In relation to Physical Delivery Notes, in order to obtain delivery of the Physical Delivery Amount(s) in respect of any Note, the relevant Holder must deliver to Euroclear or Clearstream, Luxembourg, or any Alternative Clearing System, as the case may be, not later than 10:00 a.m. (local time) on the date (the “Physical Delivery Cut-off Date”) falling three Business Days prior to the Maturity Date, Interest Payment Date, or other relevant date as specified in the applicable Final Terms, a duly completed asset transfer notice (an “Asset Transfer Notice”) in accordance with the provisions set out in this General Note Condition. In this General Note Condition, “Relevant Clearing System” means Euroclear or Clearstream, Luxembourg, or any other clearing system located outside the United States and its possessions, specified by the Issuer and the Dealer (each an “Alternative Clearing System”), as the case may be.

In the case of Notes held by a Relevant Clearing System, an Asset Transfer Notice may only be delivered in such manner as is acceptable to the Relevant Clearing System, which is expected to be by authenticated SWIFT message or tested telex.

Copies of the Asset Transfer Notice for Definitive Notes that are not held by the Relevant Clearing System shall be in the form set out in the Agency Agreement, and may be obtained during normal business hours from the specified office of any Paying Agent. Upon completion, an Asset Transfer Notice for Definitive Notes held outside of a Relevant Clearing System shall be delivered to any Paying Agent.

The delivery of the Physical Delivery Amount(s) shall be made in the manner specified in the Final Terms or in such other commercially reasonable manner as the Issuer shall determine to be appropriate for such delivery and shall notify to the Holders in accordance with General Note Condition 13.

All expenses, including any applicable depositary charges, transaction or exercise charges, stamp duty reserve tax, withholding tax, and/or other taxes or duties (together “Expenses”), arising from the delivery and/or transfer of any Physical Delivery Amount(s) shall be for the account of the relevant Holder or Couponholder, as the case may be, and no delivery and/or transfer of any Physical Delivery Amount(s) shall be made until Expenses have been paid to the satisfaction of the Issuer by the relevant Holder or Couponholder, as the case may be.

The Asset Transfer Notice shall:

(i)	specify the name, address outside the United States and its possessions, and contact telephone number of the relevant Holder or Couponholder, as the case may be, the person from whom the Issuer may obtain details for the delivery of the Physical Delivery Amount if such delivery/transfer is to be made otherwise than in the manner specified in the Final Terms;

(ii)	specify the ISIN of the Notes and the number of Notes which are the subject of such notice;

(iii)	in the case of Notes held by a Relevant Clearing System, specify the number of the Holder’s securities account at the Relevant Clearing System to be debited with such Notes;

(iv)	in the case of Notes held by a Relevant Clearing System, irrevocably instruct the Relevant Clearing System to debit the relevant Holder’s securities account with the relevant Notes;

(v)	include, or be deemed to include, an undertaking to pay all Expenses and, in the case of Notes held by a Relevant Clearing System, an authority to the Relevant Clearing System to debit a specified account of the Holder with the Relevant Clearing System in respect thereof and to pay such Expenses;

(vi)

include such details as are required by the applicable Final Terms for delivery of the Physical Delivery Amount which may include account details of an account outside the United States and its possessions and/or the name and address outside the United States and its possessions of any person(s) into whose name evidence of the Physical Delivery Amount is to be registered and/or any bank, broker, or agent outside the United States and its possessions to whom documents evidencing the Physical Delivery Amount are to be delivered and specify the name and number of the Holder’s account with the Relevant Clearing System to be

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credited with any cash payable by the Issuer, either in respect of any cash amount constituting the Physical Delivery Amount or any dividends relating to the Physical Delivery Amount or as a result of the occurrence of a Settlement Disruption Event or a Failure to Deliver and the Issuer electing to pay the Disruption Cash Redemption Amount or Failure to Deliver Redemption Amount, as applicable, or as a result of the Issuer electing to pay the Alternative Cash Redemption Amount;

(vii)	certify, or be deemed to certify, that the beneficial owner of each Note is not a U.S. person (as defined in the Asset Transfer Notice), the Note is not being redeemed within the United States or its possessions or on behalf of a U.S. person and no cash or Physical Delivery Amounts have been or will be delivered within the United States or its possessions or to, or for the account or benefit of, a U.S. person in connection with any redemption thereof; and

(viii)	authorize, or be deemed to authorize, the production of such certification in any applicable administrative or legal proceedings, all as provided in the Agency Agreement.

(2)	Verification of the Holder

Upon receipt of an Asset Transfer Notice, the Relevant Clearing System (in the case of Notes held by a Relevant Clearing System) or the Principal Agent (in the case of Notes that are not held by a Relevant Clearing System) shall verify that the person delivering the Asset Transfer Notice is the holder of the Notes described therein according to its records. Subject thereto, in the case of Notes held by a Relevant Clearing System, the Relevant Clearing System will confirm to the Principal Agent the ISIN and number of Notes the subject of such notice, and the details for the delivery of the Physical Delivery Amount of each Note. Upon receipt of such confirmation, the Principal Agent will inform the Issuer and the Delivery Agent thereof. In the case of Notes held by a Relevant Clearing System, the Relevant Clearing System will on the Delivery Date debit the securities account of the relevant Holder with the relevant Notes.

(3)	Determinations and Delivery

Any determination as to whether an Asset Transfer Notice is duly completed and in proper form shall be made by the Relevant Clearing System in consultation with the Principal Agent (in the case of Notes held by a Relevant Clearing System) or the Principal Agent (in the case of Notes that are not held by a Relevant Clearing System) after consulting with the Issuer and the Delivery Agent, and shall be conclusive and binding on the Issuer, the Guarantor, the Principal Agent, the Delivery Agent, and the relevant Holder. Subject as set out below, any Asset Transfer Notice so determined to be incomplete or not in proper form, or which is not copied or sent as provided in paragraph (1) above, shall be null and void.

If such Asset Transfer Notice is subsequently corrected to the satisfaction of the Relevant Clearing System or the Principal Agent, as applicable, it shall be deemed to be a new Asset Transfer Notice submitted at the time such correction was delivered to the Relevant Clearing System or the Principal Agent, as applicable.

The Relevant Clearing System (or the Principal Agent in the case of Notes held outside a Relevant Clearing System) shall use its best efforts promptly to notify the Holder submitting an Asset Transfer Notice if, in consultation with the Principal Agent (in the case of Notes held by a Relevant Clearing System) after consulting with the Issuer and the Delivery Agent, it has determined that such Asset Transfer Notice is incomplete or not in proper form. In the absence of negligence or willful misconduct on its part, none of the Issuer, the Guarantor, the Agents, or the Relevant Clearing System shall be liable to any person with respect to any action taken or omitted to be taken in connection with such determination or the notification of such determination to a Holder.

No Asset Transfer Notice may be withdrawn after receipt thereof by the Relevant Clearing System or the applicable Paying Agent, as applicable, as provided above. After delivery of an Asset Transfer Notice, the relevant Holder may not transfer the Notes which are the subject of such notice.

The Physical Delivery Amount will be delivered at the risk of the relevant Holder, in the manner provided below on the Interest Payment Date, the Maturity Date, or any other relevant date as specified in the applicable Final Terms, as the case may be (such date, subject to adjustment in accordance with this General Note Condition, the

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“Delivery Date”), provided that the Asset Transfer Notice is duly delivered to the Relevant Clearing System or any Paying Agent, as applicable, as provided above on or prior to the Physical Delivery Cut-Off Date.

If a Holder fails to give an Asset Transfer Notice as provided herein on or prior to the Physical Delivery Cut-Off Date, then the Physical Delivery Amount will be delivered as soon as practicable after the Interest Payment Date, Maturity Date, or other relevant date as specified in the applicable Final Terms, as the case may be, (in which case, such date of delivery shall be the Delivery Date) at the risk of such Holder in the manner provided below. For the avoidance of doubt, in such circumstances such Holder shall not be entitled to any payment, whether of interest or otherwise, as a result of such Delivery Date falling after the Interest Payment Date, Maturity Date, or such other relevant date as specified in the applicable Final Terms and no liability in respect thereof shall attach to the Issuer, the Guarantor, the Calculation Agent, or the Delivery Agent.

The Issuer shall, at the risk of the relevant Holder, deliver or procure the delivery of the Physical Delivery Amount for each Note, pursuant to the details specified in the Asset Transfer Notice or in such commercially reasonable manner as the Issuer shall in its sole discretion determine and notify to the person designated by the Holder in the relevant Asset Transfer Notice, provided that in the case of Notes held by a Relevant Clearing System, all deliveries are expected to be made through such Relevant Clearing System. All Expenses arising from the delivery of the Physical Delivery Amount in respect of such Notes shall be for the account of the relevant Holder, and no delivery of the Physical Delivery Amount shall be made until all Expenses have been paid to the satisfaction of the Issuer by the relevant Holder.

(4)	General

Notes held by the same Holder will be aggregated for the purpose of determining the aggregate Physical Delivery Amounts in respect of such Notes, provided that the aggregate Physical Delivery Amounts in respect of the same Holder will be rounded down to the nearest whole unit of the Relevant Asset or each of the Relevant Assets, as the case may be, in such manner as the Calculation Agent shall determine. Therefore, fractions of the Relevant Asset or of each of the Relevant Assets, as the case may be, will not be delivered and no cash adjustment will be made in respect thereof.

Following the Delivery Date of a share certificate in respect of any Share, all dividends on the relevant Shares to be delivered will be payable to the party that would receive such dividend according to market practice for a sale of the Shares executed on the Delivery Date and to be delivered in the same manner as such relevant Shares. Any such dividends (net of any Expenses) to be paid to a Holder will be paid to the account specified by the Holder in the relevant Asset Transfer Notice as referred to in General Note Condition 5(f)(A)(1).

For such period of time after delivery of the Physical Delivery Amount as the Issuer or any person acting on behalf of the Issuer shall continue to be the legal owner of any of the Relevant Asset(s) comprising the Physical Delivery Amount (the “Intervening Period”), whether owned in connection with such entity’s hedge of its obligations, directly or indirectly, under the Notes or otherwise held in its normal course of business, none of the Issuer, the Guarantor, the Calculation Agent, the Delivery Agent, or any other person shall at any time be under any obligation or liability to any Noteholder or Couponholder in respect of such Reference Assets, including without limitation, (i) any obligation to deliver or procure delivery to any Noteholder or Couponholder any letter, certificate, notice, circular, or any other document or payment (including any interest, dividend or any other distribution) in respect of any Reference Asset(s) whatsoever received by the Issuer or any of its subsidiaries or affiliates or any such other entities in its capacity as the holder of such Reference Asset(s), (ii) any obligation to exercise or procure exercise of any or all rights attaching to such Reference Assets(s), or (iii) any liability to a Noteholder or Couponholder in respect of any loss or damage which such Noteholder or Couponholder may sustain or suffer as a result, whether directly or indirectly, of that person being registered during such Intervening Period as the legal owner of such Reference Asset(s).

In the case of Definitive Notes held outside of a Relevant Clearing System where Physical Settlement is applicable, the relevant Reference Assets (if any) shall be delivered to the Holder by the Delivery Agent on behalf of the Issuer.

(5)	Settlement Disruption

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If, in the opinion of the Calculation Agent, delivery of the Physical Delivery Amount using the method of delivery specified in the applicable Final Terms or such commercially reasonable manner as the Calculation Agent has determined is not practicable by reason of a Settlement Disruption Event having occurred and continuing on the Delivery Date, then the Delivery Date shall be postponed to the first following Settlement Business Day in respect of which there is no such Settlement Disruption Event, provided that, the Issuer may elect in its sole discretion to satisfy its obligations in respect of the relevant Note by delivering or procuring the delivery of the Physical Delivery Amount using such other commercially reasonable manner as it may select and in such event the Delivery Date shall be such day as the Issuer deems appropriate in connection with delivery of the Physical Delivery Amount in such other commercially reasonable manner. For the avoidance of doubt, where a Settlement Disruption Event affects some but not all of the Relevant Assets comprising the Physical Delivery Amount, the Delivery Date for the Relevant Assets not affected by the Settlement Disruption Event will be the originally designated Delivery Date. For so long as delivery of the Physical Delivery Amount is not practicable by reason of a Settlement Disruption Event, then in lieu of physical settlement and notwithstanding any other provision hereof the Issuer may elect in its sole and absolute discretion to satisfy its obligations in respect of the relevant Note by payment to the relevant Holder of the Disruption Cash Redemption Amount on the fifth Business Day following the date that notice of such election is given to the Holders in accordance with General Note Condition 13. Payment of the Disruption Cash Redemption Amount will be made in such manner as shall be notified to the Holders in accordance with General Note Condition 13. The Calculation Agent shall give notice as soon as practicable to the Holders in accordance with General Note Condition 13 that a Settlement Disruption Event has occurred. No Holder shall be entitled to any payment in respect of the relevant Note in the event of any delay in the delivery of the Physical Delivery Amount due to the occurrence of a Settlement Disruption Event and no liability in respect thereof shall attach to the Issuer, the Guarantor, the Calculation Agent, or the Delivery Agent.

For the purposes hereof:

“Affiliate” means, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the person.

“Disruption Cash Redemption Amount”, in respect of any relevant Note, shall be the fair market value of such Note on the Delivery Date (taking into account, where the Settlement Disruption Event affected some but not all of the Relevant Assets comprising the Physical Delivery Amount and such unaffected Relevant Assets have been duly delivered as provided above, the value of such Relevant Assets), adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Notes), all as determined by the Calculation Agent in good faith and in a commercially reasonable manner;

“Settlement Business Day”, in respect of each Note, has the meaning specified in the applicable Final Terms relating to such Note; and

“Settlement Disruption Event” means, in the opinion of the Calculation Agent, an event beyond the control of the Issuer and/or its Affiliates as a result of which the Issuer cannot make delivery of the Relevant Asset(s) using the method specified in the applicable Final Terms.

(6)	Failure to Deliver due to Illiquidity

If “Failure to Deliver due to Illiquidity” is specified as applying in the applicable Final Terms and in the opinion of the Calculation Agent, it is impossible or impracticable to deliver, when due, some or all of the Relevant Assets (the “Affected Relevant Assets”) comprising the Physical Delivery Amount, where such failure to deliver is due to illiquidity in the market for the Relevant Assets (a “Failure to Deliver”), then:

(i)	subject as provided elsewhere in the Conditions, any Relevant Assets which are not Affected Relevant

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Assets, will be delivered on the originally designated Maturity Date in accordance with this General Note Condition 5(f); and

(ii)	in respect of any Affected Relevant Assets, in lieu of physical settlement and notwithstanding any other provision hereof, the Issuer may elect in its sole discretion to satisfy its obligations in respect of the relevant Note by payment to the relevant Holder of the Failure to Deliver Redemption Amount on the fifth Business Day following the date that notice of such election is given to the Holders in accordance with General Note Condition 13. Payment of the Failure to Deliver Redemption Amount will be made in such manner as shall be notified to the Holders in accordance with General Note Condition 13. The Calculation Agent shall give notice as soon as practicable to the Holders in accordance with General Note Condition 13 that the provisions of this General Note Condition 5(f)(A)(6) apply.

For the purposes hereof, “Failure to Deliver Redemption Amount” in respect of any relevant Note, shall be the fair market value of such Note on the Delivery Date (taking into account the value of the Relevant Assets comprising the Physical Delivery Amount which have been duly delivered as provided above, the value of such Relevant Assets), adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Notes), all as determined by the Calculation Agent in good faith and in a commercially reasonable manner.

(B)	Variation of Settlement

If the applicable Final Terms indicate that the Issuer has an option to vary settlement in respect of the Notes, the Issuer may, in its sole and absolute discretion, in respect of each such Note, elect not to pay the relevant Holders the Final Redemption Amount or to deliver or procure delivery of the Physical Delivery Amount to the relevant Holders, as the case may be, but, in lieu thereof to deliver or procure delivery of the Physical Delivery Amount or make payment of the Final Redemption Amount on the Maturity Date to the relevant Holders, as the case may be. Notification of such election will be given to Holders in accordance with General Note Condition 14.

(C)	Issuer’s Option to Substitute Assets or to Pay the Alternative Cash Redemption Amount

Following a valid redemption of Notes in accordance with these Conditions, the Issuer may, in its sole and absolute discretion in respect of such Notes, if the Calculation Agent determines (in its sole and absolute discretion) that the Relevant Asset or Relevant Assets, as the case may be, comprises Shares which are not freely tradable, elect either (i) to substitute for the Relevant Asset or the Relevant Assets, as the case may be, an equivalent value (as determined by the Calculation Agent in its sole and absolute discretion) of such other Shares which the Calculation Agent determines, in its sole and absolute discretion, are freely tradable (the “Substitute Asset” or the “Substitute Assets”, as the case may be) or (ii) not to deliver or procure the delivery of the Physical Delivery Amount or the Substitute Asset or Substitute Assets, as the case may be, to the relevant Holders, but in lieu thereof to make payment to the relevant Holder on the Settlement Date of an amount equal to the fair market value of the Physical Delivery Amount on the Delivery Date adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Notes) as determined by the Calculation Agent in good faith and in a commercially reasonable manner (the “Alternative Cash Redemption Amount”). Notification of any such election will be given to Holders in accordance with General Note Condition 13.

For purposes hereof, a “freely tradable” Share shall mean (i) with respect to the United States, a share which is registered under the Securities Act or not a “restricted security” as defined in Rule 144 of the Securities Act and which is not purchased from the issuer of such share and not purchased from an Affiliate of the issuer of such share or which otherwise meets the requirements of a freely tradable share for purposes of the Securities Act, in each case, as determined by the Calculation Agent in its sole and absolute discretion or (ii) with respect to any other jurisdiction, a share not subject to any legal restrictions on transfer in such jurisdiction, as determined by the Calculation Agent in its sole and absolute discretion.

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(D)	Rights of Holders and Calculations

None of the Issuer, the Guarantor, the Calculation Agent, the Delivery Agent, or any of the other the Agents shall have any responsibility for any errors or omissions in the calculation of any Redemption Amount or of any Physical Delivery Amount.

The holding of Notes does not confer on any holder of such Notes any rights (whether in respect of voting, distributions, or otherwise) attaching to any Relevant Asset.

(g)	Rounding

For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified in the relevant Final Terms), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest sub-unit of such currency (with halves being rounded up), except in the case of yen, which shall be rounded down to the nearest yen.

6.	Redemption and Purchase

(a)	Final Redemption

Unless previously redeemed or purchased and cancelled as specified below, the Issuer will redeem each Note at the applicable Final Redemption Amount (or, in the case only of Physical Delivery Notes, by delivery of the Physical Delivery Amount (as provided in General Note Condition 5(f) above)) specified in, or determined in the manner specified in, the applicable Final Terms in the Specified Currency on the Maturity Date. For the purposes of these Conditions:

“Redemption Amount” shall mean the Final Redemption Amount, Disruption Cash Redemption Amount, Failure to Deliver Redemption Amount, Alternative Cash Redemption Amount, Early Redemption Amount, Optional Redemption Amount, Minimum Redemption Amount, Higher Redemption Amount (each as defined below), or any other amount specified in the applicable Final Terms as being the amount for which the Notes are to be redeemed, as the context may require.

(b)	Special Tax Redemption

If the Issuer or the Guarantor determines that any payment made outside the United States (other than in respect of a Registered Note) by the Issuer in respect of the Notes or any Coupon or by the Guarantor in respect of the relevant Guarantee Agreement, under any present or future laws or regulations of the United States, would be subject to any certification, documentation, information, or other reporting requirement of any kind the effect of which is the disclosure to the Issuer or the Guarantor, as the case may be, any Paying Agent, or any governmental authority of the nationality, residence, or identity of a beneficial owner of such Note or Coupon who is a United States Alien (other than a requirement (1) that would not be applicable to a payment by the Issuer or the Guarantor, as the case may be, or any one of the Paying Agents (x) directly to the beneficial owner, or (y) to a custodian, nominee, or other agent of the beneficial owner, (2) that can be satisfied by such custodian, nominee, or other agent certifying to the effect that the beneficial owner is a United States Alien, provided that, in any case referred to in clauses (1)(y) or (2), payment by the custodian, nominee, or agent to the beneficial owner is not otherwise subject to any such requirement, or (3) that would not be applicable to a payment by at least one Paying Agent of the Issuer or the Guarantor, as the case may be), the Issuer shall either:

(i)	redeem the Notes in whole, but not in part, at any time (in the case of Fixed Rate Notes) or on any Interest Payment Date (in the case of Notes other than Fixed Rate Notes), at a price equal to the Early Redemption Amount, together with, if appropriate, interest accrued to, but excluding, the date of redemption; or

(ii)	if the conditions of the next succeeding paragraph are satisfied, pay the Additional Amounts specified in

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such paragraph.

The Issuer shall make its determination as soon as practicable and publish prompt notice thereof (the “Determination Notice”) stating the effective date of its certification, documentation, information, or other reporting requirement, whether the Issuer will redeem the Notes or pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of the Notes must take place, as provided in the next succeeding sentence. If the Notes are to be redeemed pursuant to this paragraph (b), that redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Issuer shall elect by notice to the Principal Agent at least 45 calendar days before the date of redemption. Notice of such redemption of the Notes will be given to the Holders not more than 60 nor less than 30 calendar days prior to the date of redemption by publication in accordance with General Note Condition 13. Notwithstanding the foregoing, the Issuer shall not redeem the Notes if the Issuer or the Guarantor, as the case may be, shall subsequently determine not less than 30 calendar days prior to the date of redemption, that subsequent payments on the Notes and Coupons would not be subject to any such certification, documentation, information, or other reporting requirement, in which case the Issuer or the Guarantor, as the case may be, shall give prompt notice of its subsequent determination by publication in accordance with General Note Condition 13 and any earlier redemption notice shall be revoked and of no further effect.

Notwithstanding the foregoing, if and so long as the certification, documentation, information, or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer or the Guarantor, as the case may be, may elect to pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that every net payment made outside the United States following the effective date of that requirement by the Issuer or the Guarantor, as the case may be, or any of its Paying Agents in respect of any Note or any Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence, or identity, other than status as a United States Alien, of such beneficial owner be disclosed to the Issuer or the Guarantor, as the case may be, any Paying Agent, or any governmental authority), after deduction or withholding for or on account of that backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (1) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (2) is imposed as a result of the presentation of the Note or Coupon for payment more than 15 calendar days after the date on which that payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided for in the Note or Coupon to be then due and payable. If the Issuer or the Guarantor, as the case may be, elects to pay Additional Amounts pursuant to this paragraph, the Issuer shall have the right to redeem the Notes in whole, but not in part, at any time (in the case of Fixed Rate Notes) or on any Interest Payment Date (in the case of Notes other than Fixed Rate Notes), subject to the provisions of the last two sentences of the immediately preceding paragraph. If the Issuer or the Guarantor, as the case may be, elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer shall redeem the Notes pursuant to the provisions of the immediately preceding paragraph.

For avoidance of doubt, the requirement under these Terms and Conditions that a Holder submit an Asset Transfer Notice disclosing certain information with respect to the Holder and the requirement that the Holder and each legal or beneficial owner, as a condition to purchasing a Note, make certain representations and agreements as to its status as a U.S. person and other matters, are not requirements as to which the provisions of this General Note Condition 6(b) apply. In addition, in the case of Definitive Notes which are not held through a Relevant Clearing System, if this General Note Condition 6(b) would otherwise apply to the Notes, the Issuer shall have the option to redeem the Definitive Notes in the manner set forth in the second preceding paragraph, but shall not be required to redeem the Definitive Notes or pay any Additional Amounts.

Except if the Issuer or Guarantor elects to pay any backup withholding tax or similar charge as set forth in the second preceding paragraph, neither the Issuer nor the Guarantor assumes any liability for any tax which it is required to withhold or for any payments to Holders in respect of any tax, assessment, or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein, and neither the Issuer nor the Guarantor will pay any gross up payments or other additional amounts in respect thereof.

Whenever any Additional Amounts are to be paid on Notes or Coupons, the Issuer will give notice to the

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Principal Agent and the other Paying Agents, as provided in the Agency Agreement.

“United States Alien” means any corporation, partnership, entity, individual, or fiduciary that is for United States federal income tax purposes (1) a foreign corporation, (2) a foreign partnership to the extent one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, or a foreign estate or trust, (3) a non-resident alien individual, or (4) a foreign estate or trust.

(c)	Redemption at the Option of the Issuer (Issuer Call Option)

If the applicable Final Terms specify that the Issuer has an option to redeem the Notes, and the Issuer gives:

(i)	not less than 30 nor more than 60 calendar days’ notice in accordance with General Note Condition 14 to the Holders (or such other period as is specified in the applicable Final Terms); and

(ii)	not less than seven London Business Days (or such other period as is specified in the applicable Final Terms) before giving notice as referred to in (i), notice to the Principal Agent;

(both of which notices shall be irrevocable), then the Issuer may redeem all or only some of the Notes then outstanding on the dates upon which redemption may occur (each, an “Optional Redemption Date”) and at the Optional Redemption Amounts specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Dates. Any redemption must be of a principal amount equal to the minimum principal amount of the Notes permitted to be redeemed at any time (the “Minimum Redemption Amount”) or any greater principal amount of the Notes permitted to be redeemed at any time (each, a “Higher Redemption Amount”), both as indicated in the applicable Final Terms. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by Definitive Notes, and in accordance with the rules of Euroclear or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), in the case of Redeemed Notes represented by a Global Note, not more than 60 calendar days prior (or such other period as is specified in the applicable Final Terms) to the date fixed for redemption (the “Selection Date”). In the case of Redeemed Notes represented by Definitive Notes, a list of the serial numbers of the Redeemed Notes will be published in accordance with General Note Condition 13 not less than 30 calendar days prior (or any other period as is specified in the applicable Final Terms) to the date fixed for redemption. The aggregate principal amount of Redeemed Notes represented by Definitive Notes shall bear the same proportion to the aggregate principal amount of all Redeemed Notes as the aggregate principal amount of Definitive Notes outstanding bears to the aggregate principal amount of the Notes outstanding, in each case on the Selection Date, provided that the first mentioned principal amount, if necessary, shall be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate principal amount of Redeemed Notes represented by a Global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant Global Note will be permitted during the period from, and including, the Selection Date to, and including, the date fixed for redemption pursuant to this paragraph (d) and the Issuer shall give notice to that effect to the Holders in accordance with General Note Condition 13 at least 10 calendar days prior (or any other period as is specified in the applicable Final Terms) to the Selection Date.

(d)	Redemption at the Option of the Holders (Investor Put Option)

If the applicable Final Terms specify that the Holders have an option to redeem the Notes, upon the Holder giving the Issuer, in accordance with General Note Condition 13, not less than 30 nor more than 60 calendar days’ notice or such other period of notice as is specified in the applicable Final Terms (which notice shall be irrevocable), the Issuer, upon the expiration of such notice, will redeem (in accordance with the terms specified in the applicable Final Terms) in whole (but not in part), such Notes on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

In order to exercise its right to require redemption of any Notes in definitive form, the Holder must deliver such Notes at the specified office of any Paying Agent outside the United States during normal business hours of such Paying Agent falling within the notice period, accompanied by a duly signed and completed notice of

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exercise in the form obtainable from any specified office of any Paying Agent (a “Put Notice”), in which the holder must specify a bank account (or, if payment is by check, an address) to which payment is to be made under this General Note Condition 6(d).

(e)	Early Redemption

For the purposes of paragraph (b) above or General Note Condition 9, each Note will be redeemed at an amount (the “Early Redemption Amount”) calculated as follows, together, if appropriate, with interest accrued to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable prior to the Maturity Date:

(i)	in the case of a Note (other than a Zero Coupon Note, an Index Linked Redemption Note, a Share Linked Redemption Note, an Inflation Linked Redemption Note, a Commodity Linked Redemption Note, an FX Linked Redemption Note, a Hybrid Note, or a Note Linked to other Underlying Asset(s)) with a Final Redemption Amount equal to its nominal amount, at the Final Redemption Amount thereof;

(ii)	in the case of a Note (other than those described in paragraph (i) above), the Early Redemption Amount payable shall be the amount determined in good faith and in a commercially reasonable manner by the Calculation Agent to be the fair market value of the Notes immediately prior to (and ignoring the circumstances leading to) such early redemption, adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps or other securities of any type whatsoever hedging the Issuer’s obligations under the Notes), unless otherwise specified in the applicable Final Terms; or

(iii)	in the case of a Zero Coupon Note, which is not an Index Linked Redemption Note, a Share Linked Redemption Note, a Commodity Linked Redemption Note, an Inflation Linked Redemption Note, an FX Linked Redemption Note, a Hybrid Note, or a Note Linked to other Underlying Asset(s), at an amount (the “Amortized Face Amount”) equal to:

(A)	(1) the sum of the Reference Price specified in the applicable Final Terms; and (2) the product of the Accrual Yield specified in the applicable Final Terms (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable; or

(B)	if the amount payable with respect to any Zero Coupon Note upon redemption pursuant to Condition 6(b), (c), (d), or (e) above or upon its becoming due and repayable as provided in General Note Condition 10 is not paid or available for payment when due, the amount due and repayable with respect to such Zero Coupon Note shall be the Amortized Face Amount of such Zero Coupon Note calculated as provided above as though the references in subparagraph (A) to the date fixed for redemption or the date upon which the Zero Coupon Note becomes due and repayable were replaced by references to the date (the “Reference Date”) which is the earlier of:

(1)	the date on which all amounts due with respect to the Note have been paid;

or

(2)	the date on which the full amount of the monies repayable has been received by the Agent and notice to that effect has been given in accordance with General Note Condition 13.

The calculation of the Amortized Face Amount in accordance with this sub-paragraph (B) will continue to be made, before, as well as, after judgment, until the Reference Date, unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the principal amount of such Note together with interest at a rate per annum equal to the Accrual Yield.

Where such calculation is to be made for a period of less than a full year, it shall be made on the basis of a

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360-day year consisting of 12 months of 30 calendar days each and, in the case of an incomplete month, the actual number of days elapsed in such incomplete month or such other calculation basis as may be specified in the applicable Final Terms.

(f)	Installment Notes; Amortizing Notes

If the Notes are Installment Notes, they will be redeemed in the Installment Amounts and on the date on which each installment is repayable (each, an “Installment Date”) as specified in the applicable Final Terms. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above. If the Notes are Amortizing Notes, they will be redeemed in the amounts and on the dates set forth on the Amortization Table specified in the applicable Final Terms.

(g)	Partly Paid Notes

If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, early redemption, or otherwise, in accordance with the provisions of this General Note Condition 6 and the applicable Final Terms. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(h) Index Linked Redemption Notes, Share Linked Redemption Notes, Inflation Linked Redemption Notes, Commodity Linked Redemption Notes, FX Linked Redemption Notes, Hybrid Redemption Notes, and Notes linked to other Underlying Asset(s)

If the Notes are Index Linked Redemption Notes, Share Linked Redemption Notes, Inflation Linked Redemption Notes, Commodity Linked Redemption Notes, FX Linked Redemption Notes, Hybrid Redemption Notes, or Notes linked to other Underlying Asset(s), they will be redeemed, whether at maturity, early redemption, or otherwise, in accordance with the provisions of this General Note Condition, and the applicable Final Terms.

(i)	Repurchases

The Issuer and/or any of its Affiliates may at any time repurchase Notes (provided that, in the case of Definitive Notes, all unmatured Receipts and Coupons attached thereto are repurchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold, or surrendered to any Paying Agent for cancellation, provided that any Notes reissued or resold comply with the selling restrictions set forth in Treasury Regulations Section 1.163-5 as if they were newly issued.

(j)	Cancellation

All Notes which are redeemed will be cancelled (together with all unmatured Receipts and Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and the Notes purchased and cancelled pursuant to paragraph (i) above (together with all unmatured Receipts and Coupons cancelled therewith) shall be forwarded to the Principal Agent and cannot be reissued or resold.

(k)	Force Majeure

Notwithstanding any other provision of these Conditions, the Issuer shall have the right to redeem the Notes, subject to the following sentence, if the Issuer shall have determined that the performance of its obligations under the Notes or the Guarantor’s obligations under the Guarantee Agreements shall have become unlawful or impracticable, in whole or in part, in particular as a result of compliance with any applicable present or future law, rule, regulation, judgment, order or directive of any governmental, administrative, legislative or judicial authority or power. In such circumstances, the Issuer will, however, pay to each Holder in respect of each Note held by it the Alternative Settlement Amount. Payment will be made in such manner as shall be notified to the Holders in accordance with General Note Condition 13.

The “Alternative Settlement Amount” shall be the fair market value of such Note on the date of such determination by the Issuer, adjusted to account fully for any reasonable expenses and costs of the Issuer and/or

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its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Notes), all as determined by the Calculation Agent in good faith and in a commercially reasonable manner.

7.	Redenomination

If the applicable Final Terms permits redenomination, Notes denominated in a currency that may be redenominated into euro, at the election of the Issuer, may be subject to redenomination in the manner set out below. In relation to such Notes, the Issuer, without the consent of the Holders, Receiptholders, or Couponholders, on giving at least 30 calendar days’ prior notice to Holders, Receiptholders, Couponholders, the Principal Agent, Euroclear, and Clearstream, Luxembourg in accordance with General Note Condition 13, may designate a “Redenomination Date” for the Notes, being (in the case of interest-bearing Notes) a date for payment of interest under the Notes (or in the case of Zero Coupon Notes, any date), in each case specified by the Issuer in the notice given pursuant to this paragraph and falling on or after the date on which the relevant member state commences participation in the third stage of European Economic and Monetary Union pursuant to the EC Treaty and which falls before the date on which the currency ceases to be a sub-division of the euro. Notwithstanding the foregoing, the Notes will not be redenominated at the election of the Issuer pursuant to this General Note Condition 7 unless the Issuer receives an opinion of United States tax counsel recognized as an expert in such matters that the Notes would be in compliance with United States Treasury Regulation Section 1.163-5(c)(2)(i)(D) after such redenomination.

Beginning on the Redenomination Date, notwithstanding the other provisions of these Note Conditions:

(a)	the Notes and the Receipts shall (unless already so provided by mandatory provisions of applicable law) be deemed to be redenominated in euro in the denomination of euro 0.01 with a nominal amount for each Note and Receipt equal to the nominal amount of that Note and Receipt in the Specified Currency, converted into euro at the rate for conversion established by the Council of the European Union pursuant to the EC Treaty (including compliance with rules relating to rounding in accordance with European Community regulations) provided that, if the Issuer determines, with the agreement of the Agent (which agreement shall not be unreasonably withheld), that the then market practice in respect of the redenomination into euro 0.01 of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Holders, any stock exchange on which the Notes may be listed, and any Paying Agent of such deemed amendment;

(b)	if Definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Issuer in such other denominations as Issuer and the Principal Agent determine and give notice of to the Holders in accordance with General Note Condition 13;

(c)	if Definitive Notes have been issued prior to the Redenomination Date, all unmatured Receipts and Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void from the date on which the Issuer gives the notice (the “Exchange Notice”) that replacement euro-denominated Notes, Receipts, and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued also will become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the Issuer. New certificates in respect of euro-denominated Notes, Receipts, and Coupons will be issued in exchange for Notes, Receipts, and Coupons denominated in the Specified Currency in such manner as the Principal Agent may specify and shall be stated to Holders in the Exchange Notice;

(d)	after the Redenomination Date, all payments in respect of the Notes (other than payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro, unless the Redenomination Date is on or after such date as the Specified Currency ceases to be a sub-division of the euro. Such payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee;

(e)	the amount of interest in respect of Notes will be calculated by reference to the aggregate nominal amount of

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Notes presented (or, as the case may be, in respect of which Receipts or Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01; and

(f)	if the Notes are Floating Rate Notes, the applicable Final Terms will specify any relevant changes to the provisions relating to interest.

In connection with such redenomination, the Issuer and the Guarantor, after consultation with the Principal Agent, may make such other changes to the Conditions applicable to the relevant Notes, including, without limitation, with respect to any Business Day, Fixed Day Count Fraction, Floating Day Count Fraction, or other conventions as it may decide, so as to conform them to the then market practice in respect of euro-denominated debt securities issued in the Euromarkets, which are held in international clearing systems. Any such changes will not take effect until the next following Interest Payment Date after the Holders have been given notice in accordance with General Note Condition 13.

The circumstances and consequences described in this General Note Condition 7 and any resulting amendment to the Terms and Conditions of the Notes will not entitle any Holder (a) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment, or renegotiation of the Notes, or (b) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration of purpose, or impracticability) or any other claim for compensation, damages, or any other relief.

8.	Prescription

The Notes, Receipts, and Coupons will become void unless presented for payment within a period of five years after the date on which such payment first becomes due (the “Relevant Date”). However, if the full amount of the money payable has not been duly received by the Principal Agent or other relevant Paying Agent on or prior to the Relevant Date, then the Relevant Date shall mean the date on which, after the full amount of such money has been so received, notice to that effect is duly given to the Holders in accordance with General Note Condition 13.

No Coupon sheet issued upon exchange of a Talon shall include a Coupon on which the claim for payment would be void pursuant to this General Note Condition 8 or General Note Condition 5(b) or any Talon which would be void pursuant to General Note Condition 5(b).

9.	Events of Default

(a)	Events of Default in Relation to Senior Notes

The occurrence of any of the following events with respect to any Series of Senior Notes shall constitute an “Event of Default” with respect to such Series:

(i)	failure by the Issuer or the Guarantor to pay the principal amount or Physical Delivery Amount (if any) of any of such Notes when due whether at maturity or upon early redemption or otherwise; or

(ii)	failure by the Issuer or the Guarantor to pay any installment of interest, other amounts payable or Additional Amounts on any of such Notes for a period of 30 calendar days after the due date; or

(iii)

failure by the Issuer (or, if applicable, the Guarantor) duly to perform or observe any other term, covenant, or agreement applicable to such Notes contained in any of such Notes, in the Agency Agreement, or the Guarantee for a period of 90 calendar days after the date on which written notice of such failure, requiring the Issuer (or, if applicable, the Guarantor) to remedy the same, shall first have been given to the Issuer, the Guarantor, and the Principal Agent by the Holders of at least 33.00 per cent. in aggregate principal amount of such Notes at the time outstanding; provided, however, that in the event the Issuer or, as the case may be, the Guarantor, within the aforesaid period of 90 calendar days shall commence legal action in a court of competent jurisdiction seeking a determination that the Issuer or, as the case may be, the Guarantor, had not failed duly to perform or observe the term or terms, covenant or covenants, or agreement or agreements specified in the aforesaid notice, such failure shall not be an Event of Default unless the same continues for a period of 10 calendar days after the date of any final determination to the effect that the Issuer or, as the

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case may be, the Guarantor, had failed to duly perform or observe one or more of such terms, covenants, or agreements; or

(iv)	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator (or similar official) of the Guarantor or for any substantial part of its property or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive calendar days; or

(v)	the Guarantor shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry or an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator (or similar official) of the Guarantor or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing; or

(vi)	the Issuer shall apply for suspension of payment (“surséance van betaling”) or shall have been declared bankrupt (“failliet verklaard”), in both cases within the meaning of the Dutch Bankruptcy Act (“Faillissementswet”), or becomes subject to analogous proceedings under the Dutch Financial Supervision Act (“Wet op het financieel toezicht”); and, in each case, any such proceedings shall remain unstayed and in effect for a period of 60 consecutive calendar days; or

(vii)	the Guarantee Agreement shall cease to be in full force and effect as to such Notes.

(b)	Events of Default in Relation to Subordinated Notes

The occurrence of any of the following events with respect to any Series of Subordinated Notes shall constitute an “Event of Default” with respect to such Series:

(i)	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator (or similar official) of the Guarantor or for any substantial part of its respective property or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive calendar days; or

(ii)	the Guarantor shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry or an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Guarantor or for any substantial part of its respective property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due or shall take any corporate action in furtherance of any of the foregoing; or

(iii)	the Issuer shall apply for suspension of payment (“surséance van betaling”) or shall have been declared bankrupt (“failliet verklaard”), in both cases within the meaning of the Dutch Bankruptcy Act (“Faillissementswet”), or becomes subject to analogous proceedings under the Dutch Financial Supervision Act (“Wet op het financieel toezicht”); and, in each case, any such proceedings shall remain unstayed and in effect for a period of 60 consecutive calendar days.

If an Event of Default shall occur and be continuing, then the holder of any affected Note, at such holder’s option, by written notice to the Issuer, the Guarantor, and the Principal Agent, may declare the principal of such Note, the interest accrued or any other amounts then payable thereon (and Additional Amounts, if any, thereon) to be due and payable immediately and if any such Event of Default shall continue at the time of receipt of such written

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notice, such amounts shall become immediately due and payable, subject to the qualification in bold type immediately below. Upon payment of such amount of principal, interest, or any other amounts payable (and Additional Amounts, if any), all of the Issuer’s obligations in respect of payment of principal of, interest, or any other amounts payable or (and Additional Amounts, if any) such Note shall terminate. Interest on overdue principal, interest, or any other amounts payable (and Additional Amounts, if any) shall accrue from the date on which such principal, interest, or any other amounts payable (and Additional Amounts, if any) were due and payable to the date such principal, interest, or any other amounts payable (and Additional Amounts, if any) are paid or duly provided for, at the rate borne by the Notes (to the extent payment of such interest shall be legally enforceable).

Payment of principal, the interest accrued, or any other amounts then payable thereon (and Additional Amounts, if any) of the Subordinated Notes may not be accelerated in the case of a default in the payment of principal, interest, or any other amounts then payable or the performance of any other covenant of the Issuer or the Guarantor. Payment of the principal, the interest accrued, or any other amounts then payable thereon (and Additional Amounts, if any) of the Subordinated Notes may be accelerated only in the case of the bankruptcy or insolvency of the Issuer or the Guarantor.

If an Event of Default with respect to the Notes, or an event which, with the passing of time or the giving of notice, or both, would be an Event of Default, shall occur and be continuing, the Issuer or, as the case may be, the Guarantor shall notify the Principal Agent in writing of such Event of Default no later than the following Business Day after it becomes aware of such Event of Default, and the Principal Agent thereupon promptly shall notify all of the Holders of such Event of Default.

For purposes of paragraph (a)(iii) above, any indebtedness which is in a currency other than U.S. Dollars shall be translated into U.S. Dollars at the “spot” rate for the sale of U.S. Dollars against the purchase of the Specified Currency as quoted by the Principal Agent on the calendar day in London corresponding to the calendar day on which such premature repayment becomes due or, as the case may be, such default occurs (or, if for any reason such a rate is not available on that day, on the earliest possible date thereafter).

If any Note shall become so repayable, it shall be repaid at its Early Redemption Amount (as defined in General Note Condition 6(e)) together, if appropriate, with accrued interest thereon, such interest to accrue and be paid in accordance with General Note Condition 4.

10.	Replacement of Notes, Receipts, Coupons, and Talons

Should any Note, Receipt, Coupon, or Talon be lost, stolen, mutilated, defaced, or destroyed, it may be replaced at the specified office of the Principal Agent in London (or such other place outside the United States as may be notified to Holders) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer or, if payment is made under the relevant Guarantee Agreement, the Guarantor, may reasonably require. Mutilated or defaced Notes, Receipts, Coupons, or Talons must be surrendered before replacements will be issued.

11.	Agent and Paying Agents

The Bank of New York, One Canada Square, London E14 5AL shall be the initial Principal Agent.

The Issuer is entitled to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents and approve any change in the specified office through which any Paying Agent acts, provided that:

(a)	so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;

(b)	there will at all times be a Paying Agent with a specified office in a city in Europe;

(c)	there will at all times be an Agent; and

(d)	the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obliged to

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withhold or deduct tax pursuant to Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with such Directive.

In addition, the Issuer shall immediately appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of General Note Condition 5(b). Any variation, termination, appointment, or change shall take effect only (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 calendar days’ prior notice thereof shall have been given to the Holders in accordance with General Note Condition 13.

12.	Exchange of Talons

On and after the Fixed Interest Payment Date or the Interest Payment Date, as appropriate, on which the final Coupon comprised in any Coupon sheet matures, the Talon, if any, forming part of such Coupon sheet, may be surrendered at the specified office of the Principal Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of General Note Condition 8. Each Talon, for purposes of these General Note Conditions, shall be deemed to mature on the Fixed Interest Payment Date or the Interest Payment Date (as the case may be) on which the final Coupon comprised in the relative Coupon sheet matures.

13.	Notices

So long as the Notes of the relevant Series are listed on the Luxembourg Stock Exchange and so long as the relevant rules applying to such listed Notes so require, all notices relating to the Notes shall be published in a daily newspaper with general circulation in Luxembourg (which is expected to be d’Wort or the Tageblatt) or on the website of the Luxembourg Stock Exchange (www.bourse.lu). Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of first publication. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to Holders in accordance with this General Note Condition 13.

For so long as the Global Notes are held in their entirety on behalf of Euroclear and Clearstream, Luxembourg and until such time as any Definitive Notes are issued, if any are issued, there may be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the Holders and, in addition, so long as the Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, notices will be published in a daily newspaper of general circulation in a place or places required by those rules. Any such notice to Euroclear and Clearstream, Luxembourg shall be deemed to have been given to Holders on the day after the day on which that notice was given to Euroclear and Clearstream, Luxembourg.

Notices to be given by any Holder shall be in writing and given by lodging the same, together with the related Note or Notes, with the Principal Agent. While any of the Notes are represented by a Global Note, that notice may be given by any Holder to the Principal Agent through Euroclear or Clearstream, Luxembourg as the case may be, in such manner as the Principal Agent and Euroclear or Clearstream, Luxembourg as the case may be, may approve for this purpose.

14.	Meetings of Holders, Modification and Waiver

The Agency Agreement contains provisions for convening meetings of the Holders to consider any matter affecting their interests, including approving by Extraordinary Resolution (as defined in the Agency Agreement) a modification of the Notes, the Receipts, the Coupons, or certain provisions of the Agency Agreement. Such a meeting may be convened by the Issuer, the Guarantor, or Holders holding not less than 33.00 per cent. in principal amount of the Notes of the relevant Series that at such time remain outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing a clear majority in principal amount of the Notes of the relevant Series that at such time remain outstanding, or at any adjourned meeting one or more persons being or representing Holders whatever the principal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes,

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Receipts, or Coupons (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or canceling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, Receipts, or Coupons), the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, in principal amount of the Notes of the relevant Series that at such time remain outstanding. An Extraordinary Resolution passed at any meeting of the Holders shall be binding on all the Holders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

Without the consent of the Holders, Receiptholders, or Couponholders, the Agent, the Issuer, and the Guarantor may agree to modifications of or amendments to the Agency Agreement, the Notes, the Guarantee Agreement, the Receipts, or the Coupons for any of the following purposes:

(a)	to evidence the succession of another entity to the Issuer and the assumption by any such successor of the covenants of the Issuer or the Guarantor in the Agency Agreement, the Guarantor Agreements, the Notes, Receipts, or Coupons;

(b)	to add to the covenants of the Issuer for the benefit of the Holders, the Receiptholders, or the Couponholders, or to surrender any right or power herein conferred upon the Issuer or the Guarantor;

(c)	to relax or eliminate the restrictions on payment of principal and interest in respect of the Notes, Receipts, or Coupons in The Netherlands and the United States or its possessions, provided that such payment is permitted by United States and Netherlands tax laws and regulations then in effect and provided that no adverse tax consequences would result to the Holders, the Receiptholders, or the Couponholders;

(d)	to cure any ambiguity, to correct or supplement any defective provision herein or any provision which may be inconsistent with any other provision herein;

(e)	to make any other provisions with respect to matters or questions arising under the Notes, the Receipts, the Coupons, the Guarantee Agreements, or the Agency Agreement, provided such action pursuant to this subclause (e) shall not adversely affect the interests of the Holders, the Receiptholders, or the Couponholders;

(f)	to authorize or facilitate the issuance of Notes in registered form;

(g)	to facilitate the issuance of Notes in accordance with the laws of a particular country; and

(h)	to permit further issuances of Notes in accordance with the terms of the Program Agreement.

Any such modification or amendment shall be binding on the Holders, the Receiptholders, and the Couponholders and any such modification or amendment shall be notified to the Holders, the Receiptholders, or the Couponholders in accordance with General Note Condition 14 as soon as practicable thereafter.

15.	Merger, Consolidation, Sale, Conveyance, and Assumption

Any entity into which the Agent or any Paying Agent may be merged or converted, or any entity with which the Agent or any of the Paying Agents may be consolidated or any entity resulting from any merger, conversion, or consolidation to which the Agent or any of the Paying Agents shall be a party, or any entity to which the Agent or any Paying Agent shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall become, on the date when such merger, conversion, consolidation, or transfer becomes effective and to the extent permitted by any applicable laws, the successor Agent or, as the case may be, Paying Agent under the Agency Agreement without the execution or filing of any paper or any further act on the part of the parties to the Agency Agreement, unless otherwise required by the Issuer or the Guarantor, and after the effective date all references in the Agency Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation, or transfer shall be given immediately to the Issuer by the relevant Agent or Paying Agent.

16.	Additional Issuances

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The Issuer from time to time without the consent of the relevant Holders, Receiptholders, or Couponholders may create and issue additional Notes having terms and conditions the same as (or the same in all respects except for the Issue Date, Interest Commencement Date, and the Issue Price) Notes of an existing Series. These additional Notes shall be consolidated and form a single Series with the outstanding Notes of the existing Series.

17.	Governing Law and Submission to Jurisdiction

The Agency Agreement, the Notes, the Guarantee Agreements, and any Coupons, Receipts, and Talons appertaining to the Notes shall be governed by and construed in accordance with the laws of the State of New York, United States, applicable to agreements made and to be performed wholly within such jurisdiction without regard to principles of conflicts of laws.

Each of the Issuer and the Guarantor submits to the non-exclusive jurisdiction of any United States federal court sitting in New York City, the Borough of Manhattan, solely for purposes of any legal action or proceeding brought to enforce its obligations hereunder, or under the Guarantee Agreements, or any Coupon, Receipt, or Talon. As long as any Note or Coupon remains outstanding, each of the Issuer and the Guarantor shall either maintain an office or have an authorized agent in New York City upon whom process may be served in any such legal action or proceeding. Service of process upon the Issuer or the Guarantor, as the case may be, at its office or upon such agents with written notice of such service mailed or delivered to the Issuer or the Guarantor, as the case may be, shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Issuer or the Guarantor, as the case may be, in any such legal action or proceeding. Each of the Issuer and the Guarantor appoints CT Corporation System at 111 Eighth Avenue, New York, New York 10011 as its agent upon whom process may be served in any suit, action or proceeding relating to or arising out of the Agency Agreement, the Notes, the Guarantee Agreements or any Coupon, Receipt, or Talon appertaining hereto, and with a copy to the Issuer at B of A Issuance B.V., Herengracht 469, 1017 BS Amsterdam, The Netherlands and the Guarantor at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-07-06, Charlotte, North Carolina 28255, Attn: Corporate Treasury — Securities Administration, and with an additional copy to Bank of America Corporation, Legal Department, 101 South Tryon Street, NC1-002-29-01, Charlotte, North Carolina 28255-0065, Attn: General Counsel.

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Schedule 12-2 to

Agency Agreement

TERMS AND CONDITIONS OF THE INSTRUMENTS

The following are the terms and conditions (the “General Instrument Conditions”) of the Instruments, which will include the additional terms and conditions contained in Annex 1 in the case of Index Linked Instruments (the “Index Linked Conditions”), the additional terms and conditions contained in Annex 2 in the case of Share Linked Instruments (the “Share Linked Conditions”), the additional terms and conditions contained in Annex 3 in the case of Inflation Linked Instruments (the “Inflation Linked Conditions”), the additional terms and conditions contained in Annex 4 in the case of Commodity Linked Instruments (the “Commodity Linked Conditions”), and the additional terms and conditions contained in Annex 5 in the case of FX Linked Instruments (the “FX Linked Conditions”), or any other Annex (each, an “Annex”, and together the “Annexes”) which may be added from time to time in the case of any Instruments linked to any other Underlying Asset(s) (the General Instrument Conditions as supplemented or amended by the Index Linked Conditions, Share Linked Conditions, Inflation Linked Conditions, Commodity Linked Conditions, and/or FX Linked Conditions are together referred to as the “Terms and Conditions” or the “Conditions”). The Terms and Conditions are incorporated by reference into each Global Instrument and will be attached to or endorsed upon each Definitive Instrument, if any are issued. The applicable Final Terms in relation to any Tranche of Instruments may specify other terms and conditions, which shall to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Tranche of Instruments. The applicable Final Terms will be endorsed on, incorporated by reference into, or attached to, each Global Instrument and Definitive Instrument. Reference should be made to “Form of the Securities” above for a description of the content of Final Terms, which includes the definition of certain terms used in the following Terms and Conditions. The applicable Final Terms in relation to any Tranche of Instruments contain additional terms and conditions which will complete the Instruments and are deemed to be incorporated by reference into such Instruments.

This Instrument is one of a series of warrants (the “Warrants”) or certificates (the “Certificates”, and, together with the Warrants, the “Instruments”) issued by B of A Issuance B.V. (the “Issuer”), pursuant to the Agency Agreement dated as of January 16, 2007 (the “Agency Agreement”), by and among the Issuer, Bank of America Corporation (the “Guarantor”), The Bank of New York, as principal agent (the “Agent” and “Principal Agent”, which term shall include any successor agent, and the other paying agents named therein (together with the Principal Agent, the “Paying Agents” (which term shall include any additional or successor paying agents)). References herein to the “Instruments” shall be references to Instruments of this Series and shall mean (1) Definitive Instruments, if any, issued in exchange for a Global Instrument and (2) any Global Instrument. The Instruments and any Coupons have the benefit of the Agency Agreement. Each Instrument will be the obligation of the Issuer and will have the benefit of a senior guarantee granted by the Guarantor pursuant to a senior guarantee agreement dated as of January 16, 2007 (the “Senior Guarantee Agreement”).

Unless otherwise agreed by the Issuer and the relevant dealers (each, a “Dealer” and together, the “Dealers”), and specified in the applicable Final Terms, each tranche of Warrants (“Tranche of Warrants”) will be represented by a permanent global warrant in bearer form (the “Permanent Global Warrant”), substantially in the form of Schedule 7 to the Agency Agreement. Interests in the Permanent Global Warrant may be exchanged, free of charge to Holders, for definitive warrants (“Definitive Warrants”) substantially in the form of Schedule 8 to the Agency Agreement. Unless otherwise agreed by the Issuer and the relevant Dealer(s), and specified in the applicable Final Terms, each tranche of Certificates (“Tranche of Certificates”) initially will be represented by a temporary global certificate in bearer form (the “Temporary Global Certificate”), without interest coupons, substantially in the form of Schedule 4 to the Agency Agreement. The Temporary Global Certificate will be exchangeable, as provided in the Agency Agreement, for beneficial interests in a permanent global certificate in bearer form (the “Permanent Global Certificate”) substantially in the form of Schedule 5 to the Agency Agreement. The Temporary Global Certificate and the Permanent Global Certificate are together referred to as the “Global Certificates” and each of them is a “Global Certificate”. Interests in a Global Certificate may be exchanged for definitive certificates (“Definitive Certificates”) substantially in the form of Schedule 6 to the Agency Agreement with, if applicable, interest coupons attached (the “Coupons”) substantially in the form of Schedule 9 to the Agency Agreement attached on issue as described below. Any reference herein to “Couponholders” shall mean the holders of the Coupons. A reference to a “Tranche of Instruments” is a reference to a tranche of Warrants or a tranche of

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Certificates, as the case may be. The Global Certificates and the Permanent Global Warrants are together referred to as “Global Instruments”, and each a “Global Instrument”. Definitive Warrants and Definitive Certificates are together referred to as “Definitive Instruments”.

Any reference herein to “Holders” shall mean the holders of the Instruments, and, in relation to any Instruments represented by a Global Instrument, shall be construed as provided below.

Except as otherwise provided in the applicable Final Terms, interests in a Global Instrument will be exchangeable for Definitive Instruments in bearer form (1) as to Permanent Global Certificates in bearer form, on not less than 60 calendar days’ written notice from Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (acting on the instructions of any holder of an interest in the Global Certificate), (2) if the Issuer is notified that either Euroclear or Clearstream, Luxembourg has been closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory, or otherwise) after the original issuance of the Instruments or has announced an intention permanently to cease business or has in fact done so and no alternative clearance system approved by the Holders is available, or (3) if the Issuer, after notice to the Principal Agent, determines to issue the Instruments in definitive form. Each such exchange shall occur in whole, but not in part, for Definitive Instruments. Any exchange of all or part of an interest in a Global Instrument for Definitive Instruments shall be made outside the United States and its possessions.

Any exchange pursuant to the preceding paragraph shall be free of charge to the Holders. However, for so long as a Permanent Global Certificate is held on behalf of a clearing system and the rules of that clearing system permit, in the case of a request for an exchange of an interest in a Permanent Global Certificate for Definitive Certificates pursuant to clause (1) in the preceding paragraph, prior to effecting any such exchange, the Issuer shall have the right to collect from the requesting Holder(s) a reasonable payment towards the reimbursement of the out-of-pocket expenses incurred by the Issuer in connection therewith. No clearing system shall have any responsibility for the collection of such expenses. Instead, in order to effect an exchange, each Holder requesting such exchange shall send a copy of such request or instructions to the Issuer, together with the relevant contact details of the person or entity responsible for the payment of such expenses.

Subject to applicable laws and regulations, the Issuer may agree to issue Instruments in registered form (“Registered Instruments”). With respect to any Tranche of Registered Instruments, the Issuer will appoint, under a transfer, paying agency, and registry agreement, a transfer agent, paying agent, and registrar, all as more fully described in the applicable Final Terms.

The Final Terms for the Instruments are attached hereto or endorsed hereon and supplement these Terms and Conditions and may specify other terms and conditions which, to the extent so specified or to the extent inconsistent with these Terms and Conditions, shall replace or modify these Terms and Conditions for purposes of the Instruments. References herein to the “applicable Final Terms” are to the relevant Final Terms attached hereto or endorsed hereon.

As used herein, “Series” means a Tranche of Instruments, together with any further Tranche or Tranches of Instruments, which are (1) expressly to be consolidated and form a single series and (2) identical in all respects (including as to listing) except for the date on which such Instruments will be issued (the “Issue Date”), for interest-bearing Certificates, the date from which such Certificates bear interest (if different from the Issue Date) (the “Interest Commencement Date”), and the price at which such Instruments will be issued (the “Issue Price”). The expressions “Instruments of the relevant Series” and “holders of Instruments of the relevant Series” and related expressions shall be construed accordingly. As used herein, “Tranche” means Instruments (whether in global or definitive form or both) which are identical in all respects (including as to listing).

Copies of the Program Agreement, dated as of January 16, 2007 among the Issuer, the Guarantor, and the Dealers named or to be appointed thereunder (the “Program Agreement”), the Agency Agreement, the Senior Guarantee Agreement, the Delivery Agency Agreement, and the Final Terms applicable to the Instruments are available for inspection, and copies may be obtained, without charge, at the specified offices of each of the Paying Agents, except that the applicable Final Terms relating to an unlisted Instrument only will be available for inspection by a Holder upon proof satisfactory to the relevant Paying Agent as to ownership of the Instrument. The Holders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of

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the Agency Agreement, the Senior Guarantee Agreement, and the applicable Final Terms, which are binding on them.

The applicable Final Terms will specify whether settlement shall be by way of cash payment (“Cash Settlement”) or by physical delivery (“Physical Settlement”). Instruments to which Cash Settlement applies are “Cash Settled Instruments” and Instruments to which Physical Settlement applies are “Physical Delivery Instruments”. Any reference in these Conditions to “Cash Settlement Amount” shall mean amounts payable on exercise or maturity, as the case may be, of any Cash Settled Instruments. Any reference in these Conditions to Physical Delivery Instruments shall mean Instruments in respect of which the number of underlying shares, bonds, securities, commodities, or such other assets as may be specified in the applicable Final Terms (the “Relevant Asset(s)”) plus/minus any amount due to/from the Holder in respect of each Instrument (the “Physical Delivery Amount”) is deliverable and/or payable by reference to one or more Relevant Assets as the Issuer, the Guarantor, and the relevant Dealer(s) may agree and as set out in the applicable Final Terms. The Cash Settlement Amount may be expressed in any currency (each a “Specified Currency”). In respect of Physical Delivery Instruments, the Issuer and the Guarantor have entered into a delivery agency agreement dated as of January 16, 2007 (the “Delivery Agency Agreement”) with Banc of America Securities Limited as delivery agent (the “Delivery Agent”, which term shall include any additional or successor delivery agent as specified in the applicable Final Terms). The calculation agent in respect of the Instruments (the “Calculation Agent”) will be specified in the applicable Final Terms.

If Averaging is specified as applicable in the applicable Final Terms, the applicable Final Terms will state the relevant Averaging Dates and, if an Averaging Date is a Disrupted Day, whether Omission, Postponement, or Modified Postponement (each as defined in the relevant Annex) applies.

References in these Conditions, unless the context otherwise requires, to Cash Settled Instruments shall be deemed to include references to Physical Delivery Instruments which include the Issuer’s option (as set out in the applicable Final Terms) to elect Cash Settlement upon exercise or, as the case may be, redemption of such Instruments pursuant to General Instrument Condition 10(a) and where settlement upon exercise or, as the case may be, redemption is to be by way of Cash Settlement. References in these Conditions, unless the context otherwise requires, to Physical Delivery Instruments shall be deemed to include references to Cash Settled Instruments which include the Issuer’s option (as set out in the applicable Final Terms) to elect Physical Settlement in settlement upon exercise or, as the case may be, redemption of such Instruments pursuant to General Instrument Condition 10(a) and where settlement upon exercise or, as the case may be, redemption is to be by way of Physical Settlement.

Instruments may, if specified in the applicable Final Terms, allow Holders upon exercise or, as the case may be, redemption of such Instruments to elect for Cash Settlement or by way of Physical Settlement or by such other method of settlement as is specified in the applicable Final Terms. Those Instruments where the Holder has elected for Cash Settlement will be Cash Settled Instruments and those Instruments where the Holder has elected for physical delivery will be Physical Settlement. The rights of a Holder as described in this paragraph may be subject to the Issuer’s right to vary settlement upon exercise or, as the case may be, redemption of Instruments as indicated in the applicable Final Terms and will be subject to the Issuer’s right to substitute assets or pay the Alternative Cash Redemption Amount in lieu of physical delivery in accordance with these Conditions.

As used herein, the following words have the following meanings:

“Relevant Clearing System” means Euroclear or Clearstream, Luxembourg, or any other clearing system located outside the United States and its possessions specified by the Issuer and the Dealer (each an “Alternative Clearing System”), as the case may be.

“Expenses” means expenses, including any applicable depositary charges, transaction or exercise charges, stamp duty reserve tax, withholding tax, and/or other taxes or duties, arising from the delivery and/or transfer of any Physical Delivery Amount(s). All Expenses shall be for the account of the relevant Holder and no delivery and/or transfer of any Physical Delivery Amount(s) shall be made until Expenses have been paid to the satisfaction of the Issuer by the relevant Holder.

Words and expressions defined in the Agency Agreement or used in the applicable Final Terms shall have the

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same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated.

1.	Form and Title

Unless otherwise agreed by the Issuer and the relevant Dealers and specified in the applicable Final Terms, the Instruments are in bearer form. Definitive Instruments, if any, are serially numbered.

This Instrument is a Certificate bearing interest on a fixed rate basis (a “Fixed Rate Certificate”), a Certificate bearing interest on a floating rate basis (a “Floating Rate Certificate”), a Certificate issued on the basis of interest linked to an underlying reference asset or basket of assets (each an “Underlying Asset”) such as an index or a basket of indices (an “Index Linked Interest Certificate”), a share or a basket of shares (a “Share Linked Interest Certificate”), a consumer price index or a basket of consumer price indices (an “Inflation Linked Interest Certificate”), a commodity or basket of commodities (a “Commodity Linked Interest Certificate”), a foreign exchange rate or basket of foreign exchange rates (an “FX Linked Interest Certificate”), or a combination of any of the foregoing (a “Hybrid Interest Certificate”), depending upon the Interest/Payment Basis specified in the applicable Final Terms. It is also a an Instrument upon which payment of any amounts or delivery of any Reference Asset(s) on maturity, exercise or otherwise is determined by reference, either directly or indirectly, to the price or performance of one index or a basket of indices (an “Index Linked Redemption Instrument”, together with Index Linked Interest Certificates, “Index Linked Instruments”), a share or a basket of shares (a “Share Linked Redemption Instrument”, together with Share Linked Interest Certificates, “Share Linked Instruments”), a consumer price index or a basket of consumer price indices (an “Inflation Linked Redemption Instrument”, together with Inflation Linked Interest Certificates, “Inflation Linked Instruments”), a commodity or basket of commodities (a “Commodity Linked Redemption Instrument”, together with Commodity Linked Interest Certificates, “Commodity Linked Securities”), a foreign exchange rate or basket of foreign exchange rates (an “FX Linked Redemption Instrument”, together with FX Linked Interest Certificates, “FX Linked Instruments”), or to such other Underlying Asset(s), to a combination of any of the foregoing (a “Hybrid Redemption Instrument”, together with Hybrid Interest Certificates, “Hybrid Instruments”) in each case as specified in the applicable Final Terms. The appropriate provisions of these Terms and Conditions will apply accordingly.

Definitive Certificates will be issued with Coupons attached, unless they are Certificates which do not bear interest, in which case reference to interest (other than interest due after the Settlement Date), Coupons, and Couponholders in these Terms and Conditions are not applicable.

Subject as set forth below, title to the Instruments and any Coupons will pass by delivery. The Issuer, the Guarantor, and any Paying Agent may (except as otherwise required by law) deem and treat the bearer of any Instrument or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Instrument, without prejudice to the provisions set out in the next paragraph.

So long as any of the Instruments are represented by a Global Instrument held on behalf of Euroclear and Clearstream, Luxembourg, each person who is shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Instruments (any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Instruments standing on the account of any person shall be conclusive and binding for all purposes, except in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Principal Agent, and any other Paying Agent as the holder of such nominal amount of such Instruments for all purposes, except with respect to the payment of principal, premium, if any, interest, or any other amounts payable on, or deliveries in respect of, the Instruments, the bearer of the relevant Global Instrument shall be treated by the Issuer, the Guarantor, the Principal Agent, and any Paying Agent as the holder of such Instruments in accordance with and subject to the terms of the relevant Global Instrument (the expressions “Holder” and “holder of Instruments” and related expressions shall be construed accordingly). Instruments which are represented by a Global Instrument will be transferable only in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be.

Warrants may be American Style Warrants or European Style Warrants, as specified in the applicable Final

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Terms.

Except for transfers to subsidiaries of the Guarantor that comply with applicable Treasury Regulations, the Instruments may not be legally or beneficially owned by any U.S. person (as defined in Regulation S under the Securities Act) at any time nor offered, sold, pledged, assigned, delivered or otherwise transferred at any time, directly or indirectly, in the United States of America or its possessions or to any U.S. person. The Issuer has the right, at its option, under the Agency Agreement and these General Instrument Conditions, to compel any beneficial owner of the Instruments to void the transfer of the Instruments to such beneficial owner or to terminate the Issuer’s Obligations under such Instrument held by such beneficial owner. In the event of such a termination, the Issuer will pay the Alternative Settlement Amount as set out in General Instrument Condition 10.

The Issuer may void the transfer of the Instruments to such beneficial owner by compelling a sale by such beneficial owner, by the Issuer selling such Instruments on behalf of such beneficial owner to another purchaser acceptable to the Issuer or by any other means permitted under applicable law.

The holding of the Instruments by any U.S. person shall not affect the right of a subsequent Holder of such Instruments (provided such Holder is not a U.S. person) to be treated as the absolute owner thereof in accordance with these General Instrument Conditions.

If a minimum trading size is specified in the applicable Final Terms, then the Instruments of such Series or Tranche (as applicable) may only be traded in such multiples as are specified in such Final Terms.

2.	Status of the Instruments

The Instruments will be unsubordinated and unsecured obligations of the Issuer and will rank equally with all other unsecured and unsubordinated obligations of the Issuer. The Instruments are not deposits and are not insured by the Federal Deposit Insurance Corporation.

3.	Senior Guarantee

(a)	The payment of all amounts payable and all deliveries due by the Issuer under these Conditions is irrevocably and unconditionally guaranteed by the Guarantor pursuant to the Senior Guarantee Agreement.

(b)	The obligations of the Guarantor under the Senior Guarantee Agreement will be unsubordinated and unsecured obligations of the Guarantor and, except as may be provided by applicable legislation or judicial order, will rank equally with all other unsecured and unsubordinated obligations of the Guarantor.

The Guarantor has the right in its sole and unfettered discretion pursuant to the Senior Guarantee Agreement to discharge any obligation to deliver the Physical Settlement Amount by payment of the Disruption Cash Settlement Amount instead of delivery of the Physical Settlement Amount.

4.	Interest

This General Instrument Condition 4 applies only to Certificates.

(a)	Interest on Fixed Rate Certificates

If so specified in the applicable Final Terms, each Fixed Rate Certificate bears interest at the rate or rates per annum specified in the applicable Final Terms from (and including) the Interest Commencement Date to (but excluding) the Maturity Date. Interest will be payable in arrear on the date or dates in each year specified in the applicable Final Terms (each, a “Fixed Interest Payment Date”) and on the Maturity Date if it does not fall on a Fixed Interest Payment Date. The first interest payment will be made on the first Fixed Interest Payment Date following the Interest Commencement Date.

If any Fixed Interest Payment Date is not a Payment Business Day (as defined in General Instrument Condition 4(b)), then payment on a Fixed Rate Certificate shall be paid as provided in General Instrument Condition 4(b).

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If a “Fixed Coupon Amount” is specified in the applicable Final Terms, the amount of interest payable on each Fixed Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will be the Fixed Coupon Amount irrespective of any calculation based on the Rates of Interest (as defined in General Instrument Condition 4(d)) and any applicable Fixed Day Count Fraction (if any) and if the amount of interest payable on any Fixed Interest Payment Date is specified as an amount other than the Fixed Coupon Amount, such amount will be a “Broken Amount” specified in the applicable Final Terms.

As used in these Conditions, “Fixed Interest Period” means the period from, and including, the most recent Fixed Interest Payment Date (or, if none, the Interest Commencement Date) to, but excluding, the next (or first) Fixed Interest Payment Date.

Unless otherwise specified in the applicable Final Terms, if interest is required to be calculated for a period other than a Fixed Interest Period, that interest shall be calculated by applying the Rate of Interest specified in the applicable Final Terms to the Notional Amount per Certificate specified in the applicable Final Terms, multiplying that sum by the applicable Fixed Day Count Fraction and rounding the resulting figure in accordance with General Instrument Condition 4(e).

“Fixed Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this General Instrument Condition 4(a):

(i)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(A)	for Certificates where the Accrual Period is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of determination dates (“Determination Dates”), as specified in the applicable Final Terms, that would occur in one calendar year assuming interest were payable in respect of the whole of that year; or

(B)	for Certificates where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates, as specified in the applicable Final Terms, that would occur in one calendar year assuming interest were payable in respect of the whole of that year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year assuming interest were payable in respect of the whole of that year; and

(ii)	if “30/360” is specified in the applicable Final Terms, the number of days in the relevant period from (and including) the most recent Fixed Interest Payment Date (or, if none, the Issue Date or, if different from the Issue Date, the Interest Commencement Date) to (but excluding) the relevant Interest Payment Date (such number of days being calculated on the basis of a year of 360 days with twelve 30-day months) divided by 360.

“Accrual Period” means the number of days in the relevant period from (and including) the most recent Fixed Interest Payment Date (or, if none, the Issue Date or, if different from the Issue Date, the Interest Commencement Date) to (but excluding) the relevant Interest Payment Date.

“Determination Period” means the period from (and including) a Determination Date (as specified in the applicable Final Terms) to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Fixed Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

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“Notional Amount” means the amount specified as such in the applicable Final Terms.

“Sub-unit” means, for euro, one cent, and, for any currency other than euro, the lowest amount of that currency that is available as legal tender in the country of that currency.

(b) Interest on Floating Rate Certificates, Index Linked Interest Certificates, Share Linked Interest Certificates, Inflation Linked Interest Certificates, Commodity Linked Interest Certificates, FX Linked Interest Certificates, Hybrid Interest Certificates, and Certificates with Interest Linked to Other Underlying Asset(s)

(i) Interest Payment Dates

Each Floating Rate Certificate, Index Linked Interest Certificate, Share Linked Interest Certificate, Inflation Linked Interest Certificate, Commodity Linked Interest Certificate, FX Linked Interest Certificate, Hybrid Interest Certificate, and any Certificate with interest linked to other Underlying Asset(s) bears interest on the notional amount applicable to such Certificate specified in the applicable Final Terms (the “Notional Amount”) from (and including) the Interest Commencement Date specified in the applicable Final Terms. Interest will be payable in arrear on either:

(A)	the Interest Payment Dates (each, an “Interest Payment Date”) in each year specified in the applicable Final Terms; or

(B)	if no Interest Payment Dates are specified in the applicable Final Terms, each date (each, an “Interest Payment Date”) which falls the number of months or other period specified in the applicable Final Terms after the preceding Interest Payment Date, or in the case of the first Interest Payment Date, after the Interest Commencement Date.

Interest will be payable in respect of each “Interest Period” (which expression shall mean, in these Terms and Conditions, the period from (and including), an Interest Payment Date (or the Interest Commencement Date), to (but excluding) the next, or first Interest Payment Date, as the case may be.

If any Interest Payment Date (or other date) falls on a day which is not a Business Day, it will be adjusted in accordance with the business day convention specified in the applicable Final Terms. If the business day convention specified is:

(1)	the “Floating Rate Convention”, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day. If postponement would cause such date to fall in the next calendar month, then (A) such date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date (or other date) shall be the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the applicable Final Terms after the preceding applicable Interest Payment Date (or other date) occurred; or

(2)	the “Following Business Day Convention”, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day; or

(3)	the “Modified Following Business Day Convention”, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day, unless that date would fall in the next calendar month, in which event such Interest Payment Date (or other such date) shall be brought forward to the immediately preceding Business Day; or

(4)	the “Preceding Business Day Convention”, such Interest Payment Date (or other date) shall be brought forward to the immediately preceding Business Day.

“Business Day” means a day which is both:

(a)

a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency

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deposits) in London and Charlotte, North Carolina and any additional business centers specified in the applicable Final Terms (each, an “Additional Business Center”); and

(b)	either (1) for any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial center (the “Principal Financial Center”) of the country of the relevant Specified Currency (if other than London) or (2) for any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET System”) or any successor thereto is operating. Unless otherwise provided in the applicable Final Terms, the Principal Financial Center of any country for the purpose of these Terms and Conditions shall be as provided in the ISDA Definitions, except that the Principal Financial Center of Australia shall be Melbourne and Sydney, the Principal Financial Center of Canada shall be Toronto, and the Principal Financial Center of New Zealand shall be Wellington.

The term “ISDA Definitions” means the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) and as amended, updated, or replaced as at the Issue Date of the first Tranche of the Certificates of the relevant Series.

(ii) Rate of Interest on Floating Rate Certificates

The Rate of Interest payable on Floating Rate Certificates will be set forth in the applicable Final Terms.

(A) ISDA Determination for Floating Rate Certificates

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the margin (the “Margin”), if any. For purposes of this sub-paragraph (A), the “ISDA Rate” for an Interest Period means a rate determined by the Principal Agent or such other person specified in the applicable Final Terms that is equal to the Floating Rate under an interest rate swap transaction if the Principal Agent or such other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(1)	the Floating Rate Option is as specified in the applicable Final Terms;

(2)	the relevant Interest Commencement Date is the Effective Date;

(3)	the Designated Maturity is a period specified in the applicable Final Terms;

(4)	the relevant Reset Date is either (i) the first day of that Interest Period, if the applicable Floating Rate Option is based on the London interbank offered rate (“LIBOR”) or the Euro-Zone interbank offered rate (“Euribor”) for a currency, or (ii) in any other case, as specified in the applicable Final Terms; and

(5)	all other terms are as specified in the applicable Final Terms.

For purposes of this sub-paragraph (A), “Euro-Zone” shall have the meaning set forth below and “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Effective Date”, “Designated Maturity”, and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B) Screen Rate Determination

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be, subject as provided below, either:

(1)	the offered quotation (if there is only one quotation on the relevant screen page (the “Relevant Screen Page”)), whatever its designation; or

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(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations;

(expressed as a percentage rate per annum) for the rate (the “Reference Rate”) by reference to the Rate of Interest which appears or appear, as the case may be, on the Relevant Screen Page on which the Reference Rate is for the time being displayed on the Reuter Monitor Money Rates Service or the appropriate display on Moneyline Telerate, Inc. (or such service as is specified in the applicable Final Terms) at 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the dates on which the Rate of Interest is to be determined (each, an “Interest Determination Date”) plus or minus (as indicated in the applicable Final Terms) the Margin, if any, all as determined by the Calculation Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, only one of such quotations) and the lowest (or, if there is more than one such lowest quotation, only one of such quotations) shall be disregarded by the Calculation Agent for purposes of determining the arithmetic mean of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than two such offered quotations appear, in each case at the time specified in the preceding paragraph, the Calculation Agent, at its sole discretion, shall request the principal London office of each of the Reference Banks to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for deposits in the Specified Currency for the relevant Interest Period to leading banks in the London interbank market in the case of LIBOR or leading banks in the Euro-Zone interbank market in the case of Euribor, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin, if any, all as determined by the Calculation Agent.

If on any Interest Determination Date only one or none of the Reference Banks provides the Calculation Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Calculation Agent determines to be the arithmetic mean (rounded as provided above) of the rates, as communicated to (and at the request of) the Calculation Agent by any two or more of the Reference Banks, at which such banks were offered, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, deposits in the Specified Currency for the relevant Interest Period by leading banks in the London interbank market in the case of LIBOR, or leading banks in the Euro-Zone interbank market in the case of Euribor, plus or minus (as appropriate) the Margin, if any. If fewer than two of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest shall be the offered quotation for deposits in the Specified Currency for the relevant Interest Period, or the arithmetic mean (rounded as provided above) of the offered quotations for deposits in the Specified Currency for the relevant Interest Period, at which, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, any one or more banks informs the Calculation Agent it is quoting to leading banks in the London interbank market in the case of LIBOR or leading banks in the Euro-Zone interbank market in the case of Euribor, plus or minus (as appropriate) the Margin, if any, provided that if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

“Reference Banks” means, in the case of (1) above, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and in the case of (2) above, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared.

“EC Treaty” means, the Treaty establishing the European Community, as amended by the Treaty on European

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Union, as amended by the Treaty of Amsterdam.

“Euro-Zone” means the region comprised of member states of the European Union that have adopted the euro as the single currency in accordance with the EC Treaty.

If the Reference Rate from time to time for Floating Rate Certificates is specified in the applicable Final Terms as being other than LIBOR or Euribor, the Rate of Interest in respect of such Certificates will be determined as provided in the applicable Final Terms.

(iii) Rate of Interest and/or Interest Amount for Index Linked Interest Certificates, Share Linked Interest Certificates, Inflation Linked Interest Certificates, Commodity Linked Interest Certificates, FX Linked Interest Certificates, Hybrid Interest Certificates, and Certificates with Interest Linked to Other Underlying Asset(s)

The Rate of Interest in respect of Index Linked Interest Certificates, Share Linked Interest Certificates, Inflation Linked Interest Certificates, Commodity Linked Interest Certificates, FX Linked Interest Certificates, Hybrid Interest Certificates, or Certificates with interest linked to other Underlying Asset(s) for each Interest Period and/or the Interest Amount payable on each Interest Payment Date shall be determined by the Calculation Agent in the manner set out in the applicable Final Terms.

(iv) Determination of Rate of Interest and Calculation of Interest Amounts

The Calculation Agent, at or as soon as practicable after each time at which the Rate of Interest is to be determined, will determine the Rate of Interest (subject to any specified Minimum Interest Rate or Maximum Interest Rate) and calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Certificates for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest for such Interest Period to the Notional Amount per Certificate, multiplying such sum by the applicable Floating Day Count Fraction and rounding the resulting figure in accordance with General Instrument Condition 10(d). The Calculation Agent’s determination of the Rate of Interest and calculation of each Interest Amount shall be conclusive and binding on all parties in the absence of manifest error.

“Floating Day Count Fraction” shall have the meaning ascribed to “Day Count Fraction” in the ISDA Definitions or as agreed upon between the Issuer and Dealers in the applicable Final Terms; provided, however, if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the Floating Day Count Fraction shall be the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366.

(v) Notification of Rate of Interest and Interest Amount

The Calculation Agent will notify the Issuer, the Guarantor, the Paying Agents, and any stock exchange on which the Floating Rate Certificates, are listed of the Rate of Interest and each Interest Amount for each Interest Period, the relevant Interest Payment Date, and any other item or amount determined or calculated by it in accordance with the applicable Final Terms as soon as reasonably practicable after the relevant determination or calculation. The Calculation Agent also shall publish such notice in accordance with General Instrument Condition 18 as soon as possible after any determination, but in no event later than the fourth London Business Day thereafter. In connection with any Floating Rate Certificates listed on the Luxembourg Stock Exchange, the Calculation Agent will notify the exchange of the Rate of Interest, the Interest Period, and each Interest Amount no later than the first day of the commencement of each new Interest Period. Both the Interest Amount and Interest Payment Dates subsequently may be amended (or appropriate alternative arrangements made by way of adjustment) in the event of an extension or shortening of the Interest Period in accordance with the provisions hereof. Each stock exchange on which the Floating Rate Certificates are listed will be notified promptly of any amendment in accordance with General Instrument Condition 18. For purposes of this sub-paragraph (iv), the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London.

(vi) Certificates to Be Final

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All certificates, communications, opinions, determinations, calculations, quotations, and decisions given, expressed, made, or obtained for the purposes of the provisions of this paragraph (b), by the Calculation Agent shall (in the absence of willful default, bad faith, or manifest error) be binding on the Issuer, the Guarantor, the other Paying Agents, and all Holders, and Couponholders and (in the absence of the aforesaid) the Calculation Agent shall not be liable to the Issuer, the Guarantor, the Holders, or the Couponholders in connection with the exercise by it of its powers, duties, and discretions pursuant to such provisions.

(c)	Accrual of Interest

Each Certificate will cease to bear interest, if any, from the date for its redemption unless, upon due presentation, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue, before or after judgment, until the earlier of:

(i)	the date on which all amounts due in respect of such Certificate have been paid; or

(ii)	five calendar days after the date on which the Principal Agent has received the full amount of the monies payable and notice to that effect has been given in accordance with General Instrument Condition 18 or individually.

(d)	Rate of Interest

As used in these Conditions, “Rate of Interest” means the rate, or each rate, of interest in respect of each interest bearing Certificate determined in accordance with the applicable provisions of this General Instrument Condition 4 or as specified in the applicable Final Terms.

(e)	Limitations on Interest

The applicable Final Terms may specify a minimum rate at which the Certificates bear interest (a “Minimum Interest Rate”). If the Rate of Interest determined in accordance with the provisions of this General Instrument Condition 4 is less than the specified Minimum Interest Rate, the Rate of Interest shall be such Minimum Interest Rate. Subject to the provisions of the next paragraph, the applicable Final Terms may specify a Maximum Interest Rate. If the Rate of Interest determined in accordance with the provisions of this General Instrument Condition 4 is greater than the maximum rate at which the Certificates bear interest (the “Maximum Interest Rate”), the Rate of Interest shall be such Maximum Interest Rate.

In addition to any Maximum Interest Rate which may be applicable to any Certificate pursuant to the above provision, the interest rate on such Certificate will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25.00 per cent. per annum on a simple interest basis, with certain exceptions. The limit may not apply to Certificates in which $2,500,000 or more has been invested.

(f)	Record Date

For any Registered Certificates, unless otherwise specified in the applicable Final Terms, the record date for any required payment of interest shall be the close of business (London time) on the fifteenth calendar day prior to the applicable Interest Payment Date.

5.	Warrants — Exercise Rights

This General Instrument Condition 5 applies only to Warrants.

(a)	American Style Warrants

This paragraph (a) applies only to American Style Warrants.

American Style Warrants are exercisable on any Exercise Business Day during the Exercise Period.

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Any American Style Warrant with respect to which no Exercise Notice has been delivered in the manner set out in General Instrument Condition 6 at or prior to the Exercise Notice Deposit Time on the Expiration Date shall (if such American Style Warrant is a Cash Settled Warrant) be deemed by the Issuer (unless stated to the contrary in the applicable Final Terms or any certification as to non-U.S. beneficial ownership is required) to be exercised automatically (“Automatic Exercise”) or, if not so deemed (as stated in the applicable Final Terms, or if such American Style Warrant is a Physical Delivery Warrant and thus not capable of being so deemed), shall become void; provided that Automatic Exercise shall not be available where the Cash Settlement Amount in respect of such Cash Settled Warrant is negative or equal to zero.

(b)	European Style Warrants

This paragraph (b) applies only to European Style Warrants.

European Style Warrants are only exercisable on the Expiration Date.

Any European Style Warrant with respect to which no Exercise Notice has been delivered in the manner set out in General Instrument Condition 6 at or prior to the Exercise Notice Deposit Time on the Expiration Date shall (if such European Style Warrant is a Cash Settled Warrant) be deemed by the Issuer (unless stated to the contrary in the applicable Final Terms or any certification as to non-U.S. beneficial ownership is required) to be subject to Automatic Exercise or, if not so deemed (as stated in the applicable Final Terms, or if such European Style Warrant is a Physical Delivery Warrant and thus not capable of being so deemed), shall become void; provided that Automatic Exercise shall not be available where the Cash Settlement Amount in respect of such Cash Settled Warrant is negative or equal to zero.

(c)	American Style and European Style Warrants

Any Cash Settled Warrant not subject to Automatic Exercise (as stated in the applicable Final Terms) and with respect to which the Exercise Notice has not been duly completed in the manner set forth in General Instrument Condition 6(a) on or before the Exercise Notice Deposit Time on the Expiration Date may also be deemed by the Issuer (following the procedure described in General Instrument Condition 6(a) below) in its complete discretion to be exercised automatically (if the Cash Settlement Amount is greater than zero) or, if not so deemed, shall become void.

(d)	Definitions

“Actual Exercise Date” means the earlier of the Expiration Date and the Exercise Business Day during the Exercise Period on which an Exercise Notice is received by both the Clearing System and the Principal Agent prior to the Exercise Notice Deposit Time. Any Exercise Notice which is not delivered to both the Relevant Clearing System and the Principal Agent prior to the Exercise Deposit Notice Time on any Exercise Business Day during the Exercise Period will be deemed to have been deposited on the next Exercise Business Day, which Exercise Business Day shall be deemed to be the Actual Exercise Date provided it occurs not later than the Expiration Date.

“American Style Warrants” means Warrants designated in the applicable Final Terms as “American Style” and being Warrants exercisable on any Exercise Business Day during the Exercise Period specified in the applicable Final Terms.

“European Style Warrants” means Warrants designated in the applicable Final Terms as “European Style” and being Warrants exercisable only on the Expiration Date.

“Exercise Business Day” means a day which is a Business Day, and if applicable, a Scheduled Trading Day.

“Exercise Notice Deposit Time(s)” means the time(s) as specified in the applicable Final Terms, being the time(s) by which the Relevant Clearing System(s) require an Exercise Notice to have been deposited with it/them for that Exercise Notice to be deemed to have been deposited with it/them on that Business Day.

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“Exercise Period” means, in the case of American Style Warrants, the period during which the Warrants can be exercised as specified in the applicable Final Terms.

“Expiration Date” means, in relation to American Style Warrants, the last day of the Exercise Period and, in relation to European Style Warrants, the date specified as such in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day), unless such date is a Disrupted Day due to the occurrence of an event giving rise to a Disrupted Day prior to the Exercise Notice Deposit Time on such date. If such date is a Disrupted Day due to the occurrence of such an event, then the Expiration Date shall be determined as though the Expiration Date were a “Reference Date” for the purposes of the Index Linked Conditions or the Share Linked Conditions, as the case may be. Notwithstanding the foregoing, if Warrants are exercised on a Scheduled Trading Day that would have been an Expiration Date but for the occurrence of an event giving rise to a Disrupted Day, such Scheduled Trading Day shall be deemed to be the Expiration Date for the purpose of determining whether an Actual Exercise Date has occurred during the Exercise Period.

“Strike Price” means the amount specified as such in the applicable Final Terms.

6.	Warrants — Exercise

This General Instrument Condition 6 applies only to Warrants.

(a)	Exercise Notice

Warrants may be exercised by the delivery of a duly completed exercise notice (an “Exercise Notice”) which, in the case of Warrants held outside a Relevant Clearing System, shall be substantially in the form set out in the Agency Agreement or in such other form as may be approved by the Issuer (copies of which form, in either case, may be obtained from the Relevant Clearing System and the Paying Agents). An Exercise Notice shall contain the information set out below and shall be delivered to the Relevant Clearing System (in accordance with its rules and procedures for the time being), in the case of Warrants held by a Relevant Clearing System, or any Paying Agent, in the case of Warrants held outside a Relevant Clearing System, not later than the Exercise Notice Deposit Time on (in the case of American Style Warrants) any Exercise Business Day during the Exercise Period or on (in the case of European Style Warrants) the Expiration Date:

(i)	In the case of Cash Settled Warrants, the Exercise Notice shall (or, in the case of Automatic Exercise, may be deemed by the Issuer in its complete discretion and based on such information held by it regarding the Holder and such Holder’s details, to):

(A)	specify the name, address (outside the United States and its possessions), and contact telephone number of the Holder exercising the Warrants;

(B)	specify the ISIN and the number of Warrants being exercised;

(C)	in the case of Warrants held by a Relevant Clearing System, specify the number of the Holder’s securities account at the Relevant Clearing System to be debited with the Warrants being exercised;

(D)	in the case of Warrants held by a Relevant Clearing System, irrevocably instruct the Relevant Clearing System (i) to debit on or before the Settlement Date the Holder’s securities account with the Warrants being exercised and (ii) to notify the Principal Agent accordingly;

(E)	specify the number of the Holder’s account at the Relevant Clearing System to be credited with the Cash Settlement Amount (if any) for each Warrant being exercised;

(F)	include, or be deemed to include, an undertaking to pay all Expenses with respect to such Warrants and in the case of Warrants held by a Relevant Clearing System, an authority to the Relevant Clearing System to deduct an amount in respect thereof from any Cash Settlement Amount due to such Holder, or, at any time after the Settlement Date, to debit a specified account of the Holder at the Relevant Clearing System in respect thereof and to pay such Expenses;

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(G)	certify, or be deemed to certify, that the beneficial owner of each Warrant is not a U.S. person and no cash has been or will be delivered within the United States or its possessions or to, or for the account or benefit of, a U.S. person in connection with the exercise thereof; and

(H)	authorize, or be deemed to authorize, the production of such certification in any applicable administrative or legal proceedings, all as provided in the Agency Agreement.

(ii)	In the case of Physical Delivery Warrants, the Exercise Notice shall:

(A)	specify the name, address (outside the United States and its possessions), and contact telephone number of the Holder exercising the Warrants;

(B)	specify the ISIN and the number of Warrants being exercised;

(C)	in the case of Warrants held by a Relevant Clearing System, specify the number of the Holder’s securities account at the Relevant Clearing System to be debited with the Warrants being exercised;

(D)	in the case of Warrants held by a Relevant Clearing System, irrevocably instruct the Relevant Clearing System (i) to debit on or before the Settlement Date the Holder’s securities account with the Warrants being exercised and (ii) to notify the Principal Agent accordingly;

(E)	in the case of Warrants held by a Relevant Clearing System, irrevocably instruct the Relevant Clearing System to debit on or before the Settlement Date a specified account of the Holder with the Relevant Clearing System with the aggregate Strike Price(s) in respect of such Warrants (together with any other amounts payable) and credit the same to the Issuer (or in the case of Warrants held outside a Relevant Clearing System, be accompanied by payment of the aggregate Strike Price(s), if applicable);

(F)	include an undertaking to pay all Expenses with respect to such Warrants and, in the case of Warrants held by a Relevant Clearing System, an authority to the Relevant Clearing System to debit on or at any time after the Settlement Date, a specified account of the Holder at the Relevant Clearing System in respect thereof and to pay such Expenses;

(G)	if applicable, specify the name and address outside the United States and its possessions of any person(s) into whose name evidence of the Physical Delivery Amount is to be registered and/or any bank, broker or agent outside the United States and its possessions to whom documents evidencing the Physical Delivery Amount are to be delivered and specify the name and the number of the Holder’s account with the Relevant Clearing System to be credited with any cash payable by the Issuer, in respect of any dividends relating to the Physical Delivery Amount or as a result of the occurrence of a Settlement Disruption Event or a Failure to Deliver and the Issuer electing to pay the Disruption Cash Redemption Amount or Failure to Deliver Redemption Amount, as applicable, or as a result of the Issuer electing to pay the Alternative Cash Redemption Amount;

(H)	if applicable, specify the account details of the Holder’s participant with the Relevant Clearing System to be credited with the Physical Delivery Amount;

(I)	certify, or be deemed to certify, that the beneficial owner of each Warrant is not a U.S. person (as defined in the Exercise Notice), the Warrant is not being exercised within the United States or its possessions or on behalf of a U.S. person and no cash or Physical Delivery Amounts have been or will be delivered within the United States or its possessions or to, or for the account or benefit of, a U.S. person in connection with any exercise thereof; and

(J)	authorize, or be deemed to authorize, the production of such certification in any applicable administrative or legal proceedings, all as provided in the Agency Agreement.

(b)	Minimum and Maximum Number of Warrants Exercisable

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(i)	The number of American Style Warrants exercisable by any Holder (or deemed by the Issuer to be subject to Automatic Exercise, as the case may be) on any Actual Exercise Date, as determined by the Issuer, must be equal to the “Minimum Exercise Number” specified in the applicable Final Terms or any integral multiple thereof, each as specified in the applicable Final Terms. Any Exercise Notice which purports to exercise Warrants in breach of this provision shall be void and of no effect.

(ii)	If the Issuer determines that the number of American Style Warrants being exercised on any Actual Exercise Date by any Holder or a group of Holders (whether or not acting in concert) exceeds the “Maximum Exercise Number” specified in the applicable Final Terms (a number equal to the Maximum Exercise Number as specified in the applicable Final Terms being referred to herein as the “Quota”), the Issuer may deem the Actual Exercise Date for the first Quota of such Warrants, selected at the discretion of the Issuer, to be such day and the Actual Exercise Date for each additional Quota of such Warrants (and any remaining number thereof) to be each of the succeeding Business Days until all such Warrants have been attributed with an Actual Exercise Date, provided, however, that the deemed Actual Exercise Date for any such Warrants which would thereby fall after the Expiration Date shall fall on the Expiration Date.

(iii)	The number of European Style Warrants exercisable by any Holder (or deemed by the Issuer to be subject to Automatic Exercise, as the case may be) on the Expiration Date must be equal to the Minimum Exercise Number or any integral multiple thereof, in each case as specified in the applicable Final Terms. Any Exercise Notice which purports to exercise Warrants in breach of this provision shall be void and be of no effect.

(c)	Exercise Procedure

On the settlement date specified in the applicable Final Terms (the “Settlement Date”), the Issuer shall transfer, or procure the transfer of, the Cash Settlement Amount for value the Settlement Date (in respect of Cash Settled Warrants) or the Delivery Date (in respect of Physical Delivery Warrants) in respect of each Warrant exercised (or, in the case of Automatic Exercise, deemed to be exercised) by such Holder to the Holder, subject to (i) receipt by the Relevant Clearing System or Paying Agent, as applicable, of a duly completed Exercise Notice (unless Automatic Exercise applies), (ii) payment of the Strike Price by the Holder, if applicable, and (iii) payment of any Expenses by the Holder.

In the case of Warrants held by a Relevant Clearing System, an Exercise Notice may only be delivered in such manner as is acceptable to the Relevant Clearing System, which is expected to be by authenticated SWIFT message or tested telex.

(d) Further Provisions regarding Exercise

The exercise of Warrants is further subject to the applicable provisions of General Instrument Condition 9.

(e) Payments Outside the United States and its Possessions

All payments on any Warrants will be made outside the United States and its possessions and will not be delivered to an address in, or transferred to an account located in, the United States or its possessions.

7.	Certificates — Redemption

This General Instrument Condition 7 applies only to Certificates.

Subject as provided in these Conditions (including, without limitation, any applicable certification requirement as to non-U.S. beneficial ownership in the case of Physical Delivery Certificates) and as specified in the applicable Final Terms, each Certificate will be redeemed by the Issuer:

(i)	in the case of a Cash Settled Certificate, by payment of the Cash Settlement Amount calculated by the Calculation Agent (which shall not be less than zero) as specified in the applicable Final Terms; or

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(ii)	in the case of a Physical Delivery Certificate, by delivery of the Physical Delivery Amount,

such redemption to occur in either case, and subject as provided in these Conditions, on the Settlement Date.

8.	Certificates — Certificate Settlement Notice

This General Instrument Condition 8 applies only to Certificates.

(a)	Certificate Settlement Notice

In order to obtain delivery of the Physical Delivery Amount in respect of any Certificate, the Holder must deliver a duly completed settlement notice (a “Certificate Settlement Notice”), which in the case of Certificates held outside a Relevant Clearing System, shall be substantially in the form set out in the Agency Agreement or in such other form as may be approved by the Issuer (copies of which form, in either case, may be obtained from the Paying Agents). The Certificate Settlement Notice shall contain the information set out below and shall be delivered to the Relevant Clearing System (in accordance with its rules and procedures for the time being), in the case of Certificates held by a Relevant Clearing System, or any Paying Agent, in the case of Certificates held outside a Relevant Clearing System, during the Certificate Settlement Notice Period and in any event no later than 10.00 a.m. (local time) on the date (the “Physical Delivery Cut-Off Date”) falling three Business Days prior to the Settlement Date or Interest Payment Date, as the case may be:

The Certificate Settlement Notice shall:

(A)	specify the name(s), address (outside the United States and its possessions) and contact telephone number of the Holder(s) of the Certificates;

(B)	specify the ISIN and the number of Certificates which are the subject of such notice;

(C)	in the case of Certificates held outside a Relevant Clearing System, specify the number of the Holder’s securities account at the Relevant Clearing System to be debited with such Certificates;

(D)	in the case of Certificates held outside a Relevant Clearing System, irrevocably instruct the Relevant Clearing System (i) to debit on or before the Settlement Date the Holder’s securities account with the Certificates which are the subject of such notice and (ii) to notify the Principal Agent accordingly;

(E)	include, or be deemed to include, an undertaking to pay all Expenses including any applicable depository charges, transactions or exercise charges, stamp duty, stamp duty reserve tax and/or other taxes or duties arising from the delivery or transfer of the Physical Delivery Amount to or to the order of such Holder and, in the case of Certificates held by a Relevant Clearing System, an authority to the Relevant Clearing System to debit on or at any time after the Settlement Date, a specified account of the Holder at the Relevant Clearing System in respect thereof and to pay such Expenses;

(F)	if applicable, specify the name and address outside the United States and its possessions of any person(s) into whose name evidence of the Physical Delivery Amount is to be registered and/or any bank, broker or agent outside the United States and its possessions to whom documents evidencing the Physical Delivery Amount are to be delivered and specify the name and the number of the Holder’s account with the Relevant Clearing System to be credited with any cash payable by the Issuer, in respect of any dividends relating to the Physical Delivery Amount or as a result of the occurrence of a Settlement Disruption Event or a Failure to Deliver and the Issuer electing to pay the Disruption Cash Redemption Amount or Failure to Deliver Redemption Amount, as applicable, or as a result of the Issuer electing to pay the Alternative Cash Redemption Amount;

(G)	if applicable, specify the account details of the Holder’s participant with the Relevant Clearing System to be credited with the Physical Delivery Amount;

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(H)	certify, or be deemed to certify, that the beneficial owner of each Certificate is not a U.S. person (as defined in the Certificate Settlement Notice), the Certificate is not being exercised within the United States or its possessions or on behalf of a U.S. person and no cash or Physical Delivery Amounts have been or will be delivered within the United States or its possessions or to, or for the account or benefit of, a U.S. person in connection with any settlement in respect thereof; and

(I)	authorize, or be deemed to authorize, the production of such certification in any applicable administrative or legal proceedings, all as provided in the Agency Agreement.

“Certificate Settlement Notice Period” shall mean the period during which a Certificate Settlement Notice is required to be delivered as specified in the applicable Final Terms.

In the case of Certificates held by a Relevant Clearing System, a Certificate Settlement Notice may only be delivered in such manner as is acceptable to the Relevant Clearing System, which is expected to be by authenticated SWIFT message or tested telex.

(b)	Settlement Procedure

On the settlement date specified in the applicable Final Terms (the “Settlement Date”), the Issuer shall transfer, or procure the transfer of, the Cash Settlement Amount for value the Settlement Date (in respect of Cash Settled Certificates) or the Physical Delivery Amount (in respect of Physical Delivery Certificates) in respect of each Certificate held by such Holder to the Holder, subject, in the case of Physical Delivery Certificates, to (i) receipt of a duly completed Certificate Settlement Notice and (ii) payment of any Expenses by the Holder.

(c)	Further Provisions regarding Certificate Settlement Notices

Certificate Settlement Notices are further subject to the applicable provisions of General Instrument Condition 9.

9.	Verification, Determinations, Delivery, Settlement Disruption, Failure to Deliver

(a)	Verification of the Holder

Upon receipt of an Exercise Notice or Certificate Settlement Notice, as the case may be, the Relevant Clearing System (in the case of Instruments held by a Relevant Clearing System) or the Principal Agent (in the case of Instruments held outside a Relevant Clearing System) shall verify that the person delivering the Certificate Settlement Notice or exercising the Warrants specified in the Exercise Notice was, as at the Physical Settlement Cut-Off Date the Holder of the Certificates or Warrants described therein according to its records. If the Relevant Clearing System(s) or the Principal Agent, as applicable, is/are unable so to verify, such Exercise Notice or Certificate Settlement Notice, as the case may be, shall be deemed not to have been given.

Subject thereto, in the case of Instruments held by a Relevant Clearing System, the Relevant Clearing System will confirm to the Principal Agent the ISIN and number of Instruments the subject of such Exercise Notice or Certificate Settlement Notice, and the details for the delivery of the Physical Delivery Amount of each Instrument. Upon receipt of such confirmation, the Principal Agent will inform the Issuer and the Delivery Agent thereof.

In the case of Definitive Instruments held by a Relevant Clearing System, the Relevant Clearing System will on or before the Settlement Date debit the securities account of the relevant Holder specified in the Certificate Settlement Notice with the relevant Instruments or debit the Warrants being exercised from the securities account of the Holder specified in the Exercise Notice (but without prejudice to the accrued rights of the relevant Holder).

In the case of exercised Definitive Instruments held outside a Relevant Clearing System where Physical Settlement is applicable, the relevant Reference Assets (if any) shall be delivered to the Holder by the Delivery Agent on behalf of the Issuer.

(b)	Determinations and Delivery

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Any determination as to whether a Certificate Settlement Notice or an Exercise Notice, as the case may be, is duly completed and in proper form shall be made by the Relevant Clearing System in consultation with the Principal Agent (in the case of Instruments held by a Relevant Clearing System) or the Principal Agent (in the case of Instruments held outside a Relevant Clearing System) after consulting with the Issuer and the Delivery Agent, and shall be conclusive and binding on the Issuer, the Guarantor, the Principal Agent, the Delivery Agent, and the relevant Holder. Subject as set out below, a Certificate Settlement Notice or an Exercise Notice, as the case may be, so determined to be incomplete or not in proper form shall be null and void.

If such Exercise Notice or Certificate Settlement Notice, as the case may be, is subsequently corrected to the satisfaction of the Relevant Clearing System in consultation with the Principal Agent or the Principal Agent, as applicable, it shall be deemed to be a new Exercise Notice or Certificate Settlement Notice, as the case may be, submitted at the time such correction was delivered to the Relevant Clearing System, or the Paying Agent, as applicable.

The Relevant Clearing System or the Principal Agent, as applicable, shall use its best efforts promptly to notify the Holder submitting an Exercise Notice or Certificate Settlement Notice, as the case may be, if, in consultation with the Principal Agent (in the case of instruments held by a Relevant Clearing System) after consulting with the Issuer and the Delivery Agent, it has determined that such Exercise Notice or Certificate Settlement Notice, as the case may be, is incomplete or not in proper form. In the absence of negligence or willful misconduct on its part, none of the Issuer, the Guarantor, the Paying Agents, or the Relevant Clearing System shall be liable to any person with respect to any action taken or omitted to be taken by it in connection with such determination or the notification of such determination to a Holder.

No Exercise Notice or Certificate Settlement Notice, as the case may be, may be withdrawn after receipt thereof by the Relevant Clearing System or any Paying Agent, as the case may be, as provided above. After delivery of an Exercise Notice or Certificate Settlement Notice, as the case may be, the relevant Holder may not transfer the Instruments which are the subject of such notice.

The Physical Delivery Amount will be delivered at the risk of the relevant Holder, in the manner provided below on the Interest Payment Date, the Settlement Date, or any other relevant date as specified in the applicable Final Terms, as the case may be (such date, subject to adjustment in accordance with this General Instrument Condition 9, the “Delivery Date”), provided that the Exercise Notice or Certificate Settlement Notice, as the case may be, is duly delivered as provided above.

If a Holder fails to give an Exercise Notice or Certificate Settlement Notice, as the case may be, as provided herein on or prior to the Physical Delivery Cut-off Date, then the Physical Delivery Amount will be delivered as soon as practicable after the Interest Payment Date, Settlement Date, or other relevant date as specified in the applicable Final Terms, as the case may be, (in which case, such date of delivery shall be the Delivery Date), at the risk of such Holder in the manner provided below. For the avoidance of doubt, in such circumstances such Holder shall not be entitled to any payment, whether of interest or otherwise, as a result of such Delivery Date falling after the Interest Payment Date, Settlement Date, or such other relevant date as specified in the applicable Final Terms and no liability in respect thereof shall attach to the Issuer, the Guarantor, the Calculation Agent, or the Delivery Agent.

The Issuer shall, at the risk of the relevant Holder, deliver or procure the delivery of the Physical Delivery Amount for each Instrument, pursuant to the details specified in the Exercise Notice or Certificate Settlement Notice, as the case may be, or in such commercially reasonable manner as the Issuer shall in its sole discretion determine and notify to the person designated by the Holder in the relevant Exercise Notice or Certificate Settlement Notice, as the case may be, provided that in the case of Instruments held by a Relevant Clearing System, all deliveries are expected to be made through such Relevant Clearing System. All Expenses arising from the delivery of the Physical Delivery Amount in respect of such Instruments shall be for the account of the relevant Holder, and no delivery of the Physical Delivery Amount shall be made until all Expenses have been paid to the satisfaction of the Issuer by the relevant Holder.

(c)	General

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Instruments held by the same Holder will be aggregated for the purpose of determining the aggregate Physical Delivery Amounts in respect of such Instruments, provided that the aggregate Physical Delivery Amounts in respect of the same Holder will be rounded down to the nearest whole unit of the Relevant Asset or each of the Relevant Assets, as the case may be, in such manner as the Calculation Agent shall determine. Therefore, fractions of the Relevant Asset or of each of the Relevant Assets, as the case may be, will not be delivered and no cash adjustment will be made in respect thereof.

Following the Delivery Date of a share certificate in respect of any Share, all dividends on the relevant Shares to be delivered will be payable to the party that would receive such dividend according to market practice for a sale of the Shares executed on the Delivery Date and to be delivered in the same manner as such relevant Shares. Any such dividends to be paid to a Holder will be paid net of any Expenses to the account specified by the Holder in the relevant Exercise Notice or Certificate Settlement Notice, as the case may be, as referred to in General Instrument Condition 6(a) (in the case of Warrants) and 8(a) (in the case of Certificates).

For such period of time after delivery of the Physical Delivery Amount as the Issuer or any person acting on behalf of the Issuer shall continue to be the legal owner of the any of the Relevant Asset(s) comprising the Physical Delivery Amount (the “Intervening Period”), whether owned in connection with such entity’s hedge of its obligations, directly or indirectly, under the Instruments or otherwise held in its normal course of business, none of the Issuer, the Guarantor, the Calculation Agent, the Delivery Agent, or any other person shall at any time be under any obligation or liability to any Holder in respect of such Reference Assets, including without limitation, (i) any obligation to deliver or procure delivery to any Holder any letter, certificate, notice, circular, or any other document or, except as provided herein, payment (including any interest, dividend or any other distribution) in respect of any Reference Asset(s) whatsoever received by the Issuer or any of its subsidiaries or affiliates or any such other entities in its capacity as the holder of such Reference Asset(s), (ii) any obligation to exercise or procure exercise of any or all rights attaching to such Reference Assets(s), or (iii) any liability to a Holder in respect of any loss or damage which such Holder may sustain or suffer as a result, whether directly or indirectly, of that person being registered during such Intervening Period as the legal owner of such Reference Asset(s).

(d)	Settlement Disruption

If, in the opinion of the Calculation Agent, delivery of the Physical Delivery Amount using the method of delivery specified in the applicable Final Terms or such commercially reasonable manner as the Calculation Agent has determined is not practicable by reason of a Settlement Disruption Event having occurred and continuing on the Delivery Date, then the Delivery Date shall be postponed to the first following Settlement Business Day in respect of which there is no such Settlement Disruption Event, provided that, the Issuer may elect in its sole discretion to satisfy its obligations in respect of the relevant Instrument by delivering or procuring the delivery of the Physical Delivery Amount using such other commercially reasonable manner as it may select and in such event the Delivery Date shall be such day as the Issuer deems appropriate in connection with delivery of the Physical Delivery Amount in such other commercially reasonable manner. For the avoidance of doubt, where a Settlement Disruption Event affects some but not all of the Relevant Assets comprising the Physical Delivery Amount, the Delivery Date for the Relevant Assets not affected by the Settlement Disruption Event will be the originally designated Delivery Date. For so long as delivery of the Physical Delivery Amount is not practicable by reason of a Settlement Disruption Event, then in lieu of physical settlement and notwithstanding any other provision hereof the Issuer may elect in its sole and absolute discretion to satisfy its obligations in respect of the relevant Instrument by payment to the relevant Holder of the Disruption Cash Redemption Amount on the fifth Business Day following the date that notice of such election is given to the Holders in accordance with General Instrument Condition 18. Payment of the Disruption Cash Redemption Amount will be made in such manner as shall be notified to the Holders in accordance with General Instrument Condition 18. The Calculation Agent shall give notice as soon as practicable to the Holders in accordance with General Instrument Condition 18 that a Settlement Disruption Event has occurred. No Holder shall be entitled to any payment in respect of the relevant Instrument in the event of any delay in the delivery of the Physical Delivery Amount due to the occurrence of a Settlement Disruption Event and no liability in respect thereof shall attach to the Issuer, the Guarantor, the Calculation Agent, or the Delivery Agent.

For the purposes hereof:

“Affiliate” means, in relation to any person, any entity controlled, directly or indirectly, by the person, any

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entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the person.

“Disruption Cash Redemption Amount”, in respect of any relevant Instrument, shall be the fair market value of such Instrument on the Delivery Date (taking into account, where the Settlement Disruption Event affected some but not all of the Relevant Assets comprising the Physical Delivery Amount and such unaffected Relevant Assets have been duly delivered as provided above, the value of such Relevant Assets), adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Instruments), all as determined by the Calculation Agent in good faith and in a commercially reasonable manner;

“Settlement Business Day”, in respect of each Instrument, has the meaning specified in the applicable Final Terms relating to such Instrument; and

“Settlement Disruption Event” means, in the opinion of the Calculation Agent, an event beyond the control of the Issuer and/or its Affiliates as a result of which the Issuer cannot make delivery of the Relevant Asset(s) using the method specified in the applicable Final Terms.

(e)	Failure to Deliver due to Illiquidity

If “Failure to Deliver due to Illiquidity” is specified as applying in the applicable Final Terms and in the opinion of the Calculation Agent, it is impossible or impracticable to deliver, when due, some or all of the Relevant Assets (the “Affected Relevant Assets”) comprising the Physical Delivery Amount, where such failure to deliver is due to illiquidity in the market for the Relevant Assets (a “Failure to Deliver”), then:

(i)	subject as provided elsewhere in the Conditions, any Relevant Assets which are not Affected Relevant Assets, will be delivered on the originally designated Settlement Date in accordance with this General Instrument Condition 9(e); and

(ii)	in respect of any Affected Relevant Assets, in lieu of physical settlement and notwithstanding any other provision hereof, the Issuer may elect in its sole discretion to satisfy its obligations in respect of the relevant Instrument by payment to the relevant Holder of the Failure to Deliver Redemption Amount on the fifth Business Day following the date that notice of such election is given to the Holders in accordance with General Instrument Condition 18. Payment of the Failure to Deliver Redemption Amount will be made in such manner as shall be notified to the Holders in accordance with General Instrument Condition 18. The Calculation Agent shall give notice as soon as practicable to the Holders in accordance with General Instrument Condition 18 that the provisions of this General Instrument Condition 9(e)(ii) apply.

For the purposes hereof, “Failure to Deliver Redemption Amount” in respect of any relevant Instrument, shall be the fair market value of such Instrument on the Delivery Date (taking into account the value of the Relevant Assets comprising the Physical Delivery Amount which have been duly delivered as provided above, the value of such Relevant Assets), adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Instruments), all as determined by the Calculation Agent in good faith and in a commercially reasonable manner.

10.	Variation of Settlement, Issuer’s Option, Rights of Holders and Calculations, Rounding

(a)	Variation of Settlement

If the applicable Final Terms indicate that the Issuer has an option to vary settlement in respect of the Instruments, the Issuer may, in its sole and absolute discretion, in respect of each such Instruments, elect not to pay the relevant Holders the Cash Settlement Amount or to deliver or procure delivery of the Physical Delivery Amount

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to the relevant Holders, as the case may be, but, in lieu thereof to deliver or procure delivery of the Physical Delivery Amount or make payment of the Cash Settlement Amount on the Settlement Date to the relevant Holders, as the case may be. Notification of such election will be given to Holders in accordance with General Instrument Condition 18.

(b)	Issuer’s Option to Substitute Assets or to Pay the Alternative Cash Redemption Amount

Following a valid exercise or, as the case may be, redemption of Instruments in accordance with these Conditions, the Issuer may, in its sole and absolute discretion in respect of such Instruments, if the Calculation Agent determines (in its sole and absolute discretion) that the Relevant Asset or Relevant Assets, as the case may be, comprises Shares which are not freely tradable, elect either (i) to substitute for the Relevant Asset or the Relevant Assets, as the case may be, an equivalent value (as determined by the Calculation Agent in its sole and absolute discretion) of such other Shares which the Calculation Agent determines, in its sole and absolute discretion, are freely tradable (the “Substitute Asset” or the “Substitute Assets”, as the case may be) or (ii) not to deliver or procure the delivery of the Physical Delivery Amount or the Substitute Asset or Substitute Assets, as the case may be, to the relevant Holders, but in lieu thereof to make payment to the relevant Holder on the Settlement Date of an amount equal to the fair market value of the Physical Delivery Amount on the Delivery Date adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Instruments) as determined by the Calculation Agent in good faith and in a commercially reasonable manner (the “Alternative Cash Redemption Amount”). Notification of any such election will be given to Holders in accordance with General Instrument Condition 18.

For purposes hereof, a “freely tradable” Share shall mean (i) with respect to the United States, a share which is registered under the Securities Act or not a “restricted security” as defined in Rule 144 of the Securities Act and which is not purchased from the issuer of such share and not purchased from an Affiliate of the issuer of such share or which otherwise meets the requirements of a freely tradable share for purposes of the Securities Act, in each case, as determined by the Calculation Agent in its sole and absolute discretion or (ii) with respect to any other jurisdiction, a share not subject to any legal restrictions on transfer in such jurisdiction, as determined by the Calculation Agent in its sole and absolute discretion.

(c)	Rights of Holders and Calculations

None of the Issuer, the Guarantor, the Calculation Agent, the Delivery Agent, or any of the other the Agents shall have any responsibility for any errors or omissions in the calculation of any Cash Settlement Amount or of any Physical Delivery Amount.

The holding of Instruments does not confer on any holder of such Instruments any rights (whether in respect of voting, distributions, or otherwise) attaching to any Relevant Asset.

(d)	Rounding

For the purposes of any calculations required pursuant to these Instrument Conditions (unless otherwise specified in the relevant Final Terms), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest sub-unit of such currency (with halves being rounded up), except in the case of yen, which shall be rounded down to the nearest yen.

11.	Repurchases and Cancellation

(a)	Repurchases

The Issuer and/or any of its Affiliates may at any time repurchase Instruments (provided that, in the case of Definitive Instruments, all unmatured Coupons (if any) attached thereto are repurchased therewith) at any price in

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the open market or otherwise. Such Instruments may be held, reissued, resold, or surrendered to any Paying Agent for cancellation, provided that any Instruments reissued or resold comply with the applicable selling restrictions set forth in Treasury Regulations Section 1.163-5 as if they were newly issued.

(b)	Cancellation

All Instruments which are redeemed will be cancelled (together with all unmatured Coupons (if any) attached thereto or surrendered therewith at the time of redemption). All Instruments so cancelled and the Instruments purchased and cancelled pursuant to paragraph (e) above (together with all unmatured Coupons (if any) cancelled therewith) shall be forwarded to the Principal Agent and cannot be reissued or resold.

12.	Payments

This General Instrument Condition 12 applies only to Certificates, provided that General Instrument Condition 12(c) below applies to Warrants and Certificates. Any references to interest in General Instrument Condition 12(c) shall be disregarded for the purposes of Warrants, and the definition of “Business Day” in General Instrument Condition 4(b)(i) shall apply to Warrants for the purposes of General Instrument Condition 12(c)

(a)	Method of Payment

Subject as provided below:

(i)	payments in a Specified Currency (other than euro) will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or by a check in such Specified Currency drawn on, a bank in the Principal Financial Center of the country of such Specified Currency; provided, however, that a check may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States or any of its possessions by any office or agency of the Issuer, the Guarantor, the Principal Agent, or any Paying Agent; and

(ii)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee; provided, however, that a credit or transfer may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in the United States or any of its possessions by any office or agency of the Issuer, the Guarantor, the Principal Agent, or any Paying Agent.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment.

(b)	Presentation of Certificates and Coupons

Except as provided below, payments of principal, if any, in respect of Definitive Certificates will be made as provided in paragraph (a) above only against surrender of such Definitive Certificates, and payments of interest in respect of Definitive Certificates will be made only against surrender of Coupons, in each case at the specified office of any Paying Agent outside the United States and its possessions. Payments under paragraph (a) above made by check, at the option of the bearer of such Certificate or Coupon, shall be mailed or delivered to an address outside the United States and its possessions furnished by such bearer. Subject to any applicable laws and regulations, any payments made by transfer will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States and its possessions.

Fixed Rate Certificates in definitive form should be presented for payment together with all related unmatured Coupons. Failure to present the above will result in the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) being deducted from the sum due for payment. Each amount so deducted will be paid as described above against surrender of the relative missing Coupon at any time before the expiration of five years after the Relevant Date (as defined in General Instrument Condition 15) in respect of such payment (whether or not such Coupon would otherwise have become void under General Instrument Condition 15) or, if later, five years

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from the date on which such Coupon would otherwise have become due.

Upon the date on which any Floating Rate Certificate in definitive form becomes due and payable, any related unmatured Coupons (whether or not attached), shall become void and no payment shall be made in respect of those Certificates.

If the due date for redemption of any Definitive Certificate is not a Fixed Interest Payment Date or an Interest Payment Date, interest, if any, accrued in respect of such Certificate, from (and including) the preceding Fixed Interest Payment Date or Interest Payment Date or, as the case may be, the Interest Commencement Date, shall be payable only against surrender of the relevant Definitive Certificate.

Except as provided below, payments of principal, premium, if any, interest, or any other amounts payable on, or deliveries in respect of, Certificates represented by a Global Certificate, will be made as specified above for Definitive Certificates and otherwise as specified in the relevant Global Certificate outside the United States and its possessions against presentation or surrender, as the case may be, of such Global Certificate, and payments on any Certificate will be made at the specified office of any Paying Agent outside the United States and its possessions. The Paying Agent will record on each Global Certificate each payment made against presentation or surrender of such Global Certificate, distinguishing between any payment of premium, if any, interest, or any other amounts payable, and such record shall be prima facie evidence that the payment has been made.

The holder of a Global Certificate shall be the only person entitled to receive payments on, or deliveries in respect of, Certificates represented by such Global Certificate and the Issuer will be discharged by payment or delivery to, or to the order of, the holder of such Global Certificate for each amount so paid or delivered. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg, as the beneficial holder of a particular notional amount of Certificates represented by such Global Certificate, must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment or delivery so made by the Issuer to, or to the order of, the holder of such Global Certificate. No person other than the holder of such Global Certificate shall have any claim against the Issuer in respect of any payments due, or deliveries in respect of, that Global Certificate.

Notwithstanding the foregoing, U.S. Dollar payments of principal and interest in respect of the Certificates will be made at the specified office of a Paying Agent in the United States or its possessions if:

(i)	the Issuer has appointed Paying Agents with specified offices outside the United States and its possessions with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of principal, interest, or any other amounts payable on the Certificates in the manner provided above when due in U.S. Dollars at such specified offices;

(ii)	payment of the full amount of such premium, if any, interest, or any other amounts payable, at all such specified offices outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. Dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantor, adverse tax consequences for the Issuer or the Guarantor.

(c)	Payment Business Day

If the due date for payment of any amount in respect of any Certificate or Coupon is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment of the amount due until the next following Payment Business Day. The holder shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Final Terms, “Payment Business Day” means any day (other than a Saturday or Sunday) which is:

(i)

a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchanges and foreign currency deposits) in the relevant place of presentation (and in the case of payment in euro in the place where the euro account specified by the payee is located) or any additional financial center (“Additional Financial Center”) specified in the applicable Final

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Terms; and

(ii)	a Business Day (as defined in General Instrument Condition 4(b)(i)).

This General Instrument Condition 5(c) is applicable, if at all, to Floating Rate Certificates only after the applicable business day convention, as specified in General Instrument Condition 4(b)(i) has been used to determine the relevant Interest Payment Date.

13.	Special Tax Redemption

This General Instrument Condition 13 applies only to Certificates.

If the Issuer or the Guarantor determines that any payment made outside the United States (other than in respect of a Registered Certificate) by the Issuer in respect of the Certificates or any Coupon or by the Guarantor in respect of the Senior Guarantee Agreement, under any present or future laws or regulations of the United States, would be subject to any certification, documentation, information, or other reporting requirement of any kind the effect of which is the disclosure to the Issuer or the Guarantor, as the case may be, any Paying Agent, or any governmental authority of the nationality, residence, or identity of a beneficial owner of such Certificate or Coupon who is a United States Alien (other than a requirement (1) that would not be applicable to a payment by the Issuer or the Guarantor, as the case may be, or any one of the Paying Agents (x) directly to the beneficial owner, or (y) to a custodian, nominee, or other agent of the beneficial owner, (2) that can be satisfied by such custodian, nominee, or other agent certifying to the effect that the beneficial owner is a United States Alien, provided that, in any case referred to in clauses (1)(y) or (2), payment by the custodian, nominee, or agent to the beneficial owner is not otherwise subject to any such requirement, or (3) that would not be applicable to a payment by at least one Paying Agent of the Issuer or the Guarantor, as the case may be), the Issuer shall either:

(i)	redeem the Certificates in whole, but not in part, at any time (in the case of Fixed Rate Certificates) or on any Interest Payment Date (in the case of Certificates other than Fixed Rate Certificates), at a price equal to the Early Redemption Amount, together with, if appropriate, interest accrued to, but excluding, the date of redemption; or

(ii)	if the conditions of the next succeeding paragraph are satisfied, pay the Additional Amounts specified in such paragraph.

The Issuer shall make its determination as soon as practicable and publish prompt notice thereof (the “Determination Notice”) stating the effective date of its certification, documentation, information, or other reporting requirement, whether the Issuer will redeem the Certificates or pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of the Certificates must take place, as provided in the next succeeding sentence. If the Certificates are to be redeemed pursuant to this paragraph (b), that redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Issuer shall elect by notice to the Principal Agent at least 45 calendar days before the date of redemption. Notice of such redemption of the Certificates will be given to the Holders not more than 60 nor less than 30 calendar days prior to the date of redemption by publication in accordance with General Instrument Condition 18. Notwithstanding the foregoing, the Issuer shall not redeem the Certificates if the Issuer or the Guarantor, as the case may be, shall subsequently determine not less than 30 calendar days prior to the date of redemption, that subsequent payments on the Certificates and Coupons would not be subject to any such certification, documentation, information, or other reporting requirement, in which case the Issuer or the Guarantor, as the case may be, shall give prompt notice of its subsequent determination by publication in accordance with General Instrument Condition 18 and any earlier redemption notice shall be revoked and of no further effect.

Notwithstanding the foregoing, if and so long as the certification, documentation, information, or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer or the Guarantor, as the case may be, may elect to pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that every net payment made outside the United States following the effective date of that requirement by the Issuer or the Guarantor, as the case may be, or any of its Paying Agents in respect of any Certificate or any Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence, or identity, other than status as a United States

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Alien, of such beneficial owner be disclosed to the Issuer or the Guarantor, as the case may be, any Paying Agent, or any governmental authority), after deduction or withholding for or on account of that backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (1) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (2) is imposed as a result of the presentation of the Certificate or Coupon for payment more than 15 calendar days after the date on which that payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided for in the Certificate or Coupon to be then due and payable. If the Issuer or the Guarantor, as the case may be, elects to pay Additional Amounts pursuant to this paragraph, the Issuer shall have the right to redeem the Certificates in whole, but not in part, at any time (in the case of Fixed Rate Certificates) or on any Interest Payment Date (in the case of Certificates other than Fixed Rate Certificates), subject to the provisions of the last two sentences of the immediately preceding paragraph. If the Issuer or the Guarantor, as the case may be, elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer shall redeem the Certificates pursuant to the provisions of the immediately preceding paragraph.

For avoidance of doubt, the requirement under these Terms and Conditions that a Holder submit a Certificate Settlement Notice disclosing certain information with respect to the Holder and the requirement that the Holder and each legal or beneficial owner, as a condition to purchasing a Certificate, make certain representations and agreements as to its status as a U.S. person and other matters, are not requirements as to which the provisions of this General Instrument Condition 13 apply. In addition, in the case of Definitive Certificates which are not held through a Relevant Clearing System, if this General Instrument Condition 13 would otherwise apply to the Certificates, the Issuer shall have the option to redeem the Definitive Certificates in the manner set forth in the second preceding paragraph, but shall not be required to redeem the Definitive Certificates or pay any Additional Amounts.

Except if the Issuer or Guarantor elects to pay any backup withholding tax or similar charge as set forth in the second preceding paragraph, neither the Issuer nor the Guarantor assumes any liability for any tax which it is required to withhold or for any payments to Holders in respect of any tax, assessment, or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein, and neither the Issuer nor the Guarantor will pay any gross up payments or other additional amounts in respect thereof.

Whenever any Additional Amounts are to be paid on Certificates or Coupons, the Issuer will give notice to the Principal Agent and the other Paying Agents, as provided in the Agency Agreement.

“United States Alien” means any corporation, partnership, entity, individual, or fiduciary that is for United States federal income tax purposes (1) a foreign corporation, (2) a foreign partnership to the extent one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, or a foreign estate or trust, (3) a non-resident alien individual, or (4) a foreign estate or trust.

14.	Force Majeure

Notwithstanding any other provision of these Conditions of the Instruments, the Issuer shall have the right to terminate its obligations under the Instruments, subject to the following sentence, if the Issuer shall have determined that the performance of its obligations under the Instruments or the obligations of the Guarantor under the Senior Guarantee Agreement shall have become unlawful or impracticable, in whole or in part, in particular as a result of compliance with any applicable present or future law, rule, regulation, judgment, order or directive of any governmental, administrative, legislative or judicial authority or power. In such circumstances, the Issuer will, however, pay to each Holder in respect of each Instrument held by it the Alternative Settlement Amount. Payment will be made in such manner as shall be notified to the Holders in accordance with General Instrument Condition 18.

The “Alternative Settlement Amount” shall be the fair market value of such Instrument on the date of such determination by the Issuer, adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Instruments), all as determined by the Calculation Agent in good faith and in a commercially reasonable manner.

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15.	Prescription

Claims against the Issuer or the Guarantor, as the case may be, for payment or delivery of any amounts payable or deliveries due under the Instruments shall be prescribed and become void unless made within five years of the date on which such payment first becomes due (the “Relevant Date”) and no claims shall be made after the Relevant Date. However, if the full amount of the money payable has not been duly received by the Principal Agent or other relevant Paying Agent on or prior to the Relevant Date, then the Relevant Date shall mean the date on which, after the full amount of such money has been so received, notice to that effect is duly given to the Holders in accordance with General Instrument Condition 18.

16.	Replacement of Instruments

Should any Instrument or Coupon be lost, stolen, mutilated, defaced, or destroyed, it may be replaced at the specified office of the Principal Agent in London (or such other place outside the United States as may be notified to Holders) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer or, if payment is made under the Senior Guarantee Agreement, the Guarantor may reasonably require. Mutilated or defaced Instruments or Coupons must be surrendered before replacements will be issued.

17.	Principal Agent and Agents

The Bank of New York, One Canada Square, London E14 5AL shall be the initial Principal Agent.

The Issuer is entitled to vary or terminate the appointment of any Paying Agent and to appoint additional or other Agents and approve any change in the specified office through which any Paying Agent acts, provided that:

(a)	so long as the Instruments are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;

(b)	there will at all times be a Paying Agent with a specified office in a city in Europe;

(c)	there will at all times be a Principal Agent; and

(d)	the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with such Directive.

In addition, the Issuer shall immediately appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of General Instrument Condition 13. Any variation, termination, appointment, or change shall take effect only (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 calendar days’ prior notice thereof shall have been given to the Holders in accordance with General Instrument Condition 18.

18.	Notices

So long as the Instruments of the relevant Series are listed on the Luxembourg Stock Exchange and so long as the relevant rules applying to such listed Instruments so require, all notices relating to the Instruments shall be published in a daily newspaper with general circulation in Luxembourg (which is expected to be d’Wort or the Tageblatt) or on the website of the Luxembourg Stock Exchange (www.bourse.lu). Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of first publication. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to Holders in accordance with this General Instrument Condition 18.

For so long as the Global Instruments are held in their entirety on behalf of Euroclear and Clearstream, Luxembourg and until such time as any Definitive Instruments are issued, if any are issued, there may be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Clearstream,

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Luxembourg for communication by them to the Holders and, in addition, so long as the Instruments are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, notices will be published in a daily newspaper of general circulation in a place or places required by those rules. Any such notice to Euroclear and Clearstream, Luxembourg shall be deemed to have been given to Holders on the day after the day on which that notice was given to Euroclear and Clearstream, Luxembourg.

Notices to be given by any Holder shall be in writing and given by lodging the same, together with the related Instrument or Instruments, with the Principal Agent. While any of the Instruments are represented by a Global Instrument, that notice may be given by any Holder to the Principal Agent through Euroclear or Clearstream, Luxembourg as the case may be, in such manner as the Principal Agent and Euroclear or Clearstream, Luxembourg as the case may be, may approve for this purpose.

19.	Meetings of Holders, Modification and Waiver

The Agency Agreement contains provisions for convening meetings of the Holders to consider any matter affecting their interests, including approving by Extraordinary Resolution (as defined in the Agency Agreement) a modification of the Instruments, the Coupons, or certain provisions of the Agency Agreement. Such a meeting may be convened by the Issuer, the Guarantor, or Holders holding not less than 33.00 per cent. of the Instruments of the relevant Series that at such time remain outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing a clear majority of the Instruments of the relevant Series that at such time remain outstanding, or at any adjourned meeting one or more persons being or representing Holders, except that at any meeting the business of which includes the modification of certain provisions of the Instruments or the Coupons (including modifying the date of maturity or expiration of the Instruments or any date for payment or altering the currency of payment of interest thereon, reducing or canceling the Notional Amount or the rate of interest payable in respect of the Instruments), the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, of the applicable Instruments that at such time remain outstanding. An Extraordinary Resolution passed at any meeting of the Holders shall be binding on all the Holders and on all Couponholders, whether or not they are present at the meeting.

Without the consent of the Holders or Couponholders, the Paying Agent, the Issuer, and the Guarantor may agree to modifications of or amendments to the Agency Agreement, the Instruments, the Coupons, or the Senior Guarantee Agreement, for any of the following purposes:

(a)	to evidence the succession of another entity to the Issuer and the assumption by any such successor of the covenants of the Issuer or the Guarantor in the Agency Agreement, the Senior Guarantee Agreement, the Instruments, or the Coupons;

(b)	to add to the covenants of the Issuer for the benefit of the Holders and the Couponholders, or to surrender any right or power herein conferred upon the Issuer or the Guarantor;

(c)	to relax or eliminate the restrictions on payment of principal and interest in respect of the Certificates or Coupons in The Netherlands and the United States or its possessions, provided that such payment is permitted by United States and Netherlands tax laws and regulations then in effect and provided that no adverse tax consequences would result to the Holders or the Couponholders;

(d)	to cure any ambiguity, to correct or supplement any defective provision herein or any provision which may be inconsistent with any other provision herein;

(e)	to make any other provisions with respect to matters or questions arising under the Instruments, the Senior Guarantee Agreement, or the Agency Agreement, provided such action pursuant to this subclause (d) shall not adversely affect the interests of the Holders or the Couponholders;

(f)	to authorize or facilitate the issuance of Instruments in registered form;

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(g)	to facilitate the issuance of Instruments in accordance with the laws of a particular country; and

(h)	to permit further issuances of Instruments in accordance with the terms of the Program Agreement.

Any such modification or amendment shall be binding on the Holders and the Couponholders and any such modification or amendment shall be notified to the Holders and the Couponholders in accordance with General Instrument Condition 18 as soon as practicable thereafter.

20.	Merger, Consolidation, Sale, Conveyance, and Assumption

Any entity into which the Principal Agent or any Paying Agent may be merged or converted, or any entity with which the Agent or any of the Agents may be consolidated or any entity resulting from any merger, conversion, or consolidation to which the Principal Agent or any of the Paying Agents shall be a party, or any entity to which the Principal Agent or any Paying Agent shall sell or otherwise transfer all or substantially all the assets of the Principal Agent or any Paying Agent shall become, on the date when such merger, conversion, consolidation, or transfer becomes effective and to the extent permitted by any applicable laws, the successor Agent or, as the case may be, Paying Agent under the Agency Agreement without the execution or filing of any paper or any further act on the part of the parties to the Agency Agreement, unless otherwise required by the Issuer or the Guarantor, and after the effective date all references in the Agency Agreement to the Principal Agent or, as the case may be, such Paying Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation, or transfer shall be given immediately to the Issuer by the relevant Principal Agent or Paying Agent.

21.	Additional Issuances

The Issuer from time to time without the consent of the relevant Holders or Couponholder may create and issue additional Instruments having terms and conditions the same as (or the same in all respects except for the Issue Date, Interest Commencement Date (if applicable), and Issue Price) Instruments of an existing Series. These additional Instruments shall be consolidated and form a single Series with the outstanding Instruments of the existing Series.

22.	Governing Law and Submission to Jurisdiction

The Agency Agreement, the Instruments, the Coupons, and the Senior Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States, applicable to agreements made and to be performed wholly within such jurisdiction without regard to principles of conflicts of laws.

Each of the Issuer and the Guarantor submits to the non-exclusive jurisdiction of any United States federal court sitting in New York City, the Borough of Manhattan, solely for purposes of any legal action or proceeding brought to enforce its obligations hereunder, or under the Senior Guarantee Agreement. As long as any Instrument or Coupon remains outstanding, each of the Issuer and the Guarantor shall either maintain an office or have an authorized agent in New York City upon whom process may be served in any such legal action or proceeding. Service of process upon the Issuer or the Guarantor, as the case may be, at its office or upon such agents with written notice of such service mailed or delivered to the Issuer or the Guarantor, as the case may be, shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Issuer or the Guarantor, as the case may be, in any such legal action or proceeding. Each of the Issuer and the Guarantor appoints CT Corporation System at 111 Eighth Avenue, New York, New York 10011 as its agent upon whom process may be served in any suit, action or proceeding relating to or arising out of the Agency Agreement, the Instruments, the Coupons, or the Senior Guarantee Agreement, and with a copy to the Issuer at B of A Issuance B.V., Herengracht 469, 1017 BS Amsterdam, The Netherlands and the Guarantor at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-07-06, Charlotte, North Carolina 28255, Attn: Corporate Treasury — Securities Administration, and with an additional copy to Bank of America Corporation, Legal Department, 101 South Tryon Street, NC1-002-29-01, Charlotte, North Carolina 28255-0065, Attn: General Counsel.

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Schedule 12-3 to

Agency Agreement

PRODUCT ANNEXES

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ANNEX 1

ADDITIONAL TERMS AND CONDITIONS FOR INDEX LINKED SECURITIES

The terms and conditions applicable to Index Linked Notes and Index Linked Instruments (together, “Index Linked Securities”) shall comprise the General Note Conditions or the General Instrument Conditions, as the case may be, and the additional Terms and Conditions set out below (the “Index Linked Conditions”), in each case subject to completion and/or amendment in the applicable Final Terms. In the event of any inconsistency between the General Note Conditions or the General Instrument Conditions, as the case may be, and the Index Linked Conditions, the Index Linked Conditions shall prevail. In the event of any inconsistency between (i) the General Note Conditions or the General Instrument Conditions, as the case may be, and/or the Index Linked Conditions and (ii) the Final Terms, the Final Terms shall prevail.

1.	Consequences of Disrupted Days

1.1	In relation to an Index or an Index Basket, the following provisions shall apply to each Reference Date (unless otherwise, and to the extent, specified in the applicable Final Terms):

(i)	where the Securities are specified in the applicable Final Terms to relate to a single Index, if the Calculation Agent determines that any Reference Date is a Disrupted Day, then the Reference Date for such Index shall be the first succeeding Scheduled Trading Day that the Calculation Agent determines is not a Disrupted Day in respect of such Index, unless the Calculation Agent determines that each of the consecutive Scheduled Trading Days equal in number to the Maximum Days of Disruption in respect of such Index immediately following the Scheduled Reference Date is a Disrupted Day. In that case:

(a)	that last consecutive Scheduled Trading Day shall be deemed to be the Reference Date for such Index, notwithstanding the fact that such day is a Disrupted Day; and

(b)	the Calculation Agent shall determine the Index Level of such Index as of the relevant Valuation Time on that last consecutive Scheduled Trading Day in accordance with the formula for and method of, calculating such Index last in effect prior to the occurrence of the first Disrupted Day using the Exchange traded or quoted price as of the relevant Valuation Time on that last consecutive Scheduled Trading Day of each Component comprised in the Index (or, if an event giving rise to a Disrupted Day has occurred in respect of any relevant Component on that last consecutive Scheduled Trading Day, its good faith estimate of the value for the relevant Component as of the relevant Valuation Time on that last consecutive Scheduled Trading Day) (and such determination by the Calculation Agent pursuant to this paragraph (b) shall be deemed to be the Index Level at the Valuation Time in respect of the relevant Reference Date); or

(ii)	where the Securities are specified in the applicable Final Terms to relate to an Index Basket, then (a) the Reference Date for each Index not affected by the occurrence of a Disrupted Day (as determined by the Calculation Agent) shall be the relevant Scheduled Reference Date, and (b) the Reference Date for each Index affected by the occurrence of a Disrupted Day (as determined by the Calculation Agent) shall be the first succeeding Scheduled Trading Day which the Calculation Agent determines is not a Disrupted Day relating to that Index, unless the Calculation Agent determines that each of the consecutive Scheduled Trading Days equal in number to the Maximum Days of Disruption immediately following the Scheduled Reference Date is a Disrupted Day relating to that Index. In that case:

(I)	that last consecutive Scheduled Trading Day shall be deemed to be the Reference Date for such Index, notwithstanding the fact that such day is a Disrupted Day; and

(II)

the Calculation Agent shall determine the Index Level of such Index as of the relevant Valuation Time on that last consecutive Scheduled Trading Day in accordance with the formula for and method of, calculating such Index last in effect prior to the occurrence of the first Disrupted Day using the Exchange traded or quoted price as of the relevant Valuation Time on that last consecutive Scheduled Trading Day of each Component comprised in the Index (or, if an event giving rise to a Disrupted Day has occurred in respect of

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any relevant Component on that last consecutive Scheduled Trading Day, its good faith estimate of the value for the relevant Component as of the relevant Valuation Time on that last consecutive Scheduled Trading Day) (and such determination by the Calculation Agent pursuant to this paragraph (II) shall be deemed to be the Index Level at the Valuation Time in respect of the relevant Reference Date).

1.2	In relation to an Index or an Index Basket, if the Calculation Agent determines that any Averaging Reference Date is a Disrupted Day in respect of an Index and, if in the applicable Final Terms the consequence specified is:

(i)	“Omission”, then such Averaging Reference Date will be deemed not to be a relevant Averaging Reference Date for the purposes of determining the Index Level at the Valuation Time, provided that, if through the operation of this provision there would not be an Averaging Reference Date, then paragraph 1.1 of these Index Linked Conditions will apply mutatis mutandis for the purposes of determining the relevant Index Level at the Valuation Time on the final Averaging Reference Date, as if such Averaging Reference Date were a Reference Date that was a Disrupted Day;

(ii)	“Postponement”, then paragraph 1.1 of these Index Linked Conditions will apply mutatis mutandis for the purposes of determining the Index Level at the Valuation Time on that Averaging Reference Date as if such Averaging Reference Date were a Reference Date that was a Disrupted Day, irrespective of whether, pursuant to such determination, that deferred Averaging Reference Date would fall on a day that already is or is deemed to be an Averaging Reference Date; or

(iii)	“Modified Postponement”, then:

(a)	where the Securities are specified in the applicable Final Terms to relate to a single Index, the Averaging Reference Date shall be the first succeeding Valid Date. If the first succeeding Valid Date has not occurred as of the Valuation Time on the consecutive Scheduled Trading Days equal in number to the Maximum Days of Disruption immediately following the original date that, but for the occurrence of another Averaging Reference Date or Disrupted Day, would have been the final Averaging Reference Date, then (I) that last consecutive Scheduled Trading Day shall be deemed the Averaging Reference Date (irrespective of whether that last consecutive Scheduled Trading Day is already an Averaging Reference Date), and (II) the Calculation Agent shall determine the Index Level at the Valuation Time for that Averaging Reference Date in accordance with paragraph 1.1(i)(b) of these Index Linked Conditions (as if such Averaging Reference Date were a Reference Date); and

(b)	where the Securities are specified in the applicable Final Terms to relate to an Index Basket, (I) the Averaging Reference Date for each Index not affected by the occurrence of a Disrupted Day shall be the relevant Averaging Reference Date, and (II) the Averaging Reference Date for an Index affected by the occurrence of a Disrupted Day shall be the first succeeding Valid Date in relation to such Index. If the first succeeding Valid Date has not occurred as of the Valuation Time on the consecutive Scheduled Trading Days equal in number to the Maximum Days of Disruption immediately following the original date that, but for the occurrence of another Averaging Reference Date or Disrupted Day, would have been the final Averaging Reference Date, then (y) that last consecutive Scheduled Trading Day shall be deemed the Averaging Reference Date (irrespective of whether that last consecutive Scheduled Trading Day is already an Averaging Reference Date) in respect of such Index, and (z) the Calculation Agent shall determine the Index Level at the Valuation Time for that Averaging Reference Date in accordance with paragraph 1.1(i)(b) of these Index Linked Conditions (as if such Averaging Reference Date were a Reference Date).

2.	Market Disruption

2.1	In relation to Securities relating to a single Index or an Index Basket, the following terms and expressions shall have the following meanings:

“Market Disruption Event” means:

(i)

for any Standard Index, the occurrence or existence of (a) a Trading Disruption, (b) an Exchange Disruption, which in either case the Calculation Agent determines is material, at any time during the one hour period that

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ends at the relevant Valuation Time, or (c) an Early Closure. For the purposes of determining whether a Market Disruption Event in respect of an Index exists at any time, if a Market Disruption Event occurs in respect of a Component included in the Index at any time, then the relevant percentage contribution of that Component to the level of the Index shall be based on a comparison of (y) the portion of the level of the Index attributable to that Component) and (z) the overall level of the Index, in each case immediately before the occurrence of such Market Disruption Event;

(ii)	for any Composite Index:

Either:

(a)(I)	the occurrence or existence, in respect of any Component, of:

(A)	a Trading Disruption in respect of such Component, which the Calculation Agent determines is material, at any time during the one hour period that ends at the relevant Valuation Time in respect of the Exchange on which such Component is principally traded;

(B)	an Exchange Disruption in respect of such Component, which the Calculation Agent determines is material, at any time during the one hour period that ends at the relevant Valuation Time in respect of the Exchange on which such Component is principally traded; or

(C)	an Early Closure in respect of such Component; and

(II)	the aggregate of all Components in respect of which a Trading Disruption, an Exchange Disruption or an Early Closure occurs or exists comprises 20 per cent. or more of the level of the Index; or

(b)	the occurrence or existence, in each case in respect of futures or options contracts relating to the Index, of (I) a Trading Disruption, or (II) an Exchange Disruption, which in either case the Calculation Agent determines is material, at any time during the one hour period that ends at the Valuation Time in respect of the Related Exchange, or (III) an Early Closure.

For the purposes of determining whether a Market Disruption Event exists in respect of the Index at any time, if an Early Closure, an Exchange Disruption, or a Trading Disruption occurs in respect of a Component at that time, then the relevant percentage contribution of that Component to the level of the Index shall be based on a comparison of (y) the portion of the level of the Index attributable to that Component and (z) the overall level of the Index; or

(iii)	for any Proprietary Index, the failure by the Index Sponsor to calculate and publish the level of the Index on any Scheduled Trading Day.

“Disrupted Day” means:

(i)	for any Standard Index, any Scheduled Trading Day on which a relevant Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred;

(ii)	for any Composite Index, any Scheduled Trading Day on which (a) the Index Sponsor fails to publish the level of the Index (provided that the Calculation Agent may, in its discretion, determine that such event instead results in the occurrence of an Index Disruption), (b) the Related Exchange fails to open for trading during its regular trading session, or (c) a Market Disruption Event has occurred; or

(iii)	for any Proprietary Index, any Scheduled Trading Day on which a Market Disruption Event has occurred (provided that the Calculation Agent may, in its discretion, determine that the occurrence of such event instead results in the occurrence of an Index Disruption).

“Early Closure” means:

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(i)	for any Standard Index, the closure on any Exchange Business Day of any relevant Exchange(s) relating to Components that comprise 20 per cent. or more of the level of the relevant Index or any Related Exchange(s) prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Exchange(s) or Related Exchange(s) at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange(s) or Related Exchange(s) on such Exchange Business Day, and (b) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Valuation Time on such Exchange Business Day; or

(ii)	for any Composite Index, the closure on any Exchange Business Day with respect to such Composite Index of the Exchange in respect of any Component, or the Related Exchange, prior to its Scheduled Closing Time unless such earlier closing is announced by such Exchange or Related Exchange (as the case may be) at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange or Related Exchange (as the case may be) on such Exchange Business Day, and (b) the submission deadline for orders to be entered into such Exchange or Related Exchange system for execution as at the relevant Valuation Time on such Exchange Business Day.

“Exchange” means:

(i)	for any Standard Index, each exchange or quotation system specified as such in the applicable Final Terms for such Index, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the Components underlying such Index has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to the Components underlying such Index on such temporary substitute exchange or quotation system as on the original Exchange); or

(ii)	for any Composite Index, each exchange on which any Component of the Index is, in the determination of the Calculation Agent, principally traded, or as otherwise determined by the Calculation Agent in its sole discretion, any successor to such Exchange or quotation system or any substitute exchange or quotation system to which trading in the Components underlying the Index has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity to Components underlying the Index on such temporary substitute exchange or quotation system as on the original Exchange).

“Exchange Business Day” means:

(i)	for any Standard Index, any Scheduled Trading Day on which each Exchange and each Related Exchange are open for trading during their respective regular trading sessions notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time; or

(ii)	for any Composite Index, any Scheduled Trading Day on which (a) the Index Sponsor calculates and publishes the level of the Index, and (b) the Related Exchange is open for trading during its regular trading session, notwithstanding the Related Exchange closing prior to its Scheduled Closing Time.

“Exchange Disruption” means:

(i)	for any Standard Index, any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general (a) to effect transactions in, or obtain market values for, in the case of an Index, any relevant Exchange relating to Components that comprise 20 per cent. or more of the level of that Index, or (b) to effect transactions in, or obtain market values for, futures or options contracts relating to such Index on any relevant Related Exchange; or

(ii)	for any Composite Index, any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for (a) any Component on the relevant Exchange in respect of such Component, or (b) futures or options contracts relating to the Index on the relevant Related Exchange.

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“Index Sponsor” means, for any Index, the entity specified in the applicable Final Terms, and, if not specified, the corporation or other entity that, as determined by the Calculation Agent, (i) is responsible for setting and reviewing the rules and procedures and the methods of calculation and adjustments, if any, related to the Index, and (ii) announces (directly or through an agent) the level of the Index on a regular basis during each Scheduled Trading Day.

“Maximum Days of Disruption” means eight Scheduled Trading Days or such other number of Scheduled Trading Days (or other type of days) specified in the applicable Final Terms.

“Related Exchange” means for any Standard Index or Composite Index, each exchange or quotation system if any, specified in the applicable Final Terms, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in futures or options contracts relating to such Index has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to such Index on such temporary substitute exchange or quotation system as on the original Related Exchange), provided however that where “All Exchanges” is specified as the Related Exchange, “Related Exchange” shall mean each exchange or quotation system (as the Calculation Agent may select) where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Index or, in any such case, any transferee or successor exchange of such exchange or quotation system (provided that the Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to such Index on such temporary substitute exchange or quotation system as on the original Related Exchange).

“Scheduled Closing Time” means, in respect of an Index and in respect of an Exchange or Related Exchange specified in the applicable Final Terms and a Scheduled Trading Day, the scheduled weekday closing time of such Exchange or Related Exchange on such Scheduled Trading Day, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled Trading Day” means:

(i)	for any Standard Index, any day on which each Exchange and each Related Exchange specified in the applicable Final Terms are scheduled to be open for trading for their respective regular trading sessions;

(ii)	for any Composite Index, any day on which (a) the Index Sponsor is scheduled to publish the level of the Index, and (b) the Related Exchange is scheduled to be open for trading for its regular trading session; or

(iii)	for any Proprietary Index, any day on which the Index Sponsor is scheduled to publish the level of the Index.

“Trading Disruption” means:

(i)	for any Standard Index, any suspension of, or limitation imposed on, trading by the relevant Exchange or Related Exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise, (a) relating to Components that comprise 20 per cent. or more of the level of that Index on any relevant Exchange or (b) in futures or options contracts relating to the relevant Index on any relevant Related Exchange; or

(ii)	for any Composite Index, any suspension or limitation imposed on trading by the relevant Exchange or Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise (a) relating to any Component on the Exchange in respect of such Component, or (b) in futures or options contracts relating to the Index on the Related Exchange.

“Valuation Time” means (unless otherwise, and to the extent, specified in the applicable Final Terms):

(i)	for any Standard Index, (a) for the purposes of determining whether a Market Disruption Event has occurred

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in respect of (I) any Component, the Scheduled Closing Time on the Exchange in respect of such Component (provided that, if the relevant Exchange closes prior to its Scheduled Closing Time, then the Valuation Time shall be such actual closing time), and (II) any options contracts or futures contracts on the Index, the close of trading on the Related Exchange, and (b) in all other circumstances, the time at which the official closing level of the Index is calculated and published by the Index Sponsor;

(ii)	for any Composite Index, (a) for the purposes of determining whether an Early Closure, an Exchange Disruption or a Trading Disruption has occurred in respect of (I) any Component, the Scheduled Closing Time on the Exchange in respect of such Component (provided that, if the relevant Exchange closes prior to its Scheduled Closing Time, then the Valuation Time shall be such actual closing time), and (II) any options contracts or futures contracts on the Index, the close of trading on the Related Exchange, and (b) in all other circumstances, the time at which the official closing level of the Index is calculated and published by the Index Sponsor; or

(iii)	for any Proprietary Index, the time at which the Index Sponsor calculates and publishes the official closing level of the Index.

2.2	The Calculation Agent shall give notice, as soon as practicable, to the Holders in accordance with General Note Condition 14 or General Instrument Condition 18, as the case may be, of the occurrence of a Disrupted Day on any day that, but for the occurrence of a Disrupted Day would have been a Reference Date or an Averaging Reference Date. Any failure by the Calculation Agent to so notify the Holders of the occurrence of a Disrupted Day shall not affect the validity of the occurrence or the consequences of such Disrupted Day.

3.	Fallback Valuation Date

Notwithstanding any other terms of these Index Linked Conditions, if a Fallback Valuation Date is specified in the applicable Final Terms to be applicable to any Reference Date or Averaging Reference Date or any other relevant date (as specified in the applicable Final Terms) (any such date being, for the purposes of this paragraph 3, a “Relevant Date”) for an Index, and if, following adjustment of such Relevant Date pursuant to paragraphs 1 (Consequences of Disrupted Days) above or 10 (Additional Basket Valuation Provisions) below and/or owing to the original date on which such Relevant Date was scheduled to fall not being a Scheduled Trading Day for such Index (for the purposes of this paragraph 3, an “Affected Index”), the Relevant Date would otherwise fall after the specified Fallback Valuation Date in respect of such Affected Index, then (unless otherwise, and to the extent, specified in the applicable Final Terms) such Fallback Valuation Date shall be deemed to be such Relevant Date for such Affected Index. If such Fallback Valuation Date is not a Scheduled Trading Day or is a Disrupted Day in respect of such Affected Index, the Index Level as of the Valuation Time for the Relevant Date for such Affected Index shall be determined pursuant to paragraph 1.1(i)(b) of these Index Linked Conditions, as if each reference therein to “that last consecutive Scheduled Trading Day were instead a reference to “such Fallback Valuation Date”.

4.	Automatic Early Redemption

4.1	If Automatic Early Redemption is specified in the applicable Final Terms to be applicable to any Reference Date or Averaging Reference Date or any other relevant date (as specified in the applicable Final Terms) (any such date being, for the purposes of this paragraph 4, a “Relevant Date”) for an Index, and if the Calculation Agent determines that an Automatic Early Redemption Event has occurred in respect of such Relevant Date, then (unless otherwise, and to the extent, specified in the applicable Final Terms) the Securities will be redeemed on the Automatic Early Redemption Date corresponding to such Relevant Date.

4.2	The following terms and expressions shall have the following meanings in relation to Securities to which these Index Linked Conditions apply:

“Automatic Early Redemption Date” means, in respect of any Relevant Date, such date as is specified in the applicable Final Terms.

“Automatic Early Redemption Event” means, in respect of any Relevant Date, such event as is specified in

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the applicable Final Terms.

5.	Adjustments

5.1	If an Index is (i) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Calculation Agent, or (ii) replaced by a successor index using, in the determination of the Calculation Agent, the same or a substantially similar formula for, and method of, calculation as used in the calculation of that Index, then in each case that index (the “Successor Index”) will be deemed to be the Index.

5.2	If, the Calculation Agent determines that, (i) on or prior to any Reference Date, Averaging Reference Date, Observation Date or other relevant date, the relevant Index Sponsor makes or announces that it will make a material change in the formula for, or the method of, calculating a relevant Index, or in any other way materially modifies that Index (other than a modification prescribed in that formula or method to maintain that Index in the event of changes in the Components, capitalization and/or other routine events) (an “Index Modification”), or permanently cancels a relevant Index and no Successor Index exists as at the date of such cancellation (an “Index Cancellation”), or (ii) on any Reference Date, Averaging Reference Date, Observation Date or other relevant date, the Index Sponsor fails to calculate and announce a relevant Index (an “Index Disruption” (provided that, in respect of a Composite Index or a Proprietary Index, the Calculation Agent may, in its discretion, determine that such event instead results in the occurrence of a Disrupted Day) and, together with an Index Modification and an Index Cancellation, each an “Index Adjustment Event”) then:

(i)	if “Calculation Agent Adjustment” is stated to be applicable in the applicable Final Terms, the Calculation Agent shall determine if such Index Adjustment Event has a material effect on the Securities and, if so, shall calculate the relevant Index Level using, in lieu of a published level for that Index, the level for that Index as at the Valuation Time on that Reference Date, Averaging Reference Date, Observation Date or other relevant date, as the case may be, as determined by the Calculation Agent in accordance with the formula for, and method of, calculating that Index last in effect prior to the relevant Index Adjustment Event, but using only those Components that comprised that Index immediately prior to that Index Adjustment Event (other than those Components that have since ceased to be listed on the relevant Exchange); or

(ii)	if “Related Exchange Adjustment” is stated to be applicable in the applicable Final Terms, then following each adjustment to the exercise, settlement, payment, or other terms of options or futures contracts on the Index traded on any Options Exchange, the Calculation Agent will make the corresponding adjustments, if any, to any one or more of terms of the Securities, including without limitation, any variable or term relevant to settlement or payment under the Securities, as the Calculation Agent determines appropriate, which adjustment will be effective as of the date determined by the Calculation Agent to be the effective date of the corresponding adjustment made by the Options Exchange. If options or futures contracts on the Index are not traded on the Options Exchange, the Calculation Agent will make such adjustment, if any, to any one or more of the relevant terms of the Securities, including without limitation, any variable or term relevant to settlement or payment under the Securities, as the Calculation Agent determines appropriate, with reference to the rules of and precedents (if any) set by the Options Exchange, to account for any event that, in the determination of the Calculation Agent, would have given rise to an adjustment by the Options Exchange if such options or futures contracts were so traded; or

(iii)	if, in the determination of the Calculation Agent, neither paragraph (a) nor (b) above, as is applicable, would achieve a commercially reasonable result, on giving notice to Holders in accordance with General Note Condition 14 or General Instrument Condition 18, as the case may be, the Issuer shall redeem the Securities in whole but not in part, each Security being redeemed by payment of an amount equal to the fair market value of such Security taking into account the Index Adjustment Event, adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Securities (unless otherwise provided in the applicable Final Terms)), all as determined by the Calculation Agent in good faith and in a commercially reasonable manner. Payments will be made in such manner as shall be notified to the Holders in accordance with General Note Condition 14 or General Instrument Condition 18, as the case may be.

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5.3	The Calculation Agent shall, as soon as practicable, notify the relevant Agent of any determination with respect to the Securities made by it pursuant to paragraph 5.1 or 5.2 above, as is applicable, and the action proposed to be taken in relation thereto and such Agent shall make available for inspection by Holders copies of any such determinations.

6.	Correction of Index Level

If the applicable Final Terms specify that corrections shall be applicable for a relevant Index, then, in the event that any Index Level published by the Index Sponsor on any date which is utilized for any calculation or determination is subsequently corrected and the correction is published by the Index Sponsor within one Settlement Cycle after the original publication, the Calculation Agent will make any determination or determine the amount that is payable or deliverable as a result of that correction, and, to the extent necessary, will adjust any relevant terms of the Securities to account for such correction, provided that, if a Correction Cut-off Date is applicable for a relevant Index for any relevant date, corrections published after such Correction Cut-off Date will be disregarded by the Calculation Agent for the purposes of determining or calculating any relevant amount, and/or whether any event specified in the applicable Final Terms has occurred.

7.	Additional Disruption Events

7.1	If any Additional Disruption Event is specified in the Final Terms to be applicable to the Securities, and such Additional Disruption Event occurs, the Issuer, in its sole and absolute discretion, may:

(i)	require the Calculation Agent to determine, in its sole and absolute discretion, the appropriate adjustment, if any, to be made to any of the terms of these Terms and Conditions and/or the applicable Final Terms to account for the Additional Disruption Event and determine the effective date of that adjustment; or

(ii)	redeem the Securities in whole but not in part by giving notice to Holders in accordance with General Note Condition 14 or General Instrument Condition 18, as the case may be. If the Securities are so redeemed, the Issuer will pay to each Holder, in respect of each Security held by such Holder, an amount equal to the fair market value of an Security taking into account the Additional Disruption Event, adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Securities (unless otherwise provided in the applicable Final Terms)), all as determined by the Calculation Agent in good faith and in a commercially reasonable manner. Payments will be made in such manner as shall be notified to the Holders in accordance with General Note Condition 14 or General Instrument Condition 18, as the case may be.

7.2	Upon the occurrence of an applicable Additional Disruption Event, the Issuer shall give notice, as soon as practicable, to the Holders in accordance with General Note Condition 14 or General Instrument Condition 18, as the case may be, stating the occurrence of the Additional Disruption Event, giving details thereof and the action proposed to be taken in relation thereto.

8.	Index Disclaimer

If “Index Disclaimer” is specified as being applicable to an Index in the applicable Final Terms, then each of the Issuer, the Guarantor and the Holders agrees and acknowledges, in respect of each Index, that the Securities are not sponsored, endorsed, sold, or promoted by the Index or the Index Sponsor and no Index Sponsor makes any representation whatsoever, whether express or implied, either as to the results to be obtained from the use of the Index and/or the levels at which the Index stands at any particular time on any particular date or otherwise. No Index or Index Sponsor shall be liable (whether in negligence or otherwise) to any person for any error in the Index and the Index Sponsor is under no obligation to advise any person of any error therein. No Index Sponsor is making any representation whatsoever, whether express or implied, as to the advisability of purchasing or assuming any risk in connection with the Securities. The Issuer and the

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Guarantor shall have no liability to the Holders for any act or failure to act by the Index Sponsor in connection with the calculation, adjustment, or maintenance of the Index. Except as disclosed prior to the Issue Date specified in the applicable Final Terms, none of the Issuer, the Guarantor, the Calculation Agent and any of their respective Affiliates has any affiliation with or control over the Index or Index Sponsor or any control over the computation, composition, or dissemination of the Indices. Although the Calculation Agent will obtain information concerning the Index from publicly available sources it believes reliable, it will not independently verify this information. Accordingly, no representation, warranty, or undertaking (express or implied) is made and no responsibility is accepted by the Issuer, the Guarantor, their Affiliates, or the Calculation Agent as to the accuracy, completeness, and timeliness of information concerning the Index.

9.	Definitions

The following terms and expressions shall have the following meanings in relation to Securities to which these Index Linked Conditions apply:

“Additional Disruption Event” means any Change in Law, Hedging Disruption, and/or Increased Cost of Hedging, in each case if specified in the applicable Final Terms.

“Averaging Date” means, in respect of an Index, each date specified as such or otherwise determined as provided in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

“Averaging Reference Date” means, in respect of an Index, each Initial Averaging Date, Averaging Date or such other date as specified, or otherwise determined in respect of that Index, as specified in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

“Change in Law” means that, on or after the Strike Date (as specified in the applicable Final Terms), due to (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law), or (ii) the promulgation of or any change in the interpretation by any court, tribunal, or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), the Calculation Agent determines, in its sole and absolute discretion, that (y) it has become illegal for the Issuer and/or any of its Affiliates to hold, acquire, or dispose of relevant Hedge Positions (including any Components comprised in an Index), or (z) the Issuer and/or any of its Affiliates will incur a materially increased cost in performing its obligations under the Securities (including, without limitation, due to any increase in tax liability, decrease in tax benefit, or other adverse effect on its tax position).

“Clearance System” means, in respect of a Component of an Index, a clearance system as specified in the applicable Final Terms. If the applicable Final Terms does not specify a Clearance System, the Clearance System will be the principal domestic clearance system customarily used for settling trades in the relevant Component on any relevant date.

“Clearance System Business Day” means, in respect of a Clearance System, any day on which such Clearance System is (or, but for the occurrence of a Settlement Disruption Event, would have been) open for the acceptance and execution of settlement instructions.

“Component” means, in respect of an Index, each and any security, commodity or other component included in such Index.

“Composite Index” means any Index specified as such in the applicable Final Terms, or, if not specified, any Index the Calculation Agent determines as such.

“Correction Cut-off Date” means, in respect of any Index, the date(s) specified as such in the applicable Final Terms.

“Fallback Valuation Date” means, in respect of any Index, the date(s) specified as such in the applicable Final Terms.

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“Hedge Positions” means any purchase, sale, entry into or maintenance of one or more (i) positions or contracts in securities, options, futures, derivatives, or foreign exchange, (ii) stock loan transactions, or (iii) other instruments or arrangements (howsoever described) by the Issuer and/or any of its Affiliates in order to hedge, individually or on a portfolio basis, its obligations under the Securities.

“Hedging Disruption” means that the Issuer and/or any of its Affiliates is unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge the equity or other price risk of the Issuer issuing and performing its obligations with respect to the Securities, or (ii) realize, recover, or remit the proceeds of any such transaction(s) or asset(s).

“Increased Cost of Hedging” means that the Issuer and/or any of its Affiliates would incur a materially increased (as compared with circumstances existing on the Strike Date) amount of tax, duty, expense, or fee (other than brokerage commissions) to (i) acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any transaction(s) or asset(s) it deems necessary to hedge the equity or other price risk of the Issuer issuing and performing its obligations with respect to the Securities, or (ii) realize, recover, or remit the proceeds of any such transaction(s) or asset(s), provided that any such materially increased amount that is incurred solely due to the deterioration of the creditworthiness of the Issuer and/or any of its Affiliates shall not be deemed an Increased Cost of Hedging.

“Index Basket” means, subject to adjustment in accordance with these Index Linked Conditions, the basket of Indices specified in the applicable Final Terms.

“Index Level” means the level of the Index as determined by the Calculation Agent as of the relevant time on the relevant date, as calculated and published by the relevant Index Sponsor, or as specified in the applicable Final Terms.

“Indices” and “Index” mean, subject to adjustment in accordance with these Index Linked Conditions, the indices or index specified in the applicable Final Terms, and related expressions shall be construed accordingly.

“Initial Averaging Date” means, in respect of an Index, each date specified as such or otherwise determined as provided in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

“Initial Valuation Date” means, in respect of an Index, each date specified as such or otherwise determined as provided in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

“Interest Valuation Date” means, in respect of an Index, each date specified as such or otherwise determined as provided in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

“Observation Date” means, in respect of an Index and an Observation Period, and unless otherwise provided in the applicable Final Terms, in respect of each Index, each Scheduled Trading Day which is not a Disrupted Day for such Index falling in the Observation Period.

“Observation Period” means, in respect of an Index, the period commencing on the Observation Period Start Date and ending on the Observation Period End Date.

“Observation Period End Date” means, in respect of an Index, the date specified as such in the applicable Final Terms, which shall be the last day of the relevant Observation Period. Such day shall be included in or excluded from such Observation Period, as specified in the applicable Final Terms.

“Observation Period Start Date” means, in respect of an Index, the date specified as such in the applicable

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Final Terms, which shall be the first day of the relevant Observation Period. Such day shall be included in or excluded from such Observation Period, as specified in the applicable Final Terms.

“Proprietary Index” means any Index specified as such in the applicable Final Terms, or, if not specified, any Index the Calculation Agent determines as such.

“Reference Date” means, in respect of an Index, each Initial Valuation Date, Interest Valuation Date, Valuation Date or such other date as specified or otherwise determined in respect of that Index, as specified in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

“Scheduled Initial Averaging Date” means, in respect of an Index, any original date that, but for the occurrence of an event causing a Disrupted Day, would have been an Initial Averaging Date.

“Scheduled Initial Valuation Date” means, in respect of an Index, any original date that, but for the occurrence of an event causing a Disrupted Day, would have been an Initial Valuation Date.

“Scheduled Interest Valuation Date” means, in respect of an Index, any original date that, but for the occurrence of an event causing a Disrupted Day, would have been an Interest Valuation Date.

“Scheduled Reference Date” means, each Scheduled Initial Valuation Date, Scheduled Interest Valuation Date, Scheduled Valuation Date, or such other date specified or otherwise determined in respect of that Index, as specified in the applicable Final Terms.

“Scheduled Valuation Date” means, in respect of an Index, any original date that, but for the occurrence of an event causing a Disrupted Day, would have been a Valuation Date.

“Settlement Cycle” means, in respect of an Index, the period of Clearance System Business Days following a trade in the Components underlying such Index on the Exchange in which settlement will customarily occur according to the rules of such Exchange (or, if there are multiple Exchanges in respect of an Index, the longest such period).

“Standard Index” means any Index specified as such in the applicable Final Terms, or, if not specified, any Index the Calculation Agent determines as such.

“Valid Date” means a Scheduled Trading Day that is not a Disrupted Day and on which another Averaging Reference Date does not or is not deemed to occur.

“Valuation Date” means, in respect of an Index, each date specified as such or otherwise determined as provided in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

10.	Additional Basket Valuation Provisions

10.1	In relation to any Securities to which these Index Linked Conditions apply, if the applicable Final Terms specify that:

(i)	“Basket Valuation (Common Disrupted Day Roll)” shall apply to any two or more Indices (such Indices being “Basket Indices” and each a “Basket Index”), then, notwithstanding the provisions of paragraph 1 above, the provisions of paragraphs 10.1, 10.2, 10.3 and 10.5 of the Index Linked Conditions shall apply to each such Basket Index; or

(ii)	“Basket Valuation (Common Scheduled Trading Day Roll)” shall apply to any two or more Indices (such Indices being “Basket Indices” and each a “Basket Index”), then, notwithstanding the provisions of paragraph 1 above, the provisions of paragraphs 10.1, 10.4 and 10.5 of the Index Linked Conditions shall apply to each such Basket Index.

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10.2	In relation to Basket Indices to which “Basket Valuation (Common Disrupted Day Roll)” applies, for each Reference Date for a Basket Index (unless otherwise, and to the extent, specified in the applicable Final Terms), if the original date that would have been such Reference Date is affected by the occurrence of a Disrupted Day for any Basket Index (as determined by the Calculation Agent), such Reference Date shall be the first succeeding Common Scheduled Trading Day which the Calculation Agent determines is not a Disrupted Day for any Basket Index, unless the Calculation Agent determines that each of the consecutive Common Scheduled Trading Days equal in number to the Maximum Days of Disruption immediately following the original date that would have been such Reference Date is a Disrupted Day for one or more Basket Indices (such Basket Indices being “Affected Basket Indices” for such Reference Date, and each such Basket Index being an “Affected Basket Index” for such Reference Date). In that case:

(i)	that last consecutive Common Scheduled Trading Day shall be deemed to be such Reference Date, notwithstanding the fact that such day is a Disrupted Day for the Affected Basket Indices;

(ii)	for each Basket Index other than an Affected Basket Index, the relevant Index Level shall be determined by the Calculation Agent at the applicable Valuation Time on such last consecutive Common Scheduled Trading Day; and

(iii)	for each Affected Basket Index, the Calculation Agent shall determine the Index Level at the applicable Valuation Time of each such Affected Basket Index on that last consecutive Common Scheduled Trading Day in accordance with the formula for, and method of, calculating that Affected Basket Index last in effect prior to the occurrence of the first Disrupted Day in respect of such Affected Basket Index using the Exchange traded or quoted price as of the relevant Valuation Time on that last consecutive Common Scheduled Trading Day of each Component comprised in the Basket Index (or, if an event giving rise to a Disrupted Day has occurred in respect of any relevant Component on that last consecutive Common Scheduled Trading Day, its good faith estimate of the value for the relevant Component as of the relevant Valuation Time on that last consecutive Common Scheduled Trading Day) (and such determination by the Calculation Agent pursuant to this paragraph (iii) shall be deemed to be the Index Level at the Valuation Time of each Affected Basket Index in respect of the relevant Reference Date).

10.3	In relation to Basket Indices to which “Basket Valuation (Common Disrupted Day Roll)” applies, for each Averaging Reference Date for a Basket Index (unless otherwise, and to the extent, specified in the applicable Final Terms), if the original date that would have been an Averaging Reference Date is affected by the occurrence of a Disrupted Day for any Basket Index (as determined by the Calculation Agent), and, if in the applicable Final Terms the consequence specified is:

(i)	“Omission”, then the Averaging Reference Date corresponding to such original date will be deemed not to be a relevant Averaging Reference Date for the purposes of determining the Index Level of the Basket Indices at the Valuation Time, provided that, if through the operation of this provision there would not be an Averaging Reference Date, then paragraph 10.2(iii) of these Index Linked Conditions will apply mutatis mutandis for the purposes of determining the relevant Index Level at the Valuation Time on the final Averaging Reference Date, as if such Averaging Reference Date were a Reference Date on which a Disrupted Day had occurred for the relevant Basket Index;

(ii)	“Postponement”, then paragraph 10.2 of these Index Linked Conditions will apply mutatis mutandis for the purposes of determining the Index Level at the Valuation Time on that Averaging Reference Date as if such original date were a Reference Date that was not a Common Scheduled Trading Day and/or was a Disrupted Day for one or more Basket Indices, irrespective of whether, pursuant to such determination, that deferred Averaging Reference Date would fall on a day that already is or is deemed to be an Averaging Reference Date; or

(iii)

“Modified Postponement”, then the Averaging Reference Date for each Basket Index shall be the first succeeding Basket Valid Date in relation to such Index. If the first succeeding Basket Valid Date in relation to such Index has not occurred as of the Valuation Time on the consecutive Common Scheduled Trading Days equal in number to the Maximum Days of Disruption immediately following the original date that, but

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for the occurrence of another Averaging Reference Date or Disrupted Day, would have been the final Averaging Reference Date, then (a) that last consecutive Common Scheduled Trading Day shall be deemed the Averaging Reference Date (irrespective of whether that last consecutive Common Scheduled Trading Day is already an Averaging Reference Date) for all Basket Indices, and (b) the Calculation Agent shall determine the Index Level of each Basket Index at the Valuation Time for that Averaging Reference Date in accordance with paragraph 10.2(ii) and (iii) of these Index Linked Conditions (as if such Averaging Reference Date were a Reference Date).

10.4	In relation to Basket Indices to which “Basket Valuation (Common Scheduled Trading Day Roll)” applies:

(i)	for each Reference Date for a Basket Index (unless otherwise, and to the extent, specified in the applicable Final Terms), if the original date that would have been such Reference Date is not a Common Scheduled Trading Day (as determined by the Calculation Agent), such Reference Date shall be the first succeeding Common Scheduled Trading Day. If such first succeeding Common Scheduled Trading Day is a Disrupted Day for one or more Basket Indices, then the Index Level of each Basket Index shall be determined in accordance with paragraph 1.1(ii) or paragraph 10.2 of these Index Linked Conditions as specified in the applicable Final Terms; and

(ii)	for each Averaging Reference Date for a Basket Index (unless otherwise, and to the extent, specified in the applicable Final Terms), if the original date that would have been such Averaging Reference Date is not a Common Scheduled Trading Day (as determined by the Calculation Agent), such Averaging Reference Date shall be the first succeeding Common Scheduled Trading Day. If such first succeeding Common Scheduled Trading Day is a Disrupted Day for one or more Basket Indices, then the Index Level of each Basket Index shall be determined in accordance with paragraph 1.2 or paragraph 10.3 of these Index Linked Conditions as specified in the applicable Final Terms.

10.5	The following terms and expressions shall have the following meanings in relation to any Securities to which these Index Linked Conditions apply and to which “Basket Valuation (Common Disrupted Day Roll)” and/or “Basket Valuation (Common Scheduled Trading Day Roll)” shall apply:

“Basket Valid Date” means a Common Scheduled Trading Day for all Basket Indices that is not a Disrupted Day for any Basket Index and on which another Averaging Reference Date does not or is not deemed to occur.

“Common Observation Date” means, in respect of Basket Indices and a Common Observation Period, and unless other provided in the applicable Final Terms, in respect of the Basket Indices, each Common Scheduled Trading Day falling in the Common Observation Period which is not a Disrupted Day for any Basket Index.

“Common Observation Period” means, in respect of Basket Indices, the period commencing on the Common Observation Period Start Date and ending on the Common Observation Period End Date.

“Common Observation Period End Date” means, in respect of Basket Indices, the date specified as such in the applicable Final Terms, which shall be the last day of the relevant Common Observation Period. Such day shall be included in or excluded from such Common Observation Period, as specified in the applicable Final Terms.

“Common Observation Period Start Date” means, in respect of Basket Indices, the date specified as such in the applicable Final Terms, which shall be the first day of the relevant Common Observation Period. Such day shall be included in or excluded from such Common Observation Period, as specified in the applicable Final Terms.

“Common Scheduled Trading Day” means, in respect of all Basket Indices, each day which is a Scheduled Trading Day for all Basket Indices.

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ANNEX 2

ADDITIONAL TERMS AND CONDITIONS FOR SHARE LINKED SECURITIES

The terms and conditions applicable to Share Linked Notes and Share Linked Instruments (together “Share Linked Securities”) shall comprise the General Note Conditions or the General Instrument Conditions, as the case may be, and the additional Terms and Conditions set out below (the “Share Linked Conditions”), in each case subject to completion and/or amendment in the applicable Final Terms. In the event of any inconsistency between the General Note Conditions or the General Instrument Conditions, as the case may be, and the Share Linked Conditions, the Share Linked Conditions shall prevail. In the event of any inconsistency between (i) the General Note Conditions or the General Instrument Conditions, as the case may be, and/or the Share Linked Conditions and (ii) the Final Terms, the Final Terms shall prevail.

1.	Consequences of Disrupted Days

1.1	In relation to a Share or a Share Basket, the following provisions shall apply to each Reference Date (unless otherwise, and to the extent, specified in the applicable Final Terms):

(i)	where the Securities are specified in the applicable Final Terms to relate to a single Share, if the Calculation Agent determines that any Reference Date is a Disrupted Day, then the Reference Date for such Share shall be the first succeeding Scheduled Trading Day that the Calculation Agent determines is not a Disrupted Day in respect of such Share, unless the Calculation Agent determines that each of the consecutive Scheduled Trading Days equal in number to the Maximum Days of Disruption in respect of such Share immediately following the Scheduled Reference Date is a Disrupted Day. In that case:

(a)	that last consecutive Scheduled Trading Day shall be deemed to be the Reference Date for such Share, notwithstanding the fact that such day is a Disrupted Day; and

(b)	the Calculation Agent shall determine its good faith estimate of the value for the Share as of the Valuation Time on that last consecutive Scheduled Trading Day (and such determination by the Calculation Agent pursuant to this paragraph (b) shall be deemed to be the Share Price at the Valuation Time in respect of the relevant Reference Date).

(ii)	where the Securities are specified in the applicable Final Terms to relate to a Share Basket, then (a) the Reference Date for each Share not affected by the occurrence of a Disrupted Day (as determined by the Calculation Agent) shall be the relevant Scheduled Reference Date, and (b) the Reference Date for each Share affected by the occurrence of a Disrupted Day (as determined by the Calculation Agent) shall be the first succeeding Scheduled Trading Day which the Calculation Agent determines is not a Disrupted Day relating to that Share, unless the Calculation Agent determines that each of the consecutive Scheduled Trading Days equal in number to the Maximum Days of Disruption immediately following the Scheduled Reference Date is a Disrupted Day relating to that Share. In that case:

(a)	that last consecutive Scheduled Trading Day shall be deemed to be the Reference Date for such Share, notwithstanding the fact that such day is a Disrupted Day; and

(b)	the Calculation Agent shall determine its good faith estimate of the value for the Share as of the Valuation Time on that last consecutive Scheduled Trading Day (and such determination by the Calculation Agent pursuant to this paragraph (b) shall be deemed to be the Share Price at the Valuation Time in respect of the relevant Reference Date).

1.2	In relation to a Share or Share Basket, if the Calculation Agent determines that any Averaging Reference Date is a Disrupted Day in respect of a Share and, if in the applicable Final Terms the consequence specified is:

(i)

“Omission”, then such Averaging Reference Date will be deemed not to be a relevant Averaging Reference Date for the purposes of determining the Share Price at the Valuation Time, provided that, if through the

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operation of this provision there would not be an Averaging Reference Date, then paragraph 1.1 of these Share Linked Conditions will apply mutatis mutandis for the purposes of determining the relevant Share Price at the Valuation Time on the final Averaging Reference Date, as if such Averaging Reference Date were a Reference Date that was a Disrupted Day;

(ii)	“Postponement”, then paragraph 1.1 of these Share Linked Conditions will apply mutatis mutandis for the purposes of determining the Share Price at the Valuation Time on that Averaging Reference Date as if such Averaging Reference Date were a Reference Date that was a Disrupted Day, irrespective of whether, pursuant to such determination, that deferred Averaging Reference Date would fall on a day that already is or is deemed to be an Averaging Reference Date; or

(iii)	“Modified Postponement”, then:

(a)	where the Securities are specified in the applicable Final Terms to relate to a single Share, the Averaging Reference Date shall be the first succeeding Valid Date. If the first succeeding Valid Date has not occurred as of the Valuation Time on the consecutive Scheduled Trading Days equal in number to the Maximum Days of Disruption immediately following the original date that, but for the occurrence of another Averaging Reference Date or Disrupted Day, would have been the final Averaging Reference Date, then (I) that last consecutive Scheduled Trading Day shall be deemed the Averaging Reference Date (irrespective of whether that last consecutive Scheduled Trading Day is already an Averaging Reference Date), and (II) the Calculation Agent shall determine the Share Price at the Valuation Time for that Averaging Reference Date in accordance with paragraph 1.1(i)(b) of these Share Linked Conditions (as if such Averaging Reference Date were a Reference Date); and

(b)	where the Securities are specified in the applicable Final Terms to relate to a Share Basket, (I) the Averaging Reference Date for each Share not affected by the occurrence of a Disrupted Day shall be the relevant Averaging Reference Date, and (II) the Averaging Reference Date for a Share affected by the occurrence of a Disrupted Day shall be the first succeeding Valid Date in relation to such Share. If the first succeeding Valid Date has not occurred as of the Valuation Time on the consecutive Scheduled Trading Days equal in number to the Maximum Days of Disruption immediately following the original date that, but for the occurrence of another Averaging Reference Date or Disrupted Day, would have been the final Averaging Reference Date, then (y) that last consecutive Scheduled Trading Day shall be deemed the Averaging Reference Date (irrespective of whether that last consecutive Scheduled Trading Day is already an Averaging Reference Date) in respect of such Share, and (z) the Calculation Agent shall determine the Share Price at the Valuation Time for that Averaging Reference Date in accordance with paragraph 1.1(i)(b) of these Share Linked Conditions (as if such Averaging Reference Date were a Reference Date).

2.	Market Disruption

2.1	In relation to Securities relating to a single Share or a Share Basket, the following terms and expressions shall have the following meanings:

“Market Disruption Event” means, in respect of a Share, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, which in either case the Calculation Agent determines is material, at any time during the one hour period that ends at the relevant Valuation Time, or (iii) an Early Closure.

“Disrupted Day” means any Scheduled Trading Day on which a relevant Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred.

“Early Closure” means, in respect of a Share, the closure on any Exchange Business Day of the relevant Exchange relating to the Share or any Related Exchange(s) prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange(s) at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange(s) or Related Exchange(s) on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Valuation Time on such Exchange Business

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Day.

“Exchange” means, in respect of a Share, each exchange or quotation system specified as such in the applicable Final Terms for such Share, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in such Share has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to such Share on such temporary substitute exchange or quotation system as on the original Exchange).

“Exchange Business Day” means any Scheduled Trading Day on which each Exchange and each Related Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

“Exchange Disruption” means, in respect of a Share, any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general (i) to effect transactions in, or obtain market values for, the Shares on the Exchange, or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such Share on any relevant Related Exchange.

“Maximum Days of Disruption” means eight Scheduled Trading Days or such other number of Scheduled Trading Days (or other type of days) specified in the applicable Final Terms.

“Related Exchange” means, in respect of a Share, each exchange or quotation system, if any, specified as such in the applicable Final Terms, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in futures or options contracts relating to such Share has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to such Share on such temporary substitute exchange or quotation system as on the original Related Exchange), provided, however, that where “All Exchanges” is specified as the Related Exchange, “Related Exchange” shall mean each exchange or quotation system (as the Calculation Agent may select) where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Share or, in any such case, any transferee or successor exchange of such exchange or quotation system (provided that the Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to such Share on such temporary substitute exchange or quotation system as on the original Related Exchange).

“Scheduled Closing Time” means, in respect of a Share and in respect of an Exchange or Related Exchange and a Scheduled Trading Day, the scheduled weekday closing time of such Exchange or Related Exchange on such Scheduled Trading Day, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled Trading Day” means, in respect of a Share, any day on which each Exchange and each Related Exchange specified in the applicable Final Terms are scheduled to be open for trading for their respective regular trading sessions.

“Trading Disruption” means, in respect of a Share, any suspension of, or limitation imposed on, trading by the relevant Exchange or Related Exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise, (i) relating to the Share on the Exchange or (ii) in futures or options contracts relating to the Share on any relevant Related Exchange.

“Valuation Time” means the time specified in the applicable Final Terms or, if no such time is specified, the Scheduled Closing Time on the relevant Exchange on the relevant day in relation to each Share to be valued. If the relevant Exchange closes prior to its Scheduled Closing Time and the specified Valuation Time is after the actual closing time for its regular trading session, then the Valuation Time shall be such actual closing time.

2.2	The Calculation Agent shall give notice, as soon as practicable, to the Holders in accordance with General Note

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Condition 14 or General Instrument Condition 18, as the case may be, of the occurrence of a Disrupted Day on any day that, but for the occurrence of a Disrupted Day would have been a Reference Date or an Averaging Reference Date. Any failure by the Calculation Agent to so notify the Holders of the occurrence of a Disrupted Day shall not affect the validity of the occurrence or the consequences of such Disrupted Day.

3.	Fallback Valuation Date

Notwithstanding any other terms of these Share Linked Conditions, if a Fallback Valuation Date is specified in the applicable Final Terms to be applicable to any Reference Date or Averaging Reference Date or any other relevant date (as specified in the applicable Final Terms) (any such date being, for the purposes of this paragraph 3, a “Relevant Date”) for a Share, and if, following adjustment of such Relevant Date pursuant to paragraphs 1 (Consequences of Disrupted Days) above or 9 (Additional Basket Valuation Provisions) below and/or owing to the original date on which such Relevant Date was scheduled to fall not being a Scheduled Trading Day for such Share (for the purposes of this paragraph 3, an “Affected Share”) the Relevant Date would otherwise fall after the specified Fallback Valuation Date in respect of such Affected Share, then (unless otherwise, and to the extent, specified in the applicable Final Terms) such Fallback Valuation Date shall be deemed to be such Relevant Date for such Affected Share. If such Fallback Valuation Date is not a Scheduled Trading Day or is a Disrupted Day in respect of such Affected Share, the Share Price as of the Valuation Time for the Relevant Date for such Affected Share shall be determined pursuant to paragraph 1.1(i)(b) of these Share Linked Conditions, as if each reference therein to “that last consecutive Scheduled Trading Day” were instead a reference to “such Fallback Valuation Date”.

4.	Automatic Early Redemption

4.1	If Automatic Early Redemption is specified in the applicable Final Terms to be applicable to any Reference Date or Averaging Reference Date or any other relevant date (as specified in the applicable Final Terms) (any such date being, for the purposes of this paragraph 4, a “Relevant Date”) for a Share, and if the Calculation Agent determines that an Automatic Early Redemption Event has occurred in respect of such Relevant Date, then (unless otherwise, and to the extent, specified in the applicable Final Terms) the Securities will be redeemed on the Automatic Early Redemption Date corresponding to such Relevant Date.

4.2	The following terms and expressions shall have the following meanings in relation to Securities to which these Share Linked Conditions apply:

“Automatic Early Redemption Date” means, in respect of any Relevant Date, such date as is specified in the applicable Final Terms.

“Automatic Early Redemption Event” means, in respect of any Relevant Date, such event as is specified in the applicable Final Terms.

5.	Potential Adjustment Events, Merger Event, Tender Offer, Delisting, Nationalization, and Insolvency

5.1	“Potential Adjustment Event” means:

(i)	a subdivision, consolidation or reclassification of relevant Shares (unless resulting in a Merger Event) or a free distribution or dividend of any such Shares to existing holders of the Shares by way of bonus, capitalization, or similar issue;

(ii)	a distribution, issue, or dividend to existing holders of the relevant Shares of (I) such Shares, or (II) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Share Issuer equally or proportionately with such payments to holders of such Shares, or (III) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the Share Issuer as a result of a spin-off or other similar transaction, or (IV) any other type of securities, rights, or warrants, or other assets, in any case for payment (in cash or in other consideration) at less than the prevailing market price, all as determined by the Calculation Agent;

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(iii)	an Extraordinary Dividend;

(iv)	a call by a Share Issuer in respect of relevant Shares that are not fully paid;

(v)	a repurchase by a Share Issuer or any of its subsidiaries of relevant Shares whether out of profits or capital and whether the consideration for such repurchase is cash, securities, or otherwise;

(vi)	in respect of a Share Issuer, an event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of the capital stock of such Share Issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments, or stock rights at a price below their market value, as determined by the Calculation Agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights; or

(vii)	any other event having, in the opinion of the Calculation Agent, a diluting or concentrative effect on the theoretical value of the relevant Shares.

Following the determination by the Calculation Agent that a Potential Adjustment Event has occurred or following any adjustment to the settlement terms of listed options or futures contracts on the relevant Shares traded on a Related Exchange, the Calculation Agent will, in its sole and absolute discretion, determine whether such Potential Adjustment Event or adjustment to the settlement terms of listed options or futures contracts on the relevant Shares traded on a Related Exchange has a diluting or concentrative effect on the theoretical value of the Shares and, if so, will make the corresponding adjustment, if any, to any one or more of the terms of the Securities, including without limitation, any variable or term relevant to the settlement or payment under the Securities, as the Calculation Agent, in its sole and absolute discretion, determines appropriate to account for that diluting or concentrative effect (provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate, or liquidity relative to the relevant Share), and (ii) determine the effective date of that adjustment. The Calculation Agent may, but need not, determine the appropriate adjustment by reference to the adjustment in respect of such Potential Adjustment Event made by an options exchange to options on the Shares traded on that options exchange.

Upon the making of any such adjustment by the Calculation Agent, the Calculation Agent shall give notice as soon as practicable to the Holders in accordance with General Note Condition 14 or General Instrument Condition 18, as the case may be, stating the adjustment to the terms of the Securities, and giving brief details of the Potential Adjustment Event.

5.2	If a Merger Event, Tender Offer, Delisting, Nationalization, or Insolvency occurs in relation to any Share, the Issuer in its sole and absolute discretion, may:

(i)	require the Calculation Agent to determine, in its sole and absolute discretion, the appropriate adjustment, if any, to be made to any one or more of the terms of the Securities, including without limitation, any variable or term relevant to the settlement or payment under the Securities, as the Calculation Agent determines, in its sole and absolute discretion, appropriate to account for the Merger Event, Tender Offer, Delisting, Nationalization, or Insolvency, as the case may be, and determine the effective date of that adjustment. The relevant adjustments may include, without limitation, adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Shares or to the Securities. The Calculation Agent may (but need not) determine the appropriate adjustment by reference to the adjustment in respect of the Merger Event, Tender Offer, Delisting, Nationalization, or Insolvency made by any options exchange to options on the Shares traded on that options exchange; or

(ii)

in the case of Share Linked Securities relating to a Share Basket, redeem the Securities in part by giving notice to Holders in accordance with General Note Condition 14, or General Instrument Condition 18, as the case may be. If the Securities are so redeemed in part, the portion (the “Redeemed Amount”) of each Security representing the affected Share(s) shall be redeemed and the Issuer will (a) pay to each Holder in respect of each Security held by such Holder an amount equal to the fair market value of the Redeemed Amount, taking into account the Merger Event, Tender Offer, Delisting, Nationalization, or Insolvency, as

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the case may be, adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Securities (unless otherwise provided in the applicable Final Terms)), all as determined by the Calculation Agent in good faith and in a commercially reasonable manner, and (b) require the Calculation Agent to determine, in its sole and absolute discretion, the appropriate adjustment, if any, to be made to any one or more of the terms of the Securities, including without limitation, any variable or term relevant to the settlement or payment under the Securities, as the Calculation Agent determines, in its sole and absolute discretion, appropriate to account for such redemption in part. For the avoidance of doubt the remaining part of each Security after such cancellation and adjustment shall remain outstanding with full force and effect. Payments will be made in such manner as shall be notified to the Holders in accordance with General Note Condition 14, or General Instrument Condition 18, as the case may be; or

(iii)	having given notice to Holders in accordance with General Note Condition 14, or General Instrument Condition 18, as the case may be, redeem all, but not some only, of the Securities, each Security being redeemed by payment of an amount equal to the fair market value of an Security taking into account the Merger Event, Tender Offer, Delisting, Nationalization, or Insolvency, as the case may be, adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Securities (unless otherwise provided in the applicable Final Terms)), all as determined by the Calculation Agent in good faith and in a commercially reasonable manner. Payments will be made in such manner as shall be notified to the Holders in accordance with General Note Condition 14, or General Instrument Condition 18, as the case may be; or

(iv)	following such adjustment to the settlement terms of options on the Shares traded on such exchange(s) or quotation system(s) as the Issuer, in its sole discretion, shall select (the “Options Exchange”), require the Calculation Agent to make the appropriate adjustment, if any, to any one or more of terms of the Securities, including without limitation, any variable or term relevant to the settlement or payment under the Securities, as the Calculation Agent determines, in its sole and absolute discretion, appropriate, which adjustment will be effective as of the date determined by the Calculation Agent to be the effective date of the corresponding adjustment made by the Options Exchange. If options on the Shares are not traded on the Options Exchange, the Calculation Agent will make such adjustment, if any, to any one or more of the terms of the Securities, including without limitation, any variable or term relevant to the settlement or payment under the Securities as the Calculation Agent in its sole and absolute discretion determines appropriate, with reference to the rules and precedents (if any) set by the Options Exchange to account for the Merger Event, Tender Offer, Delisting, Nationalization, or Insolvency, as the case may be, that in the judgment of the Calculation Agent would have given rise to an adjustment by the Options Exchange if such options were so traded; or

(v)	if the applicable Final Terms provide that “Share Substitution” is applicable, then on or after the relevant Merger Date, Tender Offer Date, or the date of the Nationalization, Insolvency, or Delisting (as the case may be), the Calculation Agent may adjust the Share Basket to include shares selected by it (the “Substitute Shares”) in place of the Shares (the “Affected Share(s)”) which are affected by such Merger Event, Tender Offer, Nationalization, Insolvency, or Delisting, and the Substitute Shares and their issuer will be deemed “Shares” and a “Share Issuer” for the purposes of the Share Linked Conditions, respectively, and the Calculation Agent may make such adjustment, if any, to any one or more of terms of the Securities, including without limitation, any variable or term relevant to the settlement or payment under the Securities, as the Calculation Agent determines, in its sole and absolute discretion, appropriate. In this regard:

(a)	such substitution and the relevant adjustment to the terms of the Securities will be deemed to be effective as of the date selected by the Calculation Agent (the “Substitution Date”), in its absolute discretion, and specified in the notice referred to in paragraph 5.3 below which may, but need not, be the Merger Date or Tender Offer Date or the date of the Nationalization, Insolvency, or Delisting (as the case may be);

(b)	the weighting of each Substitute Share in the relevant basket will be equal to the weighting of the relevant Affected Share, unless otherwise determined by the Calculation Agent in its sole and absolute discretion;

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(c)	if a Merger Event or a Tender Offer occurs between two or more Shares of the relevant basket, Share Substitution will apply; and

(d)	in order to be selected as a Substitute Share, each relevant share must be a share which, in the sole and absolute discretion of the Calculation Agent:

(I)	is not already the Share or comprised in the Share Basket, as the case may be;

(II)	belongs to a similar economic sector as the Affected Share; and

(III)	is of comparable market capitalization, international standing, and exposure as the Affected Share.

5.3	Upon the occurrence of a Merger Event, Tender Offer, Delisting, Nationalization, or Insolvency, the Issuer shall give notice as soon as practicable to the Holders, in accordance with General Note Condition 14, or General Instrument Condition 18, as the case may be, stating the occurrence of the Merger Event, Tender Offer, Delisting, Nationalization or Insolvency, as the case may be, giving details thereof and the action proposed to be taken in relation thereto, including, in the case of Substitute Shares, the identity of the Substitute Shares, and the Substitution Date.

6.	Correction of Share Price

If the applicable Final Terms specify that corrections shall be applicable for a relevant Share, then, in the event that any Share Price published on the Exchange on any date which is utilized for any calculation or determination is subsequently corrected and the correction is published by the Exchange within one Settlement Cycle after the original publication, the Calculation Agent will make any determination or determine the amount that is payable or deliverable as a result of that correction, and, to the extent necessary, will adjust any relevant terms of the Securities to account for such correction, provided that, if a Correction Cut-off Date is applicable for a relevant Share for any relevant date, corrections published after such Correction Cut-off Date will be disregarded by the Calculation Agent for the purposes of determining or calculating any relevant amount, and/or whether any event specified in the applicable Final Terms has occurred.

7.	Additional Disruption Events

7.1	If any Additional Disruption Event is specified in the applicable Final Terms to be applicable to the Securities, and such Additional Disruption Event occurs, the Issuer, in its sole and absolute discretion, may:

(i)	require the Calculation Agent to determine, in its sole and absolute discretion, the adjustment, if any, to be made to any one or more of the terms of the Securities, including without limitation, any variable or term relevant to the settlement or payment under the Securities, as the Calculation Agent determines appropriate to account for the Additional Disruption Event and determine the effective date of that adjustment; or

(ii)	redeem the Securities by giving notice to Holders in accordance with General Note Condition 14 or General Instrument Condition 18, as the case may be. If the Securities are so redeemed, the Issuer will pay to each Holder, in respect of each Security held by such Holder, an amount equal to the fair market value of the Security taking into account the Additional Disruption Event, adjusted to account fully for any reasonable expenses and costs of the Issuer and/or its Affiliates of unwinding any underlying and/or related hedging and funding arrangements (including, without limitation, any equity options, equity swaps, or other securities of any type whatsoever hedging the Issuer’s obligations under the Securities (unless otherwise provided in the applicable Final Terms)), all as determined by the Calculation Agent in good faith and in a commercially reasonable manner. Payments will be made in such manner as shall be notified to the Holders in accordance with General Note Condition 14, or General Instrument Condition 18, as the case may be; or

(iii)

if the applicable Final Terms provide that “Share Substitution” is applicable upon the occurrence of an Additional Disruption Event, then on or after the relevant Additional Disruption Event, the Calculation

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Agent may adjust the Share Basket to include a share selected by it (the “Substitute Shares”) in place of the Shares (the “Affected Share(s)”) which are affected by such Additional Disruption Event and such Substitute Shares will be deemed “Shares” and their issuer a “Share Issuer” for the purposes of the Shares, respectively, and the Calculation Agent may make such adjustment to any one or more of the terms of the Securities, including without limitation, any variable or term relevant to the settlement or payment under the Securities, as the Calculation Agent determines appropriate, and/or any of the other terms of these Share Linked Conditions and/or the applicable Final Terms as the Calculation Agent, in its sole and absolute discretion, determines appropriate. In this regard:

(a)	such substitution and the relevant adjustment to the terms of the Securities will be deemed to be effective as of the date selected by the Calculation Agent (the “Substitution Date”), in its absolute discretion, and specified in the notice referred to in paragraph 7.2 below;

(b)	the weighting of each Substitute Share in the relevant basket will be equal to the weighting of the relevant Affected Share, unless otherwise determined by the Calculation Agent in its sole and absolute discretion;

(c)	in order to be selected as a Substitute Share, any relevant share must be a share which, in the sole and absolute discretion of the Calculation Agent:

(I)	is not already the Share or comprised in the Share Basket, as the case may be;

(II)	belongs to a similar economic sector as the Affected Share; and

(III)	is of comparable market capitalization, international standing, and exposure as the Affected Share.

7.2	Upon the occurrence of an Additional Disruption Event, the Issuer shall give notice as soon as practicable, to the Holders in accordance with General Note Condition 14, or General Instrument Condition 18, as the case may be, stating the occurrence of the Additional Disruption Event, giving details thereof and the action proposed to be taken in relation thereto.

8.	Definitions

“Additional Disruption Event” means any Change in Law, Failure to Deliver, Hedging Disruption, Increased Cost of Hedging, Increased Cost of Stock Borrow, Insolvency Filing and/or Loss of Stock Borrow, in each case as specified in the applicable Final Terms.

“Averaging Date” means, in respect of a Share, each date specified as such or otherwise determined as provided in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

“Averaging Reference Date” means, in respect of a Share, each Initial Averaging Date, Averaging Date or such other date as specified, or otherwise determined in respect of that Share, as specified in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

“Change in Law” means that, on or after the Strike Date (as specified in the applicable Final Terms), due to (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law), or (ii) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), the Calculation Agent determines, in its sole and absolute discretion, that (y) it has become illegal for the Issuer and/or any of its Affiliates to hold, acquire or dispose of relevant Hedge Positions including any relevant Share, or (z) the Issuer and/or any of its Affiliates will incur a materially increased cost in performing its obligations under the Securities (including, without limitation, due to any increase in tax liability, decrease in tax benefit, or other adverse effect on its tax position).

“Clearance System” means, in respect of a Share, a clearance system as specified in the applicable Final Terms. If the applicable Final Terms does not specify a Clearance System, the Clearance System will be the

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principal domestic clearance system customarily used for settling trades in the relevant Shares on any relevant date.

“Clearance System Business Day” means, in respect of a Clearance System, any day on which such Clearance System is (or, but for the occurrence of a Settlement Disruption Event, would have been) open for the acceptance and execution of settlement instructions.

“Correction Cut-off Date” means, in respect of any Share, the date(s) specified as such in the applicable Final Terms.

“Delisting” means, in respect of any relevant Shares, the Exchange announces that pursuant to the rules of that Exchange, such Shares cease (or will cease) to be listed, traded, or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer) and are not immediately re-listed, re-traded, or re-quoted on an exchange or quotation system located in the same country as the Exchange (or, where the Exchange is within the European Union, in a member state of the European Union).

“Extraordinary Dividend” means, in respect of a Share, an amount per Share specified or otherwise determined as provided in the applicable Final Terms. If no Extraordinary Dividend is specified in or otherwise determined as provided in the applicable Final Terms, then the Extraordinary Dividend shall be determined by the Calculation Agent in its absolute and sole discretion.

“Failure to Deliver” means failure of the Issuer and/or any of its Affiliates to deliver, when due, the relevant Shares under the Securities, where such failure to deliver is due to illiquidity in the market for such Shares.

“Fallback Valuation Date” means, in respect of any Share, the date(s) specified as such in the applicable Final Terms.

“Hedge Positions” means any purchase, sale, entry into or maintenance of one or more (i) positions or contracts in securities, options, futures, derivatives, or foreign exchange, (ii) stock loan transactions or (iii) other instruments or arrangements (howsoever described) by the Issuer and/or any of its Affiliates in order to hedge its obligations under the Securities, individually or on a portfolio basis.

“Hedging Disruption” means that the Issuer and/or any of its Affiliates is unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any transaction(s) or asset(s) it deems necessary to hedge the equity or other price risk of the Issuer issuing and performing its obligations with respect to the Securities, or (ii) realize, recover, or remit the proceeds of any such transaction(s) or asset(s).

“Hedging Shares” means the number of Shares that the Issuer deems necessary to hedge the equity or other price risk of entering into and performing its obligations with respect to the Securities.

“Increased Cost of Hedging” means that the Issuer and/or any of its Affiliates would incur a materially increased (as compared with circumstances existing on the Strike Date) amount of tax, duty, expense, or fee (other than brokerage commissions) to (a) acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any transaction(s) or asset(s) it deems necessary to hedge the equity or other price risk of the Issuer issuing and performing its obligations with respect to the Securities, or (b) realize, recover, or remit the proceeds of any such transaction(s) or asset(s), provided that any such materially increased amount that is incurred solely due to the deterioration of the creditworthiness of the Issuer and/or any of its Affiliates shall not be deemed an Increased Cost of Hedging.

“Increased Cost of Stock Borrow” means that the Issuer and/or any of its Affiliates would incur a rate to borrow any Share that is greater than the Initial Stock Loan Rate.

“Initial Averaging Date” means, in respect of a Share, each date specified as such or otherwise determined as provided in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

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“Initial Stock Loan Rate” means, in respect of a Share, the initial stock loan rate specified in relation to such Share in the applicable Final Terms.

“Initial Valuation Date” means, in respect of a Share, each date specified as such or otherwise determined as provided in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

“Interest Valuation Date” means, in respect of a Share, each date specified as such or otherwise determined as provided in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

“Insolvency” means that by reason of the voluntary or involuntary liquidation, bankruptcy, insolvency, dissolution, or winding-up of or any analogous proceeding affecting the Share Issuer, (i) all the Shares of that Share Issuer are required to be transferred to a trustee, liquidator, or other similar official, or (ii) holders of the Shares of that Share Issuer become legally prohibited from transferring them.

“Insolvency Filing” means that a Share Issuer institutes, or has instituted against it by a court, regulator, supervisor, or any similar official with primary insolvency, rehabilitative, or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, or it consents to a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor, or similar official or it consents to such a petition, provided that proceedings instituted or petitions presented by creditors and not consented to by the Share Issuer shall not be deemed an Insolvency Filing.

“Loss of Stock Borrow” means that the Issuer and/or any Affiliate is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) any Share in an amount equal to the Hedging Shares at a rate equal to or less than the Maximum Stock Loan Rate.

“Maximum Stock Loan Rate” means, in respect of a Share, the Maximum Stock Loan Rate specified in the applicable Final Terms.

“Merger Date” means the closing date of a Merger Event or, where a closing date cannot be determined under the local law applicable to such Merger Event, such other date as determined by the Calculation Agent.

“Merger Event” means, in respect of any relevant Shares, any (i) reclassification or change of such Shares that results in a transfer of, or an irrevocable commitment to transfer all such Shares outstanding to another entity or person, (ii) consolidation, amalgamation, merger, or binding share exchange of a Share Issuer with or into another entity or person (other than a consolidation, amalgamation, merger, or binding share exchange in which such Share Issuer is the continuing entity and which does not result in a reclassification or change of all of such Shares outstanding), (iii) takeover offer, tender offer, exchange offer, solicitation, proposal, or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the outstanding Shares of the Share Issuer that results in a transfer of, or an irrevocable commitment to transfer, all such Shares (other than such Shares owned or controlled by such other entity or person), or (iv) consolidation, amalgamation, merger, or binding share exchange of the Share Issuer or its subsidiaries with or into another entity in which the Share Issuer is the continuing entity and which does not result in a reclassification or change of all such Shares outstanding but results in the outstanding Shares (other than Shares owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the outstanding Shares immediately following such event, in each case if the Merger Date is on or before (y) in the case of Cash Settled Securities, the last occurring Valuation Date or where Averaging is specified in the applicable Final Terms, the final Averaging Date in respect of the relevant Security, or (z) in the case of Physical Delivery Securities, the relevant Maturity Date.

“Nationalization” means that all the Shares or all or substantially all the assets of the Share Issuer are nationalized, expropriated, or are otherwise required to be transferred to any governmental agency, authority,

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entity, or instrumentality thereof.

“Observation Date” means, in respect of a Share and an Observation Period and unless other provided in the applicable Final Terms, in respect of each Share, each Scheduled Trading Day which is not a Disrupted Day for such Share falling in the Observation Period.

“Observation Period” means, in respect of a Share, the period commencing on the Observation Period Start Date and ending on the Observation Period End Date.

“Observation Period End Date” means, in respect of a Share, the date specified as such in the applicable Final Terms, which shall be the last day of the relevant Observation Period. Such day shall be included in or excluded from such Observation Period, as specified in the applicable Final Terms.

“Observation Period Start Date” means, in respect of a Share, the date specified as such in the applicable Final Terms, which shall be the first day of the relevant Observation Period. Such day shall be included in or excluded from such Observation Period, as specified in the applicable Final Terms.

“Options Exchange” means the exchange or quotation system specified as such in the applicable Final Terms, any successor to such exchange or quotation system or any substitute exchange or quotation system, to which trading in options contracts relating to the relevant Share has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to such options contracts on such temporary substitute exchange or quotation system as on the original Options Exchange) or, if no such exchange or quotation system is specified in the applicable Final Terms, the Related Exchange (if such Related Exchange trades options contracts relating to the relevant Share) or, if more than one such Related Exchange is specified in the applicable Final Terms, the Related Exchange selected by the Calculation Agent as the primary market for listed options contracts relating to the relevant Share.

“Reference Date” means, in respect of a Share, each Initial Valuation Date, Interest Valuation Date, Valuation Date or such other date as specified or otherwise determined in respect of that Share, as specified in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

“Scheduled Initial Averaging Date” means, in respect of a Share, any original date that, but for the occurrence of an event causing a Disrupted Day, would have been an Initial Averaging Date.

“Scheduled Initial Valuation Date” means, in respect of a Share, any original date that, but for the occurrence of an event causing a Disrupted Day, would have been an Initial Valuation Date.

“Scheduled Interest Valuation Date” means, in respect of a Share, any original date that, but for the occurrence of an event causing a Disrupted Day, would have been an Interest Valuation Date.

“Scheduled Reference Date” means, in respect of a Share, each Scheduled Initial Valuation Date, Scheduled Interest Valuation Date, Scheduled Valuation Date, or such other date specified or otherwise determined in respect of that Share, as specified in the applicable Final Terms.

“Scheduled Valuation Date” means, in respect of a Share, any original date that, but for the occurrence of an event causing a Disrupted Day, would have been a Valuation Date.

“Settlement Cycle” means, in respect of a Share, the period of Clearance System Business Days following a trade in the Share on the Exchange in which settlement will customarily occur according to the rules of such Exchange.

“Share” mean in the case of an issue of Securities relating to a Share Basket, each Share and, in the case of an issue of Securities relating to a single Share, the Share, in each case specified in the applicable Final Terms, and related expressions shall be construed accordingly.

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“Share Basket” means a basket composed of Shares in the relative proportions or numbers of Shares, as specified in the applicable Final Terms.

“Share Issuer” means, in respect of a Share, the issuer of the relevant Share.

“Share Price” means the price per Share as determined by the Calculation Agent as at the relevant date.

“Strike Date” means the date as specified in the applicable Final Terms, or as otherwise determined by the Calculation Agent, in its sole discretion.

“Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal, or other event by any entity or person that results in such entity or person purchasing, or otherwise obtaining, or having the right to obtain, by conversion or other means, greater than 10 per cent. and less than 100 per cent. of the outstanding voting shares of a Share Issuer, as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant.

“Tender Offer Date” means, in respect of a Tender Offer, or, the date on which voting Shares in the amount of the applicable percentage threshold are actually purchased or otherwise obtained (as determined by the Calculation Agent).

“Valid Date” means a Scheduled Trading Day that is not a Disrupted Day and on which another Averaging Reference Date does not or is not deemed to occur.

“Valuation Date” means, in respect of a Share, each date specified as such or otherwise determined as provided in the applicable Final Terms (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

9.	Additional Basket Valuation Provisions

9.1	In relation to any Securities to which these Share Linked Conditions apply, if the applicable Final Terms specify that:

(i)	“Basket Valuation (Common Disrupted Day Roll)” shall apply to any two or more Shares (such Shares being “Basket Shares” and each a “Basket Share”), then, notwithstanding the provisions of paragraph 1 above, the provisions of paragraphs 9.1, 9.2, 9.3 and 9.5 of the Share Linked Conditions shall apply to each such Basket Share; or

(ii)	“Basket Valuation (Common Scheduled Trading Day Roll)” shall apply to any two or more Shares (such Shares being “Basket Shares”and each a “Basket Share”), then, notwithstanding the provisions of paragraph 1 above, the provisions of paragraphs 9.1, 9.4 and 9.5 of these Share Linked Conditions shall apply to each such Basket Share.

9.2	In relation to Basket Shares to which “Basket Valuation (Common Disrupted Day Roll)” applies, for each Reference Date for a Basket Share (unless otherwise, and to the extent, specified in the applicable Final Terms), if the original date that would have been such Reference Date is affected by the occurrence of a Disrupted Day for any Basket Share (as determined by the Calculation Agent), such Reference Date shall be the first succeeding Common Scheduled Trading Day which the Calculation Agent determines is not a Disrupted Day for any Basket Share, unless the Calculation Agent determines that each of the consecutive Common Scheduled Trading Days equal in number to the Maximum Days of Disruption immediately following the original date that would have been such Reference Date is a Disrupted Day for one or more Basket Shares (such Basket Shares being “Affected Basket Shares” for such Reference Date, and each such Basket Share being an “Affected Basket Share” for such Reference Date). In that case:

(i)	that last consecutive Common Scheduled Trading Day shall be deemed to be such Reference Date, notwithstanding the fact that such day is a Disrupted Day for the Affected Basket Shares;

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(ii)	for each Basket Share other than an Affected Basket Share, the relevant Share Price shall be determined by the Calculation Agent at the applicable Valuation Time on such last consecutive Common Scheduled Trading Day; and

(iii)	for each Affected Basket Share, the Calculation Agent shall determine its good faith estimate of the value for the Affected Basket Share as of the Valuation Time on that last consecutive Common Scheduled Trading Day (and such determination by the Calculation Agent pursuant to this paragraph (iii) shall be deemed to be the Share Price at the Valuation Time of such Affected Basket Share in respect of the relevant Reference Date).

9.3	In relation to the Basket Shares to which “Basket Valuation (Common Disrupted Day Roll)” applies, for each Averaging Reference Date for a Basket Share (unless otherwise, and to the extent, specified in the applicable Final Terms), if the original date that would have been an Averaging Reference Date is affected by the occurrence of a Disrupted Day for any Basket Share (as determined by the Calculation Agent), and, if in the applicable Final Terms the consequence specified is:

(i)	“Omission”, then the Averaging Reference Date corresponding to such original date will be deemed not to be a relevant Averaging Reference Date for the purposes of determining the Share Price of each Basket Share at the Valuation Time, provided that, if through the operation of this provision there would not be an Averaging Reference Date, then paragraph 9.2(iii) of these Share Linked Conditions will apply mutatis mutandis for the purposes of determining the relevant Share Price at the Valuation Time on the final Averaging Reference Date, as if such Averaging Reference Date were a Reference Date on which a Disrupted Day had occurred for the relevant Basket Share;

(ii)	“Postponement”, then paragraph 9.2 of these Share Linked Conditions will apply mutatis mutandis for the purposes of determining the Share Price at the Valuation Time on that Averaging Reference Date as if such original date were a Reference Date that was not a Common Scheduled Trading Day and/or was a Disrupted Day for one or more Basket Shares, irrespective of whether, pursuant to such determination, that deferred Averaging Reference Date would fall on a day that already is or is deemed to be an Averaging Reference Date; or

(iii)	“Modified Postponement”, then the Averaging Reference Date for each Basket Share shall be the first succeeding Basket Valid Date in relation to such Basket Shares. If the first succeeding Basket Valid Date in relation to such Basket Shares has not occurred as of the Valuation Time on the consecutive Common Scheduled Trading Days equal in number to the Maximum Days of Disruption immediately following the original date that, but for the occurrence of another Averaging Reference Date or Disrupted Day, would have been the final Averaging Reference Date, then (a) that last consecutive Common Scheduled Trading Day shall be deemed the Averaging Reference Date (irrespective of whether that last consecutive Common Scheduled Trading Day is already an Averaging Reference Date) for all Basket Shares, and (b) the Calculation Agent shall determine the Share Price of each Basket Share at the Valuation Time for that Averaging Reference Date in accordance with paragraph 9.2(ii) and (iii) of these Share Linked Conditions (as if such Averaging Reference Date were a Reference Date).

9.4	In relation to Basket Shares to which “Basket Valuation (Common Scheduled Trading Day Roll)” applies:

(i)	for each Reference Date for a Basket Share (unless otherwise, and to the extent, specified in the applicable Final Terms), if the original date that would have been such Reference Date is not a Common Scheduled Trading Day (as determined by the Calculation Agent), such Reference Date shall be the first succeeding Common Scheduled Trading Day. If such first succeeding Common Scheduled Trading Day is a Disrupted Day for one or more Basket Shares, then the Share Price of each Basket Share shall be determined in accordance with paragraph 1.1(ii) or paragraph 9.2 of these Share Linked Conditions as specified in the applicable Final Terms; and

(ii)

for each Averaging Reference Date for a Basket Share (unless otherwise, and to the extent, specified in the applicable Final Terms), if the original date that would have been such Averaging Reference Date is not a

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Common Scheduled Trading Day (as determined by the Calculation Agent), such Averaging Reference Date shall be the first succeeding Common Scheduled Trading Day. If such first succeeding Common Scheduled Trading Day is a Disrupted Day for one or more Basket Share, then the Share Price Level of each Basket Share shall be determined in accordance with paragraph 1.2 or paragraph 9.3 of these Share Linked Conditions as specified in the applicable Final Terms.

9.5	The following terms and expressions shall have the following meanings in relation to any Securities to which these Share Linked Conditions apply and to which “Basket Valuation (Common Disrupted Day Roll)” and/or “Basket Valuation (Common Scheduled Trading Day Roll)” shall apply:

“Basket Valid Date” means a Common Scheduled Trading Day for all Basket Shares that is not a Disrupted Day for any Basket Share and on which another Averaging Reference Date does not or is not deemed to occur.

“Common Observation Date” means, in respect of the Basket Shares and a Common Observation Period, and unless other provided in the applicable Final Terms, in respect of the Basket Shares, each Common Scheduled Trading Day falling in the Common Observation Period which is not a Disrupted Day for any Basket Shares.

“Common Observation Period” means, in respect of Basket Shares, the period commencing on the Common Observation Period Start Date and ending on the Common Observation Period End Date.

“Common Observation Period End Date” means, in respect of Basket Shares, the date specified as such in the applicable Final Terms, which shall be the last day of the relevant Common Observation Period. Such day shall be included in or excluded from such Common Observation Period, as specified in the applicable Final Terms.

“Common Observation Period Start Date” means, in respect of Basket Shares, the date specified as such in the applicable Final Terms, which shall be the first day of the relevant Common Observation Period. Such day shall be included in or excluded from such Common Observation Period, as specified in the applicable Final Terms.

“Common Scheduled Trading Day” means, in respect of Basket Shares, each day which is a Scheduled Trading Day for all Basket Shares.

10.	ADR Provisions

In relation to any Securities to which these Share Linked Conditions apply and for which the applicable Final Terms specify that the ADR Provisions shall be applicable, the provisions of, and the terms and expressions defined in, this paragraph 10, shall, unless otherwise specified in the applicable Final Terms, apply:

(i)	The definition of “Potential Adjustment Event” in paragraph 5(a) of these Share Linked Conditions shall include, in relation to the ADRs:

(a)	the occurrence of any Potential Adjustment Event in relation to the Underlying Share or any other shares or securities represented by the ADRs; and

(b)	the making of any amendment or supplement to the terms of the Deposit Agreement.

(ii)	The definition of “Merger Event” in paragraph 8 of these Share Linked Conditions shall include, in relation to ADRs, the occurrence of any Merger Event in relation to the Underlying Share.

(iii)	If the Deposit Agreement is terminated, then on or after the date of such termination, references to ADRs shall be replaced by references to the Underlying Share and the Calculation Agent will adjust any relevant terms and will determine the effective date of such replacement and adjustments.

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(iv)	The definitions of “Nationalization” and “Insolvency” in paragraph 8 of these Share Linked Conditions shall be construed in relation to the ADRs as if references herein to the ADRs of the Share Company were references to the Underlying Share.

(v)	The definition of “Market Disruption Event” in paragraph 2.1 of these Share Linked Conditions shall include, in relation to the ADRs, the occurrence of a Market Disruption Event in relation to the Underlying Share, and, only for the purpose of determining whether a Market Disruption Event has occurred in relation to an Underlying Share, each reference in these Share Linked Conditions to “Share” or “Shares” shall be construed as a reference to “Underlying Share” or “Underlying Shares”, respectively.

(vi)	The following terms shall have the following meanings in relation to ADRs:

“ADRs” means the American depositary receipts specified in the applicable Final Terms.

“Deposit Agreement” means the agreement or other instrument constituting the ADRs, as from time to time amended or supplemented in accordance with its terms.

“Depositary” means the depositary of the ADRs appointed as such in under the terms of the Deposit Agreement or any successor depositary thereunder.

“Share Company” means (a) both the Depositary and the Underlying Share Issuer in respect of the ADRs, and (b) for all other purposes in relation to the Securities, the Depositary.

“Underlying Shares” shall such shares of the Underlying Share Issuer as is specified in the applicable Final Terms.

“Underlying Share Issuer” shall be as specified in the applicable Final Terms.

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ANNEX 3

ADDITIONAL TERMS AND CONDITIONS FOR INFLATION LINKED SECURITIES

The terms and conditions applicable to Inflation Linked Notes and Inflation Linked Instruments (together, “Inflation Linked Securities”) shall comprise the General Note Conditions or the General Instrument Conditions, as the case may be, and the additional Terms and Conditions set out below (the “Inflation Linked Conditions”), in each case subject to completion and/or amendment in the applicable Final Terms. In the event of any inconsistency between the General Note Conditions or the General Instrument Conditions, as the case may be, and the Inflation Linked Conditions, the Inflation Linked Conditions shall prevail. In the event of any inconsistency between (i) the General Note Conditions or the General Instrument Conditions, as the case may be, or the General Instrument Conditions, as the case may be, and/or the Inflation Linked Conditions and (ii) the Final Terms, the Final Terms shall prevail.

1.	Delay of Publication

1.1	If any level of the Index for a Reference Month which is relevant for any calculation of any value or payment of any amount under the Securities (a “Relevant Level”) has not been published or announced by the Inflation Cut-Off Date in respect of any Observation Date, the Calculation Agent shall determine a substitute Index level (“Substitute Index Level”) in place of such Relevant Level by using the following methodology:

(a)	if applicable, the Calculation Agent will take the same action to determine the Substitute Index Level for the Affected Observation Date as that taken by the calculation agent pursuant to the terms and conditions of the Related Bond;

(b)	if (a) does not result in a Substitute Index Level for the Affected Observation Date for any reason, then the Calculation Agent shall determine the Substitute Index Level as follows:

Substitute Index Level ¥ Base Level × (Latest Level/Reference Level)

Where:

“Base Level” means the level of the Index (excluding any “flash” estimates) published or announced by the Index Sponsor in respect of the month which is 12 calendar months prior to the month for which the Substitute Index Level is being determined.

“Latest Level” means the latest level of the Index (excluding any “flash” estimates) published or announced by the Index Sponsor prior to the month in respect of which the Substitute Index Level is being calculated.

“Reference Level” means the level of the Index (excluding any “flash” estimates) published or announced by the Index Sponsor in respect of the month that is 12 calendar months prior to the month referred to in “Latest Level” above.

1.2	If the Relevant Level is published or announced at any time after the Inflation Cut-Off Date in respect of any Observation Date, such Relevant Level will not be used in any calculations. The Substitute Index Level so determined pursuant to paragraph 1.1 above will be the definitive level of the Index for that Reference Month.

2.	Cessation of Publication

If the level of the Index has not been published or announced for a period of equal to the Maximum Non-Publication Period or the Index Sponsor announces that it will no longer continue to publish or announce the Index, then the Calculation Agent shall determine a successor to a Successor Index (in lieu of any previously applicable Index) with respect to the Securities by using the following methodology:

(i)	If at any time (other than after an Additional Termination Event has been designated by the Calculation

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Agent pursuant to paragraph 2(v) below) a successor index has been designated by the calculation agent pursuant to the terms and conditions of the Related Bond (if applicable), such successor index shall be designated a “Successor Index” for the purposes of all subsequent payment dates in relation to the Securities, notwithstanding that any other Successor Index may previously have been determined under paragraphs 2(ii), (iii) or (iv) below.

(ii)	If a Successor Index has not been determined under paragraph 2(i) above (and there has been no designation of an Additional Termination Event pursuant to paragraph 2(v) below), and a notice has been given or an announcement has been made by an Index Sponsor, specifying that the Index will be superseded by a replacement index specified by the Index Sponsor, and the Calculation Agent determines that such replacement index is calculated using the same or substantially similar formula or method of calculation as used in the calculation of the previously applicable Index, then such replacement index shall be the Index from the date that such replacement Index comes into effect.

(iii)	If a Successor Index has not been determined under paragraphs 2(i) or (ii) above (and there has been no designation of an Additional Termination Event pursuant to paragraph 2(v) below), the Calculation Agent shall ask five leading independent dealers to state what the replacement index for the Index should be. If between four and five responses are received, and of those four or five responses, three or more leading independent dealers state the same index, that index will be deemed the “Successor Index”. If three responses are received, and two or more leading independent dealers state the same index, that index will be deemed the “Successor Index” in respect of the Securities from the date such index is deemed the “Successor Index”. If fewer than three responses are received, the “Successor Index” will be determined under paragraph 2(iv) below.

(iv)	If a Successor Index has not been determined under paragraphs 2(i), (ii) or (iii) above, by the Inflation Cut-Off Date falling before the Observation Date next to occur, the Calculation Agent will, in its sole discretion, determine an appropriate alternative index for such Observation Date, and such index will be deemed a “Successor Index”.

(v)	If the Calculation Agent determines that there is no appropriate alternative index, an “Additional Termination Event” shall be deemed to occur.

3.	Rebasing of the Index

If the Calculation Agent determines that the Index has been or will be rebased at any time, the Index as so rebased (the “Rebased Index”) will be used for purposes of determining the level of the Index from the date of such rebasing; provided, however, that the Calculation Agent shall make adjustments as are made by the Calculation Agent pursuant to the terms and conditions of the Related Bond, if any, to the levels of the Rebased Index so that the Rebased Index levels reflect the same rate of inflation as the Index before it was rebased. If there is no Related Bond, the Calculation Agent shall make adjustments to the levels of the Rebased Index so that the Rebased Index levels reflect the same rate of inflation as the Index before it was rebased. Any such rebasing shall not affect any prior payments made under the Securities.

4.	Material Modification prior to Observation Date

If, on or prior to the Inflation Cut-Off Date in respect of any Observation Date, the Index Sponsor for the Index announces that it will make a material change to the Index, then the Calculation Agent shall make any such adjustments to the Index consistent with the adjustments made to the Related Bond, or, of there is no Related Bond, only those adjustments necessary for the modified Index to continue as the Index.

5.	Manifest Error in Publication

If (i) within 30 days of publication, or (ii) if earlier and if a Correction Cut-off Date is specified in the applicable Final Terms to be applicable to the relevant Observation Date, on or before such Correction Cut-off Date, the Calculation Agent determines that the Index Sponsor has corrected the level of the Index to remedy a manifest error in its original publication, the Calculation Agent will determine the amount that is payable as a

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result of that correction and, to the extent necessary, will adjust any relevant terms of the Securities to account for any such correction.

6.	Additional Termination Event

(i)	If an Additional Termination Event occurs, the Issuer, in its sole and absolute discretion, may:

(A)	require the Calculation Agent to determine, in its sole and absolute discretion, the appropriate adjustment, if any, to be made to any of the terms of these Conditions and/or the applicable Final Terms to account for the Additional Termination Event and determine the effective date of that adjustment; or

(B)	redeem the Securities by giving notice to Holders in accordance with General Note Condition 14 or General Instrument Condition 18, as the case may be. If the Securities are so redeemed, the Issuer will pay to each Holder, in respect of each Security held by such Holder, an amount which shall be the fair market value of the Security taking into account the Additional Termination Event less the cost to the Issuer and/or its Affiliates of unwinding any underlying related hedging arrangements, all as determined by the Calculation Agent in its sole and absolute discretion. Payments will be made in such manner as shall be notified to the Holders in accordance with General Note Condition 14, or General Instrument Condition 18, as the case may be.

(ii)	Upon the occurrence of an applicable Additional Termination Event, the Issuer shall give notice, as soon as practicable, to the Holders in accordance with General Note Condition 14, or General Instrument Condition 18, as the case may be stating the occurrence of the Additional Termination Event, giving details thereof and the action proposed to be taken in relation thereto.

7.	Definitions

“Affected Observation Date” means each Observation Date in respect of which an Index has not been published or announced.

“Correction Cut-off Date” means, each date specified in the applicable Final Terms as being applicable in respect of any relevant day.

“Fallback Bond” means a bond selected by the Calculation Agent and issued by the government of the country to whose level of inflation the Index relates and which pays a coupon or redemption amount which is calculated by reference to the Index, with a maturity date which falls on (i) the same day as the Maturity Date or the Settlement Date, as the case may be, (ii) the next longest maturity after the Maturity Date or the Settlement Date, as the case may be, if there is no such bond maturing on the Maturity Date or the Settlement Date, as the case may be, or (iii) the next shortest maturity before the Maturity Date or the Settlement Date, as the case may be, if no bond defined in (i) or (ii) is selected by the Calculation Agent. If the Index relates to the level of inflation across the European Monetary Union, the Calculation Agent will select an inflation-linked bond that is a debt obligation of one of the governments (but not any government agency) of France, Italy, Germany, or Spain and which pays a coupon or redemption amount which is calculated by reference to the level of inflation in the European Monetary Union. In each case, the Calculation Agent will select the Fallback Bond from those inflation-linked bonds issued on or before the Strike Date and, if there is more than one inflation-linked bond maturing on the same date, the Fallback Bond shall be selected by the Calculation Agent from those bonds. If the Fallback Bond is redeemed, the Calculation Agent will select a new Fallback Bond on the same basis, but selected from all eligible bonds in issue at the time the original Fallback Bond redeems (including any bond for which the redeemed bond is exchanged).

“Index” means each index specified as such in the applicable Final Terms, which may be specified by reference to an Index Description or otherwise, or any Successor Index.

“Index Description” means any description of an Index as set out in the 2006 ISDA Inflation Derivatives Definitions, published by the International Swaps and Derivatives Association, Inc., as amended up to and including the date of the applicable Final Terms.

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“Index Sponsor” means the entity specified as such in the applicable Final Terms, or, if none is specified the entity that publishes or announces (directly or through an agent) the level of the relevant Index.

“Inflation Cut-Off Date” means, in respect of each Observation Date, the fifth Business Day prior to such Observation Date, or such other date specified as such in the applicable Final Terms.

“Maximum Non-Publication Period” means, in respect of an Index, two months, or such other period specified as such in the applicable Final Terms.

“Observation Date” means any date or dates as specified in the applicable Final Terms on which the level of the Index is to be determined.

“Reference Month” means each calendar month for which the level of the Index was reported, regardless of when such information is published or announced. If the period for which the level of the Index was reported is a period other than a month, the Reference Month is the period for which the level of the Index was reported (as determined by the Calculation Agent).

“Related Bond” means the bond specified as such in the applicable Final Terms, or, if no bond is so specified, the Fallback Bond. If no bond is specified as the Related Bond and “Fallback Bond” is specified in the applicable Final Terms as being “Not Applicable”, there shall be no Related Bond for the purposes of the Securities. If a bond is specified as the Related Bond, and that bond is redeemed or matures prior to the Maturity Date or the Settlement Date, as the case may be, unless “Fallback Bond” is specified in the applicable Final Terms as being “Not Applicable”, the Calculation Agent shall use the Fallback Bond for any Related Bond determination in respect of the Securities.

“Strike Date” means the date as specified in the applicable Final Terms, or as otherwise determined by the Calculation Agent, in its sole discretion.

“Successor Index” means an alternative index determined pursuant to the provisions of Inflation Linked Condition 2.

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ANNEX 4

ADDITIONAL TERMS AND CONDITIONS FOR COMMODITY LINKED SECURITIES

The terms and conditions applicable to Commodity Linked Notes and Commodity Linked Instruments (together, “Commodity Linked Securities”) shall comprise the General Note Conditions or the General Instrument Conditions, as the case may be, and the additional Terms and Conditions set out below (the “Commodity Linked Conditions”), in each case subject to completion and/or amendment in the applicable Final Terms. In the event of any inconsistency between the General Note Conditions or the General Instrument Conditions, as the case may be, and the Commodity Linked Conditions, the Commodity Linked Conditions shall prevail. In the event of any inconsistency between (i) the General Note Conditions or the General Instrument Conditions, as the case may be, or the General Instrument Conditions, as the case may be, and/or the Commodity Linked Conditions and (ii) the Final Terms, the Final Terms shall prevail.

1.	Consequences of Market Disruption Events

If the Calculation Agent determines that a Market Disruption Event has occurred or exists on a day that is a Pricing Date (or, if different, the day on which prices for that Pricing Date would, in the ordinary course, be published or announced by the Price Source), the Relevant Price for that Pricing Date will be determined in accordance with the first Disruption Fallback (applied in accordance with its terms) specified as being applicable in the applicable Final Terms. The applicable Final Terms may provide that one or more Disruption Fallbacks may apply to any Pricing Date, and that such applicable Disruption Fallbacks may apply concurrently or sequentially, in such manner as specified in the applicable Final Terms.

2.	Market Disruption Events

“Market Disruption Event” means, in respect of a relevant Commodity, an event that, if provided by the applicable Final Terms to be applicable to the Securities, would give rise, in accordance with an applicable Disruption Fallback, to an alternative basis for determining the Relevant Price in respect of a specified Commodity Reference Price were the event to occur or exist on a day that is a Pricing Date (or, if different, the day on which prices for that Pricing Date would, in the ordinary course, be published or announced by the Price Source).

The following events, if specified in the applicable Final Terms to be applicable, shall be Market Disruption Events:

(i)	“Price Source Disruption” means (A) the failure of the Price Source to announce or publish the Specified Price (or the information necessary for determining the Specified Price) for the relevant Commodity Reference Price (or, if there is no Specified Price for a Commodity Reference Price, the failure of the Price Source to announce or publish such Commodity Reference Price for any relevant day (or the information necessary for determining such Commodity Reference Price for such day)); (B) the temporary or permanent discontinuance or unavailability of the Price Source; (C) if the Commodity Reference Price is “Commodity-Reference Dealers”, the failure to obtain at least three quotations as requested from the relevant Reference Dealers; or (D) if a Price Materiality Percentage is specified in the applicable Final Terms, the Specified Price for the relevant Commodity Reference Price differs from the Specified Price determined in accordance with the Commodity Reference Price “Commodity — Reference Dealers” by such Price Materiality Percentage.

(ii)	“Trading Disruption” means the material suspension of, or the material limitation imposed on, trading in the Futures Contract or the Commodity on the Exchange, or in any additional futures contract, options contract, or commodity on any Exchange as specified in the applicable Final Terms or as determined by the Calculation Agent. For these purposes:

(i)	a suspension of the trading in the Futures Contract or the Commodity on any Commodity Business Day shall be deemed to be material only if:

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(1)	all trading in the Futures Contract or the Commodity is suspended for the entire Pricing Date; or

(2)	all trading in the Futures Contract or the Commodity is suspended subsequent to the opening of trading on the Pricing Date, trading does not recommence prior to the regularly scheduled close of trading in such Futures Contract, or such Commodity on such Pricing Date and such suspension is announced less than one hour preceding its commencement; and

(ii)	a limitation of trading in the Futures Contract or the Commodity on any Commodity Business Day shall be deemed to be material only if the Exchange establishes limits on the range within which the price of the Futures Contract or the Commodity may fluctuate and the closing or settlement price of the Futures Contract or the Commodity on such day is at the upper or lower limit of that range.

(c)	“Disappearance of Commodity Reference Price” means (A) the permanent discontinuation of trading in the relevant Futures Contract on the relevant Exchange; (B) the disappearance of, or of trading in, the relevant Commodity; or (C) the disappearance or permanent discontinuation or unavailability of the Commodity Reference Price, notwithstanding the availability of the Price Source or the status of trading in the relevant Futures Contracts or the relevant Commodity.

(d)	“Material Change in Formula” means the occurrence since the Strike Date or such other date as may be specified in the applicable Final Terms of a material change in the formula for or the method of calculating the relevant Commodity Reference Price.

(e)	“Material Change in Content” means the occurrence since the Strike Date or such other date as may be specified in the applicable Final Terms of a material change in the content, composition or constitution of the Commodity or relevant Futures Contract.

(f)	“Tax Disruption” means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, the relevant Commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the Strike Date or such other date as may be specified in the applicable Final Terms, if the direct effect of such imposition, change, or removal is to raise or lower the Relevant Price on the day that would otherwise be a Pricing Date from what it would have been without that imposition, change, or removal.

3.	Disruption Fallbacks

The following events, if specified in the applicable Final Terms to be applicable in respect of a Pricing Date, shall be “Disruption Fallbacks” (provided that (i) different Disruption Fallbacks may be applicable in respect of different Pricing Dates, as specified in the applicable Final Terms, and (ii) unless otherwise provided in the applicable Final Terms, for each Pricing Date, Calculation Agent Determination shall be deemed to be specified as the final, or if no other Disruption Fallback is specified, the, Disruption Fallback):

(i)	“Fallback Reference Dealers” means that the Relevant Price will be determined in accordance with the Commodity Reference Price, “Commodity — Reference Dealers”.

(ii)	“Fallback Reference Price” means that the Calculation Agent will determine the Relevant Price based on the price for that Pricing Date of the first alternate Commodity Reference Price, if any, specified in the applicable Final Terms and not subject to a Market Disruption Event.

(iii)	“Postponement” means that the Pricing Date will be deemed, for the purposes of the application of this Disruption Fallback only, to be the first succeeding Commodity Business Day on which the Market Disruption Event ceases to exist, unless that Market Disruption Event continues to exist (measured from and including the original day that would otherwise have been the Pricing Date) for consecutive Commodity Business Days equal in number to the Maximum Days of Disruption. In that case, the next Disruption Fallback specified in the applicable Final Terms will apply.

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(iv)	“Calculation Agent Determination” means that the Calculation Agent will determine the Relevant Price (or a method for determining a Relevant Price), taking into consideration the latest available quotation for the relevant Commodity Reference Price and any other information that in good faith it deems relevant.

(v)	“Delayed Publication or Announcement” means that the Relevant Price for a Pricing Date will be determined based on the Specified Price (or, if there is no Specified Price for a Commodity Reference Price, such Commodity Reference Price) in respect of the original day scheduled as such Pricing Date that is published or announced by the Price Source retrospectively on the first succeeding Commodity Business Day on which the Market Disruption Event ceases to exist, unless that Market Disruption Event continues to exist (measured from and including the original day that would otherwise have been the Pricing Date) or the Relevant Price continues to be unavailable for consecutive Commodity Business Days equal in number to the Maximum Days of Disruption. In that case, the next Disruption Fallback specified in the applicable Final Terms will apply.

If the applicable Final Terms provides that both “Delayed Publication or Announcement” and “Postponement” shall be applicable Disruption Fallbacks for a Pricing Date, then, unless otherwise provided in the applicable Final Terms, both such Disruption Fallbacks are to operate concurrently with the other and each shall be subject to two (or such other number as may be specified in the applicable Final Terms) Commodity Business Days as the applicable Maximum Days of Disruption, and that the price determined by Postponement will be the Relevant Price only if Delayed Publication or Announcement does not yield a Relevant Price within the Maximum Number of Days of Disruption.

4.	Corrections to Published Prices

If the price published or announced on a given day and used or to be used by the Calculation Agent to determine a Relevant Price on any Pricing Date is subsequently corrected and the correction is published or announced by the person responsible for that publication or announcement (i) by the thirtieth (30(th)) calendar day (or such other time frame as may be specified in the applicable Final Terms; provided that different time frames may be specified in the applicable Final Terms for different days or Pricing Dates) after the original publication or announcement, or (ii) if earlier and if a Correction Cut-off Date is specified in the applicable Final Terms to be applicable to such Pricing Date, such Correction Cut-off Date, such corrected price shall be the Relevant Price, and the Calculation Agent, to the extent it deems necessary, may make such adjustments to any of the terms of the Securities that it determines in its sole and absolute discretion to account for such correction.

5.	Successor Entity Calculated and Reports a Price

If in respect of any relevant Pricing Date, either a Commodity Reference Price is (i) not calculated and announced by the Exchange but is calculated and announced by a successor entity acceptable to the Calculation Agent, or (ii) replaced by a successor commodity price calculated using, as determined by the Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of such Commodity Reference Price, then in each case, such price as so calculated will be deemed to be the Commodity Reference Price.

6.	Definitions

The following terms and expressions shall have the following meanings in relation to Securities to which these Commodity Linked Conditions apply:

“Commodity” means the commodity specified in the applicable Final Terms.

“Commodity Business Day” means:

(i)

where the Commodity Reference Price is a price announced or published by an Exchange, a day that is (or, but for the occurrence of a Market Disruption Event, would have been) a day on which that Exchange is open for trading during its regular trading session, notwithstanding any such Exchange closing prior to its

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scheduled closing time; and

(ii)	where the Commodity Reference Price is not a price announced or published by an Exchange, a day that is (or, but for the occurrence of a Market Disruption Event, would have been) a day in respect of which the relevant Price Source published (or, but for the occurrence of a Market Disruption Event, would have published) a price.

“Commodity Definitions” means the 2005 ISDA Commodity Definitions, published by the International Swaps and Derivatives Association, Inc., as amended up to and including the date of the applicable Final Terms.

“Commodity — Reference Dealers” means that the price for a Pricing Date will be determined on the basis of quotations provided by Reference Dealers on that Pricing Date of that day’s Specified Price (or, if there is no Specified Price for a Commodity Reference Price, such Commodity Reference Price) for a Unit of the relevant Commodity for delivery on the Delivery Date (or, if there is no Delivery Date for a Commodity Reference Price, for delivery on such date that forms the basis on which such Commodity Reference Price is quoted). If four quotations are provided as requested, the price for that Pricing Date will be the arithmetic mean of the Specified Prices (or, if there is no Specified Price for a Commodity Reference Price, of such Commodity Reference Prices for the relevant date and time) for that Commodity provided by each Reference Dealer, without regard to the Specified Prices (or, as the case may be, Commodity Reference Prices for the relevant date and time) having the highest and lowest values. If exactly three quotations are provided as requested, the price for that Pricing Date will be the Specified Price (or, as the case may be, Commodity Reference Price for the relevant date and time) provided by the relevant Reference Dealer that remains after disregarding the Specified Prices (or, as the case may be, Commodity Reference Prices for the relevant date and time) having the highest and lowest values. For this purpose, if more than one quotation has the same highest or lowest value, then the Specified Price (or, as the case may be, Commodity Reference Price for the relevant date and time) of one of such quotations shall be disregarded. If fewer than three quotations are provided, then the next Disruption Fallback specified in the applicable Final Terms will apply, or, if no such Disruption Fallback is specified or is deemed to be specified, the price for the Pricing Date will be determined by the Calculation Agent, acting in good faith and in a commercially reasonable manner.

“Commodity Reference Price” means such reference price as is specified in the applicable Final Terms by reference to the Commodity Reference Prices set out in the Annex to the Commodity Definitions, provided that the applicable Final Terms may specify a Commodity Reference Price that is not set forth in that Annex and instead specify:

(i)	if that Commodity Reference Price is a price announced or published by an Exchange, (1) the relevant Commodity (including, if relevant, the type or grade of that Commodity, the location of delivery and any other details); (2) the relevant Unit; (3) the relevant Exchange; (4) the relevant currency in which the Specified Price is expressed; (5) the Specified Price and; if applicable, (6) the Delivery Date, in which case the price for a Pricing Date will be that day’s Specified Price per Unit of that Commodity on that Exchange and, if applicable, for delivery on that Delivery Date, stated in that currency, as announced or published by that Exchange on that Pricing Date; and

(ii)	if that Commodity Reference Price is not a price announced or published by an Exchange, (1) the relevant Commodity (including, if relevant, the type or grade of that Commodity, the location of delivery and any other details); (2) the relevant Unit; (3) the relevant Price Source (and, if applicable, the location in that Price Source of the Specified Price (or the prices from which the Specified Price is calculated)); (4) the relevant currency in which the Specified Price is expressed; (5) the Specified Price; and (6) if applicable, the Delivery Date, in which case the price for a Pricing Date will be that day’s Specified Price per Unit of that Commodity and, if applicable, for that Delivery Date, stated in that currency, published (or shown) in the issue of that Price Source that reports prices effective on that Pricing Date.

“Correction Cut-off Date” means, in respect of a Commodity Reference Price and any relevant date, each date specified in the applicable Final Terms in relation to such relevant date after which all corrections of the Specified Price or Commodity Reference Price, as the case may be, originally calculated and/or published by the Price Source or the Exchange, as the case may be, on or before such relevant date, shall be disregarded for the

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purposes of any calculations to be made using, or determinations to be made by reference to, such Specified Price or Commodity Reference Price.

“Delivery Date” means, in respect of a Commodity Reference Price, the relevant date or month for delivery of the underlying Commodity (which must be a date or month reported or capable of being determined from information reported in or by the relevant Price Source) as follows:

(i)	if a date is, or a month and year are, specified in the applicable Final Terms, that date or that month and year;

(ii)	if a Nearby Month is specified in the applicable Final Terms, the month of expiration of the relevant Futures Contract; and

(iii)	if a method is specified for the purpose of determining the Delivery Date in the applicable Final Terms, the date or the month and year determined pursuant to that method.

“Exchange” means the exchange or principal trading market specified in the applicable Final Terms or Commodity Reference Price.

“Fallback Valuation Date” means, in respect of a Commodity Reference Price and any relevant date, each date specified in the applicable Final Terms in relation to such relevant date as being the final day on which any relevant value will be determined in relation to such relevant date.

“Futures Contract” means, in respect of a Commodity Reference Price, the contract for future delivery of a contract size in respect of the relevant Delivery Date relating to the Commodity referred to in that Commodity Reference Price.

“Maximum Days of Disruption” means (i) the number of Commodity Business Days or such other type of days specified in the applicable Final Terms (generally or in respect of specified Pricing Dates) and, if no such number is so specified, five Commodity Business Days, or (ii) if earlier and if a Fallback Valuation Date is specified in the applicable Final Terms to be applicable to the Pricing Date or such other date to which the Maximum Days of Disruption apply, such Fallback Valuation Date.

“Nearby Month”, when preceded by a numerical adjective, means, in respect of a Delivery Date and a Pricing Date, the month of expiration of the Futures Contract identified by that numerical adjective, so that, for example, (i) “First Nearby Month” means the month of expiration of the first Futures Contract to expire following the Pricing Date; (ii) “Second Nearby Month” means the month of expiration of the second Futures Contract to expire following the Pricing Date; and (iii) “Sixth Nearby Month” means the month of expiration of the sixth Futures Contract to expire following the Pricing Date.

“Price Materiality Percentage” means the percentage specified as such in the applicable Final Terms.

“Price Source” means the publication (or such other origin of reference, including an Exchange) containing (or reporting) the Specified Price (or prices from which the Specified Price is calculated) specified in the relevant Commodity Reference Price or in the applicable Final Terms.

“Pricing Date” means, in respect of a Commodity, each date specified as such in the applicable Final Terms (or determined pursuant to a method specified for such purpose), which date is a day in respect of which a Relevant Price is to be determined, provided that:

(i)	if the Scheduled Pricing Date corresponding to such Pricing Date is not a Commodity Business Day for such Commodity, then such Pricing Date will be the (a) the next following Commodity Business Day for such Commodity or (b) if earlier and if a Fallback Valuation Date is specified in the applicable Final Terms to be applicable to such Pricing Date, such Fallback Valuation Date; and

(ii)

if such Pricing Date falls on the Fallback Valuation Date pursuant to (i) above and such Fallback Valuation Date is not a Commodity Business Day in respect of a Commodity, then the Specified Price or Commodity

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Reference Price, as the case may be, of such Commodity on such Pricing Date shall be determined by the Calculation Agent on the basis that a Market Disruption Event has occurred on such Pricing Date in respect of the relevant Commodity.

“Reference Dealers” means, if the relevant Commodity Reference Price is “Commodity-Reference Dealers”, the four dealers specified in the applicable Final Terms or, if dealers are not so specified, four leading dealers in the relevant market selected by the Calculation Agent.

“Relevant Commodity” means, in respect of a Commodity-Linked Security, such commodity as is so specified in the applicable Final Terms, and, if more than one commodity is so specified in the applicable Final Terms, then all such commodities shall be referred to as the “Relevant Commodities”.

“Relevant Price” means, for any Pricing Date, the price, expressed as a price per Unit, determined with respect to that day for the relevant Commodity Reference Price.

“Scheduled Pricing Date” means, in respect of a Commodity and a Pricing Date, such original date that, but for such day not being a Commodity Business Day for such Commodity or for the occurrence of a Market Disruption Event in relation to the corresponding Pricing Date, would have been such Pricing Date.

“Specified Price” means, in respect of a Commodity Reference Price, any of the following prices (which must be a price reported in or by, or capable of being determined from information reported in or by, the relevant Price Source), as specified in the applicable Final Terms (and, if applicable, as of the time so specified): (A) the high price; (B) the low price; (C) the average of the high price and the low price; (D) the closing price; (E) the opening price; (F) the bid price; (G) the asked price; (H) the average of the bid price and the asked price; (I) the settlement price; (J) the official settlement price; (K) the official price; (L) the morning fixing; (M) the afternoon fixing; (N) the spot price; or (O) any other price specified in the applicable Final Terms.

“Strike Date” means the date as specified in the applicable Final Terms, or as otherwise determined by the Calculation Agent, in its sole discretion.

“Unit” means the unit of measure of the relevant Commodity, as specified in the relevant Commodity Reference Price or the applicable Final Terms.

7.	Additional Bullion Provisions

7.1	In relation to any Securities to which these commodity linked Conditions apply, if the applicable Final Terms specify that the “Additional Bullion Provisions” shall apply to any Commodity, then, in respect of such Commodity, paragraphs 1 to 6 of these commodity linked Conditions shall be deemed to be amended as follows:

(i)	each reference to “Commodity Business Day” shall be deemed to be a reference to “Bullion Business Day”; and

(ii)	each reference to “Reference Dealers” shall be deemed to be a reference to “Bullion Reference Dealers”.

7.2	The following terms and expressions shall have the following meanings in relation to any Commodity to which Securities to which the “Additional Bullion Provisions” shall apply:

“Bullion Business Day” means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London and New York and (if applicable) in such Bullion Business Day Centers specified in the applicable Final Terms.

“Bullion Business Day Centers” means such places as may be specified in the applicable Final Terms.

“Bullion Reference Dealers” means, if the relevant Commodity Reference Price is “Commodity-Reference Dealers”, the four major dealers that are members of The London Bullion Market Association (the “LBMA”) specified in the applicable Final Terms, or if no such Bullion Reference Dealers are specified, selected by the

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Calculation Agent, in each case, acting through their principal London offices.

“Gold” means gold bars or unallocated gold complying with the rules of the LBMA relating to good delivery and fineness from time to time in effect, unless otherwise specified in the applicable Final Terms.

“Ounce” means, in the case of Gold, a fine troy ounce, and in the case of Silver, Platinum, and Palladium, a troy ounce.

“Palladium” means palladium ingots or plate or unallocated palladium complying with the rules of The London Platinum and Palladium Market (the “LPPM”) relating to good delivery and fineness from time to time in effect, unless otherwise specified in the applicable Final Terms.

“Platinum” means platinum ingots or plate or unallocated platinum complying with the rules of the LPPM relating to good delivery and fineness from time to time in effect, unless otherwise specified in the applicable Final Terms.

“Silver” means silver bars or unallocated silver complying with the rules of the LBMA relating to good delivery and fineness from time to time in effect, unless otherwise specified in the applicable Final Terms.

8.	Additional Common Pricing Provisions

8.1	In relation to any Securities to which these Commodity Linked Conditions apply, if the applicable Final Terms specify that the “Common Pricing” shall apply to any two or more Commodities (such Commodities being “Linked Commodities” and each a “Linked Commodity”), then paragraphs 1 to 6 of these Commodity Linked Conditions shall be deemed to be amended in respect of the Linked Commodities and the Pricing Dates to which Common Pricing applies by changing each reference to “Pricing Date” to “Common Pricing Date”.

8.2	The following terms and expressions shall have the following meanings in relation to any Commodity to which Securities to which “Common Pricing” shall apply:

“Common Pricing Date” means, in respect of Linked Commodities, each date specified as such in the applicable Final Terms (or determined pursuant to a method specified for such purpose), which date is a day in respect of which a Relevant Price is to be determined, provided that (unless otherwise specified in the applicable Final Terms):

(i)	if the Scheduled Common Pricing Date corresponding to such Common Pricing Date is not a Commodity Business Day for each such Linked Commodity, then such Common Pricing Date will be (a) the next following day which is a Commodity Business Day for each such Linked Commodity and (b) if earlier and if a Fallback Valuation Date is specified in the applicable Final Terms to be applicable to such Common Pricing Date, such Fallback Valuation Date; and

(ii)	if such Common Pricing Date falls on the Fallback Valuation Date pursuant to (i) above and such Fallback Valuation Date is not a Commodity Business Day in respect of any Linked Commodity, then the Specified Price or Commodity Reference Price for such Linked Commodities shall be determined by the Calculation Agent on the basis that a Market Disruption Event has occurred on such Pricing Date in respect of the relevant Linked Commodity.

“Disruption Period End Date” means, in respect of a Common Pricing Date or such other date as specified in the applicable Final Terms, the last day of the period commencing on and including the Scheduled Common Pricing Date in respect of such Common Pricing Date and ending the Maximum Days of Disruption after such Scheduled Common Pricing Date (measured from and including the Scheduled Common Pricing Date).

“Postponement” means that the Common Pricing Date will be deemed, for the purposes of the application of this Disruption Fallback only, to be the first succeeding day which is a Commodity Business Day for all the Linked Commodities on which there is no Market Disruption Event for any Linked Commodity, unless such day would fall after the Disruption Period End Date. In that case, the next Disruption Fallback specified in the

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applicable Final Terms will apply.

“Scheduled Common Pricing Date” means, in respect of the Linked Commodities and a Common Pricing Date, such original date that, but for such day not being a Commodity Business Day for any Linked Commodity or for the occurrence of a Market Disruption Event for any Linked Commodity in relation to the corresponding Common Pricing Date, would have been such Common Pricing Date.

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ANNEX 5

ADDITIONAL TERMS AND CONDITIONS FOR FX LINKED SECURITIES

The terms and conditions applicable to FX Linked Notes and FX Linked Instruments (together, “FX Linked Securities”) rates shall comprise the General Note Conditions or the General Instrument Conditions, as the case may be, and the additional Terms and Conditions set out below (the “FX Linked Conditions”), in each case subject to completion and/or amendment in the applicable Final Terms. In the event of any inconsistency between the General Note Conditions or the General Instrument Conditions, as the case may be, and the FX Linked Conditions, the FX Linked Conditions shall prevail. In the event of any inconsistency between (i) the General Note Conditions or the General Instrument Conditions, as the case may be, and/or the FX Linked Conditions, and (ii) the Final Terms, the Final Terms shall prevail.

1.	Consequences of Disruption Events

If the Calculation Agent determines that a Disruption Event has occurred and is continuing in relation to a relevant Calculation Rate for an FX Valuation Date (or, if different, the day on which rates for that FX Valuation Date would, in the ordinary course, be published or announced by the relevant price source), then the Calculation Rate for such FX Valuation Date will be determined in accordance with the terms of the first applicable Disruption Fallback. The applicable Final Terms may provide that one or more Disruption Fallbacks may apply to any FX Valuation Date, and that such applicable Disruption Fallbacks may apply concurrently or sequentially, in such manner as specified in the applicable Final Terms.

2.	Disruption Events

“Disruption Event” means, in respect of an FX Valuation Date, an event that, if provided by the applicable Final Terms to be applicable to the Securities, would give rise, in accordance with an applicable Disruption Fallback, to an alternative basis for determining a Calculation Rate for such FX Valuation Date.

The following events, if specified in the applicable Final Terms to be applicable, shall be Disruption Events:

(i)	“Dual Exchange Rate” means, with respect to the Settlement Rate Option applicable to determining the Calculation Rate for the relevant FX Valuation Date, that the currency exchange rate specified in such Settlement Rate Option splits into dual or multiple currency exchange rates.

(ii)	“General Inconvertibility” means the occurrence of any event that generally makes it impossible to convert the Event Currency into the Non-Event Currency in the Event Currency Jurisdiction through customary legal channels.

(iii)	“General Non-Transferability” means the occurrence of any event that generally makes it impossible to deliver (A) the Non-Event Currency from accounts inside the Event Currency Jurisdiction to accounts outside the Event Currency Jurisdiction or (B) the Event Currency between accounts inside the Event Currency Jurisdiction or to a party that is a non-resident of the Event Currency Jurisdiction.

(iv)

“Governmental Authority Default” means, with respect to any security or indebtedness for borrowed money of, or guaranteed by, any Governmental Authority, the occurrence of a default, event of default, or other similar condition or event (however described) including, but not limited to, (A) the failure of timely payment in full of any principal, interest, or other amounts due (without giving effect to any applicable grace periods) in respect of any such security, indebtedness for borrowed money, or guarantee, (B) a declared moratorium, standstill, waiver, deferral, Repudiation, or rescheduling of any principal, interest, or other amounts due in respect of any such security, indebtedness for borrowed money, or guarantee or (C) the amendment or modification of the terms and conditions of payment of any principal, interest, or other amounts due in respect of any such security, indebtedness for borrowed money, or guarantee without the consent of all holders of such obligation. The determination of the existence or occurrence of any default, event of default, or other similar condition or event shall be made without regard to any lack or alleged lack

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of authority or capacity of such Governmental Authority to issue or enter into such security, indebtedness for borrowed money, or guarantee.

(v)	“Illiquidity” means it becomes impossible to obtain a firm quote of the Calculation Rate for the Minimum Amount (either in one transaction or a commercially reasonable number of transactions that, when taken together, total the Minimum Amount) on the relevant FX Valuation Date (or, if different, the day on which rates for that FX Valuation Date would, in the ordinary course, be published or announced by the relevant price source).

(vi)	“Inconvertibility/Non-Transferability” means the occurrence of any event which constitutes a General Inconvertibility, a General Non-Transferability, a Specific Inconvertibility, or a Specific Non-Transferability Disruption Event.

(vii)	“Nationalization” means any expropriation, confiscation, requisition, nationalization, or other action by any Governmental Authority which deprives the Issuer (or any of its Relevant Affiliates), of all or substantially all of its assets in the Event Currency Jurisdiction.

(viii)	“Price Materiality” means the Primary Rate differs from the Secondary Rate by at least the Price Materiality Percentage.

(ix)	“Price Source Disruption” means it becomes impossible to obtain the Calculation Rate on the relevant FX Valuation Date (or, if different, the day on which rates for that FX Valuation Date would, in the ordinary course, be published or announced by the relevant price source).

(x)	“Specific Inconvertibility” means the occurrence of any event that makes it impossible for the Issuer (or any of its Affiliates) to convert the Minimum Amount of the Event Currency into the Non-Event Currency in the Event Currency Jurisdiction, other than where such impossibility is due solely to the failure by the Issuer (or any of its Relevant Affiliates, as the case may be) to comply with any law, rule, or regulation enacted by any Governmental Authority (unless such law, rule, or regulation is enacted after the Issue Date and it is impossible for the Issuer (or Affiliate, as the case may be), due to an event beyond the control of the Issuer (or Affiliate), to comply with such law, rule or regulation).

(xi)	“Specific Non-Transferability” means the occurrence of any event that makes it impossible for the Issuer (or any of its Affiliates) to deliver (A) the Non-Event Currency from accounts inside the Event Currency Jurisdiction to accounts outside the Event Currency Jurisdiction or (B) the Event Currency between accounts inside the Event Currency Jurisdiction or to a party that is a nonresident of the Event Currency Jurisdiction, other than where such impossibility is due solely to the failure by the Issuer (or any of its Affiliates, as the case may be) to comply with any law, rule or, regulation enacted by any Governmental Authority (unless such law, rule, or regulation is enacted after the Issue Date and it is impossible for the Issuer (or Affiliate, as the case may be), due to an event beyond the control of the Issuer (or Affiliate), to comply with such law, rule, or regulation).

3.	Disruption Fallbacks

The following events, if specified in the applicable Final Terms to be applicable in respect of an FX Valuation Date, shall be “Disruption Fallbacks” (provided that (i) different Disruption Fallbacks may be applicable in respect of different FX Valuation Dates, as specified in the applicable Final Terms, and (ii) unless otherwise provided in the applicable Final Terms, for each FX Valuation Date, Calculation Agent Determination shall be deemed to be specified as the final, or if no other Disruption Fallback is specified, the, Disruption Fallback):

(i)	“Calculation Agent Determination of Calculation Rate” means that the Calculation Agent will determine the Calculation Rate (or a method for determining the Calculation Rate), taking into consideration all available information that in good faith it deems relevant.

(ii)	“Fallback Reference Price” means, in respect of a Disruption Event which is Dual Exchange Rate,

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Illiquidity, Price Source Disruption Event, or Price Materiality, that the Calculation Agent will determine the Calculation Rate on the relevant FX Valuation Date (or, if different, the day on which rates for that FX Valuation Date would, in the ordinary course, be published or announced) pursuant to the first of the alternate Settlement Rate Options, if any, specified as a Fallback Reference Price for such purpose in the applicable Final Terms that is not subject to a Disruption Event.

(iii)	“Postponement” means, in relation to Securities to which these FX Linked Conditions apply, that the relevant FX Valuation Date will be deemed to be the first succeeding FX Business Day on which the applicable Disruption Event ceases to exist, unless that Disruption Event continues to exist (measured from the original date that, but for the occurrence of a Disruption Event, would have been the relevant FX Valuation Date) for consecutive FX Business Days equal in number to the Maximum Days of Disruption. In that case, the last such consecutive FX Business Day will be the relevant FX Valuation Date and the next Disruption Fallback specified in the applicable Final Terms will apply.

4.	Certain Published and Displayed Sources

4.1	If the currency exchange rate specified in any applicable Settlement Rate Option is published or announced by more than one price source and the price source referred to in such Settlement Rate Option fails to publish or announce that currency exchange rate on any relevant FX Valuation Date (or, if different, the day on which rates for that date would, in the ordinary course, be published or announced by such price source), then the Calculation Rate for such FX Valuation Date will be determined, unless otherwise specified in the applicable Final Terms, as if the applicable Final Terms had specified any other available price source which actually publishes or announces such currency exchange rate on such FX Valuation Date (or, if different, the day on which rates for that date would, in the ordinary course, be published or announced by the relevant price source) as the applicable Settlement Rate Option.

4.2	If the currency exchange rate specified in the applicable Settlement Rate Option is reported, sanctioned, recognized, published, announced, or adopted (or other similar action) by the relevant Governmental Authority, and such currency exchange rate ceases to exist and is replaced by a successor currency exchange rate that is reported, sanctioned, recognized, published, announced, or adopted (or other similar action) by such Governmental Authority (the “Official Successor Rate”), then the Calculation Rate for the relevant FX Valuation Date will be determined, unless otherwise specified in the applicable Final Terms, as if the applicable Final Terms had specified any available price source which publishes or announces the Official Successor Rate (including, but not limited to, an official publication of that Governmental Authority) on such FX Valuation Date (or, if different, the day on which rates for that date would, in the ordinary course, be published or announced by the relevant price source) as the applicable Settlement Rate Option.

5.	Corrections to Published Prices

If the price published or announced on a given day and used or to be used by the Calculation Agent to determine a Calculation Rate on any FX Valuation Date is subsequently corrected and the correction is published or announced by the person responsible for that publication or announcement (i) by the fifth calendar day (or such other time period as may be specified in the applicable Final Terms; provided that different time frames may be specified in the applicable Final Terms for different days or FX Valuation Dates) after the original publication or announcement, or (ii) if earlier and if a Correction Cut-off Date is specified in the applicable Final Terms to be applicable to such FX Valuation Date, such Correction Cut-off Date, such corrected price shall be the Calculation Rate, and the Calculation Agent, to the extent it deems necessary, may make such adjustments to any of the terms of the Securities that it determines in its sole and absolute discretion to account for such correction.

6.	Definitions

The following terms and expressions shall have the following meanings in relation to Securities to which these FX Linked Conditions apply:

“Calculation Rate” means, for any FX Valuation Date, the currency exchange rate determined in accordance

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with the specified (or deemed specified) Settlement Rate Option, or if a Settlement Rate Option is not specified (or deemed specified), the currency exchange rate at the time at which such rate is to be determined for foreign exchange transactions in the relevant Currency Pair on the relevant FX Valuation Date (or, if different, the day on which rates for that FX Valuation Date would, in the ordinary course, be published or announced by the relevant price source), as determined in good faith and in a commercially reasonable manner by the Calculation Agent.

“Correction Cut-off Date” means, each date specified in the applicable Final Terms as being applicable in respect of any relevant day.

“Currency” means any Reference Currency, Settlement Currency, Event Currency, or Non-Event Currency, or any other currency, as specified in the applicable Final Terms, and any lawful successor currency (the “Successor Currency”) to any such currency. If, after the Issue Date and on or before any relevant payment date under the Securities, a country has lawfully eliminated, converted, redenominated, or exchanged its currency in effect on the Issue Date or any Successor Currency thereto, as the case may be (the “Original Currency”), for a Successor Currency, then for the purposes of calculating any Calculation Rate or any other amounts in respect of the Securities, any Original Currency amounts will be converted to the Successor Currency by multiplying the amounts of Original Currency by a ratio of Successor Currency to Original Currency, which ratio will be calculated on the basis of the exchange rate set forth by such country for converting the Original Currency into the Successor Currency on the date on which the elimination, conversion, redenomination, or exchange took place. If there is more than one such date, the date (as selected by the Calculation Agent) closest to such relevant payment will be selected by the Calculation Agent.

“Currency Pair” means the Reference Currency and the Settlement Currency.

“Event Currency” means, in respect of an FX Valuation Date, the currency specified as such in the applicable Final Terms or, if such a currency is not specified, the Reference Currency.

“Event Currency Jurisdiction” means, in respect of an FX Valuation Date, the country for which the Event Currency is the lawful currency.

“FX Business Day” means, in respect of any FX Valuation Date and any Calculation Rate, any day on which commercial banks are open (or, but for the occurrence of any applicable Disruption Event, would have been open) for business (including dealings in foreign exchange in accordance with the market practice of the foreign exchange market) in the Principal Financial Center of the relevant Reference Currency and in such other financial centers as may be specified in the applicable Final Terms.

“FX Definitions” means the 1998 FX and Currency Option Definitions, published by the International Swaps and Derivatives Association, Inc., as amended up to and including the date of the applicable Final Terms.

“FX Valuation Date” means, in respect of Securities to which these FX Linked Conditions are applicable, each date specified as such in the applicable Final Terms (or determined pursuant to a method specified for such purpose), which date is a day in respect of which a Calculation Rate is to be determined, provided that:

(i)	if the Scheduled FX Valuation Date corresponding to such FX Valuation Date is not an FX Business Day for the relevant Settlement Rate Option, then such FX Valuation Date will be (a) the next following FX Business Day for the relevant Settlement Rate Option, and (b) if earlier and if a Fallback Valuation Date is specified in the applicable Final Terms to be applicable to such FX Valuation Date, such Fallback Valuation Date; and

(ii)	if such FX Valuation Date falls on the Fallback Valuation Date pursuant to (i) above and such Fallback Valuation Date is not an FX Business Day for the relevant Settlement Rate Option, then the relevant Calculation Rate for such FX Valuation Date shall be determined by the Calculation Agent on the basis that a Disruption Event has occurred on such FX Valuation Date in respect of the relevant Calculation Rate.

“Governmental Authority” means any de facto or de jure government (or any agency or instrumentality thereof), court, tribunal, administrative, or other governmental authority or any other entity (private or

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public) charged with the regulation of the financial markets (including the central bank) of the Event Currency Jurisdiction.

“Maximum Days of Disruption” means, (i) the number of FX Business Days or such other type of days specified in the applicable Final Terms (generally or in respect of specified FX Valuation Dates) and, if no such number is so specified, five FX Business Days, or (ii) if earlier and if a Fallback Valuation Date is specified in the applicable Final Terms to be applicable to the FX Valuation Date or such other date to which the Maximum Days of Disruption apply, such Fallback Valuation Date.

“Minimum Amount” means, in respect of an FX Valuation Date, the amount specified as such in the applicable Final Terms and, for purposes of the definition of Specific Inconvertibility, the Event Currency equivalent of U.S.$1.

“Non-Event Currency” means, in respect of an FX Valuation Date, the currency of the Currency Pair that is not the Event Currency.

“Price Materiality Percentage” means, in respect of an FX Valuation Date and for purposes of the definition of Price Materiality, the percentage specified as such in the applicable Final Terms.

“Primary Rate” means, in respect of an FX Valuation Date and for purposes of the definition of Price Materiality, the rate determined using the applicable Settlement Rate Option specified for such purpose in the applicable Final Terms.

“Principal Financial Center” means the financial center or centers specified in the applicable Final Terms.

“Reference Currency” means the currency specified as the Reference Currency or the local currency, as the case may be, in the applicable Final Terms.

“Repudiation” means that, in respect of an FX Valuation Date and for purposes of the definition of Governmental Authority Default, the relevant Governmental Authority disaffirms, disclaims, repudiates, or rejects, in whole or in part, or challenges the validity of any security, indebtedness for borrowed money, or guarantee of such Governmental Authority in any material respect.

“Secondary Rate” means, in respect of an FX Valuation Date and for purposes of the definition of Price Materiality, the rate determined using the applicable Settlement Rate Option specified for such purpose in the applicable Final Terms.

“Settlement Currency” means the currency specified as the Settlement Currency in the applicable Final Terms.

“Settlement Rate Option” means, in respect of the calculation of a Calculation Rate, such currency exchange rate as is specified in the applicable Final Terms by reference to the Settlement Rate Option set out in Annex A to the FX Definitions, provided that, the applicable Final Terms may specify and describe a Settlement Rate Option that is not set forth in Annex A to the FX Definitions.

7.	Additional Common Pricing Provisions

7.1	In relation to any Securities to which these FX Linked Conditions apply, if the applicable Final Terms specify that “Common Pricing” shall apply to any two or more Calculation Rate (such Calculation Rates being “Linked Calculation Rates”, and each a “Linked Calculation Rate”), then paragraphs 1 to 6 of these FX Linked Conditions shall be deemed to be amended in respect of the Linked Calculation Rates and the FX Valuation Date to which Common Pricing applies by changing each reference to “FX Valuation Date” to “Common FX Valuation Date”.

7.2	The following terms and expressions shall have the following meanings in relation to any Securities to which these FX Linked Conditions apply and to which “Common Pricing” shall apply:

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“Common FX Valuation Date” means, in respect of Linked Calculation Rates, each date specified as such in the applicable Final Terms (or determined pursuant to a method specified for such purpose), which date is a day in respect of which a Calculation Rate is to be determined, provided that (unless otherwise specified in the applicable Final Terms):

(i)	if the Scheduled Common FX Valuation Date corresponding to such Common FX Valuation Date is not an FX Business Day for each such Linked Calculation Rate, then such Common FX Valuation Date will be (a) the next following day which is an FX Business Day for each such Linked Calculation Rate, and (b) if earlier and if a Fallback Valuation Date is specified in the applicable Final Terms to be applicable to such Common FX Valuation Date, such Fallback Valuation Date; and

(ii)	if such Common FX Valuation Date falls on the Fallback Valuation Date pursuant to (i) above and such Fallback Valuation Date is not an FX Business Day in respect of any Linked Calculation Rate, then the Linked Calculation Rate shall be determined by the Calculation Agent on the basis that a Disruption Event has occurred on such FX Valuation Date in respect of the relevant Linked Calculation Rate.

“Disruption Period End Date” means, in respect of a Common FX Valuation Date or such other date as specified in the applicable Final Terms, the last day of the period commencing on and including the Scheduled Common FX Valuation Date in respect of such Common FX Valuation Date and ending the Maximum Days of Disruption after such Scheduled Common FX Valuation Date (measured from and including the Scheduled Common FX Valuation Date).

“Postponement” means that the Common FX Valuation Date will be deemed, for the purposes of the application of this Disruption Fallback only, to be the first succeeding day which is an FX Business Day for all the Linked Calculation Rates and on which there is no Disruption Event for any Linked Calculation Rate, unless such day would fall after the Disruption Period End Date. In that case, the next Disruption Fallback specified in the applicable Final Terms will apply.

“Scheduled Common FX Valuation Date” means, in respect of the Linked Calculation Rates and a Common FX Valuation Date, such original date that, but for such day not being a FX Business Day for any Linked Calculation Rate or for the occurrence of a Disruption Event for any Linked Calculation Rate in relation to the corresponding Common FX Valuation Date, would have been such Common FX Valuation Date.

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Schedule 13 to

Agency Agreement

FORM OF CERTIFICATE TO BE PRESENTED

BY EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

B OF A ISSUANCE B.V.

(the “Issuer”)

[NOTES/CERTIFICATES] DUE [YEAR OF MATURITY DATE/

SETTLEMENT DATE]

Series No. [    ]

Tranche No. [    ]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal or notional amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Agency Agreement, as of the date hereof, $                     principal or notional amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States federal income taxation regardless of its source or any trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of its substantial decisions or any other persons deemed a U.S. person under Section 7701(a)(30) of the Internal Revenue Code (taking into account changes thereto and associated effective dates, elections, and transition rules) (“U.S. persons”), (ii) is owned by U.S. persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions. Any such certification by electronic transmission satisfies the requirements set forth in U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3)(ii). We will retain all certificates received from Member Organizations for the period specified in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(i).

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

The Securities are of the category contemplated in Rule 903(b)(2) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organizations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Agency Agreement.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

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We understand that this certification is required in connection with certain tax laws and certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated                     , [20    ]1

Yours faithfully,

[Euroclear Bank S.A./N.V.]

or

[Clearstream Banking, société anonyme]

By:

[1]	To be dated no earlier than date to which this certification relates, namely, (a) the payment date or (b) the Exchange Date.

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Schedule 14 to

Agency Agreement

FORM OF CERTIFICATE OF BENEFICIAL OWNER

B OF A ISSUANCE B.V.

(the “Issuer”)

[NOTES/CERTIFICATES] DUE [YEAR OF MATURITY DATE/

SETTLEMENT DATE]

Series No. [    ]

Tranche No. [    ]

(the “Securities”)

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States federal income taxation regardless of its source or any trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of its substantial decisions or any other persons deemed a U.S. person under Section 7701(a)(30) of the Internal Revenue Code (taking into account changes thereto and associated effective dates, elections, and transition rules) (“U.S. persons”), (ii) are owned by U.S. person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions.

The Securities are of the category contemplated in Rule 903(b)(2) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify that, except as set forth below in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchase the Securities in transactions which did not require registration under the Act. As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [    ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of Definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

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We understand that this certification is required in connection with certain tax laws and certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                     , 20    1

By:
As, or as agent for, the beneficial owner(s) of the Securities to which this certification relates.

[1]	To be dated no earlier than the fifteenth day prior to the date to which this certification relates, namely, (a) the payment date or (b) the Exchange Date.

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Schedule 15 to

Agency Agreement

PROVISION FOR MEETINGS OF HOLDERS

1. Terms used, but not otherwise defined in this Schedule shall have the respective meanings set forth in the Agency Agreement. As used in this Schedule, the following expressions shall have the following meanings, unless the context otherwise requires:

(i) “voting certificate” shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a) that on the date thereof Securities (not being Securities in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) bearing specified serial numbers were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Securities will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in such certificate or, if applicable, any adjourned such meeting; and

(2)	the surrender of the certificate to the Paying Agent who issues the same;

(b) that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Securities represented by such certificate;

(ii) “block voting instruction” shall mean an English language document issued by a Paying Agent and dated in which:

(a) it is certified that Securities (not being Securities in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Securities will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in such document or, if applicable, any adjourned such meeting; and

(2)	the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Security which is to be released or (as the case may require) the Security or Securities ceasing with the agreement of the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b) it is certified that each Holder of such Securities has instructed such Paying Agent that the vote(s) attributable to the Security or Securities so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c) the total number and (in the case only of Definitive Securities) the serial numbers (if applicable) of the Securities so deposited or held are listed distinguishing with regard to each such

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resolution between those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d) one or more persons named in such document (each hereinafter called a “proxy”) is or are authorized and instructed by such Paying Agent to cast the votes attributable to the Securities so listed in accordance with the instructions referred to in paragraph (c) above as set out in such document.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Holders be deemed to be the Holder of the Securities to which such voting certificate or block voting instruction related and the Paying Agent with which such Securities have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the Holder of those Securities.

(iii) References herein to the “Securities” are to the Securities in respect of which the relevant meeting is convened.

2. The Agent may at any time and, upon a requisition in writing of Holders holding not less than 33% in principal amount of the Notes, or 33% of the aggregate number or notional amount of the Instruments, as the case may be, for the time being outstanding, shall convene a meeting of the Holders and if the Agent makes default for a period of seven days in convening such a meeting the same may be convened by the Issuer or the requisitionists. Whenever the Agent is about to convene any such meeting it shall forthwith give notice in writing to the Issuer and the Dealers of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place in the City of New York or London as the Agent may approve.

3. Notice of every meeting of Holders shall be published on behalf and at the expense of the Issuer in accordance with General Note Condition 13 or General Instrument Condition 18, as applicable. Such notice shall set forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be published at least twice, the first publication to be not less than 21 nor more than 180 days prior to the date fixed for the meeting. Such notice shall include a statement to the effect that Securities may be deposited with Paying Agents for the purpose of obtaining voting certificates or appointing proxies not less than 24 hours before the time fixed for the meeting or that, in the case of corporations, they may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer).

4. In case at any time the Issuer or the Holders of at least 33% in aggregate principal amount of the Notes, or 33% of the aggregate number or notional amount of Instruments, as the case may be, outstanding shall have requested the Principal Agent to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Agent shall not have given the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or Holders of Securities in the amount above specified may determine the time and the place in either of the locations designated in paragraph 2 hereof for such meeting and may call such meeting by giving notice thereof as provided in paragraph 3 hereof.

5. Any person (who may but need not be a Holder) nominated in writing by the Issuer shall be entitled to the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the Holders present shall choose one of their number to be Chairman. To be entitled to vote at any meeting of Holders, a person shall be (i) a Holder of one or more Securities, or (ii) a person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders, which proxy need not be a Holder. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Agent and its counsel and any representatives of the Issuer and its counsel.

6. At any such meeting, one or more persons present holding Securities or voting certificates or being proxies and holding or representing in the aggregate not less than a majority in principal amount of the Notes,

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or a majority in aggregate number or notional amount of the Instruments, as the case may be, shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Securities or voting certificates or being proxies and holding or representing in the aggregate 67% in principal amount of the Notes, or 67% of the aggregate number or notional amount of the Instruments, as the case may be, for the time being outstanding, provided that, at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by an Extraordinary Resolution) namely:

(i)	modification of the Maturity Date, Settlement Date or Expiration Date, as applicable of the Securities or reduction or cancellation of the principal amount or other amount payable upon maturity, settlement or exercise, as applicable; or

(ii)	reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Securities or variation of the method of calculating the Rate of Interest (if applicable) in respect of the Securities; or

(iii)	reduction of any Minimum Interest Rate and/or Maximum Interest Rate specified in the applicable Final Terms of any Floating Rate Note or Floating Rate Certificate; or

(iv)	modification of the currency in which payment under the Securities and/or any Coupons appertaining thereto are to be made; or

(v)	modification of the majority required to pass an Extraordinary Resolution; or

(vi)	the sanctioning of any such scheme or proposal as is described in paragraph 19(F) below; or

(vii)	alteration of this proviso or the proviso to paragraph 7 below; or

(viii)	any modification of the Senior Guarantee or the Subordinated Guarantee that is adverse to the rights of the Holders thereunder;

the quorum shall be one or more persons present holding Securities or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes, or two-thirds in aggregate number or notional amount of the Instruments, as the case may be, for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Holders of Securities will be binding on all Holders of Securities whether or not they are present at the meeting, and on all Couponholders (if any) appertaining to such Securities.

7. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Holders (as provided in Section 4 hereof), be dissolved. In any other case, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in paragraph 3 hereof except that such notice need be published only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the persons entitled to vote 33% in principal amount of the Notes, or 33% of the aggregate number or notional amount of the Instruments, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Notes, or the aggregate number or notional amount of the Instruments, as the case may be, that shall constitute a quorum. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by General Note Condition 14 or by General Instrument Condition 19, as applicable) shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the Notes, or a majority in aggregate number or notional amount of the Instruments, as the

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case may be, represented and voting at such meeting, provided that such amount shall be not less than 33% in principal amount of the Notes outstanding, or 33% of the aggregate number or Notional Amount of the Instruments, as the case may be. Any Holder who has executed and delivered an instrument in writing appointing a person as his proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, however, that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution effectively passed or decision taken at any meeting of the Holders duly held in accordance with this paragraph 7 shall be binding on all Holders whether or not present or represented at the meeting and whether or not notation of such decision is made upon the Securities.

8. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that one or more persons present holding Securities or voting certificates or being proxies at the adjournment meeting whatever the principal amount of the Notes, or aggregate number or notional amount of the Instruments, as the case may be, held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

9. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Holder or as a holder of a voting certificate or as a proxy.

10. At any meeting, unless a poll is (before or on the declaration of the results of the show of hands) demanded by the Chairman or the Issuer or by one or more persons present holding Securities or voting certificates or being proxies and holding or representing in the aggregate not less than two percent in principal amount of the Securities, or two percent in aggregate number or notional amount of the Instruments, as the case may be, for the time being outstanding, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

11. Subject to paragraph 13 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the asking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

12. The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

13. Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14. Any director or officer of the Issuer and its lawyers and other professional advisers may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in sub-clause 1(b) of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Holders or join with others in requisitioning the convening of such a meeting unless he either produces the Security or Securities of which he is the holder or a voting certificate or is a proxy. Neither the Issuer nor any of its subsidiaries shall be entitled to vote at any meeting in respect of Securities held by it for the benefit of any such company and no other person shall be entitled to vote at any meeting in respect of Securities held by it for the benefit of any such company. Nothing herein contained shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer.

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15. Subject as provided in paragraph 14 hereof at any meeting:

(A) on a show of hands every person who is present in person and produces a Security or voting certificate or is a proxy shall have one vote; and

(B) on a poll every person who is so present shall have one vote in respect of:

(i) in the case of a meeting of the Holders of Notes all of which are denominated in a single currency, each minimum integral amount of such currency;

(ii) in the case of a meeting of the Holders of Notes denominated in more than one currency, each U.S. $1.00 or, in the case of a Note denominated in a currency other than U.S. Dollars, the equivalent of U.S. $l.00 in such currency at the Agent’s spot buying rate for the relevant currency against U.S. Dollars at or about 11:00 a.m. (London time) on the date of publication of the notice of the relevant meeting (or of the original meeting of which such meeting is an adjournment), or such other amount as the Agent shall in its absolute discretion stipulate in principal amount of Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy; and

(iii) in the case of a meeting of the Holders of Instruments, each such Instrument.

Without prejudice to the obligation of the proxies named in any block voting instructions, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16. The proxies named in any block voting instruction need not be Holders.

17. Each block voting instruction together (if so requested by the Issuer) with proof satisfactory to the Issuer of its due execution on behalf of the relevant Paying Agent shall be deposited at such place as the Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each block voting instruction shall be deposited with the Agent before the commencement of the meeting or adjourned meeting, but the Agent shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

18. Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Holders’ instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been approved by the Agent of the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

19. A meeting of the Holders shall in addition to the powers hereinbefore given have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 6 and 7 above) only namely:

(A) Power to sanction any compromise or arrangement proposed to be made between the Issuer and the Holders, the Receiptholders (if applicable) and the Couponholders (if applicable) or any of them.

(B) Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Holders, the Receiptholders (if applicable) and the Couponholders (if applicable) against the Issuer or against any of its property whether such rights shall arise under this Agreement, the Securities, the Receipts (if applicable) or the Coupons (if applicable) or otherwise.

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(C) Power to assent to any modification of the provisions contained in this Agreement or the General Note Conditions, the General Instrument Conditions, the Securities, the Receipts (if applicable) or the Coupons (if applicable) which shall be proposed by the Issuer.

(D) Power to give any authority or sanction which under the provisions of this Agreement or the Securities is required to be given by Extraordinary Resolution.

(E) Power to appoint any persons (whether Holders or not) as a committee or committees to represent the interest of the Holders and to confer upon such committee or committees any powers or descriptions which the Holders could themselves exercise by Extraordinary Resolution.

(F) Power to sanction any scheme or proposal for the exchange or sale of the Securities for, or the conversion of the Securities into or the cancellation of the Securities in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(G) Power to approve the substitution of any entity in place of the Issuer (or any previous substitute) as the principal debtor in respect of the Securities, the Receipts (if applicable) and the Coupons (if applicable).

20. Any resolution passed at a meeting of the Holders duly convened and held in accordance with this Agreement shall be binding upon all the Holders whether present or not present at such meeting and whether or not voting and upon all Receiptholders (if applicable) and Couponholders (if applicable) and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Holders shall be published in accordance with General Note Condition 13 or General Instrument Condition 18, as applicable, by the Issuer within 14 days of such result being known, provided that the non-publication of such notice shall not invalidate such resolution.

21. The expression “Extraordinary Resolution” when used in this Agreement, the General Note Conditions or the General Instrument Conditions means a resolution passed at a meeting of the Holders duly convened and held in accordance with the provisions herein contained by a majority consisting of not less than 66-2/3% of the votes given on such poll.

22. Minutes of all resolutions and proceedings at every such meeting aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

23. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of Holders or of their representatives by proxy (and the serial number or numbers of the Securities held or represented by them). The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in paragraph 3 hereof and, if applicable, paragraph 8 hereof. Each copy shall be signed and verified by the affidavits of the chairperson and secretary of the meeting, and one such copy shall be delivered to the Issuer and another to the Agent to be preserved by the Agent, the copy delivered to the Agent to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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24. Subject to all the provisions contained herein the Agent may without the consent of the Issuer, the Guarantor, the Holders or the Couponholders (if applicable) prescribe such further regulations regarding the requisition and/or the holding of meetings of Holders and attendance and voting thereat as the Agent may in its sole discretion think fit.

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Schedule 16 to

Agency Agreement

FORM OF PUT NOTICE

B OF A ISSUANCE B.V.

NOTES DUE

[year of Maturity Date/Redemption Month]

ISIN [    ]

Principal Agent
To:	The Bank of New York
One Canada Square
London
E14 5AL
United Kingdom
Attention: Corporate Trust Administration
Telephone: 0044 20 7964 4784
Facsimile: 0044 20 7964 6399

or
Paying Agent
To:	The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Attention: Corporate Trust Administration
Telephone: 00352 46 26 85 523
Facsimile: 00352 46 26 85 804

By depositing this duly completed Notice with any Paying Agent for the Notes of the above Series (the “Notes”) the undersigned Holder of such of the Notes referred to below irrevocably exercises its option to have such Notes redeemed on [            ] under General Note Condition 6(d).

The Notice relates to Notes in the aggregate principal amount of                     (                     ), in the case of Definitive Notes bearing the following serial numbers:

If the Notes referred to above are to be returned to the undersigned under Clause 10(5) of the Agency Agreement, they should be returned by post to (see Note (1) below):

To:

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Address:

For the Attention of:

Payment Instructions for Securities held outside of Euroclear and/or Clearstream, Luxembourg

Please make payment in respect of the above-mentioned Notes as follows:

Receiving Bank Correspondent:

SWIFT:

Bank Name:

SWIFT Code:

Beneficiary Account Name:

Account No.:

Reference:

For:

By:

Signature:

Print Name:

Telephone No.:

E-mail:

Dated:

To be completed by recipient Paying Agent in respect of physical definitive securities held outside of Euroclear and/or Clearstream, Luxembourg

Received by:

Signature and stamp of Paying Agent

At its office at:

On:

Time:

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Notes

(1) The Agency Agreement provides that Notes or authorities so returned will be sent by post, uninsured and at the risk of the Holder, unless the Holder otherwise requests and pays the costs of such insurance in advance to the relevant Paying Agent.

(2) This Put Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3) The Paying Agent with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Holder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

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Schedule 17 to

Agency Agreement

FORM OF ASSET TRANSFER NOTICE

B OF A ISSUANCE B.V.

NOTES DUE

[year of Maturity Date/Redemption Month]

ISIN [    ]

Principal Agent
To:	The Bank of New York
One Canada Square
London
E14 5AL
United Kingdom
Attention: Corporate Trust Administration
Telephone: 0044 20 7964 4784
Facsimile: 0044 20 7964 6399

or
Paying Agent
To:	The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Attention: Corporate Trust Administration
Telephone: 00352 46 26 85 523
Facsimile: 00352 46 26 85 804

By depositing this duly completed Notice with the Paying Agent, as provided in General Note Condition 5(f), the undersigned Holder of such of the Notes referred to below irrevocably sets forth its instruction to have the Physical Delivery Amount in respect of the Notes delivered as set forth herein under General Note Condition 5(f).

The Notice relates to Notes in the aggregate principal amount of                                                                               (                    ), in the case of Definitive Notes bearing the following serial numbers:

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If the Notes referred to above are to be returned to the undersigned under Clause 10(6) of the Agency Agreement, they should be returned by post to (see Note (1) below):

To:

Address:

For the Attention of:

Delivery Instructions for Securities held outside of Euroclear and/or Clearstream, Luxembourg

Please make delivery of the Physical Delivery Amount and/or any cash amounts to be paid in respect of the above-mentioned Notes as follows:

by transfer to the following account:

For Physical Delivery Amount:

Clearing System:

Account Number:

Account Name:

For Cash Amounts:

Receiving Bank Correspondent:

SWIFT:

Bank Name:

SWIFT Code:

Beneficiary Account Name:

Account No.:

Reference:

Additional Agreements:

(i)	The undersigned hereby undertakes to pay all Expenses with respect to the relevant Notes, including any applicable depository charges, transactions or exercise charges, stamp duty, stamp duty reserve tax and/or other taxes or duties arising from the delivery or transfer of the Physical Delivery Amount to or to the order of the undersigned.

(ii)	The undersigned certifies that the beneficial owner of each Note is not a U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended), the Note is not being redeemed within the United States or on behalf of a U.S. person and no cash, securities or other property have been or will be delivered within the United States or its possessions or to, or for the account or benefit of, a U.S. person in connection with the transfer contemplated hereby.

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(iii)	The undersigned authorizes the production of this Asset Transfer Notice, including the certifications herein, in any applicable governmental, judicial, administrative or legal proceedings.

For:

By:

Signature:

Print Name:

Telephone No.:

E-mail:

Dated:

To be completed by recipient Paying Agent in respect of physical definitive securities held outside of Euroclear and/or Clearstream, Luxembourg

Received by:

Signature and stamp of Paying Agent

At its office at:

On:

Time:

Notes

(1) The Agency Agreement provides that Notes or authorities so returned will be sent by post, uninsured and at the risk of the Holder, unless the Holder otherwise requests and pays the costs of such insurance in advance to the relevant Paying Agent.

(2) This Asset Transfer Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3) The Paying Agent with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Holder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

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Schedule 18 to

Agency Agreement

FORM OF EXERCISE NOTICE

B OF A ISSUANCE B.V.

WARRANTS

ISIN [    ]

Principal Agent
To:	The Bank of New York
One Canada Square
London
E14 5AL
United Kingdom
Attention: Corporate Trust Administration
Telephone: 0044 20 7964 4784
Facsimile: 0044 20 7964 6399

or
Paying Agent
To:	The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Attention: Corporate Trust Administration
Telephone: 00352 46 26 85 523
Facsimile: 00352 46 26 85 804

By depositing this duly completed Exercise Notice with the Paying Agent for the Warrants of the above Series (the “Warrants”) the undersigned Holder of such of the Warrants with this Exercise Notice and referred to below irrevocably exercises such Warrants on [                    ] under General Instrument Condition 6.

The Exercise Notice relates to the exercise of an aggregate amount of                                                                                            (                    ) Warrants, [with an aggregate Strike Price of                                     ,] in the case of Definitive Warrants, bearing the following serial numbers:

If the Warrants referred to above are to be returned to the undersigned under Clause 10(8) of the Agency Agreement, they should be returned by post to (see Note (1) below):

To:

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Address:

For the Attention of:

Instructions

Please make delivery of any cash amount and/or any Physical Delivery Amount to be paid in respect of the above-mentioned Warrants as follows:

Cash Settlement/Physical Delivery Settlement:

(A) for Cash Settled Warrants:

Credit Cash Settlement Amount to:

Receiving Bank Correspondent:

SWIFT:

Bank Name:

SWIFT Code:

Beneficiary Account Name:

Account No.:

Reference:

(B) for Physical Delivery Warrants:

The following amount representing the Strike Price is herewith transmitted:

                                                                                                                                        ($                    )

Credit Physical Delivery Amount to:

Clearing System:

Account Number:

Account Name:

Credit any cash payable to:

Receiving Bank Correspondent:

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SWIFT:

Bank Name:

SWIFT Code:

Beneficiary Account Name:

Account No.:

Reference:

Additional Agreements:

(i)

[The undersigned hereby undertakes to pay all Expenses with respect to the Warrants being exercised, and authorizes the Issuer or its agents to deduct an amount in respect thereof from any Cash Settlement Amount due to the undersigned.1]

(ii)	[The undersigned hereby undertakes to pay all Expenses with respect to the Warrants being exercised.2]

(iii)	The undersigned certifies that the beneficial owner of each Warrant is not a U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended), the Warrant is not being exercised within the United States or on behalf of a U.S. person and no cash or other property have been or will be delivered within the United States or its possessions or to, or for the account or benefit of, a U.S. person in connection with the transfer contemplated hereby.

(iv)	The undersigned authorizes the production of this Exercise Notice, including the certifications herein, in any applicable governmental, judicial, administrative or legal proceedings.

For:

By:

Signature:

Print Name:

Telephone No.:

E-mail:

Dated:

[1]	Include in the case of Cash Settled Warrants.
[2]	Include in the case of Physical Delivery Warrants.

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To be completed by recipient Paying Agent in respect of physical definitive securities held outside of Euroclear and/or Clearstream, Luxembourg

Received by:

Signature and stamp of Paying Agent

At its office at:

On:

Time:

Notes

(1) The Agency Agreement provides that Warrants or authorities so returned will be sent by post, uninsured and at the risk of the Holder, unless the Holder otherwise requests and pays the costs of such insurance in advance to the relevant Paying Agent.

(2) This Exercise Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3) The Paying Agent with whom the above-mentioned Warrants are deposited will not in any circumstances be liable to the depositing Holder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Warrants or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

18-4

Schedule 19 to

Agency Agreement

FORM OF CERTIFICATE SETTLEMENT NOTICE

B OF A ISSUANCE B.V.

CERTIFICATES

ISIN [    ]

Principal Agent
To:	The Bank of New York
One Canada Square
London
E14 5AL
United Kingdom
Attention: Corporate Trust Administration
Telephone: 0044 20 7964 4784
Facsimile: 0044 20 7964 6399

or

Paying Agent
To:	The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Attention: Corporate Trust Administration
Telephone: 00352 46 26 85 523
Facsimile: 00352 46 26 85 804

By depositing this duly completed Certificate Settlement Notice with the Paying Agent, as provided in General Instrument Condition 8(a), the undersigned Holder of such of the Certificates as are surrendered with this Certificate Settlement Notice and referred to below irrevocably sets forth its instruction to have the Physical Delivery Amount in respect of the Certificates delivered as set forth herein under General Instrument Condition 8.

The Certificate Settlement Notice relates to the exercise of a notional amount of                     (            ) Certificates, in the case of Definitive Certificates, bearing the following serial numbers:

19-1

If the Certificates referred to above are to be returned to the undersigned under Clause 10(7) of the Agency Agreement, they should be returned by post to (see Note (1) below):

To:

Address:

For the Attention of:

Instructions

Please make delivery of any cash amount and/or any Physical Delivery Amount to be paid in respect of the above-mentioned Certificates as follows:

(A) for Physical Delivery Amounts:

Credit Physical Delivery Amount to:

Clearing System:

Account Number:

Account Name:

Credit any cash payable to:

Receiving Bank Correspondent:

SWIFT:

Bank Name:

SWIFT Code:

Beneficiary Account Name:

Account No.:

Reference:

Additional Agreements:

(i)	The undersigned hereby undertakes to pay all Expenses with respect to the relevant Certificates.

(ii)	The undersigned certifies that the beneficial owner of each Certificate is not a U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended), the Certificate is not being redeemed within the United States or on behalf of a U.S. person and no cash, securities or other property have been or will be delivered within the United States or its possessions or to, or for the account or benefit of, a U.S. person in connection with the transfer contemplated hereby.

19-2

(iii)	The undersigned authorizes the production of this Certificate Settlement Notice, including the certifications herein, in any applicable governmental, judicial, administrative or legal proceedings.

For:

By:

Signature:

Print Name:

Telephone No.:

E-mail:

Dated:

To be completed by recipient Paying Agent in respect of physical definitive securities held outside of Euroclear and/or Clearstream, Luxembourg

Received by:

Signature and stamp of Paying Agent

At its office at:

On:

Time:

Notes

(1)	The Agency Agreement provides that Certificates or authorities so returned will be sent by post, uninsured and at the risk of the Holder, unless the Holder otherwise requests and pays the costs of such insurance in advance to the relevant Paying Agent.

(2)	This Certificate Settlement Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3)	The Paying Agent with whom the above-mentioned Certificates are deposited will not in any circumstances be liable to the depositing Holder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Certificates or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

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Schedule 20 to

Agency Agreement

FORM OF CALCULATION AGENCY AGREEMENT

CALCULATION AGENCY AGREEMENT

STRUCTURED SECURITIES PROGRAM

THIS CALCULATION AGENCY AGREEMENT (this “Agreement”) is made as of January 16, 2007 among:

(A) B OF A ISSUANCE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Issuer”);

(B) BANK OF AMERICA CORPORATION, a Delaware corporation (the “Guarantor”); and

(C) BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (the “Calculation Agent,” which expression shall include its successor or successors as calculation agent hereunder).

WHEREAS:

The Issuer and the Guarantor have entered into a Program Agreement (the “Program Agreement”) with Banc of America Securities Limited (and such other Dealers as may be appointed from time to time thereunder) dated as of January 16, 2007, under which the Issuer may issue notes, certificates and warrants (collectively, the “Securities”). The payment of the Securities will be guaranteed by the Guarantor pursuant to a senior guarantee agreement or a subordinated guarantee agreement, as applicable, each of even date herewith.

The Securities will be issued subject to and with the benefit of an Agency Agreement (the “Agency Agreement”) dated as of January 16, 2007 and entered into among the Issuer, the Guarantor, The Bank of New York, as Agent (the “Agent” which expression shall include its successor or successors under the Agency Agreement), and any paying agent appointed thereunder. The Agency Agreement may be amended and restated from time to time either in connection with any amendment and restatement of the Program Agreement or otherwise. Expressions used and not defined in this Agreement shall, unless the context otherwise requires, have the meanings set forth in the Program Agreement and the Terms and Conditions of the Notes (the “General Note Conditions”) or the Terms and Conditions of the Instruments (the “General Instrument Conditions”), as applicable, set out in Schedule 12 of the Agency Agreement (together, the “Terms and Conditions”).

NOW IT IS HEREBY AGREED that:

1.	Appointment of the Calculation Agent

(1) The Issuer and the Guarantor hereby appoint Bank of America, N.A., as Calculation Agent in respect of each Series of Securities where specified in the relevant Final Terms or Securities Note, as the case may be (the “Relevant Securities”), for the purposes set out in Clause 2 below, all upon the terms set forth herein. The agreement of the parties hereto that this Agreement is to apply to a specific Series of Relevant Securities shall be evidenced by the

20-1

naming of the Calculation Agent as such in the relevant Final Terms or Securities Note, as the case may be. As used herein, “Series” means a Tranche of Securities, together with any further Tranche or Tranche of Securities which are (i) expressed to be consolidated and form a single series and (ii) are identical in all respects (including as to listing) except for the date on which such Securities will be issued (the “Issue Date”), for interest bearing Securities, the date from which such Securities bear interest (if different from the Issue Date) and/or the price (expressed as a percentage or an amount of the principal amount of the Securities) at which such Securities will be issued. As used herein “Tranche” means Securities (whether in global or definitive form or both) which are identical in all respects (including as to listing, if any).

(2) The appointment of the Calculation Agent shall continue as the Program may be amended from time to time until terminated in accordance with Clause 6.

2.	Duties of Calculation Agent

The Calculation Agent shall, in relation to each Series of Relevant Securities, perform promptly all the functions and duties imposed on the Calculation Agent by the Terms and Conditions of the Relevant Securities.

3.	Fees

The Issuer will pay the compensation of the Calculation Agent at such rates as shall be agreed upon between the Issuer and the Calculation Agent from time to time. Upon receiving an accounting from the Calculation Agent, the Issuer also will pay the Calculation Agent for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses), disbursements and advances incurred or made in accordance with any provision of this Agreement. If the Calculation Agent shall cease to be the Calculation Agent hereunder, it shall repay to the Issuer the unearned portion, calculated on a pro rata basis, of its compensation.

4.	Indemnity

(1) The Issuer, failing whom the Guarantor, shall indemnify and keep indemnified the Calculation Agent and any of its directors, officers, employees and agents against any losses, liabilities, costs, claims, actions or demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may reasonably incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own willful default, gross negligence or bad faith or that of its officers, directors, agents or employees, or the material breach by it of the terms of this Agreement.

(2) The Calculation Agent shall indemnify the Issuer and the Guarantor and any of their respective directors, officers, employees and agents against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer or the Guarantor may reasonably incur or which may be made against the Issuer or the Guarantor as a result of the Calculation Agent’s willful default, gross negligence or bad faith or that of its

20-2

officers, directors, agents or employees or the material breach by it of the terms of this Agreement.

5.	Conditions of Appointment

(1) In acting hereunder and in connection with the Relevant Securities, the Calculation Agent shall act solely as agent of the Issuer and the Guarantor, and shall not assume thereby any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Securities or the receipts or coupons (if any) appertaining thereto (the “Receipts” and the “Coupons,” respectively).

(2) In relation to each issue of Relevant Securities, the Calculation Agent hereby undertakes to the Issuer and the Guarantor to perform such obligations and duties, and shall be obliged to perform such duties and only such duties as are herein and in the Terms and Conditions specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Terms and Conditions against the Calculation Agent. If the Terms and Conditions are amended on or after a date on which the Calculation Agent accepts any appointment in a way which affects the duties expressed to be performed by the Calculation Agent, the Calculation Agent shall not be obliged to perform such duties as so amended unless it has delivered to the Issuer and the Guarantor its prior written consent to the relevant amendment.

(3) The Calculation Agent may consult with legal and other professional advisers, and the written opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(4) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Guarantor or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer or the Guarantor or notification by any reference bank or other entity from which information is obtained for purposes of making the calculations required hereunder.

(5) The Calculation Agent, and any of its officers, directors and employees, may become the owner of, or acquire any interest in, any Securities, Receipts or Coupons (if any) with the same rights that it or he would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer, the Guarantor and any of their respective affiliates, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Securities or Coupons (if any) or in connection with any other obligations of the Issuer, the Guarantor or any of their respective affiliates as freely as if the Calculation Agent were not appointed hereunder.

6.	Termination of Appointment

(1) The Issuer or the Guarantor may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 calendar days’ prior written notice to that effect, provided that, for so long as any of the Relevant Securities are outstanding:

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(a) such notice shall not expire less than 45 calendar days before any date upon which any payment is due in respect of any Relevant Securities; and

(b) notice shall be given in accordance with General Note Condition 13 or General Instrument Condition 18 of the Terms and Conditions, as applicable, to the holders of the Relevant Securities at least 30 calendar days prior to any removal of the Calculation Agent; and

(c) upon giving notice of the intended termination of the appointment of the Calculation Agent, the Issuer and the Guarantor shall use all reasonable efforts to appoint a further financial institution of good standing as successor Calculation Agent.

(2) Notwithstanding the provisions of sub-clause (1) above, if at any time:

(a) the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b) the Calculation Agent fails duly to perform any function or duty imposed upon it by the Terms and Conditions and this Agreement,

the Issuer or the Guarantor may forthwith, without notice, terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Securities by the Issuer in accordance with General Note Condition 13 or General Instrument Condition 18, as applicable, as soon as practicable thereafter.

(3) The termination of the appointment pursuant to sub-clause (1) or (2) above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

(4) The Calculation Agent may resign its appointment hereunder at any time by giving to the Issuer and the Guarantor at least 90 calendar days prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer promptly shall give notice thereof to the holders of the Relevant Securities in accordance with General Note Condition 13 or General Instrument Condition 18, as applicable.

(5) Notwithstanding the provisions of sub-clauses (1), (2) and (4) above, so long as any of the Relevant Securities are outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer or the Guarantor or by the resignation of the Calculation Agent) shall not be effective unless upon the expiration of the relevant notice a successor Calculation Agent has been appointed. The Issuer and the Guarantor agree with the

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Calculation Agent that if, by the day falling 10 calendar days before the expiration of any notice under sub-clause (1) or (4) above, the Issuer and the Guarantor have not appointed a replacement Calculation Agent, the Calculation Agent, on behalf of the Issuer and the Guarantor, shall be entitled to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing (acting through its principal London Office) which the Issuer and the Guarantor shall approve (such approval not to be unreasonably withheld or delayed).

(6) Upon its appointment becoming effective, a successor Calculation Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with like effect as if originally named as the Calculation Agent hereunder.

(7) If the appointment of the Calculation Agent hereunder is terminated (whether by the Issuer or the Guarantor or by the resignation of the Calculation Agent), the Calculation Agent shall, on the day on which such termination takes effect, deliver to the successor Calculation Agent all records concerning the Relevant Securities maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

(8) Any entity into which the Calculation Agent may be merged or converted, or any entity with which the Calculation Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any entity to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, shall become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, unless otherwise required by the Issuer and the Guarantor, and after the said effective date, all references in this Agreement to the Calculation Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation or transfer forthwith shall be given to the Issuer, the Guarantor and the Agent.

7.	Communications

Any notice or communication given hereunder shall be sufficiently given or served:

(a) if delivered in person to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been delivered at the time of receipt; or

(b) if sent by facsimile or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgment of receipt is received (in the case of facsimile).

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Where a communication is received after business hours, it shall be deemed to be received and become effective on the next Business Day in such place. Every communication shall be irrevocable, except in respect of any manifest error therein.

8.	Descriptive Headings and Counterparts

(1) The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

(2) This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.

9.	Governing Law and Jurisdiction

(1) This Agreement is governed by, and shall be construed in accordance with the laws of the State of New York, notwithstanding any otherwise applicable conflicts of law principles.

(2) The Issuer, the Guarantor and the Calculation Agent each hereby irrevocably submit to the non-exclusive jurisdiction of any United States federal court sitting in New York City, the Borough of Manhattan over any suit, action or proceeding arising out of or related to this Agreement (together, the “Proceedings”). The Issuer, the Guarantor and the Calculation Agent each irrevocably waive, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of the Proceedings brought in such a court and any claim that the Proceedings have been brought in an inconvenient forum. The Issuer, the Guarantor and the Calculation Agent each agree that final judgment in the Proceedings brought in such a case may be enforced in any court in the jurisdiction to which the Issuer, the Guarantor or the Calculation Agent is subject by a suit upon such judgment, provided that the service of process is effected upon the Issuer or the Guarantor, as applicable, in the manner specified in sub-clause (3) below or as otherwise permitted by law.

(3) As long as any of this Agreement remains in effect, the Issuer and the Guarantor shall at all times either maintain an office or have an authorized agent in New York City upon whom process may be served in the Proceedings. Service of process upon the Issuer or the Guarantor at its offices or upon such agent with written notice of such service mailed or delivered to the Issuer or the Guarantor, as applicable, shall, to the fullest extent permitted by law, be deemed in every respect effective service of process upon the Issuer or the Guarantor, as applicable, in the Proceedings. Each of the Issuer and the Guarantor hereby appoints the New York office of CT Corporation System, presently situated at 111 Eighth Avenue, New York, New York 10011, U.S.A., as its agent for such purposes, and covenant and agree that service of process in the Proceedings may be made upon it at its office or at the specified offices of such agent (or such other addresses or at the offices of any other authorized agents which it may designate by written notice to the Calculation Agent) and prior to any termination of such agencies for any reason, it will so appoint a successor thereto as agent hereunder.

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IN WITNESS whereof this Agreement has been entered into the day and year first above written.

B OF A ISSUANCE B.V. Herengracht 469 1017 BS Amsterdam The Netherlands Telephone: +31 20 5571 606 Facsimile: +31 20 4214 970 Attention: Armstrong Okobia

By:
Name: Title: Managing Director A

By:
Name: Title: Managing Director B

BANK OF AMERICA CORPORATION

Bank of America Corporate Center

NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255-0065

U.S.A.

Telephone: (866) 804-5241

Facsimile: (704) 386-0270

Attention: Corporate Treasury – Securities Administration

By:
Name: Title:

BANK OF AMERICA, N.A. 5 Canada Square London E14 5AQ United Kingdom Telephone: +44 207 174 4171 Facsimile: +44 20 7174 6481 Attention: EMEA Calculation Agency Group FAO Paul Nichol

By:
Name: Title:

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Schedule 21 to

Agency Agreement

FORM OF DELIVERY AGENCY AGREEMENT

DELIVERY AGENCY AGREEMENT

STRUCTURED SECURITIES PROGRAM

THIS DELIVERY AGENCY AGREEMENT (this “Agreement”) is made as of January 16, 2007 among:

(A)	B OF A ISSUANCE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Issuer”);

(B)	BANK OF AMERICA CORPORATION, a Delaware corporation (the “Guarantor”); and

(C)	BANC OF AMERICA SECURITIES LIMITED (the “Delivery Agent,” which expression shall include its successor or successors for the time being as delivery agent hereunder).

WHEREAS:

The Issuer proposes to issue from time to time notes, certificates and warrants (the “Securities”) in accordance with the terms of a program agreement dated January 16, 2007 (as amended or supplemented, the “Program Agreement”) among the Issuer, the Guarantor and the Dealers named therein or appointed thereunder, relating to the Issuer’s Structured Securities Program.

The Securities will be issued pursuant to, and will have the benefit of, an agency agreement dated January 16, 2007 (as amended or supplemented, the “Agency Agreement”) among the Issuer, the Guarantor, and the Agent and paying agents named therein.

The payment of the Securities will be guaranteed by the Guarantor pursuant to a senior guarantee agreement or a subordinated guarantee agreement, as applicable, each dated January 16, 2007.

The Issuer and the Guarantor wish to appoint the Delivery Agent as delivery agent for the purpose of delivering to (or at the direction of) the holders of the Securities the relevant Physical Delivery Amount(s) in respect of each Series of Securities where specified in the relevant Final Terms (the “Physical Delivery Securities”), in accordance with the Terms and Conditions of the Notes (the “General Note Conditions”) or the Terms and Conditions of the Instruments (the “General Instrument Conditions”), as applicable, set out in Schedule 12 of the Agency Agreement (together, the “Terms and Conditions”) as the Issuer, the Guarantor and the Dealer(s) shall agree.

NOW IT IS HEREBY AGREED that:

1.	Interpretation

Expressions used and not defined in this Agreement shall, unless the context otherwise requires, have the meanings set forth in the Terms and Conditions and the Program Agreement.

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2.	Appointment of the Delivery Agent

The Issuer and the Guarantor hereby appoint the Delivery Agent as agent for the purposes of delivering to (or at the direction of) the holders of any Physical Delivery Securities the relevant Physical Delivery Amount(s) to which such Physical Delivery Securities relate as are agreed between the Issuer, the Guarantor and the Dealer(s) (and set forth in the Terms and Conditions). The Delivery Agent hereby accepts its appointment upon the following terms and conditions. The agreement of the Issuer, the Guarantor and the Delivery Agent that this Agreement is to apply to a specific Series of Physical Delivery Securities (the “Relevant Physical Delivery Securities”) shall be evidenced by the naming of the Delivery Agent as such in the relevant Final Terms or Securities Note, as the case may be. As used herein, “Series” means a Tranche of Securities, together with any further Tranche or Tranche of Securities which are (i) expressed to be consolidated and form a single series and (ii) are identical in all respects (including as to listing) except for the date on which such Securities will be issued (the “Issue Date”), for interest bearing Securities, the date from which such Securities bear interest (if different from the Issue Date) and/or the price (expressed as a percentage or amount of the principal amount of the Securities) at which such Securities will be issued. As used herein “Tranche” means Securities (whether in global or definitive form or both) which are identical in all respects (including as to listing, if any).

3.	Duties of Delivery Agent

(1)	The Delivery Agent shall, in relation to each Series of Relevant Physical Delivery Securities, perform promptly all the functions and duties imposed on the Delivery Agent by the Terms and Conditions of the Relevant Physical Delivery Securities.

(2)	Without prejudice to Clause 3(1) above, and subject as provided below, the Delivery Agent shall, in respect of each Series of Relevant Physical Delivery Securities in relation to which it is appointed as Delivery Agent, deliver to (or at the direction of) the holders of such Relevant Physical Delivery Securities the relevant Physical Delivery Amount(s) in accordance with the relevant Asset Transfer Notice in the case of Notes, Exercise Notice in the case of Warrants or Certificate Settlement Notice in the case of Certificates (or any other notice delivered in connection with the delivery of the Physical Delivery Amount(s) pursuant to the Terms and Conditions) or otherwise at the reasonable instruction of the Issuer or its agents. All deliveries in respect of any Relevant Physical Delivery Securities shall be made outside the United States and its possessions and shall not be made by transfer to an account at a bank, or delivered to an address, located inside the United States or its possessions. Terms used in the preceding sentence shall have the meanings given to them by the U.S. Internal Revenue Code of 1986, as a mended and regulations thereunder. No payments shall be made to a U.S. person.

(3)	In no event will the Delivery Agent be required to perform any obligation under this Agreement unless the Issuer (or the Guarantor, as applicable) redeems such Relevant Physical Delivery Securities in whole or in part by delivery of the relevant Physical Delivery Amount(s)) and the Issuer (or the Guarantor, as applicable) has delivered or caused to be delivered the relevant Underlying Assets to the Delivery Agent.

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(4)	The Delivery Agent shall notify the Agent of any Physical Delivery Amount(s) delivered to the holders of the Relevant Physical Delivery Securities.

(5)	If the Delivery Agent does not deliver to (or at the direction of) the holders of such Relevant Physical Delivery Securities the relevant Physical Delivery Amount(s)) which it has agreed to deliver, it shall forthwith notify the Issuer, the Guarantor and the Agent.

4.	Expenses

The Issuer will pay the compensation of the Delivery Agent at such rates as shall be agreed upon between the Issuer and the Delivery Agent from time to time. Upon receiving an accounting from the Delivery Agent, the Issuer also will pay the Delivery Agent for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses), disbursements and advances incurred or made in accordance with any provision of this Agreement. If the Delivery Agent shall cease to be the Delivery Agent hereunder, it shall repay to the Issuer the unearned portion, calculated on a pro rata basis, of its compensation.

5.	Indemnity

The Issuer, failing whom the Guarantor, shall indemnify and keep indemnified the Delivery Agent and any of its directors, officers, employees and agents against any losses, liabilities, costs, claims, actions or demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may reasonably incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own willful default, gross negligence or bad faith or that of its officers, directors, agents or employees, or the material breach by it of the terms of this Agreement.

The Delivery Agent shall indemnify the Issuer and the Guarantor and any of their respective directors, officers, employees and agents against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer or the Guarantor may reasonably incur or which may be made against the Issuer or the Guarantor as a result of the Delivery Agent’s willful default, gross negligence or bad faith or that of its respective officers, directors, agents or employees or the material breach by it of the terms of this Agreement.

6.	Conditions of Appointment

(1)	In acting hereunder and in connection with the Relevant Physical Delivery Securities, the Delivery Agent shall act solely as agent of the Issuer and the Guarantor, and shall not assume thereby any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Physical Delivery Securities or the receipts or coupons (if any) appertaining thereto (the “Receipts” and the “Coupons,” respectively).

(2)	In relation to each issue of Relevant Physical Delivery Securities, the Delivery Agent hereby undertakes to the Issuer and the Guarantor to perform such obligations and

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duties, and shall be obliged to perform such duties and only such duties as are herein and in the Terms and Conditions specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Terms and Conditions against the Delivery Agent. If the Terms and Conditions are amended on or after a date on which the Delivery Agent accepts any appointment in a way which affects the duties expressed to be performed by the Delivery Agent, the Delivery Agent shall not be obliged to perform such duties as so amended unless it has delivered to the Issuer and to the Guarantor its prior written consent to the relevant amendment.

(3)	The Delivery Agent may consult with legal and other professional advisers, and the written opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(4)	The Delivery Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Guarantor or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer (or the Guarantor, as applicable).

(5)	The Delivery Agent, and any of its officers, directors and employees, may become the owner of, or acquire any interest in, any Securities, Receipts or Coupons (if any) with the same rights that it or he would have if the Delivery Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer, the Guarantor and any of their respective affiliates, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Securities or Coupons (if any) or in connection with any other obligations of the Issuer, the Guarantor and any of their respective affiliates as freely as if the Delivery Agent were not appointed hereunder.

7.	Termination of Appointment

(1)	The Issuer or the Guarantor may terminate the appointment of the Delivery Agent at any time by giving to the Delivery Agent at least 45 calendar days’ prior written notice to that effect, provided that, for so long as any of the Relevant Physical Delivery Securities are outstanding:

(a)	such notice shall not expire less than 45 calendar days before any date upon which any payment is due in respect of any Relevant Physical Delivery Securities;

(b)	notice shall be given in accordance with General Note Condition 13 or General Instrument Condition 18 of the Terms and Conditions, as applicable, to the holders of the Relevant Physical Delivery Securities at least 30 calendar days prior to any removal of the Delivery Agent; and

(c)	upon giving notice of the intended termination of the appointment of the Delivery Agent, the Issuer and the Guarantor shall use all reasonable efforts to

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appoint a further financial institution of good standing as successor Delivery Agent.

(2)	Notwithstanding the provisions of sub-clause (1) above, if at any time:

(a)	the Delivery Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b)	the Delivery Agent fails duly to perform any function or duty imposed upon it by the Terms and Conditions and this Agreement,

the Issuer or the Guarantor may forthwith, without notice, terminate the appointment of the Delivery Agent, in which event notice thereof shall be given to the holders of the Relevant Physical Delivery Securities by the Issuer in accordance with General Note Condition 13 or General Instrument Condition 18, as applicable, as soon as practicable thereafter.

(3)	The termination of the appointment pursuant to sub-clause (1) or (2) above of the Delivery Agent hereunder shall not entitle the Delivery Agent to any amount by way of compensation, but shall be without prejudice to any amount then accrued due.

(4)	The Delivery Agent may resign its appointment hereunder at any time by giving to the Issuer and the Guarantor at least 90 calendar days prior written notice to that effect. Following receipt of a notice of resignation from the Delivery Agent, the Issuer promptly shall give notice thereof to the holders of the Relevant Physical Delivery Securities in accordance with General Note Condition 13 or General Instrument Condition 18, as applicable.

(5)	Notwithstanding the provisions of sub-clauses (1), (2) and (4) above, so long as any of the Relevant Physical Delivery Securities are outstanding, the termination of the appointment of the Delivery Agent (whether by the Issuer or the Guarantor or by the resignation of the Delivery Agent) shall not be effective unless upon the expiration of the relevant notice, a successor Delivery Agent has been appointed by the Issuer and the Guarantor. The Issuer and the Guarantor agree with the Delivery Agent that if, by the day falling 10 calendar days before the expiration of any notice under sub-clause (1) or (4) above, the Issuer and the Guarantor have not appointed a replacement Delivery Agent, the Delivery Agent, on behalf of the Issuer and the Guarantor, shall be entitled to appoint as a successor Delivery Agent in its place a reputable financial institution of good standing (acting through its principal London office) which the Issuer and the Guarantor shall approve (such approval not to be unreasonably withheld or delayed).

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(6)	Upon its appointment becoming effective, a successor Delivery Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with like effect as if originally named as the Delivery Agent hereunder.

(7)	If the appointment of the Delivery Agent hereunder is terminated (whether by the Issuer or the Guarantor or by the resignation of the Delivery Agent), the Delivery Agent shall, on the day on which such termination takes effect, deliver to the successor Delivery Agent all records concerning the Relevant Physical Delivery Securities maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

(8)	Any entity into which the Delivery Agent may be merged or converted, or any entity with which the Delivery Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Delivery Agent shall be a party, or any entity to which the Delivery Agent shall sell or otherwise transfer all or substantially all of its assets, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, shall become the successor Delivery Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, unless otherwise required by the Issuer and the Guarantor, and after the said effective date, all references in this Agreement to the Delivery Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation or transfer forthwith shall be given to the Issuer, the Guarantor and the Agent by the Delivery Agent.

8.	Communications

Any notice or communication given hereunder shall be sufficiently given or served:

(a)	if delivered in person to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been delivered at the time of receipt; or

(b)	if sent by facsimile or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgment of receipt is received (in the case of facsimile).

Where a communication is received after business hours, it shall be deemed to be received and become effective on the next Business Day in such place. Every communication shall be irrevocable, except in respect of any manifest error therein.

9.	Descriptive Headings and Counterparts

(1)	The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

(2)	This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.

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10.	Governing Law and Jurisdiction

(1)	This Agreement is governed by, and shall be construed in accordance with the laws of the State of New York, notwithstanding any otherwise applicable conflicts of law principles.

(2)	The Issuer, the Guarantor and the Delivery Agent each hereby irrevocably submit to the non-exclusive jurisdiction of any United States federal court sitting in New York City, the Borough of Manhattan over any suit, action or proceeding arising out of or related to this Agreement (together, the “Proceedings”). The Issuer, the Guarantor and the Delivery Agent each irrevocably waive, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of the Proceedings brought in such a court and any claim that the Proceedings have been brought in an inconvenient forum. The Issuer, the Guarantor and the Delivery Agent each agree that final judgment in the Proceedings brought in such a case may be enforced in any court in the jurisdiction to which the Issuer, the Guarantor or the Delivery Agent is subject by a suit upon such judgment, provided that the service of process is effected upon the Issuer or the Guarantor, as applicable, in the manner specified in sub-clause (3) below or as otherwise permitted by law.

(3)	As long as any of this Agreement remains in effect, the Issuer and the Guarantor shall at all times either maintain an office or have an authorized agent in New York City upon whom process may be served in the Proceedings. Service of process upon the Issuer or the Guarantor at its offices or upon such agent with written notice of such service mailed or delivered to the Issuer or the Guarantor, as applicable, shall, to the fullest extent permitted by law, be deemed in every respect effective service of process upon the Issuer or the Guarantor, as applicable, in the Proceedings. Each of the Issuer and the Guarantor hereby appoints the New York office of CT Corporation System, presently situated at 111 Eighth Avenue, New York, New York 10011, U.S.A., as its agent for such purposes, and covenant and agree that service of process in the Proceedings may be made upon it at its office or at the specified offices of such agent (or such other addresses or at the offices of any other authorized agents which it may designate by written notice to the Delivery Agent) and prior to any termination of such agencies for any reason, it will so appoint a successor thereto as agent hereunder.

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IN WITNESS whereof this Agreement has been entered into the day and year first above written.

B OF A ISSUANCE B.V. Herengracht 469 1017 BS Amsterdam The Netherlands Telephone: +31 20 5571 606 Facsimile: +31 20 4214 970 Attention: Armstrong Okobia

By:
Name: Title: Managing Director A

By:
Name: Title: Managing Director B

BANK OF AMERICA CORPORATION

Bank of America Corporate Center

NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255-0065

U.S.A.

Telephone: (866) 804-5241

Facsimile: (704) 386-0270

Attention: Corporate Treasury – Securities Administration

By:
Name: Title:

BANK OF AMERICA, N.A. 26 Elmfield Road Bromley, BR1 1WA United Kingdom Telephone: +44 20 8313 2723 Telefax: +44 20 8313 2800 Attention: Delivery Agent Services FAO Barry Delacour

By:
Name: Title:

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